As filed with the Securities and Exchange Commission on November 18, 2021

Registration No. 333-234292

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to

FORM F-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BRIACELL THERAPEUTICS CORP.

(Exact name of Registrant as specified in its charter)

British Columbia	2834	47-1099599
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

Suite 300 – 235 15th Street

West Vancouver, BC V7T 2X1

Telephone: (604) 921-1810

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Paracorp Incorporated

2804 Gateway Oaks Drive #100,

Sacramento, CA 95833

Telephone: (888) 280-6563

(Name, address, including zip code, and telephone number, including area code, of agent of service)

Copies to:

Gregory Sichenzia, Esq. Avital Perlman, Esq. Sichenzia Ross Ference LLP 1185 Avenue of Americas 31st Floor New York, NY 10036 Telephone: (212) 930-9700 Facsimile: (212) 930-9725	Aaron Sonshine Bennett Jones LLP 3400 One First Canadian Place P.O. Box 130, Toronto, ON M5X 1A4 Telephone: (416) 777-6448 Facsimile: (416) 863-1716

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1, or this Post-Effective Amendment, to the Registration Statement on Form F-1 (File No. 333-234292), or the Registration Statement, is being filed pursuant to our undertaking in the Registration Statement to update and supplement information contained in the Registration Statement, as originally filed and declared effective by the Securities and Exchange Commission, or the SEC, on February 23, 2021, to include the information contained in the Company’s annual report on Form 40-F for the year ended July 31, 2021 as filed with the SEC on October 29, 2021, as amended on November 16, 2021. The Registration Statement originally covered (i) a primary offering, or the Offering, of 4,852,353 common units (each, a “Common Unit”), each Common Unit consisting of one common share, no par value per share, and one warrant (each an “IPO Warrant”), and 1,030,000 pre-funded units (each, a “Pre-funded Unit”), each Pre-funded Unit consisting of a pre-funded warrant to purchase one common share at an exercise price of US$0.01 per share (each a “Pre-funded Warrant”) and an IPO Warrant, plus an additional 882,352 common shares and 882,352 IPO Warrants issued pursuant to the underwriters’ overallotment option, (ii) the offering of warrants to purchase a total of 338,236 common shares issued to the representative of the underwriters in the Offering (the “Representative Warrants, and together with the IPO Warrants, the “Warrants”). Subsequent to the Offering and prior to the filing of this Post-Effective Amendment, Warrants to purchase 2,545,083 common shares and all of the Pre-funded warrants were previously exercised and 70,246 IPO Warrants were repurchased and cancelled pursuant to our repurchase program. The Registration Statement now covers the sale of common shares issuable from time to time upon exercise of such Warrants that remain outstanding and unexercised.

The information included in this filing updates the Registration Statement and the prospectus contained therein, or the Prospectus. No additional securities are being registered under this Post-Effective Amendment. All applicable registration fees were paid at the time of the original filing of the Registration Statement.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED NOVEMBER 18, 2021

4,260,766 Common   Shares Issuable Upon Exercise of Outstanding Warrants

BriaCell Therapeutics Corp.

This prospectus relates to the issuance of up to 4,260,766 common shares, no par value, upon the exercise of the following warrants: (1) warrants to purchase 4,168,942 common shares that were issued as part of a public offering (the “IPO Warrants”) and (2) warrants to purchase a total of 91,824 common shares issued to the representative of the underwriters in the public offering (the “Underwriter Warrants” and, together with the IPO Warrants, the “Warrants”).

Our common shares and IPO Warrants trade on the Nasdaq Capital Market under the symbols “BCTX” and “BCTXW”, respectively and the common shares trade on the TSX Venture Exchange under the symbol “BCT.V”. On November 17, 2021 the closing prices per common share on the Nasdaq Capital Market and TSX Venture Exchange were $10.10 and C$12.71 respectively. The closing price per IPO Warrant on the Nasdaq Capital Market was $4.75.

On January 2, 2020, we implemented a 1-for-300 consolidation, or reverse split, of our issued and outstanding common shares prior to the date that we price this offering. Except where otherwise indicated, all share and per share data in this prospectus have been retroactively restated to reflect the reverse stock split.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Start-ups Act of 2012 and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 10 to read about factors you should consider before buying our securities.

The date of this prospectus is                , 2021

3

You should rely only on the information contained in this prospectus or contained in any prospectus supplement or free writing prospectus filed with the Securities and Exchange Commission (the “SEC”). We have not authorized anyone to provide you with additional information or information different from that contained in this prospectus filed with the SEC. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common shares. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our shares and the distribution of this prospectus outside the United States.

Unless the context otherwise requires, in this prospectus, the term(s) “we”, “us”, “our”, “Company”, “our company”, “BriaCell,” and “our business” refer to BriaCell Therapeutics Corp. and our subsidiaries.

MARKET, INDUSTRY AND OTHER DATA

This prospectus contains estimates, projections and other information concerning our industry, our business, and the markets for our products. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties, and actual events or circumstances may differ materially from events and circumstances that are assumed in this information. Unless otherwise expressly stated, we obtained this industry, business, market and other data from our own internal estimates and research as well as from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, medical and general publications, government data, and similar sources.

In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors.” These and other factors could cause our future performance to differ materially from our assumptions and estimates. See “Cautionary Statement Regarding Forward-Looking Statements.”

CURRENCY AND EXCHANGE RATES

All dollar amounts in this prospectus are expressed in US dollars unless otherwise indicated. The Company’s accounts are maintained in US dollars and the Company’s financial statements are prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board. All references to “C$” or “CDN$” refer to Canadian dollars.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before deciding to invest in our common shares, you should read this entire prospectus carefully, including the sections of this prospectus entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the related notes included elsewhere in this prospectus. All share and per share data in this prospectus reflects a 1-for-300 reverse stock split of our common shares issued and outstanding (including adjustments for fractional shares), which will be effected prior to the date we price this offering.

Overview of the Company

BriaCell is an immuno-oncology biotechnology company with a strong focus on cancer immunotherapy. Immunotherapies have come to the forefront in the fight against cancer. They harness the body’s own immune system to recognize and destroy cancer cells. BriaCell owns the US patent to SV-BR-1-GM (“Bria-IMT™”), a whole-cell targeted immunotherapy for cancer (U.S. Patent No. 7,674,456), as well as patents related to PKCδ inhibitors (U.S. Patent Nos. 9,364,460 and 9,572,793). The Company is currently advancing its targeted immunotherapy program by prioritizing a Phase I/IIa clinical trial with Bria-IMT™ in combination with an immune checkpoint inhibitor and a companion diagnostic test, BriaDx™, to identify patients most likely to benefit from Bria-IMT™. The Bria-IMT™ regimen was evaluated in four patients in a prior study in 2004-2006 by Dr. Charles Wiseman, the scientific founder, former member of the Board and principal scientific advisor. Encouraging results were obtained, especially in a patient who matched Bria-IMT™ at HLA-DR alleles and had a grade II tumor. In 2017-2018 BriaCell evaluated 23 patients with advanced breast cancer with the Bria-IMT™ regimen and obtained confirmation of the ability of the Bria-IMT™ regimen to induce regression of metastatic breast cancer in patients who match Bria-IMT™ at least at one HLA allele especially if they had grade I or grade II tumors. A combination study with the immune checkpoint inhibitor KEYTRUDA® was initiated and the first patient dosing in the “combination therapy” clinical trial occurred in September 2018. BriaCell purchased the KEYTRUDA® for this study as BriaCell does not have an agreement with Merck & Co., Inc. for the supply of KEYTRUDA®. Eleven patients were dosed in the combination therapy trial with Bria-IMT™ and the immune checkpoint inhibitor KEYTRUDA® and subsequently dosing with this combination was discontinued. The study was modified under an amended protocol which evaluates the combination of the Bria-IMT™ regimen with Incyte Corporation experimental drugs INCMGA00012 (anti-PD-1 antibody similar to pembrolizumab) and epacadostat (an inhibitor of the immune checkpoint enzyme indoleamine dioxygenase (“IDO”)). The study is ongoing.

4

Market

It is estimated by the National Cancer Institute that in 2021, approximately 281,550 women will be diagnosed with breast cancer in the United States. That means that every two minutes an American woman is diagnosed with breast cancer and more than 43,600 are projected to die in 2021. Although about 100 times less common than in women, breast cancer also affects men. It is estimated that the lifetime risk of men getting breast cancer is about 1 in 1,000, and the American Cancer Society estimates that approximately 2,650 new cases of invasive male breast cancer will be diagnosed and approximately 530 men will die from breast cancer in 2021.

Products/Pipeline

Bria-IMT™

Bria-IMT™, BriaCell’s lead candidate, is a whole-cell immunotherapy undergoing clinical testing in patients with MBC who have failed prior lines of therapy. BriaCell has been conducting a Phase I/IIa clinical trial of Bria-IMT™, in combination with immune checkpoint inhibitors such as pembrolizumab (KEYTRUDA®; manufactured by Merck & Co., Inc.). The combination study is listed in ClinicalTrials.gov as NCT03328026 under FDA-approved BB-IND 10312 under protocol BRI-ROL-001 at three clinical sites: St. Joseph Heritage Healthcare in Santa Rosa, California, United States; University of Miami/Sylvester at Plantation, in Plantation, Florida, USA; Cancer Center of Kansas, in Wichita, Kansas, USA. Subsequent to the establishment of a collaboration with Incyte Corporation, this study has been modified to evaluate the combination of the Bria-IMT™ with INCMGA00012 (a PD-1 inhibitor) and epacadostat (an IDO inhibitor).

BriaDx™

BriaDx™ is a diagnostic test that BriaCell is developing to identify the patients most likely to respond to Bria-IMT™. Currently, BriaDx™ includes HLA typing of the patients as patients having HLA alleles also present in Bria-IMT™ appear to have a higher likelihood of responding to the Bria-IMT™ regimen with tumor shrinkage. Additional markers of potential diagnostic use are being developed based on the expression of specific biomarkers in the responder (i.e. biomarkers which identify the patients for which Bria-IMT™ immunotherapy appears more effective) vs the non-responder patients from clinical studies of Bria-IMT™ in advanced breast cancer patients.

Protein Kinase C Delta (PKCδ) Inhibitors

The delta isoform of the Protein Kinase C family (PKCδ) is implicated in a multitude of cellular responses to external and internal stimuli, playing both pro- and anti-tumorigenic roles. In contrast to PKCα, PKCδ does not seem to be required for survival of normal cells. In PKCδ knockout mice, mild lymphoproliferation was observed, but overall, PKCδ inhibition is well tolerated at the organismal level. BriaCell scientists develop small-molecule PKCδ inhibitors for use in those situations where PKCδ carries out pro-tumorigenic functions. Preliminary data suggest that PKCδ inhibition may be particularly beneficial in a subset of cancers with oncogenic Ras or with otherwise activated Ras signaling, for instance in endometrial cancers with estrogen-induced K-Ras stabilization. In particular, PKC δ inhibition may be of therapeutic use in cancers dependent on Ras signaling for proliferation, as shown in vitro for lung cancer. BriaCell, through its subsidiary Sapientia, uses structural information of Rottlerin, a PKCδ inhibitor with modest activity, and Staurosporine, a potent but nonspecific PKC inhibitor, to develop a series of “hybrid” compounds. This rational design approach is envisioned to yield molecules with, compared to Rottlerin, enhanced activity yet retained PKC δ-selectivity.

5

Risks Related to our Business and this Offering

Our business and this offering are subject to numerous risks, as more fully described in the section entitled “Risk Factors” immediately following this prospectus summary. You should read these risks before you invest in our securities. In particular, our risks include, but are not limited to, the following:

●	We have a history of losses, may incur future losses and may not achieve profitability;
●	We are an early stage development company;
●	We have an unproven market for our product candidates;
●	We are heavily reliant on third-parties to carry out a large portion of our business;
●	Pre-clinical studies and initial clinical trials are not necessarily predictive of future results;
●	We must obtain additional capital to continue our operations;
●	We are highly dependent on our key personnel;
●	We may not succeed in completing the development of our products, commercializing our products or generating significant revenues;
●	We may not successfully develop, maintain and protect our proprietary products and technologies;
●	Changes in legislation and regulations may affect our revenue and profitability;
●	If we or our licensees are unable to obtain U.S., Canadian and/or foreign regulatory approval for our product candidates, we will be unable to commercialize our therapeutic candidates;
●	Clinical trials involve a lengthy and expensive process with an uncertain outcome, and results of earlier studies and trials may not be predictive of future trial results;
●	Future issuance of our common shares could dilute the interests of existing shareholders;
●	We have a significant number of options and warrants outstanding, and while these options and warrants are outstanding, it may be more difficult to raise additional equity capital;
●	We are a foreign private issuer and, as a result, we are not subject to U.S. proxy rules and are subject to reporting obligations that, to some extent, are more lenient and less frequent than those applicable to a U.S. issuer; and
●	Our management will have broad discretion in the use of the net proceeds from this offering and may allocate the net proceeds from this offering in ways that you and other shareholders may not approve.

Corporate Background

We were incorporated in the province of British Columbia on July 26, 2006. Our common shares and IPO Warrants are trade on the Nasdaq Capital Market under the symbols “BCTX” and “BCTXW”, respectively, and our common shares trade on the TSX Venture Exchange under the symbol “BCT.V”.

Our principal executive office is located at Suite 300 – 235 15th Street, West Vancouver, British Columbia, V7T 2X1 and our telephone number in Canada is (604) 921-1810. Our web address is https://briacell.com/. The information contained on our website or available through our website is not incorporated by reference into and should not be considered a part of this prospectus, and the reference to our website in this prospectus is an inactive textual reference only. Any website references (URL’s) in this prospectus are inactive textual references only and are not active hyperlinks. The contents of our website is not part of this prospectus, and you should not consider the contents of our website in making an investment decision with respect to our common shares. Paracorp Incorporated is our agent in the United States, and its address is 2804 Gateway Oaks Drive #100, Sacramento, CA 95833, Tel: (888) 280-6563, Fax: (800) 603-5868; Attn: Katelyn Bean (kbean@myparacorp.com).

The Company’s corporate offices in the United States are located at 180 Varick Street, 6th Floor New York, NY 10014. The Company’s two wholly owned subsidiaries BriaCell Therapeutics Corp., a Delaware corporation, and Sapientia Pharmaceuticals Inc., a Delaware corporation, were formed on April 3, 2014 and September 20, 2012 respectively.

6

Implications of Being an “Emerging Growth Company” and a Foreign Private Issuer

As a company with less than US$1.07 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

●	reduced executive compensation disclosure;

●	exemptions from the requirement to hold a non-binding advisory vote on executive compensation, including golden parachute compensation; and

●	an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002.

We may take advantage of these provisions until we are no longer an emerging growth company. We would cease to be an emerging growth company upon the earlier to occur of: (1) the last day of our fiscal year following the fifth anniversary of the completion of this offering; (2) the last day of the fiscal year in which we have total annual gross revenue of US$1.07 billion or more; (3) the date on which we have issued more than US$1.0 billion in nonconvertible debt during the previous three years; or (4) the date on which we are deemed to be a large accelerated filer under the rules of the Securities and Exchange Commission, or the SEC.

We intend to report under the Securities Exchange Act of 1934, as amended, or the Exchange Act, as a non-U.S. company with foreign private issuer status. Even after we no longer qualify as an emerging growth company, as long as we continue to qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

●	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations with respect to a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial statements and other specified information, and current reports on Form 8-K upon the occurrence of specified significant events, although we report our results of operations on a quarterly basis under the Canadian securities laws.

Both foreign private issuers and emerging growth companies are also exempt from certain more stringent executive compensation disclosure rules. Thus, even if we no longer qualify as an emerging growth company, but remain a foreign private issuer, we will continue to be exempt from the more stringent compensation disclosures required of companies that are neither an emerging growth company nor a foreign private issuer.

We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents, and any one of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents, (ii) more than 50% of our assets are located in the United States or (iii) our business is administered principally in the United States.

In this prospectus, we have taken advantage of certain of the reduced reporting requirements as a result of being an emerging growth company and a foreign private issuer. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold equity securities.

Reverse Split

On October 22, 2019, our shareholders approved a reverse stock split of our issued and outstanding common shares at a ratio of between 1-for-2 and 1-for-300, with the specific ratio and effective time of the reverse stock split to be determined by our Board. In November, our Board approved a 1-for-300 reverse stock split, or the Reverse Split, which was implemented on January 2, 2020.

7

THE OFFERING

The information below is only a summary of more detailed information included elsewhere in this prospectus. This summary may not contain all the information that is important to you or that you should consider before making a decision to invest in our securities. Please read this entire prospectus, including the risk factors, carefully.

Securities offered by us	4,260,766 common shares, issuable upon exercise of 4,168,942 of IPO Warrants and 91,824 Representative Warrants.

Common shares outstanding prior to this offering	15,167,987 common shares

Common shares outstanding after this offering (1)	19,336,929 shares

Use of proceeds	We intend to use the proceeds from the exercise of the warrants to advance our clinical trials and as further set forth in the “Use of Proceeds” section.

Risk factors	An investment in our securities involves significant risks. See the section entitled “Risk Factors” and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our securities.

Market and trading symbol for our common shares and Warrants	Our common shares and the IPO Warrants trade on the Nasdaq Capital Market under the symbols “BCTX” and “BCTXW”, respectively and our common shares trade on the TSX Venture Exchange under the symbol “BCT.V”.

(1)	The number of common shares to be outstanding after this offering is based on 15,167,987 common shares outstanding as of November 12, 2021 and excludes the following:

●	9,393,906 common shares issuable upon the exercise of outstanding warrants, at a weighted average exercise price of $5.84;

●	355,231 common shares issuable upon the exercise of outstanding compensation warrants, at a weighted average exercise price of $5.94;

●	787,266 common shares issuable upon the exercise of outstanding options, at a weighted average exercise price of $4.49.

8

Summary Financial Data

The summary financial information set forth below has been derived from our audited financial statements for the fiscal years ended July 31, 2021, 2020, 2019, 2018 and 2017. You should read the following summary financial data for the years ended July 31, 2021 and 2020 together with our historical financial statements and the notes thereto included elsewhere in this prospectus and with the information set forth in the section titled “Management’s Discussion and Analysis of Financial Conditions and Results of Operations”. The audited financial statements for the years ended July 31, 2019, 2018 and 2017 are not included in this prospectus.

	As of July 31,
	2021	2020	2019	2018	2017

Balance Sheet Data
Cash and cash equivalents	57,268,685	21,249	157,034	763,897	1,029,245
Total Assets	58,043,762	522,331	444,656	2,423,392	1,659,908
Total Liabilities	782,239	4,119,751	1,133,321	1,421,122	898,776
Total Shareholders’ Equity (deficit)	58,043,762	(3,597,420)	(688,665)	1,002,270	761,132

	Year ended July 31,
	2021	2020	2019	2018	2017
Operating Data
Revenues and other income	-	-	-	-	-

Expenses:
Research costs	1,315,496	2,425,838	4,002,676	2,533,639	1,730,516
General and administrative costs	3,689,776	1,511,915	1,013,000	1,129,598	667,709
Share-based compensation	1,968,226	1,686	49,317	387,636	221,419
Listing costs	-	-	-	-	-
Surrender of royalty rights	-	-	-	-	-
Total expenses	6,973,498	3,939,439	5,064,993	4,050,879	2,619,644

Operating loss	(6,973,498)	(3,939,439)	(5,064,993)	(4,050,873)	(619,644)
Interest income	3,149	-	9,771	13,017	5,232
Interest expenses	(46,095)	(29,480)	(25,492)	(16,576)	-

Change in fair value of warrant liability	8,963,348	-	-	-	-
Loss on extinguishment of debt	(201,138)	-	-	-	-
Change in fair value of convertible debt	-	(64,385)	342,357
Gain from government grant	3,691	23,284	-	-	-
Foreign exchange gain (loss)	(2,177,791)	(14,516)	25,568	(19,599)	(7,255)
	6,545,164	(104,541)	432,682	(355,034)	(2,023)

Loss For The Year	(428,334)	(4,024,536)	(4,712,789)	(4,405,908)	(2,621,667)

Items That Will Subsequently Be Reclassified To Profit Or Loss
Foreign currency translation adjustment	-	(37,508)	(15.288)	(27,139)	34,048

Comprehensive loss for the year	(428,334)	(4,062,044)	(4,728,077)	(4,433,046)	(27,007,619)

Basic and Fully Diluted Loss Per Share	(0.09)	(5.64)	(8.13)	(10.36)	(7.62)
Weighted Average Number Of Shares Outstanding	4,519,579	713,889	579,664	427,815	339,707

9

RISK FACTORS

An investment in our common shares involves a high degree of risk. You should carefully consider the following factors and other information in this prospectus before deciding to invest in us. If any of the following risks actually occur, our business, financial condition, results of operations and prospects for growth would likely suffer. As a result, you could lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may materially and adversely affect our business, financial condition and results of operations. See also “Cautionary Statement Regarding Forward-Looking Statements.”

Risks Related to Our Business

We have a history of losses, may incur future losses and may not achieve profitability

BriaCell is a development stage immune-oncology biotechnology corporation that to date has not recorded any revenues from the sale of diagnostic or therapeutic products. Since incorporation, BriaCell has accumulated net losses and expects such losses to continue as it commences product and pre-clinical development and eventually enters into license agreements for its technology. We incurred net losses of $4,712,789, $4,024,536 and $428,334 in the fiscal years ended July 31, 2019, 2020 and 2021, respectively. Management expects to continue to incur substantial operating losses unless and until such time as product sales generate sufficient revenues to fund continuing operations. BriaCell has neither a history of earnings nor has it paid any dividends and it is unlikely to pay dividends or enjoy earnings in the immediate or foreseeable future.

We are an early stage development company

The Company expects to spend a significant amount of capital to fund research and development. As a result, the Company expects that its operating expenses will increase significantly and, consequently, it will need to generate significant revenues to become profitable. Even if the Company does become profitable, it may not be able to sustain or increase profitability on a quarterly or annual basis. The Company cannot predict when, if ever, it will be profitable. There can be no assurances that the Intellectual Property of BriaCell, or other technologies it may acquire, will meet applicable regulatory standards, obtain required regulatory approvals, be capable of being produced in commercial quantities at reasonable costs, or be successfully marketed. The Company will be undertaking additional laboratory studies or trials with respect to the Intellectual Property of BriaCell, and there can be no assurance that the results from such studies or trials will result in a commercially viable product or will not identify unwanted side effects.

There is a lack of supporting clinical data.

The clinical effectiveness and safety of any of the Company’s developmental products is not yet supported by clinical data and the medical community has not yet developed a large body of peer reviewed literature that supports the safety and efficacy of the Company’s products. If future studies call into question the safety or efficacy of the Company’s products, the Company’s business, financial condition, and results of operations could be adversely affected.

We have an unproven market for our product candidates

The Company believes that the anticipated market for its potential products and technologies if successfully developed will continue to exist and expand. These assumptions may prove to be incorrect for a variety of reasons, including competition from other products and the degree of commercial viability of the potential product.

We may not succeed in adapting to and meeting the business needs associated with our anticipated growth

Anticipated growth in all areas of BriaCell’s business is expected to continue to place a significant strain on its managerial, operational and technical resources. The Company expects operating expenses and staffing levels to increase in the future. To manage such growth, the Company must expand its operational and technical capabilities and manage its employee base while effectively administering multiple relationships with various third parties. There can be no assurance that the Company will be able to manage its expanding operations effectively. Any failure to implement cohesive management and operating systems, to add resources on a cost-effective basis or to properly manage the Company’s expansion could have a material adverse effect on its business and results of operations.

10

We are heavily reliant on third-parties to carry out a large portion of our business

The Company does not expect to have any in-house manufacturing, pharmaceutical development or marketing capability. To be successful, a product must be manufactured and packaged in commercial quantities in compliance with regulatory requirements and in reasonable time frames and at accepted costs. The Company intends to contract with third parties to develop its products. No assurance can be given that the Company or its suppliers will be able to meet the supply requirements in respect of the product development or commercial sales.

Production of therapeutic products may require raw materials for which the sources and amount of supply are limited, or may be hindered by quality or scheduling issues in respect of the third party suppliers over which the Company has limited control. An inability to obtain adequate supplies of raw materials could significantly delay the development, regulatory approval and marketing of a product. The Company has limited in-house personnel to internally manage all aspects of product development, including the management of multi-center clinical trials. The Company is significantly reliant on third-party consultants and contractors to provide the requisite advice and management. There can be no assurance that the clinical trials and product development will not encounter delays which could adversely affect prospects for the Company’s success.

To be successful, an approved product must also be successfully marketed. The market for the Company’s product being developed by the Company may be large and will require substantial sales and marketing capability. At the present time, the Company does not have any internal capability to market pharmaceutical products. The Company intends to enter into one or more strategic partnerships or collaborative arrangements with pharmaceutical companies or other companies with marketing and distribution expertise to address this need. If necessary, the Company will establish arrangements with various partners for geographical areas. There can be no assurance that the Company can market, or can enter into a satisfactory arrangement with a third party to market a product in a manner that would assure its acceptance in the marketplace. However, if a satisfactory arrangement with a third party to market and/or distribute a product is obtained; the Company will be dependent on the corporate collaborator(s) who may not devote sufficient time, resources and attention to the Company’s programs, which may hinder efforts to market the products.

Should the Company not establish marketing and distribution strategic partnerships and collaborative arrangements on acceptable terms, and undertake some or all of those functions, the Company will require significant additional human and financial resources and expertise to undertake these activities, the availability of which is not guaranteed. The Company will rely on third parties for the timely supply of raw materials, equipment, contract manufacturing, and formulation or packaging services. Although the Company intends to manage these third-party relationships to ensure continuity and quality, some events beyond the Company’s control could result in complete or partial failure of these goods and services. Any such failure could have a material adverse effect on the financial conditions and result of operation of the Company

Due to the complexity of the process of developing pharmaceutical products, the Company’s business may depend on arrangements with pharmaceutical and biotechnology companies, corporate and academic collaborators, licensors, licensees and others for the research, development, clinical testing, technology rights, manufacturing, marketing and commercialization of its products. Such agreements could obligate the Company to diligently bring potential products to market, make milestone payments and royalties that, in some instances, could be substantial, and incur the costs of filing and prosecuting patent applications. There can be no assurance that the Company will be able to establish or maintain collaborations that are important to its business on favorable terms, or at all.

A number of risks arise from the Company’s potential dependence on collaborative agreements with third parties. Product development and commercialization efforts could be adversely affected if any collaborative partner terminates or suspends its agreement with the Company, causes delays, fails to on a timely basis develop or manufacture in adequate quantities a substance needed in order to conduct clinical trials, fails to adequately perform clinical trials, determines not to develop, manufacture or commercialize a product to which it has rights, or otherwise fails to meet its contractual obligations. The Company’s collaborative partners could pursue other technologies or develop alternative products that could compete with the products the Company is developing.

The Company has signed Non-Disclosure Agreements (“NDA”) with many different third parties as is customary in the industry. There is no guarantee that, despite the terms of the NDA which bind third parties, the Company will ultimately be able to prevent from such third parties from breaching their obligations under the NDA. Use of the Company’s confidential information in an unauthorized manner is likely to negatively affect the Company.

11

Pre-clinical studies and initial clinical trials are not necessarily predictive of future results

Pre-clinical tests and Phase I/II clinical trials are primarily designed to test safety, to study pharmacokinetics and pharmacodynamics and to understand the side effects of product candidates at various doses and schedules. Success in pre-clinical and early clinical trials does not ensure that later large-scale efficacy trials will be successful nor does it predict final results. Favorable results in early trials may not be repeated in later trials.

A number of companies in the life sciences industry have suffered significant setbacks in advanced clinical trials, even after positive results in earlier trials. Clinical results are frequently susceptible to varying interpretations that may delay, limit or prevent regulatory approvals. Negative or inconclusive results or adverse medical events during a clinical trial could cause a clinical trial to be delayed, repeated or terminated. Any pre-clinical data and the clinical results obtained for BriaCell’s technology may not predict results from studies in larger numbers of subjects drawn from more diverse populations or in the commercial setting, and also may not predict the ability of our products to achieve their intended goals, or to do so safely.

An inability to obtain raw materials or product supply could have a material adverse impact on the Company’s business, financial condition and results of operations

Raw materials and supplies are generally available in quantities to meet the needs of the Company’s business. The Company will be dependent on third-party manufacturers for the pharmaceutical products that it markets. An inability to obtain raw materials or product supply could have a material adverse impact on the Company’s business, financial condition and results of operations.

We must obtain additional capital to continue our operations

The Company anticipates that additional capital will be required to complete its current research and development programs. It is anticipated that future research, additional pre-clinical and toxicology studies and manufacturing initiatives, including that to prepare for market approval and successful product market launch will require additional funds. Further financing may dilute the current holdings of shareholders and may thereby result in a loss for the shareholders. There can be no assurance that the Company will be able to obtain adequate financing, or financing on terms that are reasonable or acceptable for these or other purposes, or to fulfill the Company’s obligations under various license agreements. Failure to obtain such additional financing could result in delay or indefinite postponement of further research and development of the Company’s technologies with the possible loss of license rights to these technologies.

We are highly dependent on our key personnel

Although the Company is expected to have experienced senior management and personnel, the Company will be substantially dependent upon the services of a few key personnel, particularly Dr. William V. Williams and other professionals for the successful operation of its business. Phase I of the Company’s research and development is planned to be completed by qualified professionals and is expected to concentrate on treatment of advanced breast cancer. The loss of the services of any of these personnel could have a material adverse effect on the business of the Company. The Company may not be able to attract and retain personnel on acceptable terms given the intense competition for such personnel among high technology enterprises, including biotechnology, and healthcare companies, universities and non-profit research institutions. If we lose any of these persons, or are unable to attract and retain qualified personnel, our business, financial condition and results of operations may be materially and adversely affected.

12

BriaCell in the future may acquire businesses, products or technologies that it believes complement or expand its existing business.

Acquisitions of this type involve a number of risks, including the possibility that the operations of the acquired business will not be profitable or that the attention of the Company’s management will be diverted from the day-to-day operation of its business. An unsuccessful acquisition could reduce the Company’s margins or otherwise harm its financial condition.

If the Company experiences a data security breach and confidential information is disclosed, the Company may be subject to penalties and experience negative publicity

The Company and its customers could suffer harm if personal and health information were accessed by third parties due to a system security failure. The collection of data requires the Company to receive and store a large amount of personally identifiable data. Recently, data security breaches suffered by well-known companies and institutions have attracted a substantial amount of media attention, prompting legislative proposals addressing data privacy and security. The Company may become exposed to potential liabilities with respect to the data that it collects, manages and processes, and may incur legal costs if information security policies and procedures are not effective or if the Company is required to defend its methods of collection, processing and storage of personal data. Future investigations, lawsuits or adverse publicity relating to its methods of handling such information could have a material adverse effect on the Company’s business, financial condition and results of operations due to the costs and negative market reaction relating to such developments.

We may not succeed in completing the development of our products, commercializing our products or generating significant revenues

Since commencing our operations, we have focused on the research and development and limited clinical trials of our product candidates. Our ability to generate revenues and achieve profitability depends on our ability to successfully complete the development of our products, obtain market approval and generate significant revenues. The future success of our business cannot be determined at this time, and we do not anticipate generating revenues from product sales for the foreseeable future. In addition, we face a number of challenges with respect to our future commercialization efforts, including, among others, that:

●	we may not have adequate financial or other resources to complete the development of our product, including two stages of clinical development that are necessary in order to commercialize our products;

●	we may not be able to manufacture our products in commercial quantities, at an adequate quality or at an acceptable cost;

●	we may not be able to maintain our CE mark due to the regulatory changes;

●	we may never receive FDA or Health Canada approval for our intended development plans;

●	we may not be able to establish adequate sales, marketing and distribution channels;

●	healthcare professionals and patients may not accept our product candidates;

●	technological breakthroughs in cancer detection, treatment and prevention may reduce the demand for our product candidates;

●	changes in the market for cancer treatment, new alliances between existing market participants and the entrance of new market participants may interfere with our market penetration efforts;

13

●	third-party payors may not agree to reimburse patients for any or all of the purchase price of our products, which may adversely affect patients’ willingness to purchase our product candidates;

●	uncertainty as to market demand may result in inefficient pricing of our product candidates;

●	we may face third-party claims of intellectual property infringement;

●	we may fail to obtain or maintain regulatory approvals for our products candidates in our target markets or may face adverse regulatory or legal actions relating to our product candidates even if regulatory approval is obtained; and

●	we are dependent upon the results of ongoing clinical studies relating to our product candidates and the products of our competitors. We may fail in obtaining positive results.

If we are unable to meet any one or more of these challenges successfully, our ability to effectively commercialize our product candidates could be limited, which in turn could have a material adverse effect on our business, financial condition and results of operations.

If product liability lawsuits are brought against us, we may incur substantial liabilities and the commercialization of our drug candidates may be affected

As our drug candidates enter clinical trials, we will face an inherent risk of product liability suits and will face an even greater risk if we obtain approval to commercialize any drugs. For example, we may be sued if our drug candidates cause or are perceived to cause injury or are found to be otherwise unsuitable during clinical testing, manufacturing, marketing or sale. Any such product liability claims may include allegations of defects in manufacturing, defects in design, a failure to warn of dangers inherent in the drug, negligence, strict liability or a breach of warranties. Claims could also be asserted under state consumer protection acts. If we cannot successfully defend ourselves against product liability claims, we may incur substantial liabilities or be required to limit commercialization of our drug candidates. Even successful defense would require significant financial and management resources. Regardless of the merits or eventual outcome, liability claims may result in:

●	decreased demand for our drugs;

●	injury to our reputation;

●	withdrawal of clinical trial participants and inability to continue clinical trials;

●	initiation of investigations by regulators;

●	costs to defend the related litigation;

●	a diversion of management’s time and our resources;

●	substantial monetary awards to trial participants or patients;

●	product recalls, withdrawals or labeling, marketing or promotional restrictions;

●	loss of revenue;

●	exhaustion of any available insurance and our capital resources;

●	the inability to commercialize any drug candidate; and

●	a decline in the price of our common shares.

14

We shall seek to obtain the appropriate insurance once our candidates are ready for clinical trial. However, our inability to obtain sufficient product liability insurance at an acceptable cost to protect against potential product liability claims could prevent or inhibit the commercialization of drugs we develop, alone or with collaborators. We currently do not have in place product liability insurance and although we plan to have in place such insurance as and when the products are ready for commercialization, as well as insurance covering clinical trials, the amount of such insurance coverage may not be adequate, we may be unable to maintain such insurance, or we may not be able to obtain additional or replacement insurance at a reasonable cost, if at all. Our insurance policies may also have various exclusions, and we may be subject to a product liability claim for which we have no coverage. We may have to pay any amounts awarded by a court or negotiated in a settlement that exceed our coverage limitations or that are not covered by our insurance, and we may not have, or be able to obtain, sufficient capital to pay such amounts. Even if our agreements with any future corporate collaborators entitle us to indemnification against losses, such indemnification may not be available or adequate should any claim arise.

Additionally, we may be sued if the products that we commercialize, market or sell cause or are perceived to cause injury or are found to be otherwise unsuitable, and may result in:

●	decreased demand for those products;

●	damage to our reputation;

●	costs incurred related to product recalls;

●	limiting our opportunities to enter into future commercial partnership; and

●	a decline in the price of our common shares.

We face business disruption and related risks resulting from the recent outbreak of COVID-19, which could have a material adverse effect on our business plan.

The development of our product candidates could be disrupted and materially adversely affected by the outbreak of COVID-19. As a result of measures imposed by the governments in affected regions, businesses and schools have been suspended due to quarantines intended to contain this outbreak. We have enrolled, and will seek to enroll, subject to funding constraints, cancer patients in our clinical trials. In the event that clinical trial sites are slowed down or closed to enrollment in our trials, this could have a material adverse impact on our clinical trial plans and timelines. We may face difficulties recruiting or retaining patients in our ongoing and planned clinical trials if patients are affected by the virus or are fearful of visiting or traveling to our clinical trial sites because of the outbreak. We are continuing to assess our business plans and the impact COVID-19 is having on our clinical trial timelines and our ability to recruit candidates for clinical trials, but there can be no assurance that this analysis will enable us to avoid part or all of any impact from the spread of COVID-19 or its consequences, including downturns in business sentiment generally or in our sector in particular. The extent to which COVID-19 and global efforts to contain its spread will impact our operations will depend on future developments, which are highly uncertain and cannot be predicted at this time, and include the duration, severity and scope of the outbreak and the actions taken to contain or treat the coronavirus outbreak. We currently believe that the execution of our clinical trials and research programs are delayed by at least one quarter due to COVID-19.

Risks Related to Our Intellectual Property

We may not successfully develop, maintain and protect our proprietary products and technologies

BriaCell’s success depends to a significant degree upon its ability to develop, maintain and protect proprietary products and technologies. BriaCell files patent applications in the United States and other countries as part of its global strategy to protect its Intellectual Property and maintains certain US and Non-US patents in its IP portfolio. However, patents provide only limited protection of BriaCell’s Intellectual Property. The assertion of patent protection involves complex legal and factual determinations and is therefore uncertain and can be expensive. BriaCell cannot provide assurances that patents will be granted with respect to any of its pending patent applications, or that the scope of any of its granted patents, or any patents granted in the future, will be sufficiently broad to offer meaningful protection, or that it will develop and file patent applications on additional proprietary technologies that are patentable, or, if patentable, that any patents will be granted from such patent applications. BriaCell’s current or future patents could be successfully challenged, invalidated or circumvented. This could result in BriaCell’s patent rights failing to create an effective competitive barrier. Losing a significant patent or failing to get a patent to issue from a pending patent application that BriaCell considers significant could have a material adverse effect on BriaCell’s business. The laws governing the scope of patent coverage in various countries continue to evolve. The laws of some foreign countries may not protect BriaCell’s Intellectual Property rights to the same extent as the laws of the United States. BriaCell has applied for patent protection only in selected countries. Therefore, third parties may be able to replicate BriaCell technologies covered by BriaCell’s patent portfolio in countries in which it does not have patent protection.

BriaCell’s future success and competitive position depends in part upon its ability to maintain its Intellectual Property portfolio. There can be no assurance that any patents will be issued on any existing or future patent applications.

15

We are susceptible to intellectual property suits that could cause us to incur substantial costs or pay substantial damages or prohibit us from selling our product candidates

There is a substantial amount of litigation over patent and other Intellectual Property rights in the biotechnology industry. Whether or not a product infringes a patent involves complex legal and factual considerations, the determination of which is often uncertain. Our management is presently unaware of any other parties’ patents and proprietary rights which our products under development would infringe. Searches typically performed to identify potentially infringed patents of third parties are often not conclusive and, because patent applications can take many years to issue, there may be applications now pending, which may later result in issued patents which our current or future products may infringe or be alleged to infringe. In addition, our competitors or other parties may assert that our product candidates and the methods employed may be covered by patents held by them. If any of our products infringes a valid patent, we could be prevented from manufacturing or selling such product unless we are able to obtain a license or able to redesign the product in such a manner as to avoid infringement. A license may not always be available or may require us to pay substantial royalties. We also may not be successful in any attempt to redesign our product to avoid infringement, nor does a later redesign protect BriaCell from prior infringement. Infringement and other Intellectual Property claims, with or without merit, can be expensive and time-consuming to litigate and can divert our management’s attention from operating our business.

The steps we have taken to protect our Intellectual Property may not be adequate, which could have a material adverse effect on our ability to compete in the market

BriaCell’s ability to establish and maintain a competitive position may be achieved in part by prosecuting claims against others who it believes to be infringing its rights. In addition, enforcement of BriaCell’s patents in foreign jurisdictions will depend on the legal procedures in those jurisdictions. In addition to filing patent applications, we rely on confidentiality, non-compete, non-disclosure and assignment of inventions provisions, as appropriate, in our agreements with our employees, consultants, and service providers, to protect and otherwise seek to control access to, and distribution of, our proprietary information. These measures may not be adequate to protect our Intellectual Property from unauthorized disclosure, third-party infringement or misappropriation, for the following reasons:

●	the agreements may be breached, may not provide the scope of protection we believe they provide or may be determined to be unenforceable;

●	we may have inadequate remedies for any breach;

●	proprietary information could be disclosed to our competitors; or

●	others may independently develop substantially equivalent or superior proprietary information and techniques or otherwise gain access to our trade secrets or disclose such technologies.

Specifically, with respect to non-compete agreements, both state law and precedent varies greatly from state to state and we may be unable to enforce these agreements, in whole or in part, and it may be difficult for us to restrict our competitors from gaining the expertise that our former employees gained while working for us. If our Intellectual Property is disclosed or misappropriated, it could harm our ability to protect our rights and could have a material adverse effect on our business, financial condition and results of operations.

We may need to initiate lawsuits to protect or enforce our patents and other Intellectual Property rights, which could be expensive and, if we lose, could cause us to lose some of our Intellectual Property rights, which would harm our ability to compete in the market

We rely on patents, confidentiality and trade secrets to protect a portion of our Intellectual Property and our competitive position. Patent law relating to the scope of claims in the technology fields in which we operate is still evolving and, consequently, patent positions in the biotechnology/pharmaceutical industry can be uncertain. In order to protect or enforce our patent rights, we may initiate patent and related litigation against third parties, such as infringement suits or requests for injunctive relief. BriaCell’s ability to establish and maintain a competitive position may be achieved in part by prosecuting claims against others who it believes to be infringing its rights. In addition, enforcement of BriaCell’s patents in foreign jurisdictions will depend on the legal procedures in those jurisdictions. Any lawsuits that we initiate could be expensive, take significant time and divert our management’s attention from other business concerns and the outcome of litigation to enforce our Intellectual Property rights in patents, copyrights, trade secrets or trademarks is highly unpredictable. Litigation also puts our patents at risk of being invalidated or interpreted narrowly and our patent applications at risk of not issuing, or adversely affect its ability to distribute any products that are subject to such litigation. In addition, we may provoke third parties to assert claims against us. We may not prevail in any lawsuits that we initiate, and the damages or other remedies awarded, including attorney fees, if any, may not be commercially valuable. The occurrence of any of these events could have a material adverse effect on our business, financial condition and results of operations.

16

We may be subject to damages resulting from claims that we or our employees or contractors have wrongfully used or disclosed alleged trade secrets of their former employers

Many of our employees and contractors were previously employed at universities or other biotechnology or pharmaceutical companies, including our competitors or potential competitors. Although no claims against us are currently pending, we may be subject to claims that we or any employee or contractor has inadvertently or otherwise used or disclosed trade secrets or other proprietary information of his or her former employers. Litigation may be necessary to defend against these claims. If we fail in defending such claims, in addition to paying monetary damages, we may lose valuable Intellectual Property rights or personnel. A loss of key research personnel or their work product could hamper or prevent our ability to commercialize certain therapeutic candidates, which could severely harm our business, financial condition and results of operations. Even if we are successful in defending against these claims, litigation could result in substantial costs and be a distraction to management.

If the FDA or comparable foreign regulatory authorities approve generic versions of any of our products that receive marketing approval, or such authorities do not grant our products appropriate periods of exclusivity before approving generic versions of our products, the sales of our products could be adversely affected.

Once a new drug application is approved, the product covered thereby becomes a “reference listed drug” in the FDA’s publication, “Approved Drug Products with Therapeutic Equivalence Evaluations,” commonly known as the Orange Book. Manufacturers may seek approval of generic versions of reference listed drugs through submission of abbreviated new drug applications in the United States. In support of an abbreviated new drug applications, a generic manufacturer need not conduct clinical trials. Rather, the applicant generally must show that its product has the same active ingredient(s), dosage form, strength, route of administration and conditions of use or labeling as the reference listed drug and that the generic version is bioequivalent to the reference listed drug, meaning it is absorbed in the body at the same rate and to the same extent. Generic products may be significantly less costly to bring to market than the reference listed drug and companies that produce generic products are generally able to offer them at lower prices. Thus, following the introduction of a generic drug, a significant percentage of the sales of any branded product or reference listed drug is typically lost to the generic product.

The FDA may not approve abbreviated new drug applications for a generic product until any applicable period of non-patent exclusivity for the reference listed drug has expired. The United States Federal Food, Drug, and Cosmetic Act provides a period of five years of non-patent exclusivity for a new drug containing a new chemical entity (“NCE”). Specifically, in cases where such exclusivity has been granted, abbreviated new drug applications may not be submitted to the FDA until the expiration of five years unless the submission is accompanied by a Paragraph IV certification that a patent covering the reference listed drug is either invalid or will not be infringed by the generic product, in which case the applicant may submit its application four years following approval of the reference listed drug.

While we believe that our products contain active ingredients that would be treated as NCEs by the FDA and, therefore, if approved, should be afforded five years of data exclusivity, the FDA may disagree with that conclusion and may approve generic products after a period that is less than five years. If the FDA were to award NCE exclusivity to someone other than us, we believe that we would still be awarded three year “Other” exclusivity protection from generic competition, which is awarded when an application or supplement contains reports of new clinical investigations (not bioavailability studies) conducted or sponsored by an applicant and essential for approval. Manufacturers may seek to launch these generic products following the expiration of the applicable marketing exclusivity period, even if we still have patent protection for our product. If we do not maintain patent protection and data exclusivity for our product candidates, our business may be materially harmed.

Competition that our products may face from generic versions of our products could materially and adversely impact our future revenue, profitability and cash flows and substantially limit our ability to obtain a return on the investments we have made in those product candidates.

Patent terms may be inadequate to protect our competitive position on our product candidates for an adequate amount of time.

Patents have a limited lifespan. In the United States, if all maintenance fees are timely paid, the natural expiration of a patent is generally 20 years from its earliest United States non-provisional filing date. Various extensions may be available, but the life of a patent, and the protection it affords, is limited. Even if patents covering our product candidates are obtained, once the patent life has expired, we may be open to competition from competitive products, including generics or biosimilars. Given the amount of time required for the development, testing, and regulatory review of new product candidates, patents protecting such candidates might expire before or shortly after such candidates are commercialized. As a result, our owned and licensed patent portfolio may not provide us with sufficient rights to exclude others from commercializing products similar or identical to ours.

17

Risks Related to Regulations

Changes in legislation and regulations may affect our revenue and profitability

Existing and proposed changes in the laws and regulations affecting public companies may cause the Company to incur increased costs as the Company evaluates the implications of new rules and responds to new requirements. Failure to comply with new rules and regulations could result in enforcement actions or the assessment of other penalties. New laws and regulations could make it more difficult to obtain certain types of insurance, including director’s and officer’s liability insurance, and the Company may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage, to the extent that such coverage remains available.

The impact of these events could also make it more difficult for the Company to attract and retain qualified persons to serve on the Board, or as executive officers. The Company may be required to hire additional personnel and utilize additional outside legal, accounting and advisory services, all of which could cause the Company’s general and administrative costs to increase beyond what the Company currently has planned. Although the Company evaluates and monitors developments with respect to new rules and laws, the Company cannot predict or estimate the amount of the additional costs the Company may incur or the timing of such costs with respect to such evaluations and/or compliance and cannot provide assurances that such additional costs will render the Company compliant with such new rules and laws.

If we or our licensees are unable to obtain U.S., Canadian and/or foreign regulatory approval for our product candidates, we will be unable to commercialize our therapeutic candidates

To date, we have not marketed, distributed or sold an approved product. Our therapeutic candidates are subject to extensive governmental regulations relating to development, clinical trials, manufacturing and commercialization of drugs. We may not obtain marketing approval for any of our therapeutic candidates in a timely manner or at all. In connection with the clinical trials for our product candidates and other therapeutic candidates that we may seek to develop in the future, either on our own or throughout licensing arrangements, we face the risk that:

●	a product candidate may not prove safe or efficacious;

●	the results with respect to any product candidate may not confirm the positive results from earlier preclinical studies or clinical trials;

●	the results may not meet the level of statistical significance required by the FDA, Health Canada or other regulatory authorities; and

●	the results will justify only limited and/or restrictive uses, including the inclusion of warnings and contraindications, which could significantly limit the marketability and profitability of the therapeutic candidate.

18

Any delay in obtaining, or the failure to obtain, required regulatory approvals will materially and adversely affect our ability to generate future revenues from a particular product candidate. Any regulatory approval to market a product may be subject to limitations on the indicated uses for which we may market the product or may impose restrictive conditions of use, including cautionary information, thereby limiting the size of the market for the product. We and our licensees, as applicable, also are, and will be, subject to numerous foreign regulatory requirements that govern the conduct of clinical trials, manufacturing and marketing authorization, pricing and third-party reimbursement. The foreign regulatory approval process includes all of the risks associated with the FDA approval process that we describe above, as well as risks attributable to the satisfaction of foreign requirements. Approval by the FDA does not ensure approval by regulatory authorities outside the United States. Foreign jurisdictions may have different approval processes than those required by the FDA and may impose additional testing requirements for our therapeutic candidates.

If the third parties on which we rely to conduct our clinical trials and clinical development do not perform as contractually required or expected, we may not be able to obtain regulatory clearance or approval for, or commercialize, our product candidates

We do not have the ability to independently conduct our clinical trials for our product candidates and we must rely on third parties, such as contract research organizations, medical institutions, clinical investigators and contract laboratories to conduct such trials. If these third parties do not successfully carry out their contractual duties or regulatory obligations or meet expected deadlines, if these third parties need to be replaced, or if the quality or accuracy of the data they obtain is compromised due to the failure to adhere to our clinical protocols or regulatory requirements or for other reasons, our pre-clinical development activities or clinical trials may be extended, delayed, suspended or terminated, and we may not be able to obtain regulatory clearance for, or successfully commercialize, our product candidates on a timely basis, if at all, and our business, operating results and prospects may be adversely affected. Furthermore, our third-party clinical trial investigators may be delayed in conducting our clinical trials for reasons outside of their control.

Modifications to our product candidates, or to any other product candidates that we may develop in the future, may require new regulatory clearances or approvals or may require us or our licensees, as applicable, to recall or cease marketing these therapeutic candidates until clearances are obtained

Modifications to our product candidates, after they have been approved for marketing, if at all, or to any other pharmaceutical product that we may develop in the future, may require new regulatory clearance, or approvals, and, if necessitated by a problem with a marketed product, may result in the recall or suspension of marketing of the previously approved and marketed product until clearances or approvals of the modified product are obtained. The FDA requires pharmaceutical products manufacturers to initially make and document a determination of whether or not a modification requires a new approval, supplement or clearance. A manufacturer may determine in conformity with applicable regulations and guidelines that a modification may be implemented without pre-clearance by the FDA; however, the FDA can review a manufacturer’s decision and may disagree. The FDA may also on its own initiative determine that a new clearance or approval is required. If the FDA requires new clearances or approvals of any pharmaceutical product or medical device for which we or our licensees receive marketing approval, if any, we or our licensees may be required to recall such product and to stop marketing the product as modified, which could require us or our licensees to redesign the product and will have a material adverse effect on our business, financial condition and results of operations. In these circumstances, we may be subject to significant enforcement actions.

19

The results of our clinical trials may not support our product claims or may result in the discovery of adverse side effects

Even if our clinical trials are completed as planned, we cannot be certain that their results will support our product claims or that any regulatory authority whose approval we will require in order to market and sell our products in any territory will agree with our conclusions regarding them. Success in pre-clinical studies and early clinical trials does not ensure that later clinical trials will be successful, and we cannot be sure that clinical trials will replicate the results of prior trials and pre-clinical studies. The clinical trial process may fail to demonstrate that our product candidates are safe and effective for the proposed indicated uses, which could cause us to abandon a product and may delay development of others. Any delay or termination of our clinical trials will delay the filing of our regulatory submissions and, ultimately, our ability to commercialize our product candidates and generate revenues. It is also possible that patients enrolled in clinical trials will experience adverse side effects that are not currently part of the product candidate’s profile.

Clinical trials involve a lengthy and expensive process with an uncertain outcome, and results of earlier studies and trials may not be predictive of future trial results

We have limited experience in conducting and managing the clinical trials necessary to obtain regulatory approvals, including FDA approval. Clinical trials are expensive and complex, can take many years and have uncertain outcomes. We cannot predict whether we or our licensees will encounter problems with any of the completed, ongoing or planned clinical trials that will cause us, our licensees or regulatory authorities to delay or suspend clinical trials, or delay the analysis of data from completed or ongoing clinical trials. We estimate that clinical trials of our most advanced therapeutic candidates will continue for several years, but they may take significantly longer to complete. Failure can occur at any stage of the testing and we may experience numerous unforeseen events during, or as a result of, the clinical trial process that could delay or prevent commercialization of our current or future therapeutic candidates, including but not limited to:

●	delays in securing clinical investigators or trial sites for the clinical trials;

●	delays in obtaining institutional review board and other regulatory approvals to commence a clinical trial;

●	slower than anticipated patient recruitment and enrollment;

●	negative or inconclusive results from clinical trials;

●	unforeseen safety issues;

●	uncertain dosing issues;

●	an inability to monitor patients adequately during or after treatment; and

●	problems with investigator or patient compliance with the trial protocols.

A number of companies in the pharmaceutical and biotechnology industries, including those with greater resources and experience than us, have suffered significant setbacks in advanced clinical trials, even after seeing promising results in earlier clinical trials. Despite the results reported in earlier clinical trials for our therapeutic candidates, we do not know whether any phase 3 or other clinical trials we or our licensees may conduct will demonstrate adequate efficacy and safety to result in regulatory approval to market our therapeutic candidates. If later-stage clinical trials of any therapeutic candidate do not produce favorable results, our ability to obtain regulatory approval for the therapeutic candidate may be adversely impacted, which will have a material adverse effect on our business, financial condition and results of operations.

20

The pharmaceutical business is subject to increasing government price controls and other restrictions on pricing, reimbursement and access to drugs, which could adversely affect our future revenues and profitability

To the extent our products are developed, commercialized, and successfully introduced to market, they may not be considered cost-effective and third-party or government reimbursement might not be available or sufficient. Globally, governmental and other third-party payors are becoming increasingly aggressive in attempting to contain health care costs by strictly controlling, directly or indirectly, pricing and reimbursement and, in some cases, limiting or denying coverage altogether on the basis of a variety of justifications, and we expect pressures on pricing and reimbursement from both governments and private payors inside and outside the U.S. to continue.

In the U.S., we are subject to substantial pricing, reimbursement, and access pressures from state Medicaid programs, private insurance programs and pharmacy benefit managers, and implementation of U.S. health care reform legislation is increasing these pricing pressures. The Patient Protection and Affordable Care Act, as amended by the Health Care and Education Affordability Reconciliation Act (collectively, the “PPACA” or the “Affordable Care Act”), instituted comprehensive health care reform, and includes provisions that, among other things, reduce and/or limit Medicare reimbursement, require all individuals to have health insurance (with limited exceptions), and impose new and/or increased taxes. The future of the Affordable Care Act and its constituent parts are uncertain at this time.

In almost all markets, pricing and choice of prescription pharmaceuticals are subject to governmental control. Therefore, the price of our products and their reimbursement in Europe and in other countries is and will be determined by national regulatory authorities. Reimbursement decisions from one or more of the European markets may impact reimbursement decisions in other European markets. A variety of factors are considered in making reimbursement decisions, including whether there is sufficient evidence to show that treatment with the product is more effective than current treatments, that the product represents good value for money for the health service it provides, and that treatment with the product works at least as well as currently available treatments.

The continuing efforts of government and insurance companies, health maintenance organizations, and other payors of health care costs to contain or reduce costs of health care may affect our future revenues and profitability or those of our potential customers, suppliers, and collaborative partners, as well as the availability of capital.

United States federal and state privacy laws, and equivalent laws of other nations, may increase our costs of operation and expose us to civil and criminal sanctions

The Health Insurance Portability and Accountability Act of 1996, as amended, and the regulations that have been issued under it, or collectively HIPAA, and similar laws outside the United States, contain substantial restrictions and requirements with respect to the use and disclosure of individuals’ protected health information. The HIPAA privacy rules prohibit “covered entities,” such as healthcare providers and health plans, from using or disclosing an individual’s protected health information, unless the use or disclosure is authorized by the individual or is specifically required or permitted under the privacy rules. Under the HIPAA security rules, covered entities must establish administrative, physical and technical safeguards to protect the confidentiality, integrity and availability of electronic protected health information maintained or transmitted by them or by others on their behalf. While we do not believe that we will be a covered entity under HIPAA, we believe many of our customers will be covered entities subject to HIPAA. Such customers may require us to enter into business associate agreements, which will obligate us to safeguard certain health information we obtain in the course of our relationship with them, restrict the manner in which we use and disclose such information and impose liability on us for failure to meet our contractual obligations.

In addition, under The Health Information Technology for Economic and Clinical Health Act of 2009, or HITECH, which was signed into law as part of the U.S. stimulus package in February 2009, certain of HIPAA’s privacy and security requirements are now also directly applicable to “business associates” of covered entities and subject them to direct governmental enforcement for failure to comply with these requirements. We may be deemed as a “business associate” of some of our customers. As a result, we may be subject as a “business associate” to civil and criminal penalties for failure to comply with applicable privacy and security rule requirements. Moreover, HITECH created a new requirement obligating “business associates” to report any breach of unsecured, individually identifiable health information to their covered entity customers and imposes penalties for failing to do so.

21

In addition to HIPAA, most U.S. states have enacted patient confidentiality laws that protect against the disclosure of confidential medical information, and many U.S. states have adopted or are considering adopting further legislation in this area, including privacy safeguards, security standards, and data security breach notification requirements. These U.S. state laws, which may be even more stringent than the HIPAA requirements, are not preempted by the federal requirements, and we are therefore required to comply with them to the extent they are applicable to our operations.

These and other possible changes to HIPAA or other U.S. federal or state laws or regulations, or comparable laws and regulations in countries where we conduct business, could affect our business and the costs of compliance could be significant. Failure by us to comply with any of the standards regarding patient privacy, identity theft prevention and detection, and data security may subject us to penalties, including civil monetary penalties and in some circumstances, criminal penalties. In addition, such failure may damage our reputation and adversely affect our ability to retain customers and attract new customers.

The protection of personal data, particularly patient data, is subject to strict laws and regulations in many countries. The collection and use of personal health data in the EU is governed by the provisions of Directive 95/46/EC of the European Parliament and of the Council of 24 October 1995 on the protection of individuals with regard to the processing of personal data and on the free movement of such data, commonly known as the Data Protection Directive. The Directive imposes a number of requirements including an obligation to seek the consent of individuals to whom the personal data relates, the information that must be provided to the individuals, notification of data processing obligations to the competent national data protection authorities of individual EU Member States and the security and confidentiality of the personal data. The Data Protection Directive also imposes strict rules on the transfer of personal data out of the EU to the U.S. Failure to comply with the requirements of the Data Protection Directive and the related national data protection laws of the EU Member States may result in fines and other administrative penalties and harm our business. We may incur extensive costs in ensuring compliance with these laws and regulations, particularly if we are considered to be a data controller within the meaning of the Data Protection Directive.

If we fail to comply with the U.S. federal Anti-Kickback Statute and similar state and foreign country laws, we could be subject to criminal and civil penalties and exclusion from federally funded healthcare programs including the Medicare and Medicaid programs and equivalent third country programs, which would have a material adverse effect on our business and results of operations

A provision of the Social Security Act, commonly referred to as the federal Anti-Kickback Statute, prohibits the knowing and willful offer, payment, solicitation or receipt of any form of remuneration, directly or indirectly, in cash or in kind, to induce or reward the referring, ordering, leasing, purchasing or arranging for, or recommending the ordering, purchasing or leasing of, items or services payable, in whole or in part, by Medicare, Medicaid or any other federal healthcare program. Although there are a number of statutory exemptions and regulatory safe harbors to the federal Anti-Kickback Statute protecting certain common business arrangements and activities from prosecution or regulatory sanctions, the exemptions and safe harbors are drawn narrowly, and practices that do not fit squarely within an exemption or safe harbor may be subject to scrutiny. The federal Anti-Kickback Statute is very broad in scope and many of its provisions have not been uniformly or definitively interpreted by existing case law or regulations. In addition, most of the states have adopted laws similar to the federal Anti-Kickback Statute, and some of these laws are even broader than the federal Anti-Kickback Statute in that their prohibitions may apply to items or services reimbursed under Medicaid and other state programs or, in several states, apply regardless of the source of payment. Violations of the federal Anti-Kickback Statute may result in substantial criminal, civil or administrative penalties, damages, fines and exclusion from participation in federal healthcare programs.

All of our future financial relationships with U.S. healthcare providers, purchasers, formulary managers, and others who provide products or services to federal healthcare program beneficiaries will potentially be governed by the federal Anti-Kickback Statute and similar state laws. We believe our operations will be in compliance with the federal Anti-Kickback Statute and similar state laws. However, we cannot be certain that we will not be subject to investigations or litigation alleging violations of these laws, which could be time-consuming and costly to us and could divert management’s attention from operating our business, which in turn could have a material adverse effect on our business. In addition, if our arrangements were found to violate the federal Anti-Kickback Statute or similar state laws, the consequences of such violations would likely have a material adverse effect on our business, results of operations and financial condition.

22

There are other federal and state laws that may affect our ability to operate, including the federal civil False Claims Act, which prohibits, among other things, individuals or entities from knowingly presenting, or causing to be presented, a false or fraudulent claim for payment of government funds or knowingly making, using or causing to be made or used, a false record or statement material to an obligation to pay money to the government or knowingly concealing or knowingly and improperly avoiding, decreasing, or concealing an obligation to pay money to the federal government. Moreover, we may be subject to other federal false claim laws, including, among others, federal criminal healthcare fraud and false statement statutes that extend to non-government health benefit programs. Moreover, there are analogous state laws. Violations of these laws can result in substantial criminal, civil or administrative penalties, damages, fines and exclusion from participation in federal healthcare programs.

Moreover, the provisions of the Foreign Corrupt Practices Act of 1997 and other similar anti-bribery laws in other jurisdictions generally prohibit companies and their intermediaries from providing money or anything of value to officials of foreign governments, foreign political parties, or international organizations with the intent to obtain or retain business or seek a business advantage. Recently, there has been a substantial increase in anti-bribery law enforcement activity by U.S. regulators, with more aggressive and frequent investigations and enforcement by both the SEC and the Department of Justice. A determination that our operations or activities violated U.S. or foreign laws or regulations could result in imposition of substantial fines, interruption of business, loss of supplier, vendor or other third-party relationships, termination of necessary licenses and permits, and other legal or equitable sanctions. In addition, lawsuits brought by private litigants may also follow as a consequence.

In both domestic and foreign markets, the development, formulation, manufacturing, packaging, labeling, handling, distribution, import, export, licensing, sale and storage of pharmaceuticals and medical devices are affected by a body of laws, governmental regulations, administrative determinations, including those by Health Canada and the FDA, court decisions and similar constraints.

Such laws, regulations and other constraints can exist at the federal, provincial or local levels in Canada and at all levels of government in foreign jurisdictions. There can be no assurance that the Company and the Company’s partners are in compliance with all of these laws, regulations and other constraints. The Company and its partners may be required to incur significant costs to comply with such laws and regulations in the future, and such laws and regulations may have an adverse effect on the business. The failure of the Company or its partners to comply with current or future regulatory requirements could lead to the imposition of significant penalties or claims and may have a material adverse effect on the business. In addition, the adoption of new laws, regulations or other constraints or changes in the interpretations of such requirements might result in significant compliance costs or lead the Company and its partners to discontinue product development and could have an adverse effect on the business.

The Company’s international operations expose it and its representatives, agents and distributors to risks inherent to operating in foreign jurisdictions that could materially adversely affect its operations and financial position.

These risks include:

●	country specific taxation policies;

●	imposition of additional foreign governmental controls or regulations;

●	export license requirements;

●	changes in tariffs and other trade restrictions; and

●	complexity of collecting receivables in a foreign jurisdiction.

Moreover, applicable agreements relating to business in foreign jurisdictions are governed by foreign laws and are subject to dispute resolution in the courts of, or through arbitration proceedings in, the country or region in which the parties are located or another jurisdiction agreed upon by the parties. The Company cannot accurately predict whether such jurisdictions will provide an effective and efficient means of resolving disputes that may arise in the future. Even if it obtains a satisfactory decision through arbitration or a court proceeding, the Company could have difficulty in enforcing any award or judgment on a timely basis or at all.

Risks Related to Our Securities and this Offering

If we are not able to comply with the applicable continued listing requirements or standards of the TSX Venture Exchange or Nasdaq, TSX Venture Exchange or Nasdaq could delist our common shares

In order to maintain the listing of our common shares on the TSX Venture Exchange and the Nasdaq Capital Market, we must satisfy minimum financial and other continued listing requirements and standards, including those regarding director independence and independent committee requirements, minimum stockholders’ equity, minimum share price, and certain corporate governance requirements. There can be no assurances that we will be able to comply with such applicable listing standards.

The Warrants may not have any value

The Warrants will be exercisable for five years from the date of initial issuance at an initial exercise price equal to $5.3125. There can be no assurance that the market price of the common shares will continue to equal or exceed the exercise price of the Warrants. In the event that the share price of our common shares does not exceed the exercise price of the Warrants during the period when the Warrants are exercisable, the Warrants may not have any value.

Holders of Warrants will have no rights as common shareholders until such holders exercise their Warrants and acquire our common shares

Until holders of Warrants acquire common shares stock upon exercise thereof, such holders will have no rights with respect to the common shares underlying the Warrants. Upon exercise of the Warrants, the holders will be entitled to exercise the rights of a common shareholder only as to matters for which the record date occurs after the exercise date.

23

Future issuance of our common shares could dilute the interests of existing shareholders

We may issue additional common shares in the future. The issuance of a substantial number of common shares could have the effect of substantially diluting the interests of our shareholders. In addition, the sale of a substantial amount of common shares in the public market, in the initial issuance, in a situation in which we acquire a company and the acquired company receives common shares as consideration and the acquired company subsequently sells its common shares, or by investors who acquired such common shares in a private placement, could have an adverse effect on the market price of our common shares.

We have a significant number of options and warrants outstanding, and while these options and warrants are outstanding, it may be more difficult to raise additional equity capital

As of November 12, we had outstanding options and warrants to purchase 10,536,403 Common Shares, respectively.  The holders of these options and warrants are given the opportunity to profit from a rise in the market price of our common shares. We may find it more difficult to raise additional equity capital while these options and warrants are outstanding. At any time during which these warrants are likely to be exercised, we may be unable to obtain additional equity capital on more favorable terms from other sources. Additionally, the exercise of these options and warrants will cause the increase of our outstanding Common shares, which could have the effect of substantially diluting the interests of our current shareholders.

Sales of a substantial number of our common shares in the public market by our existing shareholders could cause our share price to fall

Sales of a substantial number of our common shares in the public market, or the perception that these sales might occur, could depress the market price of our common shares and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that sales may have on the prevailing market price of our common shares. As of November 12, 2021 we have 9,749,137 shares issuable upon exercise of outstanding warrants . Sales of shares by these shareholders could have a material adverse effect on the trading price of our common shares. We intend to register the offering, issuance, and sale of all common shares that we may issue under our equity compensation plans. Once we register these shares, they can be freely sold in the public market upon issuance, subject to volume limitations applicable to affiliates and the lock-up agreements.

We are an Emerging Growth Company, which may reduce the amount of information available to investors

The Jumpstart Our Business Start-ups Act, or the JOBS Act, and our status as a foreign private issuer will allow us to postpone the date by which we must comply with some of the laws and regulations intended to protect investors and to reduce the amount of information we provide in our reports filed with the SEC, which could undermine investor confidence in our company and adversely affect the market price of our Common shares.

For as long as we remain an “emerging growth company” as defined in the JOBS Act, we intend to take advantage of certain exemptions from various requirements that are applicable to public companies that are not emerging growth companies including:

●	the provisions of the Sarbanes-Oxley Act requiring that our independent registered public accounting firm provide an attestation report on the effectiveness of our internal control over financial reporting;

●	any rules that may be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements.

24

We intend to take advantage of these exemptions until we are no longer an “emerging growth company.” We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year of the fifth anniversary of the consummation of this offering, (b) in which we have total annual gross revenue of at least US$ 1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Common shares that is held by non-affiliates exceeds US$ 700 million as of the prior June 30, and (2) the date on which we have issued more than US$ 1.0 billion in non-convertible debt during the prior three-year period.

We cannot predict if investors will find our common shares or Warrants less attractive because we may rely on these exemptions. If some investors find our common shares or Warrants less attractive as a result, there may be a less active trading market for our common shares or Warrants, and our common share or Warrant price may be more volatile and may decline.

We are a foreign private issuer and, as a result, we are not subject to U.S. proxy rules and are subject to reporting obligations that, to some extent, are more lenient and less frequent than those applicable to a U.S. issuer

Because we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the Exchange Act that are applicable to U.S. publicly reporting companies, including (i) the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act, (ii) the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time, and (iii) the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events. In addition, while U.S. domestic issuers that are not large accelerated filers or accelerated filers are required to file their annual reports on Form 10-K within 90 days after the end of each fiscal year, foreign private issuers are not required to file their annual report on Form 20-F until 120 days after the end of each fiscal year. Foreign private issuers are also exempt from the Regulation Fair Disclosure, aimed at preventing issuers from making selective disclosures of material information.

We have never paid cash dividends on our capital stock and we do not anticipate paying any dividends in the foreseeable future. Consequently, any gains from an investment in our common shares will likely depend on whether the price of our Common shares increases, which may not occur

We have not paid cash dividends on any capital stock to date and we currently intend to retain our future earnings, if any, to fund the development and growth of our business. Consequently, in the foreseeable future, you will likely only experience a gain from your investment in our Common shares if the price of our Common shares increases beyond the price in which you originally acquired the Common shares.

In the event a market develops for our common shares or Warrants, the market price of our common shares or Warrants may be volatile

In the event a market develops for our common shares or Warrants, the market price of our common shares or Warrants may be highly volatile. Some of the factors that may materially affect the market price of our common shares or Warrants are beyond our control, such as changes in financial estimates by industry and securities analysts, conditions or trends in the industry in which we operate or sales of our common shares or Warrants. These factors may materially adversely affect the market price of our common shares or Warrants, regardless of our performance. In addition, the public stock markets have experienced extreme price and trading volume volatility. This volatility has significantly affected the market prices of securities of many companies for reasons frequently unrelated to the operating performance of the specific companies. These broad market fluctuations may adversely affect the market price of our Common shares.

25

Our executive officers, directors and principal shareholders will maintain the ability to exert significant control over matters submitted to our shareholders for approval

Our executive officers, directors and principal shareholders who owned more than 5% of our outstanding common shares will, in the aggregate, beneficially own shares representing approximately 16.56% of our share capital. As a result, if these shareholders were to act together, they would be able to control all matters submitted to our shareholders for approval, as well as our management and affairs. For example, these persons, if they act together, would control the election of directors and approval of any merger, consolidation or sale of all or substantially all of our assets. This concentration of voting power could delay or prevent an acquisition of our company  on terms that other shareholders may desire or result in management of our company that our public shareholders disagree with.

Our management will have broad discretion in the use of the net proceeds from this offering and may allocate the net proceeds from this offering in ways that you and other shareholders may not approve

Our management will have broad discretion in the use of the net proceeds, including for any of the purposes described in the section titled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use.

If we are or become classified as a passive foreign investment company, our U.S. shareholders may suffer adverse tax consequences as a result

Generally, for any taxable year, if at least 75% of our gross income is passive income, or at least 50% of the value of our assets is attributable to assets that produce passive income or are held for the production of passive income, including cash, we would be characterized as a passive foreign investment company, or PFIC, for U.S. federal income tax purposes. For purposes of these tests, passive income includes dividends, interest gains from commodities and securities transactions, the excess of gains over losses from the disposition of assets which produce passive income (including amounts derived by reason of the temporary investment of funds raised in offerings of our shares) and rents and royalties other than rents and royalties which are received from unrelated parties in connection with the active conduct of a trade or business. If we are characterized as a PFIC, our U.S. shareholders may suffer adverse tax consequences, including having gains realized on the sale of our common shares treated as ordinary income, rather than capital gain, the loss of the preferential rate applicable to dividends received on our common shares by individuals who are U.S. holders, and having interest charges apply to distributions by us and gains from the sales of our shares.

26

Our status as a PFIC will depend on the nature and composition of our income and the nature, composition and value of our assets. Asset value is based on which the fair market value of each asset, including goodwill and going concern value (which may be determined by reference to the market value of our common shares, which may be volatile). Our status will also depend, in part, on when and how we utilize the cash proceeds from this offering in our business. Based upon the value of our assets, including any goodwill, and the nature and composition of our income and assets, we believe that we will be classified as a PFIC for the taxable year ending July 31, 2021 and possibly for succeeding years. However, even if we are classified as a PFIC for the year ending July 31, 2021, under an exception to the PFIC classification rules, we may be able to avoid such classification altogether if we can meet certain conditions set forth in the exception. (See the discussion of PFIC status under “Taxation, U.S. Federal Income Taxation”, below. Because the determination of whether we are a PFIC for any taxable year is a factual determination made annually after the end of each taxable year, there can be no assurance as to our status as a PFIC in any taxable year.

The tax consequences that would apply if we are classified as a PFIC would also be different from those described above if a U.S. shareholder were able to make a valid qualified electing fund, or QEF, election. If we are classified as a PFIC then we expect to provide U.S. shareholders with the information necessary for a U.S. shareholder to make a QEF election but there is no assurance that we will do so. See the discussion of PFIC status under “Taxation, U.S. Federal Income Taxation”, below.

If estimates of revenue, expenses, or capital or liquidity requirements change or are inaccurate, or if cash generated from operations is insufficient to satisfy liquidity requirements, the Company may arrange additional financings

BriaCell expects that its current cash and cash equivalent reserves will be sufficient to meet its anticipated needs for working capital and capital expenditures for the near future. In the future, the Company may also arrange financings to give it the financial flexibility to pursue attractive acquisition or investment opportunities that may arise. The Company may pursue additional financing through various means, including equity investments, issuances of debt, joint venture projects, licensing arrangements or through other means. The Company cannot be certain that it will be able to obtain additional financing on commercially reasonable terms or at all. The Company’s ability to obtain additional financing may be impaired by such factors as the status of capital markets, both generally and specifically in the pharmaceutical and medical device industries, and by the fact that it is a new enterprise without a proven operating history. If the amount of capital raised from additional financing activities, together with revenues from operations (if any), is not sufficient to satisfy the Company’s capital needs, it may not be able to develop or advance its products, execute its business and growth plans, take advantage of future opportunities, or respond to competitive pressures or unanticipated customer or partner requirements. If any of these events occur, the Company’s business, financial condition, and results of operations could be adversely affected. Any future equity financings undertaken are likely to be dilutive to existing shareholders. Finally, the terms of securities issued in future capital transactions may include preferences that are more favourable to new investors.

If securities or industry analysts do not publish or cease publishing research or reports about us, our business or our market, or if they adversely change their recommendations or publish negative reports regarding our business or our shares, our share price and trading volume could decline

The trading market for our securities will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our market or our competitors. We do not have any control over these analysts and we cannot provide any assurance that analysts will cover us or provide favorable coverage. If any of the analysts who may cover us adversely change their recommendation regarding our shares, or provide more favorable relative recommendations about our competitors, the market value of our securities would likely decline. If any analyst who may cover us were to cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the price of our common shares and Warrants and our trading volume to decline.

Certain Canadian legislation contain provisions that may have the effect of delaying or preventing a change in control

Canadian legislation could discourage potential acquisition proposals, delay or prevent a change in control and limit the price that certain investors may be willing to pay for our subordinate voting shares. For instance, a non-Canadian must file an application for review with the Minister responsible for the Investment Canada Act and obtain approval of the Minister prior to acquiring control of a “Canadian business” within the meaning of the Investment Canada Act, where prescribed financial thresholds are exceeded. Furthermore, limitations on the ability to acquire and hold our subordinate voting shares and multiple voting shares may be imposed by the Competition Act (Canada). This legislation permits the Commissioner of Competition, or Commissioner, to review any acquisition or establishment, directly or indirectly, including through the acquisition of shares, of control over or of a significant interest in us. Otherwise, there are no limitations either under the laws of Canada or British Columbia, or in our articles on the rights of non-Canadians to hold or vote our subordinate voting shares and multiple voting shares. Any of these provisions may discourage a potential acquirer from proposing or completing a transaction that may have otherwise presented a premium to our shareholders. See “Description of Securities—Certain Important Provisions of Our Articles and the BCBCA.”

Because we are a corporation incorporated in British Columbia and some of our directors and officers are resident in Canada, it may be difficult for investors in the United States to enforce civil liabilities against us based solely upon the federal securities laws of the United States. Similarly, it may be difficult for Canadian investors to enforce civil liabilities against our directors and officers residing outside of Canada

We are a corporation incorporated under the laws of British Columbia with our principal place of business in West Vancouver. Some of our directors and officers and the auditors or other experts named herein are residents of Canada and all or a substantial portion of our assets and those of such persons are located outside the United States. Consequently, it may be difficult for U.S. investors to effect service of process within the United States upon us or our directors or officers or such auditors who are not residents of the United States, or to realize in the United States upon judgments of courts of the United States predicated upon civil liabilities under the Securities Act. Investors should not assume that Canadian courts: (1) would enforce judgments of U.S. courts obtained in actions against us or such persons predicated upon the civil liability provisions of the U.S. federal securities laws or the securities or blue sky laws of any state within the United States or (2) would enforce, in original actions, liabilities against us or such persons predicated upon the U.S. federal securities laws or any such state securities or blue sky laws.

27

Similarly, some of our directors and officers are residents of countries other than Canada and all or a substantial portion of the assets of such persons are located outside Canada. As a result, it may be difficult for Canadian investors to initiate a lawsuit within Canada against these non-Canadian residents. In addition, it may not be possible for Canadian investors to collect from these non-Canadian residents judgments obtained in courts in Canada predicated on the civil liability provisions of securities legislation of certain of the provinces and territories of Canada. It may also be difficult for Canadian investors to succeed in a lawsuit in the United States, based solely on violations of Canadian securities laws.

A conflict of interest may arise between us and one of our named experts who is also a selling shareholder.

The law firm of Sichenzia Ross Ference LLP is our legal counsel. We have issued a total of 50,000 shares to Sichenzia Ross Ference LLP as consideration for legal services rendered to us, of which all 50,000 shares are being registered for resale in the Selling Shareholder Prospectus. A conflict of interest may arise between us and the selling shareholder as while this shareholder has expressed an intent not to sell shares prior to the closing of or concurrently with the primary offering, if it did do so, such sales might affect the price, demand, and liquidity of our common shares.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some discussions in this prospectus may contain forward-looking statements that involve risks and uncertainties. These statements relate to future events or future financial performance. A number of important factors could cause our actual results to differ materially from those expressed in or implied by any forward-looking statements made by us in this prospectus. Forward-looking statements are often identified by words like: “believe,” “expect,” “estimate,” “anticipate,” “intend,” “project,” “may,” “will,” “should,” “plans,” “predicts,” “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section titled “Risk Factors” beginning on page 10, that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In addition, you are directed to factors discussed in the “Description of Business” section beginning on page 42, the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section beginning on page 33, as well as those discussed elsewhere in this prospectus.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, or achievements. Except as required by applicable law, including the securities laws of the United States and Canada, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

28

USE OF PROCEEDS

In the event of full exercise for cash of all of the Warrants that remain outstanding, we will receive gross proceeds of approximately $22,147,504. Assuming net proceeds of $22 million, we intend to use the net proceeds from this offering for clinical trials of Bria-IMT™, which should allow us to advance Bria-IMT™ through phase IIa to an “End of Phase II” meeting with the FDA, permitting us to determine the design of a registration study and negotiate with the FDA to obtain an agreement on the design of the registration study, as well as initiate dosing in the registration study. Proceeds will also be devoted to initial clinical trials of Bria-OTS™, which should progress Bria-OTS™ through the end of Phase I evaluation and complete Phase IIa evaluation. In addition, we will be devoted to advancing immunotherapy cell lines for prostate cancer into the clinic; we will advance immunotherapy cell lines for melanoma cancer into the clinic; and we will be devoted to advancing immunotherapy cell lines for non-small cell lung cancer into the clinic. There will be funds devoted to the Cooperative Research and Development Agreement with the National Cancer Institute to develop and test BriaCell Therapeutic Corp.’s proprietary Bria-OTS cellular immunotherapy as a treatment for cancer to improve and broaden applicability of this therapeutic strategy. Proceeds will also be used to advance BriaCell’s pipeline including ,multispecific binding reagents, which target T cells to cancer cells to kill them, and the small molecule program of protein kinase C delta inhibitors, targeted at RAS transformed cancers and fibrotic diseases.

Although we currently anticipate that we will use the net proceeds as described above, there may be circumstances where a reallocation of funds is necessary. Due to the uncertainties inherent in the clinical development and regulatory approval process, it is difficult to estimate with certainty the exact amounts of the net proceeds from this offering that may be used for any of the above purposes on a stand-alone basis. Amounts and timing of our actual expenditures will depend upon a number of factors, including our sales, marketing and commercialization efforts, regulatory approval and demand for our product candidates, operating costs and other factors described under “Risk Factors” in this prospectus. Accordingly, our management will have flexibility in applying the net proceeds from this offering. An investor will not have the opportunity to evaluate the economic, financial or other information on which we base our decisions on how to use the proceeds.

29

DIVIDEND POLICY

We do not anticipate that we will declare or pay dividends in the foreseeable future on our common shares. Instead, we anticipate that all of our earnings will be used for the operation and growth of our business. Any future determination to declare cash dividends would be subject to the discretion of our Board and would depend upon various factors, including our results of operations, financial condition and liquidity requirements, restrictions that may be imposed by applicable law and our contracts and other factors deemed relevant by our Board.

30

ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated under the laws of British Columbia. Some of our directors and officers, and some of the experts named in this prospectus, are residents of Canada or otherwise reside outside of the United States, and all or a substantial portion of their assets, and all or a substantial portion of our assets, are located outside of the United States. We have appointed an agent for service of process in the United States, but it may be difficult for shareholders who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for shareholders who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon our civil liability and the civil liability of our directors, officers and experts under the United States federal securities laws. There can be no assurance that U.S. investors will be able to enforce against us, members of our Board, officers or certain experts named herein who are residents of Canada or other countries outside the United States, any judgments in civil and commercial matters, including judgments under the federal securities laws.

31

SELECTED CONSOLIDATED FINANCIAL DATA

The selected financial information set forth below has been derived our audited financial statements for the fiscal years ended July 31, 2021, 2020, 2019, 2018, and 2017. You should read the following summary financial data for the years ended July 31, 2021 and 2020 together with our historical financial statements and the notes thereto included elsewhere in this prospectus and with the information set forth in the section titled “Management’s Discussion and Analysis of Financial Conditions and Results of Operations”. The audited financial statements for the years ended July 31, 2019, 2018, and 2017 are not included in this prospectus.

	As of July 31,
	2021	2020	2019	2018	2017
Balance Sheet Data
Cash and cash equivalents	57,268,685	21,249	157,034	763,897	1,029,245
Total Assets	58,043,762	522,331	444,656	2,423,392	1,659,908
Total Liabilities	782,239	4,119,751	1,133,321	1,421,122	898,776
Total Shareholders’ Equity (deficit)	57,261,523	(3,597,420)	(688,665)	1,002,270	761,132

32

MANAGEMENT’S   DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with our financial statements and related notes included elsewhere in this prospectus. This discussion and other parts of this prospectus contain forward-looking statements based upon current expectations that involve risks and uncertainties. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of several factors, including those set forth under “Risk Factors” and elsewhere in this prospectus.

The preparation of financial statements in conformity with these accounting principles requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent liabilities at the financial statement date and reported amounts of revenue and expenses during the reporting period. On an on-going basis, we review our estimates and assumptions. The estimates were based on historical experience and other assumptions that we believe to be reasonable under the circumstances. Actual results are likely to differ from those estimates or other forward-looking statements under different assumptions or conditions, but we do not believe such differences will materially affect our financial position or results of operations. Our actual results may differ materially as a result of many factors, including those set forth under the headings entitled “Special Note Regarding Forward-Looking Statements” and “Risk Factors”.

Recent Developments

Issuance of a Convertible Note

On November 16, 2020, the Company closed a brokered private placement of an unsecured convertible debenture unit of the Company (the “Debenture Unit”) to a single subscriber, purchased at a price of $305,250, less an original discount of approximately 29.33%, for aggregate gross proceeds of $215,710.

The Debenture Unit was comprised of (A) $305,250 principal amount (“Principal Amount”) of a 5.0% convertible unsecured debenture of the Company (the “Debenture”), due on the earlier of (i) 5 years from the issue date; (ii) the Company receiving $1,628,000 or more by way of private placement or public offering; or (iii) such earlier date as the principal amount hereof may become due, subject to extension upon mutual agreement of the Company and the holder of the Debenture; and (B) 69,188 common share purchase warrants of the Company (“Debenture Warrants”).

The Debenture was convertible, at the option of the holder thereof, from the period beginning on May 16, 2021, until the repayment of the Debenture in full, into that number of Shares of the Company (“Shares”) computed on the basis of the principal amount of the Debenture divided by the conversion price of $4.41 per Common Share (the “Conversion Price”).Each Debenture Warrant entitles the holder thereof to purchase one Common Share of the Company (each a “Warrant Share”) for a period of five (5) years from the Closing Date at a price of $4.41 per Warrant Share, subject to adjustment as set forth in the Warrants. Each Warrant may also be exercised by presentation and surrender of the Warrant to the Company with a written notice of the Subscriber’s intention to effect a cashless exercise.

The Debenture bore interest at a rate of 5.0% per annum and the Debenture may be prepaid in full or in part by the Company during the initial 120-day period after issuance of the Debenture without penalty.

In consideration for the services rendered by ThinkEquity, a division of Fordham Financial Management, Inc. (the “Broker”), the Broker received a cash commission of $21,571. As additional consideration, the Company also issued to the Broker 4,890 non-transferable compensation warrants (the “Compensation Warrants”). Each Compensation Warrant is exercisable to acquire one Common Share at an exercise price of $4.41 at any time in whole or in part for a period of five (5) years from the Closing Date.

The Debentures’ proceeds of $191,461 (net of expenses) received were separated into the liability component of $118,769, equity component of $28,712, and warrants and broker warrants with a value of $28,712 and $15,268, respectively. The liability is carried at amortized cost using the effective interest rate method with an effective interest rate of 19.97% per annum. Transaction costs of $129,057 were paid in relation with the Debentures. The fair value of the warrants and the broker warrants issued with the Debentures was valued using the Black-Scholes option pricing model based on the following assumptions: volatility of 100% using the historical prices of the Company, risk-free interest rate of 0.49%, expected life of 5 years and share price of $4.25. During the year ended July 31, 2021, the Company recorded interest of $2,467 and $5,520, respectively, and accretion expenses of $7,385 and $16,521, respectively, which were recorded as finance expense in the condensed interim consolidated statements of operations and comprehensive profit (loss).

33

On March 1, 2021, the Debenture was repaid and the Company a recorded charge in the consolidated statements of operations and comprehensive loss of $175,903 on the extinguishment of the Debenture.

Short-Term Loans

During the year ended July 31, 2021, the Company received seven unsecured loans from directors and an officer in the total amount of $27,469 (“Short-Term Loans”). The Short-Term Loans all bear interest at 2.5% annually and were repayable on or before July 31, 2021. During March 2021, all the short-term loans and accrued interest were repaid.

During March 2021, all the short-term loans and accrued interest were repaid.

Nasdaq Capital Market Listing and Concurrent Financing (“Nasdaq Financing”)

On February 26, 2021, the Company closed its previously announced underwritten public offering in the United States. The Company offered 4,852,353 common units at a public offering price of $4.25 per unit, consisting of one share of common stock and one warrant to purchase one share of common stock (“Warrant”), and 1,030,000 pre-funded units at a public offering price of $4.24 per unit, consisting of one pre-funded common stock purchase warrant (“Pre-Funded Warrant”) and one Warrant. The Pre-Funded Warrants are exercisable at any time after the date of issuance at an exercise price of $0.01 per common share. The Warrants have a per share exercise price of $5.3125, can be exercised immediately, and expire five years from the date of issuance. All the Pre-Funded Warrants were exercised between March 16, and April 9, 2021.

In addition, the Company issued the underwriter 294,118 warrants (“Public Offering Broker Warrant”). Each Public Offering Broker Warrant entitles the holder to purchase one common share of the Company at an exercise price per Public Offering Broker Warrant that is equal to $5.3125 and have a term of 5 years from the closing of the Public Offering.

The aggregate gross proceeds to the Company from the offering were approximately $25 million, before deducting underwriting discounts, commissions and other offering expenses. The Company has granted the underwriter a 45-day option to purchase up to 882,352 additional shares of common stock and/or Pre-Funded Warrants and/or 882,352 additional warrants to cover over-allotments, if any. In connection with the closing of this offering, the underwriter has exercised its over-allotment option to purchase an additional 882,352 warrants. The underwriter has retained the right to exercise the balance of its over-allotment option within the 45-day period.

The common shares and warrants began trading on the Nasdaq Capital Market under the symbols “BCTX” and “BCTXW” respectively, on February 24, 2021. The underwriter exercised the Over-allotment Option on April 12, 2021 and the company issued 882,352 shares and 882,352 warrants (“Over-allotment Warrants”).

The Company intends to use the net proceeds to fund clinical trials, research and development, and for general working capital and general corporate purposes.

ThinkEquity, a division of Fordham Financial Management, Inc., acted as sole book-running manager for the offering.

A registration statement on Form F-1 (File No. 333-234292) relating to the shares was filed with the Securities and Exchange Commission (“SEC”) and became effective on February 23, 2021. This offering was made only by means of a prospectus. Copies of the final prospectus may be obtained from ThinkEquity, a division of Fordham Financial Management, Inc., 17 State Street, 22nd Floor, New York, New York 10004, by telephone at (877) 436-3673, by email at prospectus@think-equity.com. Investors may also obtain these documents at no cost by visiting the SEC’s website at http://www.sec.gov.

34

Private Placement

On June 3, 2021, the Company entered into securities purchase agreements (each a “Purchase Agreement”) with certain institutional and accredited investors (the “Investors”) pursuant to which the Company will sell to the Investors in a private placement an aggregate of (i) 4,370,343 Shares, (ii) pre-funded warrants to purchase up to an aggregate of 800,000 Shares (the “Private Placement Pre-funded Warrants”) and (iii) warrants to purchase up to an aggregate of 5,170,343 Shares (the “Private Placement Warrants”) for gross proceeds to the Company of approximately $27,200,000. The combined purchase price for one Share and one Warrant is $5.26 and the combined purchase price for one Private Placement Pre-funded Warrant and one Private Placement Warrant is $5.2599. The transactions contemplated by the Purchase Agreement closed on June 7, 2021.

In connection with the Offering, the Company agreed to: 1) pay the Placement Agent a cash commission equal to 8.0% of the gross proceeds of the Offering; 2) reimburse the Placement Agent for all reasonable and out-of-pocket expenses of the Placement Agent; and 3) issue to the Placement Agent 258,517 compensation warrants (“Private Placement Agent Warrant”). Each Private Placement Agent Warrant entitles the Placement Agent to purchase one common share of the Company at an exercise price per Compensation Warrant that is equal to $6.19 and have a term of 5 years from the closing of the Offering.

On June 25, 2021, and June 26, 2021, 750,000 and 50,000, respectively, of the Private Placement Pre-funded Warrants were exercised into 800,000 shares.

Stock Option Grants

On March 29, 2021, the Company granted an aggregate of 612,000 incentive stock options (“Stock Options”) to directors, officers, employees and consultants under the Company’s stock option plan (“Stock Option Grant”). Of the Stock Option Grant, 560,000 Stock Options were granted to Insiders, as such term is defined in the Securities Act (British Columbia). The Stock Options are exercisable at $4.24 per share, vest immediately, and expire in 5 years from the date of issuance.

On September 1, 2021, the Company announced that its Board of Directors has approved a grant of options for 100,000 common shares (the “Options”) to Mr. Lustig as a consultant for the Company, pursuant to the Company’s stock option plan. The Options have an exercise price of $5.72 per share, a term of five years, and vested immediately. Mr. Lustig intends to donate any proceeds from the exercise of such Options to the Cedars Cancer Foundation. The grant of the Options is subject to the approval of the TSX Venture Exchange.

Exercise of warrants

During June, 2021, 2,545,083 Warrants with an exercise price of $5.3125 were exercised for gross proceeds of $12,884,406.

On June 14, 2021, 17,490 warrants with an exercise price of $4.46 were exercised for gross proceeds of $78,005.

Stock Repurchase Program

As noted in a press release dated September 9, 2021, BriaCell announced that its board of directors (the “Board”) has authorized the Company’s repurchase program whereby the Company may purchase through the facilities of the TSX Venture Exchange (“TSXV”) or The NASDAQ Capital Market (“NASDAQ”) (i) up to 1,341,515 common shares (the “Common Shares”) and (ii) up to 411,962 publicly traded BCTXW warrants (the “Listed Warrants”) in total, representing 10% of the 13,415,154 Common Shares and 10% of the 4,119,622 Listed Warrants comprising the “public float” as of September 8, 2021, over the next 12 months (the “Buyback”). Independent Trading Group (ITG) Inc. will act as the Company’s advisor and dealer manager in respect of the Buyback. The Company expects to finalize the terms of the Buyback and formally commence the Buyback by September 14, 2021, subject to obtaining any necessary regulatory approvals.

As of November 12, 2021, the Company had 15,167,987 Common Shares and 4,260,766 Listed Warrants issued and outstanding. BriaCell’s cash balance as of July 31, 2021 was US$57 million. The repurchase program will in no way interfere with BriaCell’s ambitious growth plans to expand into previously-announced areas of cancer immunotherapy and/or advance its current breast cancer clinical trials. BriaCell’s proposed repurchases may be conducted through open market transactions at prevailing market prices, in privately negotiated transactions, in block trades, and/or through other legally permissible means, subject to the market conditions and in compliance with applicable rules and regulations. The timing and dollar amount of repurchase transactions will be subject to the Securities and Exchange Commission (the “SEC”) Rule 10b-18 and/or Rule 10b5-1 requirements. Purchases of Common Shares or Listed Warrants through the NASDAQ will not, during the 12-month period, exceed 5% of the outstanding Common Shares or Listed Warrants in the aggregate, as at the commencement of the Buyback. Additionally, the program is subject to the approval by TSXV. BriaCell’s Board of Directors will be reviewing the program periodically and may revise the terms and/or size or suspend or discontinue the program.

On November 12, 2021, the Company announced that it has repurchased 202,425 common shares and 70,246 IPO Warrants.

35

Changes in the Board of Directors

As noted in a press release dated December 1, 2020, BriaCell announced that Mr. Martin Schmieg has re-joined the Company as a member of its Board of Directors, replacing Mr. Richard J. Berman who was appointed to the board on August 12, 2019, but subsequently resigned on October 26, 2020 citing other commitments.

Mr. Schmieg has served as a member of BriaCell’s Board of Directors from 2016 to 2019, and is a “C” level executive with a diversified background in the global biotech, med-tech and pharmaceutical industries with 40 years of business experience. He currently serves as Co-Founder and CEO of ClearIt, LLC., a private company based in Massachusetts. As a hands-on leader, Mr. Schmieg’s early career focused on accounting and financial management responsibilities serving as Chief Financial Officer to privately held Cytometrics, Inc. (“Cytometrics”), Advanced Bionics Corporation, publicly traded Sirna Therapeutics, Inc. (“Sima Therapeutics”) and Isolagen, Inc. With Cytometrics, he raised $55 million in four rounds of venture capital financing to bring the company’s Cytoscan® instrument to market. With Advanced Bionics, he was the financial architect of the company’s sale to Boston Scientific (BSX) for $4.2 billion. With Sirna Therapeutics and in collaboration with its venture owners, he co-developed the company’s strategic plan which led to the company’s acquisition by Merck & Co for $1.3 billion.

In 2006, Mr. Schmieg assumed the position of Chief Executive Office of Freedom-2, Inc. (“Freedom-2”), a venture start-up in novel dermatology applications. While at Freedom-2, Mr. Schmieg raised $14 million in venture capital and led the company in the development and market introduction of InfinitInk®, which was a Time Magazine “Invention of the Year” in 2008. In 2009, Mr. Schmieg reversed merged Freedom-2 into Nuvilex, Inc., now PharmaCyte, Inc.

Since 2010, Mr. Schmieg has been providing strategic advisory services to the life sciences industry including engagements with the following companies: NeoStem, Inc. (now Caladrius Biosciences, Inc.), Beckman Coulter Genomics, Calimmune, Inc., Cryoport, Inc., Sapientia Pharmaceuticals, Inc. and Rokk3r Labs, LLC. Martin holds a BS from LaSalle University, Philadelphia, PA and is a certified public accountant.

On May 31, 2021 Dr. Charles Wiseman resigned for the Board but remains involved in the Company as Principal Research Advisor. Dr Wiseman was instrumental in founding the Company and advancing the science and remains committed to the success of the Company.

As noted in a press release dated September 1, 2021, Mr. Marc Lustig was appointed to the Company’s Board of Directors. Mr. Lustig is a highly regarded investor, entrepreneur, and corporate finance veteran with a deep understanding of the life sciences industry, including biotechnology and pharmaceuticals, as well as the legal cannabis industry. Marc holds MSc and MBA degrees from McGill University and his professional experience includes working at Merck & Co., and his capital markets career includes roles in biotech equity research, corporate finance and as Head of Capital Markets. Mr. Lustig was the founder and CEO of Origin House which was sold to Cresco Labs Inc. (CSE: CL; OTCQX: CRLBF) in 2020 where he currently serves as a director. In addition to being a director of a number of public companies, Marc founded the Lustig Family Medical Cannabis Research & Care Fund of the Cedars Cancer Foundation that provides cannabis to palliative cancer patients.

After these restructuring events, the current Board of Directors consisted of:

●	Dr. William V. Williams, Director and Chief Executive Officer;
●	Mr. Jamieson Bondarenko, Director and Chairman of the Board;
●	Mr. Marc Lustig, Director;
●	Dr. Rebecca Taub, Director;
●	Mr. Vaughn C. Embro-Pantalony, Director;
●	Mr. Martin Schmieg, director

Shareholder Meeting

On May 19, 2021, BriaCell announced the results of its annual general and special meeting of shareholders of the Company (the “Shareholders”) for the years ended July 31, 2019 and July 31, 2020 held on May 18, 2021 (the “Meeting”). A total of 1,685,180 common shares of the Company (the “Common Shares”) were voted, representing 22.36% of the Company’s issued and outstanding Common Shares. At the Meeting, the Shareholders overwhelmingly voted in favor of all proposed resolutions that consisted of the following:

●	The number of directors set at six;

●	Election of Dr. William V. Williams, Mr. Jamieson Bondarenko, Dr. Charles Wiseman, Dr. Rebecca Taub, Mr. Vaughn C. Embro-Pantalony, and Mr. Martin Schmieg as directors of the Company;
●	Appointment of MNP LLP as auditors of the Company for the ensuing year and authorizing the directors to fix their remuneration;
●	Renewal of the Company’s stock option plan;
●	Ratification of the number of directors set at six for the prior year ended July 31, 2019;
●	Ratification of the election of Dr. William V. Williams, Mr. Jamieson Bondarenko, Mr. Richard Berman, Mr. Vaughn C. Embro-Pantalony, Dr. Rebecca Taub, and Dr. Charles Wiseman as directors of the Company for the prior year ended July 31, 2019;
●	Ratification of the appointment of MNP LLP as the auditors of the Company for the prior year ended July 31, 2019 and ratifying the directors authorization to fix their remuneration;
●	Ratification of the Company’s stock option plan for the prior year ended July 31, 2019; and
●	Ratification of holding the Company’s annual general and special meeting for the year ended July 31, 2019 on May 18, 2021.

Having received shareholder approval, the Company’s stock option plan remains subject to approval from the TSX Venture Exchange. The formal report on voting results with respect to all matters voted upon during the Meeting will be filed on the Company’s SEDAR profile at www.sedar.com and will be filed with the Commission at www.sec.gov.

36

Overview

Critical Accounting Policies and Estimates

1.	Critical Estimates and Judgements

The preparation of these consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and reported amounts of expenses during the reporting period. Actual outcomes could differ from these estimates. The financial statements include estimates which, by their nature, are uncertain. The impacts of such estimates are pervasive throughout the financial statements, and may require accounting adjustments based on future occurrences. Revisions to accounting estimates are recognized in the period in which the estimate is revised and also in future periods when the revision affects both current and future periods.

The critical judgments and significant estimates in applying accounting policies that have the most significant effect on the amounts recognized in the consolidated financial statements are:

●	Intangible assets are tested for impairment annually or more frequently if there is an indication of impairment. The carrying value of intangibles with definite lives is reviewed each reporting period to determine whether there is any indication of impairment. If there are indications of impairment the impairment analysis is completed and if the carrying amount of an asset exceeds its recoverable amount, the asset is impaired and impairment loss is recognized.
●	The Company uses the Black-Scholes option-pricing model to estimate fair value of options and the warrant liability at each reporting date. The key assumptions used in the model are the expected future volatility in the price of the Company’s shares and the expected life of the warrants.
●	The financial statements of each company within the consolidated group are measured using their functional currency which is the currency of the primary economic environment in which an entity operates. The Company changed its functional currency from the Canadian dollar (C$) to the United States dollar (US$) as of May 1, 2021. The change in presentation currency is a voluntary change which is accounted for retrospectively. For comparative reporting purposes, historical financial information has been translated to United States dollars using the exchange rate as of May 1, 2021, which is the date of the change in the functional and presentation currency.

2.	New Accounting Policies Adopted

No new accounting polices were adopted during the year ended July 31, 2021.

Results of Operations

Comparison of the year ended July 31, 2021, compared to the year ended July 31, 2020

Research Costs

Research costs are comprised primarily of (i) Salaries and wages to Company employees at our laboratory; and (ii) Clinical trials and investigational drug costs, which include the testing and manufacture of our investigational drugs and costs of our clinical trials.

For the year ended July 31, 2021, research costs amounted to $1,315,496 as compared to $2,425,838 for the year ended July 31, 2020. The decrease relates to the slow down in clinical trials due the effects of COVID-19 and lack of funds, prior to the completion of the Nasdaq Financing. There was an increase in research expenditure after the completion of the Nasdaq Financing.

General and Administrative Expenses

For the year ended July 31, 2021, general and administrative expenses amounted to $3,689,776 as compared to $1,511,915 for the year ended July 31, 2020. The increase is due mainly to Nasdaq listing expenses, salaries, consulting and professional fees incurred by the Company during the year.

Share-based Compensation

For the year ended July 31, 2021, share based compensation of $1,968,226 as compared to $1,686 for the year ended July 31, 2020. The increase relates to stock options that were issued during the year with immediate vesting.

Interest Income

For the year ended July 31, 2021, interest income amounted to $3,149 as compared to $nil for the year ended July 31, 2020. Interest income earned during the year is a function of the amount of funds held in interest bearing accounts.

Interest expense

For the year ended July 31, 2021, interest expense amounted to $46,095 as compared to $29,480 for the year ended July 31, 2020. Interest expense is incurred as a result of the receipt of interest-bearing convertible loan, short-term loans, interest incurred on late payments to vendors, interest on government grants and accretion expenses. The increase is due to an issuance and repayment of a convertible loan and interest on the short-term loans. All of the short-term loans were repaid as of July 31, 2021.

Gain from government grants

For the year ended July 31, 2021, the gain for government grants was $3,691 as compared to $23,284 for the year ended July 31, 2020. The gain from the government grants represents the benefit of receiving grants at interest rates below market rates.

Change in fair value of convertible debt

For the year ended July 31, 2021, the increase in fair value of convertible debt amounted to $nil as compared to $64,385 for the year ended July 31, 2020. The loss in 2020 is related to the change in fair value of a convertible loan that was repaid in September 2019.

Foreign Exchange Loss/Gain

For the year ended July 31, 2021, the foreign exchange loss was $2,177,791 as compared to $14,516 for the year ended July 31, 2020. The Company is exposed to financial risk related to the fluctuation of foreign exchange rates. The Company operates in the United States and Canada, most of its monetary assets are held in US dollars and most of the Company’s expenditures in the United States are made in US dollars. The Company has not hedged its exposure to currency fluctuations.

37

Loss for the period

The Company reported a loss for the year ended July 31, 2021, of $428,334 as compared to $4,024,536 for the year ended July 31, 2020. The primary reason for reduced losses in 2021 is due to the decrease in fair value of the warrant liability.

Comparison of the year ended July 31, 2020, compared to the year ended July 31, 2019

Research Costs

Research costs are comprised primarily of (i) Salaries and wages to Company employees at our laboratory; (ii) Clinical trials and investigational drug costs, which include the testing and manufacture of our investigational drugs and costs of our clinical trials; (iii) Licensing of our immunotherapy; and (iv) legal fees in respect of maintaining and expanding our portfolio of patents.

For the year ended July 31, 2020, research costs amounted to $2,425,838 as compared to $4,002,676 for the year ended July 31, 2019. The decrease related to the slow down in clinical trials due the effects of COVID-19.

General and Administrative Expenses

For the year ended July 31, 2020, general and administrative expenses amounted to $1,511,915 as compared to $1,013,000 for the year ended July 31, 2019. The increase is primarily due to an increase of professional fees incurred as part of our application for listing of the Company’s common shares on The Nasdaq Capital Market in the United States, offset by a decrease in shareholder communication expenses and consulting fees.

Share based Compensation

For the year ended July 31, 2020, share based compensation of $1,686 as compared to $49,317 for the year ended July 31, 2019. The current charge relates to the fair value of the options that were issued during prior periods.

Interest Income

For the year ended July 31, 2020, interest income amounted to $nil as compared to $9,771 for the year ended July 31, 2019. Interest income earned during each quarter is a function of the amount of funds held in interest bearing accounts.

Interest expense

For the year ended July 31, 2020, interest expense amounted to $29,480 as compared to $25,492 for the year ended July 31, 2019. Interest expense during the current period relates to credit card interest charges, interest on short term loans and interest expense in respect of the interest bearing convertible debt from March 2018 that was repaid in September 2019.

Interest expense in the prior period was incurred as a result of the issuance of interest bearing convertible debt in March 2018.

Change in fair value of convertible debt

For the year ended July 31, 2020, the increase in fair value of convertible debt amounted to $64,385 as compared to a decrease of $342,357 for the year ended July 31, 2019. The movement during each period is based on the fair value at the date of repayment. In September 2019, the Company repaid the convertible debt

38

Gain from Government Grants

For the year ended July 31, 2020, the gain for government grants was $23,284 as compared to nil for the year ended July 31, 2019. The gain from the government grants represents the benefit of receiving grants at interest rates below market rates.

Foreign Exchange Gain

For the year ended July 31, 2020, foreign exchange loss of $14,516 as compared to a gain of $10,280 for the year ended July 31, 2019. The Company is exposed to financial risk related to the fluctuation of foreign exchange rates. The Company operates in the United States and Canada, most of its monetary assets are held in Canadian dollars and most of its expenditures are made in US dollars. The Company has not hedged its exposure to currency fluctuations.

Loss for the year

The Company reported a loss for the year ended July 31, 2020 of $4,024,536 as compared to a loss of $4,712,789 for the year ended July 31, 2019. The primary reason for decrease in the loss in 2020 is due to the decrease in research and development costs offset by an increase in general and administration costs.

Comprehensive loss for the year

The Company reported a loss for the year ended July 31, 2020 of $4,024,536 as compared to a loss of $4,712,789 for the year ended July 31, 2019. The primary reason for decrease in the loss in 2020 is due to the decrease in research and development costs offset by an increase in general and administration costs.

Comparison of the year ended July 31, 2019 to the year ended July 31, 2018

Research Costs

Research costs are comprised primarily of (i) salaries and wages to Company employees at our laboratory, (ii) clinical trials and investigational drug costs, which include the testing and manufacture of our investigational drugs and costs of our clinical trials, (iii) licensing of our immunotherapy, and (iv) legal fees in respect of maintaining and expanding our portfolio of patents.

For the year ended July 31, 2019, research costs amounted to $4,002,676, as compared to $2,533,639 for the year ended July 31, 2018. The increase in research costs is as a result of supporting the Company’s ongoing Phase I/IIa clinical trial and relates primarily to increased clinical trial expenses, including the development of new Bria-IMT™ cell banks. BriaCell also has contracted with a second supplier of Bria-IMT™ and there is ongoing formulation work to develop a more user-friendly formulation that does not require culturing cells and same day irradiation.

Work also has begun on the development of Bria-OTSTM and BriaCell has submitted five grant applications, applying for non-dilutive funding to support our research efforts, using our grant consultant, the FreeMind Group.

General and Administrative Expenses

For the year ended July 31, 2019, general and administrative expenses amounted to $1,013,000, as compared to $1,129,598 for the year ended July 31, 2018. The decrease is primarily due to decrease of consulting fees.

39

Share based Compensation

For the year ended July 31, 2019, share based compensation of $49,317, as compared to $387,636 for the year ended July 31, 2018. The current charge relates to the tail end of the fair value of the options that were issued during prior periods.

Interest Income

For the year ended July 31, 2019, interest income amounted to $9,771, as compared to $13,017 for the year ended July 31, 2018. Interest income earned during each quarter is a function of the amount of funds held in interest bearing accounts.

Interest expense

For the year ended July 31, 2019, interest expense amounted to $25,492, as compared to $16,576 for the year ended July 31, 2018. Interest expense is incurred as a result of the issuance of interest bearing convertible notes in March 2018. The prior period includes the issuance costs of the convertible debt.

Change in fair value of convertible debt

For the year ended July 31, 2019, the increase in fair value of the convertible debt amounted to $342,357 as compared to a decrease of $331,875 for the year ended July 31, 2018.

Foreign Exchange Gain

For the year ended July 31, 2019, the foreign exchange gain of $25,568, as compared to a loss of $19,599 for the year ended July 31, 2018. The Company is exposed to financial risk related to the fluctuation of foreign exchange rates. The Company operates in the United States and Canada, most of its monetary assets are held in Canadian dollars and most of its expenditures are made in US dollars. The Company has not hedged its exposure to currency fluctuations.

Loss for the year

The Company reported a loss for the year ended July 31, 2019 of $4,712,789, as compared to a loss of $4,405,908 for the year ended July 31, 2018. The primary reason for increase in the loss during the current period is due to the increased research activities compared to the prior period.

Comprehensive loss for the year

The Company reported a comprehensive loss of $4,728,077 for the year ended July 31, 2019, as compared to a comprehensive loss of $4,433,046 for the year ended July 31, 2018. The primary reason for the increase in the loss during the current period is due to the increased research activities compared to the prior period.

The difference between net loss and comprehensive loss results from the foreign currency translation adjustment that arises upon the translation of the accounting records of the Company’s US subsidiary, whose functional currency is the US dollar into Canadian dollars for financial statement presentation purposes.

Going Concern Uncertainty

The financial statements have been prepared on a going concern basis which assumes that the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The continuing operations of the Company are dependent upon its ability to continue to raise adequate financing and to commence profitable operations in the future.

As at July 31, 2021, the Company has total assets of $58,043,762 (July 31, 2020 - $641,684) and a positive working capital balance of $57,241,335 (July 31, 2020 – negative working capital of $3,808,024).

40

It is management’s opinion that the Company will require additional funding, either through debt or equity issuances, in order to maintain its research and developmental activities. To this end, the company is currently raising funds to continue to funds its operation. These uncertainties may cast significant doubt on the Company’s ability to continue as a going concern.

Liquidity and Capital Resources

As of July 31, 2021, the Company has a working capital of $57,241,355 (July 31, 2020 – negative $3,698,412) and an accumulated deficit of $15,754,031 (July 31, 2020 - $18,169,480). In June 2021, the Company completed a private placement of gross proceeds of $27.2 million. As of October 28, 2021 we have approximately $57 million in cash.

At July 31, 2021, the Company’s capital resources consist primarily of cash.

Historically, the Company has financed its operation through private and public placement of equity securities, as well as debt financing. The Company’s ability to fund its longer-term cash requirements is subject to multiple risks, many of which are beyond its control. The Company intends to raise additional capital, either through debt or equity financings in order to achieve its business plan objectives. Management believes that it can be successful in obtaining additional capital; however, no assurance can be provided that the Company will be able to do so. There is no assurance that any funds raised will be sufficient to enable the Company to attain profitable operations or continue as a going concern. To the extent that the Company is unsuccessful, the Company may need to curtail or cease its operations and implement a plan to extend payables or reduce overhead until sufficient additional capital is raised to support further operations. There can be no assurance that such a plan will be successful

Year ended July 31, 2021

During the year ended July 31, 2021, the Company’s overall position of cash and cash equivalents increased by $57,268,685 from the year ended July 31, 2020 (including effects of foreign exchange). This increase in cash can be attributed to the following:

The Company’s net cash used in operating activities during the year ended July 31, 2021, was $7,747,651 as compared to $1,265,901 for year ended July 31, 2020. This increase is mostly due to the increased expenditure during 2021 and the payment of account payable balances that had accumulated over the prior 15 months.

Cash provided by financing activities for the year ended July 31, 2021 was $64,995,087 as compared to $1,174,067 for the year ended July 31, 2020. Cash provided in 2021 was mainly from a Nasdaq Financing in February 2021, the private placement proceeds in June 2021, and the exercise of warrants offset by the repayment of these loans. In the prior period cash was provided from two private placements and receipt of short-term loans, offset by the repayment of an unsecured convertible loan.

Year ended July 31, 2020

During the year ended July 31, 2020, the Company’s overall position of cash and cash equivalents decreased by $135,785 from the year ended July 31, 2019 (including effects of foreign exchange). This decrease in cash can be attributed to the following:

The Company’s net cash used in operating activities during the year ended July 31, 2020 was $1,265,901 as compared to $4,147,245 for the year ended July 31, 2019. This decrease is contributed mostly to an increase in accounts payable and accrued liabilities.

Cash provided from investing activities during the year ended July 31, 2020 was $nil as compared to cash provided from investment activities of $1,091,609 for the year ended July 31, 2019. The cash provided in 2019 was due to the release of short-term investments.

Cash provided by financing activities for the year ended July 31, 2020 was $1,174,067 as compared to $2,438,568 for the year ended July 31, 2019. Cash provided in 2020 resulted from two private placements, short term loans and a government grant, offset by the repayment of the unsecured convertible loan.

Off-balance Sheet Arrangements

None.

Tabular Disclosure of Contractual Obligations

The following table summarizes our contractual obligations as of July 31, 2021 and the effect those commitments are expected to have on our liquidity and cash flow.

	Carrying amount	Contractual cash flows	Within 1 year	1-2 years	2-5 years	5+ years
Accounts payable and accrued liabilities	$556,795	$556,795	$556,795	$-	$-	$-
Government grant	25,986	32,098	-	32,098	-	-
	$582,781	$588,893	$556,795	$32,098	$-	$-

41

DESCRIPTION OF BUSINESS

Overview of the Company

BriaCell is an immuno-oncology biotechnology company with a strong focus on cancer immunotherapy. Immunotherapies have come to the forefront in the fight against cancer. They harness the body’s own immune system to recognize and destroy cancer cells. BriaCell owns the US patent to SV-BR-1-GM (“Bria-IMT™”), a whole-cell targeted immunotherapy for cancer (U.S. Patent No. 7,674,456), as well as patents related to PKCδ inhibitors (U.S. Patent Nos. 9,364,460 and 9,572,793). The Company is currently advancing its targeted immunotherapy program by prioritizing a Phase I/IIa clinical trial with Bria-IMT™ in combination with an immune checkpoint inhibitor and a companion diagnostic test, BriaDx™, to identify patients most likely to benefit from Bria-IMT™. The Bria-IMT™ regimen was evaluated in four patients in a prior study in 2004-2006 by Dr. Charles Wiseman, the scientific founder, former member of the Board and principal scientific advisor. Encouraging results were obtained, especially in a patient who matched Bria-IMT™ at HLA-DR alleles and had a grade II tumor. In 2017-2018 BriaCell evaluated 23 patients with advanced breast cancer with the Bria-IMT™ regimen and obtained confirmation of the ability of the Bria-IMT™ regimen to induce regression of metastatic breast cancer in patients who match Bria-IMT™ at least at one HLA allele especially if they had grade I or grade II tumors. A combination study with the immune checkpoint inhibitor KEYTRUDA® was initiated and the first patient dosing in the “combination therapy” clinical trial occurred in September 2018. BriaCell purchased the KEYTRUDA® for this study as BriaCell does not have an agreement with Merck & Co., Inc. for the supply of KEYTRUDA®. Eleven patients were dosed in the combination therapy trial with Bria-IMT™ and the immune checkpoint inhibitor KEYTRUDA® and subsequently dosing with this combination was discontinued. The study was modified under an amended protocol which evaluates the combination of the Bria-IMT™ regimen with Incyte Corporation experimental drugs INCMGA00012 (anti-PD-1 antibody similar to pembrolizumab) and epacadostat (an inhibitor of the immune checkpoint enzyme indoleamine dioxygenase (“IDO”)). The study is ongoing.

Market

It is estimated by the National Cancer Institute that in 2021, approximately 281,550 women will be diagnosed with breast cancer in the United States. That means that every two minutes an American woman is diagnosed with breast cancer and more than 43,600 are projected to die in 2021. Although about 100 times less common than in women, breast cancer also affects men. It is estimated that the lifetime risk of men getting breast cancer is about 1 in 1,000, and the American Cancer Society estimates that approximately 2,650 new cases of invasive male breast cancer will be diagnosed and approximately 530 men will die from breast cancer in 2021.

According to the May 2019 “Global Oncology Trends 2021” report by the IQVIA Institute, the global market for cancer drugs (including immunotherapy drugs) is expected to reach nearly $269 billion by the end of 2025, growing at a compound annual growth rate, or “CAGR” of 10% between 2021 and 2025, of which about 20% is expected to be immuno-oncology drugs.

About 12.9% percent of women will be diagnosed with breast cancer at some point during their lifetime. In 2018, there were an estimated 3,676,262 women living with female breast cancer in the United States. Approximately 81% of cases present as invasive breast cancer. Approximately 6% of new breast cancer diagnoses are Stage IV (metastatic breast cancer or “MBC”, which has already spread to other organs). 20-30% of all women diagnosed with breast cancer will develop MBC. Breast cancer can be subdivided based on receptor status – the hormone receptors for estrogen (ER) and progesterone (PR), collectively referred to as hormone receptors (HR), and the Her2/neu growth factor receptor (HER2). Based on the latest SEER statistics, 74.6% were found to be HR+/HER2−, 10.8% were triple-negative (HR−/HER2−), 10.5% were HR+/HER2+, and 4.0% were HR−/HER2+.1

It is estimated that over 150,000 women in the US are living with MBC.2 For those with metastatic disease at diagnosis, their 5-year survival is 27%.3 For patients who develop MBC after initially having localized disease, if they had a good response to treatment (disease-free interval of more than 24 months), their survival is similar to that of patients with MBC at initial diagnosis, but if their disease-free interval is less than 24 months, their prognosis is worse.4 We currently propose that Bria-IMT’s™ indication will be for the treatment of patients with MBC who have failed at least two lines of therapy. Similarly, another study showed that the median overall survival among patients with de novo stage IV MBC was 39.2 months while for patients with and relapsed disease it was 27.2 months.5 Median progression free survival after first-line therapy is only 9 months and the survival benefit decreases with subsequent lines of therapy.6 One study showed that of 386 patients with MBC, 374 (97%) received first-line therapy, 254 (66%) received second-line therapy, 175 (45%) received third-line therapy, and 105 (27%) received therapy beyond third-line.7

1 See https://seer.cancer.gov/statfacts/html/breast.html

2 Mariotto AB, Etzioni R, Hurlbert M, Penberthy L, Mayer M. Estimation of the Number of Women Living with Metastatic Breast Cancer in the United States. Cancer Epidemiol Biomarkers Prev. 2017 Jun;26(6):809-815.

3 Breast Cancer Facts & Figures 2017-2018. Atlanta: American Cancer Society, Inc. 2017.

4 Lobbezoo, D. J. A. et al. Prognosis of metastatic breast cancer subtypes: the hormone receptor/HER2-positive subtype is associated with the most favorable outcome. Breast Cancer Res. Treat. 141, 507–514 (2013).

5 Dawood S, Broglio K, Ensor J, Hortobagyi GN, Giordano SH. Survival differences among women with de novo stage IV and relapsed breast cancer. Ann Oncol. 2010 Nov; 21(11):2169–74.

6 Bonotto M, Gerratana L, Iacono D, Minisini AM, Rihawi K, Fasola G, Puglisi F. Treatment of Metastatic Breast Cancer in a Real-World Scenario: Is Progression-Free Survival With First Line Predictive of Benefit From Second and Later Lines? Oncologist.

7 Kotsakis A, Ardavanis A, Koumakis G, Samantas E, Psyrri A, Papadimitriou C. Epidemiological characteristics, clinical outcomes and management patterns of metastatic breast cancer patients in routine clinical care settings of Greece: Results

42

Figure A: Overview of current drugs for breast cancer, demonstrating the pattern of novel therapeutic introductions and significant market uptake. These precedents demonstrate a strong market pull for Bria-IMT™.

Drug	Technology	Company	Indication	2018 Sales US (Mil $US)	2018 Sales Ex-US (Mil $US)	2018 Sales WW (Mil $US)
HERCEPTIN® (trastuzumab)	Monoclonal antibody	Roche	HER2+BC & HER2+ metastatic gastric cancer	2,955	4,140	7,096
IBRANCE® (palbociclib) in combination with fluvestrant or aromatase inhibitor	CDK 4/6 inhibitor	Pfizer	HR+/HER2- MBC	2,922	1,196	4,118
PERJETA® (pertuzumab) in combination with Herceptin® (trastuzumab) and chemotherapy	HER2/neu receptor antagonist	Roche	HER2+ early BC that has a high likelihood of recurrence	1,347	1,499	2,846
FASLODEX® (fulvestrant)	Estrogen receptor antagonist	AstraZeneca	HR+/HER2- MBC	537	491	1,028
KADCYLA® (ado-trastuzumab emtansine)	HER2 targeted antibody & microtubule inhibitor conjugate	Roche	HER2+BC	365	630	995
LYNPARZA® (olaparib)	Poly (ADP-ribose) polymerase (PARP) inhibitor	AstraZeneca	BC & Ovarian cancer	345	302	647
Verzenio® (abemaciclib) monotherapy or in combination with fulvestrant or aromatase inhibitor	CDK 4/6 inhibitor	Eli Lilly	HR+/HER2- MBC	255	-	255
KISQALI® (ribociclib) in combination with fluvestrant or aromatase inhibitor	CDK 4/6 inhibitor	Novartis	HR+/HER2- MBC	235	-	235

The best response to Bria-IMT™ to date is in patients who matched Bria-IMT™ at one or more HLA alleles, with higher response rates for patients with 2+ HLA allele matches. If one HLA allele match is found to be sufficient, we will be able to treat ~50-60% of the patient population, while patients with 2+ HLA matches constitutes ~15-35% of cases.8 We also saw higher clinical benefit rates for patients with grade I/II tumors. Tumor differentiation in breast cancer cell lines is often described by their classification as Luminal, Basal A and Basal B subtypes, with Luminal representing well differentiated and Basal B poorly differentiated tumors, and Basal A an intermediate stage (“moderately” differentiated) (Neve RM, Chin K, Fridlyand J, et al. A collection of breast cancer cell lines for the study of functionally distinct cancer subtypes. Cancer Cell. 2006;10(6):515-527. doi:10.1016/j.ccr.2006.10.008). Yao and colleagues in 2005 identified a 9-gene signature (AURKB, CENPI, DEPDC1, DEPDC1B, FAM83D, FGD3, NCAPH, TNFRSF18, FCGR1A) discriminating poorly (grade 3) from moderately (grade 2) differentiated tumors. (Yao F, Zhang C, Du W, Liu C, Xu Y. Identification of gene-expression signatures and protein markers for breast cancer grading and staging. PLoS One. 2015;10(9). doi:10.1371/journal.pone.0138213) To understand the place of SV-BR-1-GM in this model, we compared its RNA expression profile with those of three other cell lines representing Luminal (MCF-7), Basal A (MDA-MB-468) and Basal B (MDA-MB-231), using a 10-gene signature (AURKB, CENPI, DEPDC1, DEPDC1B, FAM83D, FGD3, NCAPH, DLGAP, KIF2C, VAV3) derived from those by Yao and colleagues. The results, shown in the figure below, demonstrate that Bria-IMT™ most closely clusters with MDA-MB-468 and as such is considered a grade II “moderately differentiated” cell line.

Greece: Results from the EMERGE multicenter retrospective chart review study. BMC Cancer. 2019 Jan 18;19(1):88.

8 Gragert, Loren, Abeer Madbouly, John Freeman, and Martin Maiers. 2013. “Six-Locus High Resolution HLA Haplotype Frequencies Derived from Mixed-Resolution DNA Typing for the Entire US Donor Registry.” Human Immunology.

43

Based on a recent publication of patients with relapsed breast cancer, we estimate that this will account for ~40% of relapsed metastatic breast cancer cases (33% grade II and 7% grade I) (Sundquist M, Brudin L, Tejler G. Improved survival in metastatic breast cancer 1985-2016. Breast. 2017 Feb;31:46-50. doi: 10.1016/j.breast.2016.10.005. Epub 2016 Nov 2). In patients with relapsed disease, the overall survival following relapse appears similar for those with grade II and grade III tumors.9 The market for breast cancer drugs is a multibillion-dollar market with new drugs being approved on an ongoing basis, indicating the shortage of safe and effective treatments for this deadly disease. Figure A summarizes current drugs on the market utilized in combination therapy along with their reported market sales, which further supports market potential for Bria-IMTTM to be used for combination therapy for breast cancer patients.

We propose the following calculation in order to show the rationale behind the number of patients that we anticipate can be currently treated by SV-BR-1-GM:

●	There are 150,000 women with metastatic breast cancer in the US10
●	m45% will receive third line therapy[11] = 68,000 patients available
●	68,000 x 50% (matched for 1 HLA allele group)[12] = 34,000 patients available for treatment[13]
●	40% have grade I/II tumors[14] = 13,600 patients available for treatment

9 See note 5, above.

10 Mariotto AB, Etzioni R, Hurlbert M, Penberthy L, Mayer M. Estimation of the Number of Women Living with Metastatic Breast Cancer in the United States. Cancer Epidemiol Biomarkers Prev. 2017 Jun;26(6):809-815.

11 Kotsakis A, Ardavanis A, Koumakis G, Samantas E, Psyrri A, Papadimitriou C. Epidemiological characteristics, clinical outcomes and management patterns of metastatic breast cancer patients in routine clinical care settings of Greece: Results from the EMERGE multicenter retrospective chart review study. BMC Cancer. 2019 Jan 18;19(1):88.

12 Gragert, Loren, Abeer Madbouly, John Freeman, and Martin Maiers. 2013. “Six-Locus High Resolution HLA Haplotype Frequencies Derived from Mixed-Resolution DNA Typing for the Entire US Donor Registry.” Human Immunology.

13 Momenimovahed Z, Salehiniya H. Epidemiological characteristics of and risk factors for breast cancer in the world. Breast Cancer (Dove Med Press). 2019 Apr 10;11:151-164. SEER Cancer Statistics Factsheets: Female Breast Cancer. National Cancer Institute. Bethesda, MD; American Cancer Society. Breast Cancer Facts & Figures 2017-2018. Atlanta: American Cancer Society, Inc. 2017.

14 See note 5, above.

44

Competition

Currently available therapeutic options for breast cancer offer some hope for patients, but there is much room for improvement. Comparable studies looking primarily at second line or later treatment are shown in Table “A”, below. Evaluating response rates (partial and complete responses = ORR), progression free survival (“PFS”) and overall survival (“OS”) from clinical trials in similar subjects with metastatic or recurrent breast cancer indicate that response rates range from 6.9% up to 59%, depending on the population studied and the intervention (median 24%). PFS ranges from 8 weeks to 12 months (median 5 months) and OS from 6 months to 31 months (median 13 months).

Table A: Studies evaluating second-line or later treatment options. Data depict an unpredictable response rate to treatment ranging from 6.9-59%, therefore establishing and confirming the opportunity for Bria-IMT™.

Study	Treatment & Design	# of Pts	ORR	PFS/TTP	OS
Perez[15]	Paclitaxel Monotherapy	212	21.5%	4.7 mo	12.8 mo
Seidman[16]	Gemcitabine Monotherapy	160	26%
Zelek[17]	Vinorelbine Monotherapy	40	25%		6 mo
Licchetta[18]	Cyclophosphamide and megestrol acetate	29	31%	7.4 mo	13.4 mo
Harvey[19]	Docetaxel Monotherapy 60 mg/m2	122	22.1%	12.7 wk	10.6 mo
	Docetaxel Monotherapy 75 mg/m2	146	23.3%	15.0 wk	10.3 mo
	Docetaxel Monotherapy 100 mg/m2	139	36.0%	16.6 wk	12.3 mo
Rivera[20]	Docetaxel Monotherapy q3wk	59	35.6%	5.7 mo	18.3 mo
	Docetaxel Monotherapy qwk	59	20.3%	5.5 mo	18.6 mo
Gradishar[21]	ABI-007 (Nab paclitaxel)	229	33%	23.0 wk	65.0 wk
	Paclitaxel Monotherapy	225	19%	16.9 wk	55.7 wk
	ABI-007 (Nab paclitaxel) 2nd line	132	27%	20.9 wk	56.4 wk
	Paclitaxel Monotherapy 2nd line	136	13%	16.1 wk	46.7 wk
Perez[22]	Ixabepilone Monotherapy	126	11.5%	3.1 mo	8.6 mo
Leyland-Jones[23]	Trastuzumab with paclitaxel	32	59%	12.2 mo
von Minckwitz[24]	Trastuzumab with capecitabine	78	48.1%	8.2 mo	25.5 mo
	Capecitabine Monotherapy	78	27.0%	5.6 mo	20.4 mo
Verma[25]	Trastuzumab emtansine	495	43.6%	9.6 mo	30.9 mo
	lapatinib plus capecitabine	496	30.8%	6.4 mo	25.1 mo
Geyer[26]	Lapatinib plus capecitabine	163	22%	8.4 mo
	Capecitabine Monotherapy	161	14%	4.4 mo
Bartsch[27]	Capecitabine and trastuzumab	40	20%	8 mo	24 mo
Blackwell[28]	Lapatinib Monotherapy	148	6.9%	8.1 wk	39.0 wk
	Lapatinib with trastuzumab	148	10.3%	12.0 wk	51.6 wk

MBC treated with second or higher lines of therapy has a very poor prognosis and few effective therapies that consistently induce long-term remission,29 which indicates the market demand and clinical need for new and improved therapeutic drugs and treatment options in order to improve these response outcomes and patient survival rates. Thus, Bria-IMT™ has the potential to induce long-term remission, especially in combination with immunotherapies. Current treatment of MBC is outlined in Figure “B”, below, which illustrates different therapeutic treatment options and drugs used upon diagnoses from biopsy and identification of breast cancer biomarkers.30

15 Perez, E. A., Vogel, C. L., Irwin, D. H., Kirshner, J. J. & Patel, R. Multicenter Phase II Trial of Weekly Paclitaxel in Women With Metastatic Breast Cancer. J. Clin. Oncol. 19, 4216–4223 (2001).

16 Seidman, A. D. Gemcitabine as single-agent therapy in the management of advanced breast cancer. Oncology (Williston Park). 15, 11–4 (2001).

17 Zelek, L. et al. Weekly vinorelbine is an effective palliative regimen after failure with anthracyclines and taxanes in metastatic breast carcinoma. Cancer 92, 2267–72 (2001).

18 Licchetta A, Correale P, Migali C, Remondo C, Francini E, Pascucci A, Magliocca A, Guarnieri A, Savelli V, Piccolomini A, Carli AF, Francini G. Oral metronomic chemo-hormonal-therapy of metastatic breast cancer with cyclophosphamide and megestrol acetate. J Chemother. 2010 Jun;22(3):201-4.

19 Harvey, V. et al. Phase III Trial Comparing Three Doses of Docetaxel for Second-Line Treatment of Advanced Breast Cancer. J. Clin. Oncol. 24, 4963–4970 (2006).

20 Rivera, E. et al. Phase 3 study comparing the use of docetaxel on an every-3-week versus weekly schedule in the treatment of metastatic breast cancer. Cancer 112, 1455–1461 (2008).

21 Gradishar WJ. Taxanes for the treatment of metastatic breast cancer. Breast Cancer (Auckl). 2012;6:159-71.

22 Perez, E. A. et al. Efficacy and Safety of Ixabepilone (BMS-247550) in a Phase II Study of Patients With Advanced Breast Cancer Resistant to an Anthracycline, a Taxane, and Capecitabine. J. Clin. Oncol. 25, 3407–3414 (2007).

23 Leyland-Jones, B. et al. Pharmacokinetics, Safety, and Efficacy of Trastuzumab Administered Every Three Weeks in Combination With Paclitaxel. J. Clin. Oncol. 21, 3965–3971 (2003). Only 41% of patients had prior systemic chemotherapy.

24 von Minckwitz G et el. Trastuzumab beyond progression: overall survival analysis of the GBG 26/BIG 3-05 phase III study in HER2-positive breast cancer. Eur J Cancer. 2011 Oct;47(15):2273-81. Prior therapy limited to trastuzamab alone or in combination with a taxane.

25 Verma, S. et al. Trastuzumab Emtansine for HER2-Positive Advanced Breast Cancer. N. Engl. J. Med. 367, 1783–1791 (2012).

26 Geyer, C. E. et al. Lapatinib plus Capecitabine for HER2-Positive Advanced Breast Cancer. N. Engl. J. Med. 355, 2733–2743 (2006).

27 Bartsch, R. et al. Capecitabine and Trastuzumab in Heavily Pretreated Metastatic Breast Cancer. J. Clin. Oncol. 25, 3853–3858 (2007).

28 Blackwell, K. L. et al. Randomized Study of Lapatinib Alone or in Combination With Trastuzumab in Women With ErbB2-Positive, Trastuzumab-Refractory Metastatic Breast Cancer. J. Clin. Oncol. 28, 1124–1130 (2010).

29 Dawood S, Broglio K, Ensor J, Hortobagyi GN, Giordano SH. Survival differences among women with de novo stage IV and relapsed breast cancer. Ann Oncol. 2010 Nov; 21(11):2169–74; Bonotto M, Gerratana L, Iacono D, Minisini AM, Rihawi K, Fasola G, Puglisi F. Treatment of Metastatic Breast Cancer in a Real-World Scenario: Is Progression-Free Survival With First Line Predictive of Benefit From Second and Later Lines? Oncologist. 2015 Jul;20(7):719-24; Kotsakis A, Ardavanis A, Koumakis G, Samantas E, Psyrri A, Papadimitriou C. Epidemiological characteristics, clinical outcomes and management patterns of metastatic breast cancer patients in routine clinical care settings of Greece: Results from the EMERGE multicenter retrospective chart review study. BMC Cancer. 2019 Jan 18;19(1):88.

30 NCCN Guidelines Version 2.2019, 07/02/2019 © 2019 National Comprehensive Cancer Network (NCCN®).

45

Figure B: Current treatment paradigm for metastatic breast cancer and comparison between different treatment strategies and combination therapies dependent upon biomarker identification and activity within the breast cancer signaling pathway.

Of patients treated with trastuzumab for MBC, one study showed that 241/331 (72%) progressed within 27 months (32% per year) with median survival of 13-14 months (CI 10-15 months).31 This indicates the high unmet need in this patient population which should facilitate regulatory review of novel therapies such as Bria-IMT™.

While there are approximately 36 different biotech companies working to create an effective breast cancer vaccine, a significant gap remains in the effectiveness and safety of second or higher lines of therapy. The most studied targeted immunotherapy, Neuvax (Galena), a HER2 peptide vaccine, failed a Phase III trial, but there is encouraging data to support at least three ongoing clinical trials combining trastuzumab with HER2 epitope immunogens.32 The National Cancer Institute (“NCI”) randomized trial adding PANVAC (a poxviral-based immunogen) to docetaxel increased the median PFS from 3.9 months to 7.9 months and is to be used as a basis for larger, more sophisticated clinical trials.33 An immunogen targeting a carbohydrate antigen, globo-H, was associated with improved PFS, but only in the subset able to mount antibody responses.34 A Johns Hopkins breast cancer trial using a breast cancer cell line transfected with the gene for GM-CSF has not been positive but, using the same cell line with trastuzumab, 40% of patients enjoyed clinical benefit (CR+PR+stable) at one year.35 Finally, the study of targeted cancer immunotherapies in combination with other therapies is receiving much attention, particularly combination with checkpoint inhibitors.36

31 Rossi, V.; Nole, F.; Redana, S.; Adamoli, L.; Martinello, R.; Aurilio, G.; Verri, E.; Sapino, A.; Viale, G.; Aglietta, M.; Montemurro, F., Clinical outcome in women with HER2-positive de novo or recurring stage IV breast cancer receiving trastuzumab-based therapy. Breast 2014, 23 (1), 44-9.

32 Mittendorf, E. A.; Peoples, G. E., Injecting Hope—A Review of Breast Cancer Vaccines. Oncology (Williston Park) 2016, 30 (5), 475-81, 485.

33 Heery, C. R.; Ibrahim, N. K.; Arlen, P. M.; Mohebtash, M.; Murray, J. L.; Koenig, K.; Madan, R. A.; McMahon, S.; Marte, J. L.; Steinberg, S. M.; Donahue, R. N.; Grenga, I.; Jochems, C.; Farsaci, B.; Folio, L. R.; Schlom, J.; Gulley, J. L., Docetaxel Alone or in Combination With a Therapeutic Cancer Vaccine (PANVAC) in Patients With Metastatic Breast Cancer: A Randomized Clinical Trial. JAMA Oncol 2015, 1 (8), 1087-95.

34 Huang, C.; Yu, A.; Tseng, L., Randomized phase II/III trial of active immunotherapy with OPT-822/OPT-821 in patients with metastatic breast cancer. J Clin Oncol 2016, 34 (15).

35 Chen, G.; Gupta, R.; Petrik, S.; Laiko, M.; Leatherman, J. M.; Asquith, J. M.; Daphtary, M. M.; Garrett-Mayer, E.; Davidson, N. E.; Hirt, K.; Berg, M.; Uram, J. N.; Dauses, T.; Fetting, J.; Duus, E. M.; Atay-Rosenthal, S.; Ye, X.; Wolff, A. C.; Stearns, V.; Jaffee, E. M.; Emens, L. A., A feasibility study of cyclophosphamide, trastuzumab, and an allogeneic GM-CSF-secreting breast tumor vaccine for HER2+ metastatic breast cancer. Cancer Immunol Res 2014, 2 (10), 949-61.

36 McArthur, H. L.; Page, D. B., Immunotherapy for the treatment of breast cancer: checkpoint blockade, cancer vaccines, and future directions in combination immunotherapy. Clin Adv Hematol Oncol 2016, 14 (11), 922-933.

46

There are several other approaches to developing targeted breast cancer immunotherapies. These include using peptide cocktails, a triple peptide regimen, recombinant HER2, antigen-pulsed dendritic cells, DNA immunogens, whole cell allogeneic GM-CSF secreting SKBR3 or T47D cells, an (HLA)-A2/A3-restricted immunogenic peptide derived from the HER2 protein, oxidized mannan-MUC1, and personalized peptide immunogens.

Among the most promising results in patients with advanced disease have been using whole-cell preparations, particularly if the cells are engineered to express GM-CSF. We are taking this approach and capitalizing on positive initial results with Bria-IMT™ monotherapy in difficult to treat patients using a regimen that both limits regulatory T cell activity (using low dose cyclophosphamide pre-treatment) and boosts the immune response (using post-dose alpha interferon in the inoculation sites). The combination with pembrolizumab is a logical extension of our findings where 21 of 23 MBC patients had demonstrable PD-L1 expression on the circulating tumor cells (“CTCs”) and/or circulating cancer-associated macrophage-like cells (“CAMLs”). The overall strategy to include an adaptive design, once the initial milestones have been met, to enroll additional patients for product registration, will allow rapid progression of the best therapeutic option to a Biologics License Application (“BLA”).

Products/Pipeline

Bria-IMT™

Bria-IMT™, BriaCell’s lead candidate, is a whole-cell immunotherapy undergoing clinical testing in patients with MBC who have failed prior lines of therapy. BriaCell has been conducting a Phase I/IIa clinical trial of Bria-IMT™, in combination with immune checkpoint inhibitors such as pembrolizumab (KEYTRUDA®; manufactured by Merck & Co., Inc.). The combination study is listed in ClinicalTrials.gov as NCT03328026 under FDA-approved BB-IND 10312 under protocol BRI-ROL-001 at three clinical sites: St. Joseph Heritage Healthcare in Santa Rosa, California, United States; University of Miami/Sylvester at Plantation, in Plantation, Florida, USA; Cancer Center of Kansas, in Wichita, Kansas, USA. Subsequent to the establishment of a collaboration with Incyte Corporation, this study has been modified to evaluate the combination of the Bria-IMT™ with INCMGA00012 (a PD-1 inhibitor) and epacadostat (an IDO inhibitor).

BriaCell has achieved proof of concept based on data from a Phase I/IIa study of Bria-IMT™ in advanced breast cancer patients. In essence, BriaCell obtained evidence that patients with certain HLA molecules also present in Bria-IMT™ have a higher likelihood of responding to the Bria-IMT™ regimen with tumor regression (“shrinkage”), which is consistent with results from a molecular analysis of Bria-IMT™ conducted by BriaCell.

Positive Proof of Concept

●	Bria-IMT™ has been evaluated in a regimen including pre-dose low-dose cyclophosphamide (to reduce immune suppression), intradermal inoculation with 20-50 million irradiated Bria-IMT™ cells between two and three days later, with subsequent intradermal inoculation with interferon-α2b approximately two and four days later. This is known as the Bria-IMT™ regimen. Both were single arm studies, so there were no untreated patients for comparison.

●	BriaCell has evaluated the Bria-IMT™ regimen in two Phase I/IIa studies of Bria-IMT™ in advanced breast cancer patients.

X.; Wolff, A. C.; Stearns, V.; Jaffee, E. M.; Emens, L. A., A feasibility study of cyclophosphamide, trastuzumab, and an allogeneic GM-CSF-secreting breast tumor vaccine for HER2+ metastatic breast cancer. Cancer Immunol Res 2014, 2 (10), 949-61.

47

●	There were four evaluable patients treated in one study (Study SVMC #01-026) and 23 patients treated in another study (Study WRI-GEV-007) with this regimen with cycles every two weeks for the first month and then monthly. They were heavily pre-treated with a median of four prior systemic therapy regimens.

●	The data shows an outstanding safety and tolerability profile for Bria-IMT™ in advanced breast cancer patients.

●	In the SVMC #01-026 study, treatment was limited to six cycles over five months. Four post-menopausal white women were enrolled aged between 58.7 and 73 years. Three had breast cancer and one had Her2+ ovarian cancer. All had failed at least one prior systemic therapy.

●	These patients received between four and six cycles of treatment on protocol. One patient had an additional 13 cycles off protocol.

●	The only adverse events that occurred in more than one patient were itch and rash at the inoculation sites. No deaths were reported during this study. There were four serious adverse events (“SAEs”) in 3 patients with one (transient urticaria, grade 3) judged probably related to treatment. All SAEs were manageable with community practice therapies.

●	The Bria-IMT™ regimen was able to elicit delayed-type hypersensitivity (“DTH”) responses in all patients. DTH is a measure of cell-mediated immunity. This response involves the interaction of T-cells, monocytes, and macrophages. This reaction is caused when CD4+ Th1 helper T cells recognize foreign antigen in a complex with the Class II HLA molecule on the surface of antigen-presenting cells. These can be macrophages or dendritic cells that secrete monokines such as IL-12 and IL-15, which stimulates the proliferation of additional CD4+ Th1 cells. CD4+ T cells secrete other cytokines including IL-2 and interferon gamma, inducing the further release of other Th1 cytokines, thus mediating the immune response. This results also in the activation of CD8+ T cells which destroy target cells on contact, and activated macrophages which produce hydrolytic enzymes.

●	The DTH response involves the interaction of T-cells, monocytes, and macrophages. This reaction is caused when CD4+ Th1 helper T cells recognize foreign antigen in a complex with the Class II HLA molecule on the surface of antigen-presenting cells. These can be macrophages or dendritic cells that secrete monokines such as IL-12 and IL-15, which stimulates the proliferation of additional CD4+ Th1 cells. CD4+ T cells secrete other cytokines including IL-2 and interferon gamma, inducing the further release of other Th1 cytokines, thus mediating the immune response. This results also in the activation of CD8+ T cells which destroy target cells on contact and activated macrophages which produce hydrolytic enzymes.

●	One patient (A002) had a partial response with regression of breast lesions, resolution of lung and soft tissue lesions, and improvement of stability of bone lesions. She completed therapy and 3 months after her last Bria-IMT™ inoculation, imaging studies identified regrowth of tumor notably in the breast, lung, and brain. After consultation with the FDA, the patient was treated off-protocol which also produced tumor regression, including the resolution of brain metastases. The HLA-DRB3 allele of patient A002 matched with that of SV-BR-1-GM and the HLA-DRB1 allele of patient A002 also matched that of SV-BR-1-GM. Her tumor was grade II (moderately differentiated). One other patient on this study (B001) with a grade II tumor had disease limited to bony metastases. She did not have measurable disease but was felt to progress on study.

●	Median time to tumor progression was 144 days (range 64 – 223 days) for the initial round of treatment. Overall survival was more than 33 months in all patients except B001 (7 months).

●	In the WRI-GEV-007 study, patients were treated with a median of three cycles of therapy (range 1-8).

●	The Bria-IMT™ regimen was able to elicit both cellular immune responses (as evidenced by DTH responses in 85% of patients evaluated) and antibody responses (present in 58% of patients evaluated).

48

●	The most common adverse events seen were local irritation at the inoculation sites. There were no drug-related serious adverse events.

●	Several patients showed evidence of anti-tumor activity of the Bria-IMT™ regimen in spite of their being heavily pre-treated advanced breast cancer patients. Specifically, one patient (designated 01-002) had regression or disappearance of 20 lung metastases, but stable disease in liver metastases (as the liver metastases were the target lesions, she did not qualify as a partial response). She displayed a robust DTH response, had a grade I tumor and matched Bria-IMT™ at 2 HLA loci. One patient (05-002) had a reduction in the size of a breast lesion but progression of a liver lesion and did not meet criteria for a partial response. She also displayed a robust DTH response, had a grade II tumor and matched Bria-IMT™ at 2 HLA loci. One patient (01-005) had a marked reduction in cutaneous involvement but developed restrictive cardiomyopathy (unrelated to study drug) with subsequent mortality. She had a grade III (poorly differentiated) tumor and matched Bria-IMT™ at one HLA locus. She was not on study long enough to be evaluated for her response.

●	Patients 01-002, 05-002 and 01-005 who showed objective evidence of tumor shrinkage all matched the Bria-IMT™ cell line at least at one HLA locus and all had evidence of DTH responses to Bria-IMT™ and/or the parent cell line (SV-BR-1 – the breast cancer cell line from which Bria-IMT™ was derived). Patients who did not develop a DTH response did not show evidence of tumor shrinkage.

●	Patients 01-002 and 05-002 had grade I/II tumors. Both of them also had two HLA matches with Bria-IMT™. Two other patients with grade II tumors (patient 03-001 and 06-001) had stable disease on the study and were also considered to have received clinical benefit from the treatment. (Clinical benefit was defined as some evidence of tumor shrinkage (including a mixed response with shrinkage of some tumors but progression of others, as for 05-002) with over 90 days on study; or as stable disease, a partial response or a complete response as per RECIST criteria). Neither 03-001 or 06-001 had HLA matches with Bria-IMT™, suggesting that HLA matching may not be required for clinical benefit in patients with grade I/II tumors. Thus, four of the six patients with grade I/II tumors exhibited clinical benefit. One of the remaining patients showed no evidence of an immune response as evaluated by DTH. Thus, four of the five grade I/II patients able to develop an immune response, as noted by DTH, exhibited clinical benefit.

●	These preliminary data indicate that the Bria-IMT™ regimen in advanced breast cancer patients is well tolerated, able to elicit an immune response and induce reduction in tumor burden.

●	Another phase I/IIa study was initiated evaluating the combination of the Bria-IMT™ regimen with KEYTRUDA® (pembrolizumab). This combination combines the induction of an immune response by Bria-IMT™ (putting the foot on the gas of the immune response) with the ability of KEYTRUDA® to block the PD-1 – PD-L1 immune checkpoint (take the foot off the brakes of the immune response).

●	Eleven patients with advanced breast cancer (median of four prior systemic therapy regimens) have been treated with this regimen with cycles every three weeks for a median of three cycles (range 1 – 9 cycles).

●	Two patients had evidence of tumor regression, both of whom had robust immune responses (as measured by DTH) to Bria-IMT™. Both of them had grade II tumors. One matched Bria-IMT™ at two HLA types (06-005) while the other did not match Bria-IMT™ at any HLA types (06-001, who “rolled over” from the WRI-GEV-007 study where she had stable disease), suggesting that the Bria-IMT™ regimen, when given in combination with a PD-1 inhibitor, may be able to induce tumor regression without an HLA match especially in patients with grade I/II tumors. One additional patient (06-004) in this study had a grade II tumor and was noted to have stable disease. The other seven patients treated had grade III tumors (poorly differentiated). Thus, all three of the patients with grade I/II tumors showed evidence of clinical benefit.

●	Following the establishment of a collaboration with Incyte Corporation, this study is being altered to evaluate the combination of the Bria-IMT™ regimen with INCMGA00012 (anti-PD-1 antibody similar to KEYTRUDA®) and epacadostat (inhibitor of IDO, which suppresses the immune response). The combination with KEYTRUDA® has been discontinued but will be resumed in an investigator-initiated study.

●	The data confirms the “HLA Matching Hypothesis” and supports BriaCell’s strategy for the development of Bria-OTS™, BriaCell’s first personalized off-the-shelf immunotherapy for advanced breast cancer.

49

About Bria-IMT™

Developed and characterized by a team of dedicated scientists and clinicians, Bria-IMT™ (SV-BR-1-GM) is a targeted immunotherapy being developed for the treatment of breast cancer. Bria-IMT™ is a genetically engineered human breast cancer cell line with features of immune cells and clinically applied as a targeted immunotherapy.

In short, Bria-IMT™ immunotherapy is a genetically engineered human breast cancer cell line derived from a grade II tumor which activates the immune system to attack and destroy breast cancer tumors.

Mechanism of Action of Bria-IMT™: The mechanism of action of Bria-IMT™ is currently under investigation. It is likely that the expression of certain breast cancer antigens (proteins expressed in breast cancer cells) in Bria-IMT™ generates strong T cell and potentially antibody and responses – resulting in recognition and destruction of cancerous cells.37

Bria-IMT™ is designed to secrete GM-CSF, a factor that stimulates components of the immune system. Specifically, GM-CSF activates dendritic cells, the cells that start immune responses. These activated dendritic cells then activate T cells, a key component of the immune system, to recognize the tumor cells as foreign, and eliminate them. To amplify this action, we have combined Bria-IMT™ with other immune system activators including cyclophosphamide (used in low doses to reduce immune suppression), and interferon-α, a cytokine that further activates the immune system. We believe this approach of simultaneous activation of the immune system via different pathways will improve the immune system response to attack and destroy cancer cells.

Using BriaCell’s novel technology platform and our strong research and development capabilities, BriaCell plans to develop Bria-OTS™, a personalized off-the-shelf immunotherapy for breast cancer, and similar immunotherapy cell lines for other cancer indications.

●	Bria-OTS™ is under development as an off-the-shelf personalized immunotherapy for advanced breast cancer.

●	The concept for Bria-OTS™ comes from BriaCell’s work with Bria-IMT™, where BriaCell noted that if a patient “matches” Bria-IMT™ in their HLA type, they were more likely to respond.

●	HLA molecules are the molecules that start immune responses but are polymorphic – i.e. they are different in different people, although some people will share the same HLA molecules (referred to as HLA alleles or HLA types).

●	Bria-OTS™ is made from cell lines that are genetically engineered to expresses the immune boosters GM-CSF and interferon-α, as well as specific HLA types (a.k.a. alleles).

●	Different cell lines are being pre-manufactured to express different HLA types covering >99% of the overall breast cancer patient population.

37 Lacher M.D., Bauer G. Fury B., Graeve S., Fledderman E.L., Petrie T.D., Coleal-Bergum D.P., Hackett T., Perotti N.H., Kong Y.Y., Kwok W.W., Wagner J.P., Wiseman C.L., and Williams W.V. SV-BR-1-GM, a Clinically Effective GM-CSF- Secreting Breast Cancer Cell Line, Expresses an Immune Signature and Directly Activates CD4+ T Lymphocytes. Frontiers in Immunology 2018; 9: Article 776.

50

●	Using the BriaDX™, a companion diagnostic test performed on the patient’s saliva, the suitable personalized treatment will be selected for each patient for administration.

●	This approach allows personalized treatment without the need for personalized manufacturing. Additionally, it saves time, and skips expensive and complicated manufacturing procedures associated with other personalized treatments.

●	Bria-OTS™ cell lines are being engineered with the goal of transferring them to production in 2020 and commencing clinical evaluation in 2021 (expected authorization by FDA and expected first patient to be dosed in 2021) with safety and efficacy data expected to be released during 2021 and 2022.

BriaDx™

BriaDx™ is a diagnostic test that BriaCell is developing to identify the patients most likely to respond to Bria-IMT™. Currently, BriaDx™ includes HLA typing of the patients as patients having HLA alleles also present in Bria-IMT™ appear to have a higher likelihood of responding to the Bria-IMT™ regimen with tumor shrinkage. Additional markers of potential diagnostic use are being developed based on the expression of specific biomarkers in the responder (i.e. biomarkers which identify the patients for which Bria-IMT™ immunotherapy appears more effective) vs the non-responder patients from clinical studies of Bria-IMT™ in advanced breast cancer patients.

Blood and tumor samples from the patients are analyzed using cutting-edge technologies including gene expression analysis and assessment of the levels of antibodies predicted to bind to Bria-IMTTM.

The insights gained from biomarker studies conducted to date have provided us with a solid basis for the development of Bria-OTS™, an off-the-shelf personalized immunotherapy which would match over 99% of patients with advanced breast cancer.

BriaDx™ is being developed to help understand which patients are most likely to respond to Bria-IMT™ targeted immunotherapy. Based on the proposed mechanism of action of Bria-IMT™, HLA molecules play a key role inducing cellular immune responses to Bria-IMT™ which boosts the patient’s immune response to their cancer.

HLA molecules are polymorphic, in that they are different in different individuals, but shared by some individuals (similar to eye color). Based on our clinical data to date, we hypothesize that patients with HLA alleles also present in Bria-IMT™ have a higher likelihood of responding to the Bria-IMT™ regimen with tumor regression. Therefore, BriaDx™, a companion diagnostic test, determines the patients’ HLA types.

Available Clinical Data for Treatment with the Bria-IMT™ Regimen

BriaCell conducted three Proof of Concept clinical trials, one using parental SV-BR-1 cells and the other two using Bria-IMT™ (i.e., genetically engineered SV-BR-1 cells – producing GM-CSF also called SV-BR-1-GM), in metastatic (i.e., Stage IV) breast cancer patients who had failed prior treatments. The patients were treated with the Bria-IMT™ regimen according to the following schedule, and the results are summarized below.

51

First Proof of Concept Trial

●	Used unmodified cell line (parental SV-BR-1 cells) + GM-CSF + cyclophosphamide.

●	N = 14 late stage, treatment-refractory breast cancer patients.

●	No significant adverse treatment-associated events, well tolerated.

●	Median Overall Survival = 12.1 months.

Second Proof of Concept Trial

●	Used Bria-IMT™ (genetically engineered SV-BR-1 cells – producing GM-CSF) with pre-dose, low dose cyclophosphamide and post-dose local interferon-α to boost the response (the Bria-IMT™ regimen).

●	N = 4 late stage, treatment-refractory (3 breast cancer (2 grade II and 1 grade III), and 1 ovarian cancer) patients.

●	No significant adverse treatment-associated events, well tolerated.

●	Median Overall Survival = 35 months.

●	One robust responder with greater than 90% regression during treatment, subsequent relapse (upon halting treatment) responded to re-treatment.

●	This patient matched Bria-IMT™ at a key HLA type (HLA-DRB3) and had a grade II tumor.

52

Third Proof of Concept Trial

Thirty patients were screened, 24 enrolled and 23 dosed in the Phase I/IIa study (2017-2018).

●	The Bria-IMT™ regimen included pre-dose low-dose cyclophosphamide (to reduce immune suppression), intradermal inoculation with 20-50 million irradiated Bria-IMT™ cells between two and three days later, with subsequent intradermal inoculation with interferon-α2b approximately two and four days later. The majority of AEs were limited to expected minor local irritation at the injection sites.

●	The 23 patients treated with this regimen received cycles every two weeks for the first month and then monthly. They were heavily pre-treated with a median of four prior systemic therapy regimens.

●	Patients were treated with a median of three cycles of therapy (range 1-8).

●	The Bria-IMT™ regimen was able to elicit both cellular immune responses (as evidenced by DTH responses in 85% of patients evaluated) and antibody responses (present in 58% of patients evaluated).

●	There were no serious, unexpected, drug-related AEs.

Most patients who have dropped out did so due to worsening of their underlying disease. Specifically, 14 patients terminated participation due to progressive disease, four withdrew, three due to mortality (unrelated to study drug), and two terminated participation due to adverse events (both judged unrelated to study drug).

In the combined experience of the second and third studies (which both use the same Bria-IMT™ regimen), disease control (stable disease or partial response) was evaluated.

●	Disease control was seen in four of twenty patients who match with Bria-IMT™ at one or more HLA locus, including in three of six patients who match Bria-IMT™ at two or more HLA loci further supporting our “HLA Matching Hypothesis”, and the development of Bria-OTS ™ to single match over 99% and double match approximately 90% of the patient population.

●	Effectiveness also depends on the ability of the patient to develop an immune response to Bria-IMT™ as measured by DTH to the Bria-IMT™ or to the parental cell line (SV-BR-1). Across both “monotherapy” studies (SVMC #01-026 and WRI-GEV-007), a positive DTH response was noted in 22 patients while five were not responsive.

●	Results are shown in the tables below, combining the second and third proof of concept studies which both used Bria-IMT™ in an identical regimen.

Disease Control* in Studies SVMC #01-026 and WRI-GEV-007 Based on HLA Matching to Bria-IMT™ and Immune Response to Treatment

Patients	HLA Match	Disease Control	Disease Control in Immune Responders
N=6	≥2	50%	75%
N=20	≥1	25%	33%
N=7	0	29%	29%
All Patients N=27		26%	32%

53

Disease Control in Studies SVMC #01-026 and WRI-GEV-007 Based on Tumor Grade

Patients	Grade I/II	Disease Control
All Patients N=27	8	63%
Immune Responders (as measured by DTH)
Immune Responders N=22	7	71%

●	Bria-IMT™ was dosed in 27 patients (four in 2004-2006, 23 in 2017-2018) as the Bria-IMT™ regimen alone.

●	Bria-IMT™ has been very well tolerated (over 100 doses given to date).

●	Tumor regression was seen in patients who were able to mount an immune response and matched Bria-IMT™ at HLA types, confirming our main hypothesis and supporting using HLA typing as a marker to predict who is most likely to respond.

●	BriaCell continues to monitor their clinical trials proposing that BriaDx™ would include HLA typing as well as other potential biomarkers (such as tumour grade or the ability to mount a DTH response) to identify the patients most likely to respond to the Bria-IMT™ regimen.

Development of Additional Immunotherapy Cell Lines

●	Based on these observations, BriaCell is extending this technology to other types of cancer by developing additional immunotherapy cell lines.

●	Cell lines currently being genetically engineered include a Prostate Cancer cell line (novel immunotherapy cell line (“NICL”) 1, or NICL1), a non-small cell lung cancer cell line (NICL2) and a melanoma cell line (NICL3).

●	Initial steps in the genetic engineering have been completed with subsequent steps planned for 2021 and 2022.

●	IND filings for these NICLs are anticipated starting in 2022.

Protein Kinase C Delta (PKCδ) Inhibitors

Overview

The delta isoform of the Protein Kinase C family (PKCδ) is implicated in a multitude of cellular responses to external and internal stimuli, playing both pro- and anti-tumorigenic roles. In contrast to PKCα, PKCδ does not seem to be required for survival of normal cells. In PKCδ knockout mice, mild lymphoproliferation was observed, but overall, PKCδ inhibition is well tolerated at the organismal level. BriaCell scientists develop small-molecule PKCδ inhibitors for use in those situations where PKCδ carries out pro-tumorigenic functions. Preliminary data suggest that PKCδ inhibition may be particularly beneficial in a subset of cancers with oncogenic Ras or with otherwise activated Ras signaling, for instance in endometrial cancers with estrogen-induced K-Ras stabilization. In particular, PKC δ inhibition may be of therapeutic use in cancers dependent on Ras signaling for proliferation, as shown in vitro for lung cancer. BriaCell, through its subsidiary Sapientia, uses structural information of Rottlerin, a PKCδ inhibitor with modest activity, and Staurosporine, a potent but nonspecific PKC inhibitor, to develop a series of “hybrid” compounds. This rational design approach is envisioned to yield molecules with, compared to Rottlerin, enhanced activity yet retained PKC δ-selectivity.

54

Strategy and Results

PKCδ inhibition was achieved with small molecules using a pharmacophore model based on Staurosporine and Rottlerin. One of the most promising molecules based on this approach, BC106 (BJE6-106), presents an IC50 for PKCδ inhibition of approximately 50 nM and is approximately 1000-fold more selective for PKCδ than for PKCα. In cellular and animal model studies, BC106 shows effective anti-proliferative and anti-tumor activity, but this molecule is not water soluble, hence not appropriate as a drug candidate. Efforts to improve water solubility have been initiated, with a series of compounds undergoing testing in in vitro kinase and cell-based assays.

To develop PKCδ inhibitors, BriaCell affiliates started with two molecules known to have PKC-inhibitory properties: Staurosporine and Rottlerin. Multiple chemical manipulations and testing resulted in BC106, one of the Company’s most effective compounds to-date. Staurosporine is a well-known Protein Kinase C inhibitor with anti-cancer activity, while Rottlerin, also known as Mallotoxin, opens potassium channels that have been used to induce apoptosis. Rottlerin has also been shown to be an immunosuppressive agent, affecting multiple oncogenic pathways. Although some reports claim that Rottlerin does not act primarily via PKCδ inhibition, BriaCell’s data supports Rottlerin-derived molecules as viable tumor suppressors.

The Company’s strategy for compound synthesis is based on a hitherto unexplored design concept, wherein functional moieties of two natural products known to strongly inhibit PKCδ – Rottlerin and Staurosporine – have been “intellectually cut” from each natural product and then covalently joined to make a novel, chimeric scaffold. The Company’s synthetic analogs, in essence, combine the bottom benzopyran moiety of Rottlerin and chemically join that to the indolyl carbazole moiety of Staurosporine. Further, new chimeric scaffolds are synthesized in a novel, convergent modular fashion allowing for the rapid assembly and testing of many derivatives.

Rottlerin was initially used because this molecule inhibits purified PKCδ at an IC50 of 3-5 μM in vitro, and in cultured cells with an IC50 of 5 μM. Rottlerin is relatively more selective for PKCδ than for PKCα (PKCδ IC50:PKCα IC50 ≈ 1:30). BriaCell further advanced its pharmacophore model using the Rottlerin-based prototype chimeric structure in combination with Staurosporine by incorporating protein structural data for the novel class PKCs. This strategy produced a second generation of PKCδ inhibitors with the “head” group resembling that of Staurosporine and the other domains conserved from the Rottlerin scaffold to preserve isozyme specificity. A second generation successful product is represented by BC128, which has an IC50 of 4 μM for PKCδ (similar to Rottlerin), and better isozyme selectivity (IC50 of >120 μM for PKCα). BC128 showed anti-tumor cell activity in vitro and in vivo.

BC106, the BriaCell’s most-recent “lead” compound, produces substantial cytotoxicity against multiple human tumor lines at nM concentrations (10-40 times lower than Rottlerin or BC128). BC106 dramatically inhibited the clonogenic capacity of RAS-mut tumor cell lines after as little as 12 hours of exposure. BC106 is 1000-fold more selective for PKCδ than for PKCα. The latter is an important finding because inhibition of PKCα is generally toxic to all cells (normal and malignant) and would make BC106 non-tumor-targeted.

Approximately 40% of melanomas harbor NRAS mutations and there is no effective RAS-targeted treatment available for this subgroup. BriaCell affiliates have demonstrated that NRAS-mutant melanoma cells were highly sensitive to PKCδ siRNA knock-down and to BC106 at nM concentrations. Clonogenic assays demonstrated that irreversible inhibition of proliferation required as little as 12 hours of exposure to Rottlerin or BC106.

BriaCell affiliates also assessed the effects of PKCδ inhibition on breast tumor growth and survival in a xenograft human breast cancer stem cell model. PKC δ inhibition prevented tumor grown and promoted the survival of the animals evaluated over the course of 300 days (note that the vehicle treated animals all died within the first 20 days of the study).

Furthermore, PKC δ inhibition also inhibited the growth of neuroendocrine cells.

55

Summary and Outlook – Early Stage Preclinical Program

●	30% of all human malignancies display activating RAS mutations with another 60% showing over-activity of Ras-signaling pathways.[38]

●	BriaCell’s novel, proprietary PKCδ inhibitors have shown activity against multiple RAS transformed tumors.[39]

●	This target has an attractive safety profile based on in vivo studies and knock out mouse studies.[40]

●	PKCδ also has potential activity as an immunotherapeutic by blocking TGFβ signaling.[41]

●	PKCδ inhibitors are applicable to specific niche tumor types which provide an accelerated clinical development plan.

●	Structural aspects of first-generation inhibitor rottlerin and staurosporine (pan-PKC inhibitor) were combined to create second generation inhibitor KAM1.

●	Third generation inhibitors such as BC-106 have improved potency and selectivity.

●	Fourth generation inhibitors are under development to optimize their drug-like characteristics.

●	PKCδ inhibitors lack endothelial cell cytotoxicity & PKCδ deficient mice develop normally and are fertile → No marked intrinsic toxicity by inhibiting PKCδ.

●	Candidate selection is anticipated in 2022.

38 Prior IA, Lewis PD, Mattos C. A comprehensive survey of Ras mutations in cancer. Cancer Res. 2012 May 15; 72(10): 2457–2467.

39 Xia, S., Forman, L. W. & Faller, D. V. Protein Kinase Cδ Is Required for Survival of Cells Expressing Activated p21RAS. J. Biol. Chem. 282, 13199–13210 (2007); Chen, Z. et al. Protein kinase Cδ inactivation inhibits cellular proliferation and decreases survival in human neuroendocrine tumors. Endocr. Relat. Cancer 18, 759–71 (2011); Xia, S., Chen, Z., Forman, L. W. & Faller, D. V. PKCδ survival signaling in cells containing an activated p21Ras protein requires PDK1. Cell. Signal. 21, 502–508 (2009); Liou, J. S., Chen, C.-Y., Chen, J. S. & Faller, D. V. Oncogenic Ras Mediates Apoptosis in Response to Protein Kinase C Inhibition through the Generation of Reactive Oxygen Species. J. Biol. Chem. 275, 39001–39011 (2000); Liou, J. S., Chen, J. S. & Faller, D. V. Characterization of p21Ras-mediated apoptosis induced by protein kinase C inhibition and application to human tumor cell lines. J. Cell. Physiol. 198, 277–294 (2004); Chen, C. Y., Liou, J., Forman, L. W. & Faller, D. V. Differential regulation of discrete apoptotic pathways by Ras. J. Biol. Chem. 273, 16700–9 (1998); Chen, C. Y. & Faller, D. V. Direction of p21ras-generated signals towards cell growth or apoptosis is determined by protein kinase C and Bcl-2. Oncogene 11, 1487–98 (1995); Chen, C. Y. & Faller, D. V. Phosphorylation of Bcl-2 protein and association with p21Ras in Ras-induced apoptosis. J. Biol. Chem. 271, 2376–9 (1996); Chen, C.-Y., Liou, J., Forman, L. W. & Faller, D. V. Correlation of genetic instability and apoptosis in the presence of oncogenic Ki-Ras. Cell Death Differ. 5, 984–995 (1998); Chen, C. Y. et al. The recruitment of Fas-associated death domain/caspase-8 in Ras-induced apoptosis. Cell Growth Differ. 12, 297–306 (2001).

40 Miyamoto A, Nakayama K, Imaki H, Hirose S, Jiang Y, Abe M, Tsukiyama T, Nagahama H, Ohno S, Hatakeyama S, Nakayama KI. Increased proliferation of B cells and auto-immunity in mice lacking protein kinase Cdelta. Nature. 2002 Apr 25;416(6883):865-9.

41 Wermuth PJ, Addya S, Jimenez SA. Effect of Protein Kinase C delta (PKC-δ) Inhibition on the Transcriptome of Normal and Systemic Sclerosis Human Dermal Fibroblasts In Vitro. PLoS ONE, November 2011, Volume 6, Issue 11, e27110; PMCID: PMC3214051; Li Z, Jimenez SA. Protein Kinase C δ and c-Abl Kinase Are Required for Transforming Growth Factor β Induction of Endothelial–Mesenchymal Transition In Vitro. Arthritis and Rheumatism, Vol. 63, No. 8, August 2011, pp 2473–2483 PMCID: PMC3134600; Bujor AM, Asano Y, Haines P, Lafyatis R, Trojanowska M. The c-Abl Tyrosine Kinase Controls Protein Kinase C δ –Induced Fli-1 Phosphorylation in Human Dermal Fibroblasts. Arthritis & Rheumatism, Vol. 63, No. 6, June 2011, pp 1729–1737. PMCID: PMC3381734.

56

Early Phase Programs

BriaCell is developing multi-specific binding reagents that simultaneously bind to an immune cell and a cancer cell, or just to a cancer cell, and activate the immune system against the cancer cells. The novel binding reagents are designed to act, among others, as potent immune cell activators/immune checkpoint inhibitors without the toxicity of current checkpoint inhibitors. The expected effect is a highly targeted therapy envisioned to selectively destroy cancer cells without affecting normal (non-cancerous) cells. This may mean less severe side effects for the treated cancer patients compared to alternative therapies. The Company cautions that these novel therapeutics are still under early-stage research and development and is not making any express or implied claims as to their success in cancer treatment or commercial viability. The patent application seeks protection for, among others, the design of new therapeutics and methods for their use. These are designated “Bria-TILs-Rx”. IND filings for Bria-TILs-Rx for the treatment of prostate cancer and epithelial and glandular cancer, respectively, are anticipated to be made in 2022 and require an additional approximately US$1,000,000 each.

On October 28, 2020, BriaCell entered into a Cooperative Research and Development Agreement (“CRADA”) with the U.S. Department of Health and Human Services, as represented by the NCI. Under the CRADA, NCI and BriaCell will work together to conduct preclinical studies to develop and test BriaCell’s proprietary Bria-OTS cellular immunotherapy as a treatment for cancer to improve and broaden applicability of this therapeutic strategy. Under the terms of the CRADA, BriaCell will provide funding (totaling $433,400 over three years) to support the project. The NCI estimates that 1.3 person-years of effort per year will be required to complete the CRADA research which includes the development of a mouse model of this therapeutic strategy. BriaCell and NCI will be using their combined expertise in tumor immunology, molecular biology and development of cellular therapies to design studies which are intended to trigger the immunologic pathways necessary to create potent immune responses against cancer. The goal of the collaboration is to develop novel therapeutics for future clinical collaborations, allowing cancer patients to potentially benefit from potent and personalized cancer immunotherapy.

Mechanism of Action of BRIA-IMT™ and BRIA-OTS™

The mechanism of action of Bria-IMT™/Bria-OTS™ is currently under investigation.

We believe that Bria-IMT™/Bria-OTS™ activates the patient’s immune system to recognize tumor cells and destroy them. We hypothesize that Bria-IMT™/Bria-OTS™ exerts its action via the patient’s antigen-presentation system (i.e. the system that presents antigen material on the surface of cells for recognition by the T cells of the immune system as either self (i.e., safe) or foreign (i.e., to be destroyed)). Specifically, Bria-IMT™/Bria-OTS is thought to stimulate dendritic cells, a key component of the antigen-presenting system, to display certain immunogenic (i.e., immune response-generating) protein fragments to T cells, which activates the T cells to destroy the tumor cells either directly, or indirectly by inducing a humoral (antibody-generating) immune response. In addition, we also have shown that Bria-IMT™ is capable of directly stimulating. T cells thereby potentially adding additional therapeutic benefits. The latter property of Bria-IMT™ is the basis of the Bria-OTS™ project as it requires HLA matching between the therapeutic cells and the patient.42

BriaCell’s preliminary analyses have shown several up-regulated genes in Bria-IMT™ that encode proteins known to be immunogenic (i.e. immune response-generating), suggesting that Bria-IMT™ can stimulate the immune system against the cancer cells.

Bria-IMT™ is a human breast cancer cell line which expresses Her2/neu (a protein well known for its overexpression in breast cancer but also associated other epithelial malignancies including ovarian, pancreatic, colon, bladder and prostate cancers). Bria-IMT™ has been engineered to produce and secrete GM-CSF, a protein that promotes dendritic cell function, a key component of the immune system, and hence activates the immune system.

42 Lacher M.D., Bauer G. Fury B., Graeve S., Fledderman E.L., Petrie T.D., Coleal-Bergum D.P., Hackett T., Perotti N.H., Kong Y.Y., Kwok W.W., Wagner J.P., Wiseman C.L., and Williams W.V. SV-BR-1-GM, a Clinically Effective GM-CSF- Secreting Breast Cancer Cell Line, Expresses an Immune Signature and Directly Activates CD4+ T Lymphocytes. Frontiers in Immunology 2018; 9: Article 776.

57

Potential Mechanisms of Specific Immune Activation in Advanced Breast Cancer

1.	Bria-IMT/OTS™ produces breast cancer antigens (proteins made by breast cancer cells).

2.	Bria-IMT/OTS™ secretes GM-CSF which further promotes dendritic cell-based antigen presentation (boosts the response).

3.	Breast cancer antigens are taken up by dendritic cells and “presented” to CD4+ and CD8+ T cells implicated in tumor destruction.

4.	Bria-IMT/OTS™ directly stimulates cancer fighting CD4+ and CD8+ T cells (further boosts the response).

5.	Bria-IMT/OTS™ biological activity depends on HLA matching of Bria-IMT/OTS™ and the patient.

Clinical Trials

Phase I/IIA Combination Study of BRIA-IMT™ with Immune Checkpoint Inhibitors in Advanced Breast Cancer

The FDA approved the combination study of Bria-IMT™ with immune checkpoint inhibitors in advanced breast cancer (third line or later). The initial study used pembrolizumab (KEYTRUDA®, purchased by the Company as the Company does not have an agreement with Merck for the supply of KEYTRUDA®). The Company dosed 11 patients with this combination and no dose limiting toxicities were observed. Additionally, evidence of additive or synergistic activity was observed.

The combination with KEYTRUDA® was discontinued and the study was subsequently modified to use a combination of Bria-IMT with the Incyte PD-1 inhibitor (INCMGA00012) and epacadostat. The Company anticipates additional safety and efficacy data for the combination of Bria-IMT™ with INCMGA00012 and epacadostat to be released throughout 2021 and 2022.

For the year ended July 31, 2021, research costs amounted to $1,315,497 as compared to $2,425,838 for the year ended July 31, 2021. The significantly reduced research investment is as a result of the slow down in clinical trials due to the impact of COVID-19 on both patient recruitment and ongoing fundraising efforts of the Company, prior to the completion of the Nasdaq public offering in February 2021.

We may face difficulties recruiting or retaining patients in our ongoing and planned clinical trials if patients are affected by the virus or are fearful of visiting or traveling to our clinical trial sites because of the outbreak of COVID-19. In the event that clinical trial sites are slowed down or closed to enrollment in our trials, this could have a material adverse impact on our clinical trial plans and timelines. We are continuing to assess our business plans and the impact COVID-19 is having on our clinical trial timelines and our ability to recruit candidates for clinical trials, but there can be no assurance that this analysis will enable us to avoid part or all of any impact from the spread of COVID-19 or its consequences, including downturns in business sentiment generally or in our sector in particular. The extent to which COVID-19 and global efforts to contain its spread will impact our operations will depend on future developments, which are highly uncertain and cannot be predicted at this time, and include the duration, severity and scope of the outbreak and the actions taken to contain or treat the coronavirus outbreak. We currently believe that the execution of our clinical trials and research programs are delayed by at least one quarter due to COVID-19.

One patient transitioned from combined treatment of the Bria-IMT™ regimen with KEYTRUDA® to combination treatment with INCMGA00012. She has continued to have stable disease with further reduction in the size of some of her breast cancer nodules around the brain including disappearance of one nodule behind the left eye which was causing proptosis (pushing the eye forward). This nodule has completely disappeared and her eye has gone back into place.

58

Rationale for the Combination Study of Bria-IMT™ with Immune Checkpoint Inhibitors

The immune checkpoint inhibitors such as anti-PD-1 antibodies have come to the forefront in the fight against cancer with substantial benefits for some patients. Recently, the significance of immune checkpoint inhibitors was recognized by the Nobel committee by awarding Dr. Tasuku Honjo and Dr. James P. Allison with the 2018 Nobel Prize in Physiology or Medicine (Scientists behind game-changing cancer immunotherapies win Nobel medicine prize), validating the Company’s decision to initiate a combination therapy with immune checkpoint inhibitors.

Drs. Alison and Honjo independently, using different strategies, showed a new approach of treating patients by awakening certain cells of the immune system, T cells, to attack tumors. This new approach of treating patients with immune checkpoint inhibitors (such as anti-PD-1 antibodies), designed to overcome immune suppression in cancer patients, is revolutionizing the fight against cancer.

In 2010 a pre-clinical study by Dr. Allison’s group showed that combination with anti-PD-1 antibodies potentiated the tumor-destroying effect of melanoma cells engineered to produce GM-CSF, a substance that activates the immune system, compared to the treatment with the GM-CSF producing cells alone. Bria-IMT™, a breast cancer cell line, also produces GM-CSF. Bria-IMT™ has been shown to indirectly and directly stimulate T cells, and hence has displayed immune-activating properties. BriaCell has published these findings in a leading immunology journal. It is important to note that anti-PD-1 antibodies have not been shown to work on their own in breast cancer.

KEYTRUDA® (pembrolizumab)

Manufactured by Merck & Co., Inc., KEYTRUDA® (pembrolizumab) is a prescription medicine that may treat certain cancers by working with the immune system. It has been approved for the treatment of a number of cancer indications excluding breast cancer. The company is not a party to any agreements with Merck for the supply of KEYTRUDA®.

●	A phase I/IIa study was initiated evaluating the combination of the Bria-IMT™ regimen with KEYTRUDA® (pembrolizumab). This combination combines the induction of an immune response by Bria-IMT™ (putting the foot on the gas of the immune response) with the ability of KEYTRUDA® to block the PD-1 – PD-L1 immune checkpoint (take the foot off the brakes of the immune response).

●	The study was planned to enroll up to 48 patients.

●	Eleven patients with advanced breast cancer (median of four prior systemic therapy regimens) have been treated with this regimen with cycles every three weeks for a median of three cycles (range 1 – 9 cycles).

●	Two patients had evidence of tumor regression, both of whom had grade II tumors and also had robust immune responses (as measured by DTH) to Bria-IMT™. One matched Bria-IMT™ at two HLA types while the other did not match Bria-IMT™ at any HLA types, suggesting that the Bria-IMT™ regimen, when given in combination with a PD-1 inhibitor, may be able to induce tumor regression without an HLA match especially in patients with grade I/II tumors. One other patient in this cohort had a grade II tumor and that patient had stable disease. Thus, of the three patients with grade I/II tumors treated with the combination of the Bria-IMT™ regimen with pembrolizumab, all three had evidence of clinical benefit as typically defined. BriaCell purchased the KEYTRUDA® for this study without a collaboration with Merck while pursuing other avenues to collaborate with a company that has an anti-PD-1 antibody and/or other immune checkpoint inhibitors to use in combination with the Bria-IMT™ regimen. BriaCell has obtained such an agreement with Incyte Corporation as noted below. Based on this, the combination therapy study (BRI-ROL-001) has been amended to evaluate combination of the Bria-IMT™ regimen with Incyte’s PD-1 inhibitor and epacadostat as noted below. The combination with KEYTRUDA® has been discontinued.

BriaCell & Incyte Collaboration and Supply Agreement

The following summarizes the non-exclusive clinical trial collaboration to evaluate the effects of combinations of novel clinical candidates:

●	The clinical study will focus on (but not limited to) BriaCell’s lead candidate, Bria-IMT™, in combination with Incyte’s selected compounds for advanced breast cancer.

59

●	Incyte is providing compounds from its development portfolio, including INCMGA0012, an anti-PD-1 monoclonal antibody, and epacadostat, an IDO1 inhibitor, for use in combination studies with BriaCell’s lead candidate, Bria-IMT™.

●	Incyte is a global biopharmaceutical company focused on discovering and developing novel therapeutics in oncology and other serious diseases.

●	The first six patients will receive the Bria-IMT™ regimen in combination with INCMGA00012. Once safety of the combination has been established, subsequent cohorts are planned to receive a triple combination of the Bria-IMT™ regimen with INCMGA00012 and epacadostat.

●	Dosing of the novel combinations commenced in the fourth quarter of 2019.

●	The Company anticipates safety and efficacy data to be released during 2022 and 2023.

●	Pending discussions with the Food and Drug Administration (FDA), a registration study focused on, but not limited to, Bria-IMT™, in combination with Incyte’s selected compounds for advanced breast cancer is planned to commence 2022 with the Bria-OTS™ program following by approximately 8-10 quarters.

Additional data was presented at the American Association for Cancer Research San Antonio Breast Cancer Meeting on December 10-11, 2020. The data presented summarized the clinical and pathological data of the Bria-IMT™ monotherapy (i.e. the Bria-IMT™ regimen alone) study and Phase I/IIa clinical study of Bria-IMT™ in combination with immune checkpoint inhibitors including pembrolizumab (KEYTRUDA®; manufactured by Merck & Co., Inc.), and more recently, Incyte’s INCMGA00012 (by Incyte Corporation), in advanced breast cancer. Thirty patients were treated with the Bria-IMT™ regimen (19 with the Bria-IMT™ regimen alone, four who began on the Bria-IMT™ regimen and transitioned to combination with a combination with Incyte’s INCMGA00012, and seven with combination therapy with of Bria-IMT™ with KEYTRUDA®). Eleven of those patients had moderately-well differentiated tumors. 70% of these patients who were able to develop an immune response showed disease control suggesting that the Bria-IMT™, with a molecular signature most closely related to moderately-well differentiated tumors, may result in disease control especially in patients with moderately-well differentiated tumors. These patients were very heavily pre-treated with a median of seven prior systemic therapy regimens (including chemotherapy, biological and “targeted” therapy). The median PFS of this cohort was 5.7 months in the monotherapy study, and 6.9 months in combination therapy. Of the group, there were nine patients with evaluable lesions including six with stable disease and two with partial responses according to RECIST criteria. One patient with stable disease had a marked reduction in numerous non-target lesions. The data suggests clinical and survival benefit for patients with moderately-well differentiated tumors who were treated with the Bria-IMT™ regimen with or without check point inhibitors. Notably, the survival benefit was higher in the group that received the Bria-IMT™ regimen with check point inhibitors suggesting an additive or synergistic effect.

The median OS for the combined monotherapy and combination therapy was 12.5 months (data on six patients with moderately-well differentiated tumors). An OS of 7.2-9.8 months in similar patients with metastatic breast cancer in the third line setting has recently been published (Kazmi S, et al. “Overall survival analysis in patients with metastatic breast cancer and liver or lung metastases treated with eribulin, gemcitabine, or capecitabine.” Breast Cancer Res Treat. 2020). This suggests a potentially significant survival benefit for the patients treated with the Bria-IMT™ regimen alone or in combination with check point inhibitors.

Marketing and Sales Strategy

The product will initially be marketed to oncologists who are well versed in the use of immunotherapy for cancer. Partnering with other pharma companies in order to market combinations with a number of drugs is also an option that we intend to pursue. This study will utilize a frozen formulation which consists of irradiated SV-BR-1-GM cells in viable freezing media. This formulation will permit stockpiling of the immunotherapy so that it can be sent on demand to clinical sites. The eventual goal is to reach all oncologists who treat late stage breast cancer either by direct outreach or by partnering with another company that has an established presence in the oncology space.

60

Other Commercial Considerations

There is a high unmet medical need in late stage breast cancer, providing potential for accelerated approval of Bria-IMT™. The FDA is interested in facilitating the availability of novel therapies of patients with unmet medical needs, especially those that can target the population most likely to respond. In addition, Bria-IMT™ may fit the description of an orphan drug, especially if HLA matching and/or limitation to grade I/II tumors is required. These two facts may help facilitate accelerated approval of Bria-IMT™.

Production and Marketing Plan

Bria-IMT™ cells grow in simple tissue culture media and are irradiated prior to inoculation. Bria-IMT™ manufacturing will be performed by Contract Manufacturing Organizations. Recently we have been working with KBI Biopharma, Inc. (“KBI”) who have developed a frozen formulation, where the cells are grown, harvested and irradiated followed by cryopreservation in a viable state. The cells are stockpiled and shipped directly to clinical sites for inoculation. Each lot of Bria-IMT™ is tested for potency (GM-CSF production), identity (HER2+ and ER/PR-) and adventitious agents to rule out contamination with infectious agents. To date, there have been no issues with these tests. Additional manufacturing facilities have been evaluated and may be enlisted as demand grows.

Marketing will target oncologists who are well versed in the use of immunotherapy and cancer vaccines and especially breast cancer treatment centers. The initial target will be patients with metastatic or recurrent breast cancer who have failed at least two prior treatment regimens. We plan to develop the clinical data for Bria-IMT™ and use this information to reach out to oncologists seeking additional therapeutic options for their patients. We will include in this effort a physician education campaign targeting the oncologists most likely to treat metastatic breast cancer. As these physicians become more aware of the data regarding Bria-IMT™ in breast cancer, we will make sure they also understand how best to use Bria-IMT™ in combination with other therapies that have complementary of synergistic mechanisms of action. This will also come from the clinical studies described above focusing on combination therapy. Partnering with other pharma companies in order to market a number of drugs is also an option that we intend to pursue. Our eventual goal is to reach all oncologists who treat late stage breast cancer either by direct outreach or by partnering with another company that has an established presence in the oncology space.

License Agreements

On July 24, 2017, the Company entered into the Share Exchange Agreement with its wholly-owned subsidiary, BTC, and Sapientia, including all the shareholders of Sapientia. Sapientia, a biotechnology company based in Havertown, PA, is developing novel targeted therapeutics for multiple indications including several cancers and fibrotic diseases.

Pursuant to the terms of the Share Exchange Agreement, BriaCell Therapeutics Corp. agreed to acquire from the Sapientia shareholders all of the issued and outstanding shares in the capital of Sapientia in consideration to the Sapientia shareholders, pro rata, of an aggregate of 8,333 common shares in the capital of BriaCell (the “Transaction”), which were issued on September 5, 2017.

As part of the Transaction, BriaCell acquired the license agreement Sapientia entered into with Faller-Williams Technology (“FWT”), dated March 16, 2017, (the “License Agreement”), pursuant to which BriaCell acquired all rights, including composition of matter patents (the “PKCδ Patents”), and preclinical study data to a novel therapeutic technology platform, PKCδ inhibitors, which represents a unique, highly-targeted approach to treat cancer and to boost the immune system.

Pursuant to the License Agreement, FWT is eligible to receive certain milestone payments, including i) $5,000,000 upon the filing of each New Drug Application with the FDA with respect to products disclosed and/or described in the PKCδ Patents (the “PKCδ Products”); ii) $25,000,000 upon final approval of each New Drug Application by the FDA for the marketing of a PKCδ Product; iii) $1,000,000 upon the filing of each Marketing Authorization Application (“MAA”) with the Medicines and Healthcare Products Regulatory Agency of United Kingdom or the Committee for Medicinal Products for Human Use of the European Commission with respect to a PKCδ Product; and iv) $5,000,000 upon the final approval of each MAA with the Medicines and Healthcare Products Regulatory Agency of United Kingdom or the Committee for Medicinal Products for Human Use of the European Commission for the marketing of a PKCδ Product.

61

FWT is eligible to receive certain royalty payments. Following the first commercial sale of a PKCδ Product in the United States, FWT shall receive i) 5% of worldwide net sales of PKCδ Products encompassed by one or more valid claims of the PKCδ Patents and/or improvements thereto, and ii) 2.5% of worldwide net sales from PKCδ Products not encompassed within one or more valid claims of the PKCδ Patents. Additionally, upon BriaCell’s receipt of marketing approval for a PKCδ Product from the FDA, the Medicines and Healthcare Products Regulatory Agency of United Kingdom, the Committee for Medicinal Products for Human Use of the European Commission or an equivalent authority, FWT shall receive minimum royalty payments of $250,000 per year.

Unless terminated earlier pursuant to the provisions therein, the License Agreement shall expire ten years after the last PKCδ Patent expires.

Intellectual Property

The proprietary nature of, and protection for, the Company’s current and/or any future product candidates, processes and know-how are important to its business, as is its ability to operate without infringing on the proprietary rights of others, and to prevent others from infringing its proprietary rights. The Company seeks patent protection in the U.S. and internationally for its current and future product candidates it may develop through other technology. In order to protect its proprietary technologies, the Company relies on combinations of application for patent and trade secret protection, as well as confidentiality agreements with employees, consultants, and third parties.

The Company has filed and own or have licensed all rights in the following pending patent applications and issued patents:

Filed with the United States Patent and Trademark Office (“USPTO”) on June 14, 2004, U.S. Patent No. 7,674,456 B2, includes claims to the following:

1.	Compositions comprising SV-BR cells

2.	Therapeutic methods of using said compositions

On February 27, 2017, BriaCell filed an international patent application under the Patent Cooperation Treaty (“PCT”) to further expand its intellectual property portfolio underlying the Company’s current and anticipated pipeline of whole-cell cancer immunotherapeutics including Bria-IMT™ and Bria-OTS™. The PCT application (PCT/US2017/019757) claims priority to two provisional patent applications filed by the Company with the USPTO in 2016. It, in essence, provides the framework for additional whole-cell cancer immunotherapeutics beyond Bria-IMT™ and strategies for patient-specific selection of the most likely effective whole-cell immunotherapeutic (BriaDx™). The PCT application entered the National Phase in the second half of 2018.

On July 24, 2017 BriaCell obtained the exclusive license to certain patents related to PKCδ inhibitor technology that includes patents to specific compounds, methods of using the compounds, and methods of assessing patients regarding the compounds. These patents include U.S. Patent No. 9,364,460, which was issued on June 14, 2016; U.S. Patent No. 9,572,793, which issued on February 21, 2017; U.S. Patent No. 9,844,534, which was issued December 19, 2017; and EP Patent No. 2897610, which was issued on January 10, 2018.

To the knowledge of the Company’s management, there are no contested proceedings or third-party claims over any of our patent applications. Our success depends upon our ability to protect our technologies through intellectual property agreements including patents, trademarks, know-how, and confidentiality agreements. However, there can be no assurance that the above-mentioned patent applications will be approved by the appropriate agencies.

62

All of the technology for which patents are currently sought is owned by the Company. Our patents are entirely owned or exclusively licensed by the Company.

Competition

Cancer immunotherapy has become a significant growth area for the biopharmaceutical industry, attracting large pharmaceutical companies as well as small niche players. Generally, our principal competitors in the cancer immunotherapy market comprise both companies with currently approved products for various indications, such as manufacturers of approved bispecific antibodies, CAR-T cells, and checkpoint inhibitors, as well as companies currently engaged in cancer immunotherapy clinical development. The large and medium-size players who have successfully obtained approval for cancer immunotherapy products include Bristol-Myers Squib Company, Merck & Co., Inc., Genentech, Inc. (a subsidiary of Roche Holding AG), AstraZeneca PLC, Celgene Corporation, Johnson & Johnson/Janssen Pharmaceuticals, Amgen, Novartis, Acerta Pharmaceuticals (a subsidiary of AstraZeneca), Juno Therapeutics, Inc. (a subsidiary of Celgene), Kite Pharma, Inc., a wholly-owned subsidiary of Gilead Sciences, Inc. and Pfizer, Inc./EMD Serono, Inc. Most of these companies, either alone or together with their collaborative partners, have substantially greater financial resources than does BriaCell.

Companies developing novel products with similar indications to those we are pursuing are expected to influence our ability to penetrate and maintain market share. For patients with early stage breast cancer, adjuvant therapy is often given to prevent recurrence and increase the chance of long-term DFS. Adjuvant therapy for breast cancer can include chemotherapy, hormonal therapy, radiation therapy, or combinations thereof. In addition, the HER2 targeted drug trastuzumab (HERCEPTIN) - alone or in combination with pertuzumab (PERJETA), both manufactured and marketed by Roche/Genentech may be given to patients with tumors with high expression of HER2 (IHC 3+), as well as other novel targets such as MUC1, which may be useful in treating breast cancer. In addition, the FDA recently approved the first ever immunotherapy regimen for breast cancer to the Roche/Genentech PD-L1 checkpoint inhibitor atezolizumab (TECENTRIQ), combined with Celgene’s nab-paclitaxel (ABRAXANE) for TNBC that cannot be removed with surgery and is locally advanced or metastatic.

There are a number of cancer vaccines in development for breast cancer, including but not limited toTPIV200 (Marker Therapeutics, Inc.), AE-37 (Antigen Express), and Stimuvax (Merck KgA). While these development candidates are aimed at a number of different targets, and AE-37 has published data in the HER2 breast cancer patient population, there is no guarantee that any of these compounds will not in the future be indicated for treatment of low-to-intermediate HER2 breast cancer patients and become directly competitive with NPS.

Many of our competitors, either alone or with their strategic partners, have substantially greater financial, technical and human resources than we do, and also have greater experience in obtaining FDA and other regulatory approvals of treatments and commercializing those treatments. Accordingly, our competitors may be more successful than us in obtaining approval for cancer immunotherapy products and achieving widespread market acceptance. Our competitors’ treatments may be more effectively marketed and sold than any products we may commercialize, thus causing limited market share before we can recover the expenses of developing and commercializing of our cancer immunotherapy product candidate.

Mergers and acquisitions in the biotechnology and pharmaceutical industries may result in even more resources being concentrated among a smaller number of our competitors. Smaller or early stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies. These activities may lead to consolidated efforts that allow for more rapid development of cancer immunotherapy product candidates.

These competitors also compete with us in recruiting and retaining qualified scientific and management personnel, the ability to work with specific clinical contract organizations due to conflict of interest, and also the conduct of trials in the ability to recruit clinical trial sites and subjects for our clinical trials.

We expect any products that we develop and commercialize to compete on the basis of, among other things, efficacy, safety, price and the availability of reimbursement from government and other third-party payors. Our commercial opportunity could be reduced or eliminated if our competitors develop and commercialize products that are viewed as safer, more convenient or less expensive than any products that we may develop. Our competitors also may obtain FDA or other regulatory approval for their products more rapidly than we may obtain approval for our current product candidates or any other future product candidate, which could result in our competitors establishing a strong market position before we are able to enter the market.

63

Employees

As of July 31, 2021, we had five full-time employees and one part-time employee, located in New York, NY; Los Angeles, CA; Havertown, PA and Tel Aviv, Israel.

For the six-months ended January 31, 2021 the average number of employees, including executives, has been three, of whom two were executive management and one is engaged in research and development. Of these three employees, two were located in California and one in Pennsylvania. For each of the years ended July 31, 2017, 2018, 2019 and 2020, the average number of employees, including executives, has been four, of whom two were executive management and two were engaged in research and development. Of these four employees, three were located in California and one in Pennsylvania.

Research and Development Activities and Costs

For information regarding our clinical studies, please see above under the caption “Description of the Business – Clinical Trials.”

For the years ended July 31, 2021, 2020, 2019, 2018, 2017, and 2016 we incurred $1,315,497, $2,425,838, $4,002,676, $2,533,642, and $1,730,518 and $769,184, respectively, of net research and development expense.

Manufacturing

We do not own or operate manufacturing facilities for the production of our product candidates, nor do we have plans to develop our own manufacturing operations in the foreseeable future. We currently depend on third-party contract manufacturers for all of our required raw materials, active pharmaceutical ingredients, and finished product candidate for our clinical trials. We currently employ internal resources and third-party consultants to manage our manufacturing contractors.

Bria-IMT™ is currently manufactured under cGMP pursuant to agreements with the University of California, Davis Health System and with KBI, which is located in The Woodlands, Texas.

On June 11, 2015, the Company entered into an Agreement for Services with The Regents of the University of California, acting for and on behalf of its University of California, Davis Health System (“UC Davis”), pursuant to which UC Davis manufactures Bria-IMT™ (previously known as BriaVax) at its GMP facility. The Company pays UC Davis certain hourly rates depending on the specific services provided by UC Davis in connection with its manufacturing of Bria-IMT™.

Pursuant to the Company’s master services agreement with KBI, dated March 17, 2017, KBI has conducted developmental studies to derive and optimize a cryopreserved formulation of Bria-IMT™ (previously known as BriaVax) as a research working cell bank of final drug product doses suitable for cold chain shipment (the “KBI Services”). The Company pays for the cost of materials, consumables, and third party services, plus an additional 5% fee to compensate KBI for the cost of purchasing, material handling, inventory and administration and management of third party services necessary for KBI to perform the KBI Services. The master services agreement with KBI terminates on March 17, 2022.

Sales and Marketing

Our future commercial strategy may include the use of strategic partners, distributors, a contract sale force, or the establishment of our own commercial and specialty sales force, as well as similar strategies for regions and territories outside the United States. We plan to further evaluate these alternatives as we approach approval for the use of our product candidates for one or more indications.

Property, Plant and Equipment

The Company does not own any real property. BriaCell’s corporate offices in Canada are located at Suite 300, Bellevue Centre, 235-15th Street, West Vancouver, BC V7T 2XI, and its corporate and research offices in the United States are located at 180 Varick Street, 6th Floor New York, NY 10014.

We consider our current office space sufficient to meet our anticipated needs for the foreseeable future and suitable for the conduct of our business.

Government Regulation

The FDA and other regulatory authorities at federal, state, and local levels, as well as in foreign countries, extensively regulate, among other things, the research, development, testing, manufacture, quality control, import, export, safety, effectiveness, labeling, packaging, storage, distribution, record keeping, approval, advertising, promotion, marketing, post-approval monitoring, and post-approval reporting of biologics such as those we are developing. Along with third-party contractors, we will be required to navigate the various preclinical, clinical and commercial approval requirements of the governing regulatory agencies of the countries in which we wish to conduct studies or seek approval or licensure of its current or future product candidates. The process of obtaining regulatory approvals and the subsequent compliance with appropriate federal, state, local, and foreign statutes and regulations require the expenditure of substantial time and financial resources. A company can make only those claims relating to safety and efficacy, purity and potency that are approved by the FDA and in accordance with the provisions of the approved label.

64

The process required by the FDA before biologic product candidates may be marketed in the United States generally involves the following:

●	completion of preclinical laboratory tests and animal studies performed in accordance with the FDA’s current Good Laboratory Practices, or GLP, regulations;

●	submission to the FDA of an Investigational New Drug Application (IND), which must become effective before clinical trials may begin and must be updated annually or when significant changes are made;

●	approval by an independent Institutional Review Board, or IRB, or ethics committee at each clinical site before the trial is begun;

●	performance of adequate and well-controlled human clinical trials to establish the safety, purity and potency of the proposed biologic product candidate for its intended purpose;

●	preparation of and submission to the FDA of a Biologics License Application (BLA), after completion of all pivotal clinical trials;

●	satisfactory completion of an FDA Advisory Committee review, if applicable;

●	a determination by the FDA within 60 days of its receipt of a BLA to file the application for review;

●	satisfactory completion of an FDA pre-approval inspection of the manufacturing facility or facilities at which the proposed product is produced to assess compliance with current Good Manufacturing Practices, or cGMP, and to assure that the facilities, methods and controls are adequate to preserve the biological product’s continued safety, purity and potency, and of selected clinical investigations to assess compliance with current Good Clinical Practices, or GCP; and

●	FDA review and approval of the BLA to permit commercial marketing of the product for particular indications for use in the United States, which must be updated annually when significant changes are made.

65

The testing and approval process requires substantial time, effort and financial resources, and we cannot be certain that any approvals for our current or future product candidates will be granted on a timely basis, if at all. Prior to beginning the first clinical trial with a product candidate, we must submit an IND to the FDA. An IND is a request for authorization from the FDA to administer an investigational new drug to humans. The central focus of an IND submission is on the general investigational plan and the protocol(s) for clinical studies. The IND also includes results of animal and in vitro studies assessing the toxicology, pharmacokinetics, pharmacology, and pharmacodynamic characteristics of the product; chemistry, manufacturing, and controls information; and any available human data or literature to support the use of the investigational product. An IND must become effective before human clinical trials may begin. The IND automatically becomes effective 30 days after receipt by the FDA, unless the FDA, within the 30-day time period, raises safety concerns or questions about the proposed clinical trial. In such a case, the IND may be placed on clinical hold and the IND sponsor and the FDA must resolve any outstanding concerns or questions before the clinical trial can begin. Submission of an IND therefore may or may not result in FDA authorization to begin a clinical trial.

Clinical trials involve the administration of the investigational product to human subjects under the supervision of qualified investigators in accordance with GCP, which include the requirement that all research subjects provide their informed consent for their participation in any clinical trial. Clinical trials are conducted under protocols detailing, among other things, the objectives of the clinical trial, the parameters to be used in monitoring safety and the effectiveness criteria to be evaluated. A separate submission to the existing IND must be made for each successive clinical trial conducted during product development and for any subsequent protocol amendments. Furthermore, an IRB for each site proposing to conduct the clinical trial must review and approve the plan for any clinical trial and its informed consent form before the clinical trial begins at that site and must monitor the clinical trial until completed. Regulatory authorities, the IRB or the sponsor may suspend a clinical trial at any time on various grounds, including a finding that the subjects are being exposed to an unacceptable health risk or that the trial is unlikely to meet its stated objectives. Some studies also include oversight by a Data & Safety Monitoring Board (DSMB) organized by the clinical trial sponsor, which provides authorization for whether or not a clinical trial may move forward at designated check points based on access to certain data from the clinical trial and may halt the clinical trial if it determines that there is an unacceptable safety risk for subjects or other grounds, such as no demonstration of efficacy. There are also requirements governing the reporting of ongoing clinical studies and clinical trial results to public registries.

For purposes of BLA approval, human clinical trials are typically conducted in three sequential phases that may overlap.

●	Phase 1-The investigational product is initially introduced into healthy human subjects or patients with the target disease or condition. These studies are designed to test the safety, dosage tolerance, absorption, metabolism and distribution of the investigational product in humans, the side effects associated with increasing doses, and, if possible, to gain early evidence on effectiveness.

●	Phase 2-The investigational product is administered to a limited patient population with a specified disease or condition to evaluate the preliminary efficacy, optimal dosages and dosing schedule and to identify possible adverse side effects and safety risks. Multiple Phase 2 clinical trials may be conducted to obtain information prior to beginning larger and more expensive Phase 3 clinical trials. In some cases, FDA will grant preliminary marketing authorization for drugs treating areas of high unmet medical need based on Phase 2 clinical trials. In this case, they will also require confirmatory Phase 3 evaluation post-marketing. BriaCell is evaluating Bria-IMT in patients with breast cancer who have failed at least two prior lines of therapy. In this population there is no approved therapy. Therefore, the development plan for Bria-IMT is an area of high unmet medical need. It is anticipated that BriaCell will not need to complete Phase 3 clinical trials prior to submitting the marketing application for Bria-IMT in patients with advanced breast cancer who have failed at least two prior lines of therapy. In this case a confirmatory Phase 3 evaluation post-marketing will be required. It is anticipated that this would consist of a randomized, controlled clinical trial of Bria-IMT in combination with immune checkpoint inhibitors compared with best available therapy. However, this design is subject to negotiation with the FDA.

66

●	Phase 3-The investigational product is administered to an expanded patient population to further evaluate dosage, to provide statistically significant evidence of clinical efficacy and to further test for safety, generally at multiple geographically dispersed clinical trial sites. These clinical trials are intended to establish the overall risk/benefit ratio of the investigational product and to provide an adequate basis for product approval.

●	Phase 4-In some cases, the FDA may require, or companies may voluntarily pursue, additional clinical trials after a product is approved to gain more information about the product. These so-called Phase 4 studies may be made a condition to approval of the BLA.

Phase 1, Phase 2 and Phase 3 testing may not be completed successfully within a specified period, if at all, and there can be no assurance that the data collected will support FDA approval or licensure of the product. Concurrent with clinical trials, companies may complete additional animal studies and develop additional information about the biological characteristics of the product candidate and must finalize a process for manufacturing the product in commercial quantities in accordance with cGMP requirements. The manufacturing process must be capable of consistently producing quality batches of the product candidate and, among other things, must develop methods for testing the identity, strength, quality and purity of the final product, or for biologics, the safety, purity and potency. Additionally, appropriate packaging must be selected and tested and stability studies must be conducted to demonstrate that the product candidate does not undergo unacceptable deterioration over its shelf life.

BLA Submission and Review by the FDA

Assuming successful completion of all required testing in accordance with all applicable regulatory requirements, the results of product development, nonclinical studies and clinical trials are submitted to the FDA as part of a BLA requesting approval to market the product for one or more indications. The BLA must include all relevant data available from pertinent preclinical and clinical studies, including negative or ambiguous results as well as positive findings, together with detailed information relating to the product’s chemistry, manufacturing, controls, and proposed labeling, among other things. Data can come from company-sponsored clinical studies intended to test the safety and effectiveness of a use of the product, or from a number of alternative sources, including studies initiated by investigators. The submission of a BLA requires payment of a substantial user fee to FDA, and the sponsor of an approved BLA is also subject to annual product and establishment user fees. These fees are typically increased annually. A waiver of user fees may be obtained under certain limited circumstances.

Once a BLA has been submitted, the FDA’s goal is to review the application within ten months after it accepts the application for filing, or, if the application relates to an unmet medical need in a serious or life-threatening indication, six months after the FDA accepts the application for filing. The review process is often significantly extended by FDA requests for additional information or clarification. The FDA reviews a BLA to determine, among other things, whether a product is safe, pure and potent and the facility in which it is manufactured, processed, packed, or held meets standards designed to assure the product’s continued safety, purity and potency. The FDA may convene an advisory committee to provide clinical insight on application review questions. Before approving a BLA, the FDA will typically inspect the facility or facilities where the product is manufactured. The FDA will not approve an application unless it determines that the manufacturing processes and facilities are in compliance with cGMP requirements and adequate to assure consistent production of the product within required specifications. Additionally, before approving a BLA, the FDA will typically inspect one or more clinical sites to assure compliance with GCP. If the FDA determines that the application, manufacturing process or manufacturing facilities are not acceptable, it will outline the deficiencies in the submission and often will request additional testing or information. Notwithstanding the submission of any requested additional information, the FDA ultimately may decide that the application does not satisfy the regulatory criteria for approval.

67

The testing and approval process requires substantial time, effort and financial resources, and each may take several years to complete. The FDA may not grant approval on a timely basis, or at all, and we may encounter difficulties or unanticipated costs in its efforts to secure necessary governmental approvals, which could delay or preclude us from marketing its products. After the FDA evaluates a BLA and conducts inspections of manufacturing facilities where the investigational product and/or its drug substance will be produced, the FDA may issue an approval letter or a Complete Response Letter. An approval letter authorizes commercial marketing of the product with specific prescribing information for specific indications. A Complete Response Letter indicates that the review cycle of the application is complete and the application is not ready for approval. A Complete Response Letter may request additional information or clarification. The FDA may delay or refuse approval of a BLA if applicable regulatory criteria are not satisfied, require additional testing or information and/or require post-marketing testing and surveillance to monitor safety or efficacy of a product.

If regulatory approval of a product is granted, such approval may entail limitations on the indicated uses for which such product may be marketed. For example, the FDA may approve the BLA with a Risk Evaluation and Mitigation Strategy, or REMS, plan to mitigate risks, which could include medication guides, physician communication plans, or elements to assure safe use, such as restricted distribution methods, patient registries and other risk minimization tools. The FDA also may condition approval on, among other things, changes to proposed labeling or the development of adequate controls and specifications. Once approved, the FDA may withdraw the product approval if compliance with pre- and post-marketing regulatory standards is not maintained or if problems occur after the product reaches the marketplace. The FDA may require one or more Phase 4 post-market studies and surveillance to further assess and monitor the product’s safety and effectiveness after commercialization and may limit further marketing of the product based on the results of these post-marketing studies. In addition, new government requirements, including those resulting from new legislation, may be established, or the FDA’s policies may change, which could delay or prevent regulatory approval of our products under development.

A sponsor may seek approval of its product candidate under programs designed to accelerate FDA’s review and approval of new drugs and biological products that meet certain criteria. Specifically, new drugs and biological products are eligible for Fast Track designation if they are intended to treat a serious or life-threatening condition and demonstrate the potential to address unmet medical needs for the condition. For a product candidate with Fast Track designation, the FDA may consider sections of the BLA for review on a rolling basis before the complete application is submitted if relevant criteria are met. A Fast Track designated product candidate may also qualify for priority review, under which the FDA sets the target date for FDA action on the BLA at six months after the FDA accepts the application for filing. Priority review is granted when there is evidence that the proposed product would be a significant improvement in the safety or effectiveness of the treatment, diagnosis, or prevention of a serious condition. If criteria are not met for priority review, the application is subject to the standard FDA review period of 10 months after FDA accepts the application for filing. Priority review designation does not change the scientific/medical standard for approval or the quality of evidence necessary to support approval.

Under the Accelerated Approval program, the FDA may approve a BLA on the basis of either a surrogate endpoint that is reasonably likely to predict clinical benefit, or on a clinical endpoint that can be measured earlier than irreversible morbidity or mortality, that is reasonably likely to predict an effect on irreversible morbidity or mortality or other clinical benefit, taking into account the severity, rarity, or prevalence of the condition and the availability or lack of alternative treatments. Post-marketing studies or completion of ongoing studies after marketing approval are generally required to verify the biologic’s clinical benefit in relationship to the surrogate endpoint or ultimate outcome in relationship to the clinical benefit.

In addition, a sponsor may seek FDA designation of its product candidate as a Breakthrough Therapy, if the product candidate is intended, alone or in combination with one or more other drugs or biologics, to treat a serious or life-threatening disease or condition and preliminary clinical evidence indicates that the therapy may demonstrate substantial improvement over existing therapies on one or more clinically significant endpoints, such as substantial treatment effects observed early in clinical development. If the FDA designates a breakthrough therapy, it may take actions appropriate to expedite the development and review of the application. Breakthrough designation also allows the sponsor to file sections of the BLA for review on a rolling basis.

Fast Track, Priority Review and Breakthrough Therapy designations do not change the standards for approval but may expedite the development or approval process.

68

Orphan Drugs

Under the Orphan Drug Act, the FDA may grant Orphan Drug Product Designation to a drug or biologic intended to treat a rare disease or condition, defined as a disease or condition with a patient population of fewer than 200,000 individuals in the United States, or a patient population greater than 200,000 individuals in the United States and when there is no reasonable expectation that the cost of developing and making available the drug or biologic in the United States will be recovered from sales in the United States for that drug or biologic. Orphan Drug Product Designation must be requested before submitting a BLA. After the FDA grants Orphan Drug Product Designation, the generic identity of the therapeutic agent and its potential orphan use are disclosed publicly by the FDA.

If a product that has Orphan Drug Product Designation subsequently receives the first FDA approval for a particular active ingredient for the disease for which it has such designation, the product is entitled to orphan product exclusivity, which means that the FDA may not approve any other applications, including a full BLA, to market the same biologic for the same indication for seven years, except in limited circumstances, such as a showing of clinical superiority to the product with orphan drug exclusivity or if FDA finds that the holder of the orphan drug exclusivity has not shown that it can assure the availability of sufficient quantities of the orphan drug to meet the needs of patients with the disease or condition for which the drug was designated. Orphan drug exclusivity does not prevent the FDA from approving a different drug or biologic for the same disease or condition, or the same drug or biologic for a different disease or condition. Among the other benefits of Orphan Drug Product Designation are tax credits for certain research and a waiver of the BLA application user fee.

A drug with Orphan Drug Product Designation may not receive orphan drug exclusivity if it is approved for a use that is broader than the indication for which it received Orphan Drug Product Designation. In addition, orphan drug exclusive marketing rights in the United States may be lost if the FDA later determines that the request for designation was materially defective or if the manufacturer is unable to assure sufficient quantities of the product to meet the needs of patients with the rare disease or condition.

Other Healthcare Laws and Compliance Requirements

Our sales, promotion, medical education and other activities following product approval will be subject to regulation by numerous regulatory and law enforcement authorities in the United States in addition to FDA, including potentially the Federal Trade Commission, the Department of Justice, the Centers for Medicare and Medicaid Services, other divisions of the Department of Health and Human Services and state and local governments. Our promotional and scientific/educational programs must comply with the federal Anti-Kickback Statute, the Foreign Corrupt Practices Act, the False Claims Act, or FCA, the Veterans Health Care Act, physician payment transparency laws, privacy laws, security laws, and additional state laws similar to the foregoing.

The federal Anti-Kickback Statute prohibits, among other things, the offer, receipt, or payment of remuneration in exchange for or to induce the referral of patients or the use of products or services that would be paid for in whole or part by Medicare, Medicaid or other federal health care programs. Remuneration has been broadly defined to include anything of value, including cash, improper discounts, and free or reduced price items and services. The government has enforced the Anti-Kickback Statute to reach large settlements with healthcare companies based on sham research or consulting and other financial arrangements with physicians. Further, a person or entity does not need to have actual knowledge of the statute or specific intent to violate it to have committed a violation. In addition, the government may assert that a claim including items or services resulting from a violation of the federal Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the FCA. Many states have similar laws that apply to their state health care programs as well as private payors.

69

The FCA, imposes liability on persons who, among other things, present or cause to be presented false or fraudulent claims for payment by a federal health care program. The FCA has been used to prosecute persons submitting claims for payment that are inaccurate or fraudulent, that are for services not provided as claimed, or for services that are not medically necessary. Actions under the FCA may be brought by the Attorney General or as a qui tam action by a private individual in the name of the government. Violations of the FCA can result in significant monetary penalties and treble damages. The federal government is using the FCA, and the accompanying threat of significant liability, in its investigation and prosecution of pharmaceutical and biotechnology companies throughout the country, for example, in connection with the promotion of products for unapproved uses and other sales and marketing practices. The government has obtained multi-million and multibillion dollar settlements under the FCA in addition to individual criminal convictions under applicable criminal statutes. In addition, companies have been forced to implement extensive corrective action plans, and have often become subject to consent decrees or corporate integrity agreements, restricting the manner in which they conduct their business. The federal Health Insurance Portability and Accountability Act of 1996, or HIPAA, also created federal criminal statutes that prohibit, among other things, knowingly and willfully executing a scheme to defraud any healthcare benefit program, including private third-party payors and knowingly and willfully falsifying, concealing or covering up a material fact or making any materially false, fictitious or fraudulent statement in connection with the delivery of or payment for healthcare benefits, items or services. Given the significant size of actual and potential settlements, it is expected that the government will continue to devote substantial resources to investigating healthcare providers’ and manufacturers’ compliance with applicable fraud and abuse laws.

In addition, there has been a recent trend of increased federal and state regulation of payments made to physicians and other healthcare providers. The Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act, or collectively, the Affordable Care Act, among other things, imposed new reporting requirements on drug manufacturers for payments or other transfers of value made by them to physicians and teaching hospitals, as well as ownership and investment interests held by physicians and their immediate family members. Failure to submit required information may result in civil monetary penalties. Certain states also mandate implementation of commercial compliance programs, impose restrictions on drug manufacturer marketing practices and/or require the tracking and reporting of gifts, compensation and other remuneration to physicians and other healthcare professionals.

We may also be subject to data privacy and security regulation by both the federal government and the states in which it conducts its business. HIPAA, as amended by the Health Information Technology and Clinical Health Act, or HITECH, and their respective implementing regulations, imposes specified requirements relating to the privacy, security and transmission of individually identifiable health information. Among other things, HITECH makes HIPAA’s privacy and security standards directly applicable to “business associates,” defined as independent contractors or agents of covered entities that create, receive, maintain or transmit protected health information in connection with providing a service for or on behalf of a covered entity. HITECH also increased the civil and criminal penalties that may be imposed against covered entities, business associates and possibly other persons, and gave state attorneys general new authority to file civil actions for damages or injunctions in federal courts to enforce the federal HIPAA laws and seek attorney’s fees and costs associated with pursuing federal civil actions. In addition, state laws govern the privacy and security of health information in certain circumstances, many of which differ from each other in significant ways and may not have the same effect.

If our operations are found to be in violation of any of such laws or any other governmental regulations that apply to it, we may be subject to penalties, including, without limitation, civil and criminal penalties, damages, fines, the curtailment or restructuring of our operations, exclusion from participation in federal and state healthcare programs and imprisonment, any of which could adversely affect our ability to operate our business and our financial results. Also, the U.S. Foreign Corrupt Practices Act and similar worldwide anti-bribery laws generally prohibit companies and their intermediaries from making improper payments to foreign officials for the purpose of obtaining or retaining business. We cannot assure you that our internal control policies and procedures will protect us from reckless or negligent acts committed by our employees, future distributors, partners, collaborators or agents. Violations of these laws, or allegations of such violations, could result in fines, penalties or prosecution and have a negative impact on our business, results of operations and reputation.

70

Coverage and Reimbursement

Sales of pharmaceutical products depend significantly on the availability of third-party coverage and reimbursement. Third-party payors include government health administrative authorities, managed care providers, private health insurers and other organizations. Although we currently believe that third-party payors will provide coverage and reimbursement for our product candidates, if approved, these third-party payors are increasingly challenging the price and examining the cost-effectiveness of medical products and services. In addition, significant uncertainty exists as to the reimbursement status of newly approved healthcare products. We may need to conduct expensive clinical studies to demonstrate the comparative cost-effectiveness of our product candidates. Seeking coverage and reimbursement from third-party payors can be time consuming and expensive. Moreover, a payor’s decision to provide coverage for a drug product does not imply that an adequate reimbursement rate will be approved. Reimbursement may not be available or sufficient to allow us to sell our products on a competitive and profitable basis.

Foreign Regulation

In addition to regulations in the United States, we are and will be subject, either directly or through our distribution partners, to a variety of regulations in other jurisdictions governing, among other things, clinical trials and commercial sales and distribution of our products, if approved.

Whether or not we obtain FDA approval for a product, we must obtain the requisite approvals from regulatory authorities in non-U.S. countries prior to the commencement of clinical trials or marketing of the product in those countries. Certain countries outside of the United States have processes that require the submission of a clinical trial application much like an IND prior to the commencement of human clinical trials. In Europe, for example, a clinical trial application, or CTA, must be submitted to the competent national health authority and to independent ethics committees in each country in which a company plans to conduct clinical trials. Once the CTA is approved in accordance with a country’s requirements, clinical trials may proceed in that country.

The requirements and process governing the conduct of clinical trials, product licensing, pricing and reimbursement vary from country to country, even though there is already some degree of legal harmonization in the European Union member states resulting from the national implementation of underlying E.U. legislation. In all cases, the clinical trials are conducted in accordance with GCP and other applicable regulatory requirements.

To obtain regulatory approval of a new drug or medicinal product in the European Union, a sponsor must obtain approval of a marketing authorization application. The way in which a medicinal product can be approved in the European Union depends on the nature of the medicinal product.

The centralized procedure results in a single marketing authorization granted by the European Commission that is valid across the European Union, as well as in Iceland, Liechtenstein and Norway. The centralized procedure is compulsory for human drugs that are: (i) derived from biotechnology processes, such as genetic engineering, (ii) contain a new active substance indicated for the treatment of certain diseases, such as HIV/AIDS, cancer, diabetes, neurodegenerative diseases, autoimmune and other immune dysfunctions and viral diseases, (iii) officially designated as “orphan drugs” and (iv) advanced-therapy medicines, such as gene-therapy, somatic cell-therapy or tissue-engineered medicines. The centralized procedure may at the request of the applicant also be used for human drugs which do not fall within the above mentioned categories if the human drug (a) contains a new active substance which was not authorized in the European Community; or (b) the applicant shows that the medicinal product constitutes a significant therapeutic, scientific or technical innovation or that the granting of authorization in the centralized procedure is in the interests of patients or animal health at the European Community level.

Under the centralized procedure in the European Union, the maximum timeframe for the evaluation of a marketing authorization application by the EMA is 210 days (excluding clock stops, when additional written or oral information is to be provided by the applicant in response to questions asked by the Committee for Medicinal Products for Human Use, or CHMP), with adoption of the actual marketing authorization by the European Commission thereafter. Accelerated evaluation might be granted by the CHMP in exceptional cases, when a medicinal product is expected to be of a major public health interest from the point of view of therapeutic innovation, defined by three cumulative criteria: the seriousness of the disease to be treated; the absence of an appropriate alternative therapeutic approach, and anticipation of exceptional high therapeutic benefit. In this circumstance, EMA ensures that the evaluation for the opinion of the CHMP is completed within 150 days and the opinion issued thereafter.

71

The mutual recognition procedure, or MRP, for the approval of human drugs is an alternative approach to facilitate individual national marketing authorizations within the European Union. The MRP may be applied for all human drugs for which the centralized procedure is not obligatory. The MRP is applicable to the majority of conventional medicinal products, and is based on the principle of recognition of an already existing national marketing authorization by one or more member states.

The characteristic of the MRP is that the procedure builds on an already existing marketing authorization in a member state of the E.U. that is used as reference in order to obtain marketing authorizations in other E.U. member states. In the MRP, a marketing authorization for a drug already exists in one or more member states of the E.U. and subsequently marketing authorization applications are made in other European Union member states by referring to the initial marketing authorization. The member state in which the marketing authorization was first granted will then act as the reference member state. The member states where the marketing authorization is subsequently applied for act as concerned member states.

The MRP is based on the principle of the mutual recognition by European Union member states of their respective national marketing authorizations. Based on a marketing authorization in the reference member state, the applicant may apply for marketing authorizations in other member states. In such case, the reference member state shall update its existing assessment report about the drug in 90 days. After the assessment is completed, copies of the report are sent to all member states, together with the approved summary of product characteristics, labeling and package leaflet. The concerned member states then have 90 days to recognize the decision of the reference member state and the summary of product characteristics, labeling and package leaflet. National marketing authorizations shall be granted within 30 days after acknowledgement of the agreement.

Should any Member State refuse to recognize the marketing authorization by the reference member state, on the grounds of potential serious risk to public health, the issue will be referred to a coordination group. Within a timeframe of 60 days, member states shall, within the coordination group, make all efforts to reach a consensus. If this fails, the procedure is submitted to an EMA scientific committee for arbitration. The opinion of this EMA Committee is then forwarded to the Commission, for the start of the decision-making process. As in the centralized procedure, this process entails consulting various European Commission Directorates General and the Standing Committee on Human Medicinal Products or Veterinary Medicinal Products, as appropriate.

For other countries outside of the European Union, such as countries in Eastern Europe, Latin America or Asia, the requirements governing the conduct of clinical trials, product licensing, pricing and reimbursement vary from country to country. In all cases, again, the clinical trials are conducted in accordance with GCP and the other applicable regulatory requirements.

If we fail to comply with applicable foreign regulatory requirements, we may be subject to, among other things, fines, suspension of clinical trials, suspension or withdrawal of regulatory approvals, product recalls, seizure of products, operating restrictions and criminal prosecution.

72

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1 covering the securities in this offering. This prospectus, which forms part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. Some items are omitted in accordance with the rules and regulations of the SEC. For further information regarding both our Company and the securities in this offering, we refer you to the registration statement and the exhibits to the registration statement filed as part of the registration statement. The SEC maintains an internet site at www.sec.gov, from which you can electronically access the registration statement, including the exhibits to the registration statement. We also maintain a website at http://www.briacell.com. You may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

LEGAL PROCEEDINGS

We are not a party to existing or pending legal proceedings against us, and we have no knowledge of any threatened litigation, nor are we involved as a plaintiff in any proceeding or pending litigation. There are no proceedings in which any of our directors, officers or any of their respective affiliates, or any beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

73

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

Our directors hold office until the next annual general meeting of the shareholders or until their successors are elected and qualified. Our officers are appointed by our Board and hold office until the earlier of their death, retirement, resignation, or removal. Unless otherwise stated, the address of each director and officer is c/o BriaCell Therapeutics Corp., Suite 300 - Bellevue Centre, 235 - 15th Street, West Vancouver, BC V7T 2X1.

Our officers, directors and significant employees and their ages and positions are as follows:

Name	Age	Position(s)
William V. Williams, M.D.	65	President, Chief Executive Officer and Director
Gadi Levin	47	Chief Financial Officer and Secretary
Jamieson Bondarenko	36	Chairman of the Board
Vaughn C. Embro-Pantalony	63	Director
Rebecca Taub, M.D.	68	Director
Martin Schmieg	58	Director
Marc Lustig	48	Director
Jane Gross	64	Director

William V. Williams, MD, President, Chief Executive Officer and Director, is a seasoned biopharmaceutical executive with over 35 years of industry and academic expertise, including significant clinical management in multinational pharmaceutical companies. Dr. Williams has served as President, Chief Executive Officer and Director of the Company since November 1, 2016. Dr. Williams served as Vice President of Exploratory Development at Incyte Corporation from March 2005 through November 2016. There he facilitated entry of over 20 compounds into the clinic, including ruxolitinib (Jakafi), baricitinib (Olumiant), and epacadostat. Dr. Williams held several positions at GlaxoSmithKline Pharmaceuticals, including Head of Experimental Medicine and Vice President of Clinical Pharmacology from December 2000 through March 2002, Director and Head of Clinical Pharmacology, Oncology, Musculoskeletal and Inflammation from March 2002 through December 2004 and Director and Head of Clinical Pharmacology, Musculoskeletal, Inflammation, Gastrointestinal and Urology from December 2004 through March 2005. He has also served as Assistant Professor of Medicine and the Director of Rheumatology Research at the University of Pennsylvania from July 1991 through January 1998. Dr. Williams earned is BSc in Chemistry and Biotechnology from Massachusetts Institute of Technology and Medical Doctorate from Tufts University School of Medicine.

Gadi Levin, CA, MBA, Chief Financial Officer and Secretary, was appointed Chief Financial Officer and Secretary of the Company on February 1, 2016. Mr. Levin has also served as Chief Financial Officer and Director of Vaxil Bio Ltd since March 1, 2016 Mr. Levin has also serves as the Finance Director of Eco (Atlantic) Oil & Gas Ltd. since December 1, 2016. Mr. Levin has over 15 years of experience working with public US, Canadian and multi-jurisdictional public companies. Previously, Mr. Levin served as Chief Financial Officer of DarioHeath Corp from November 2013 through January 2015. Mr. Levin also served as the Vice President of Finance and Chief Financial Officer for two Israeli investment firms specializing in private equity, hedge funds and real estate. Mr. Levin began his CPA career at the accounting firm Arthur Andersen, where he worked for nine years, specializing in U.S. listed companies involved in IPOs. Mr. Levin has a Bachelor of Commerce degree in Accounting and Information Systems from the University of the Cape Town, South Africa, and a post graduate diploma in Accounting from the University of South Africa. He received his Chartered Accountant designation in South Africa and has an MBA from Bar Ilan University in Israel.

74

Jamieson Bondarenko, CFA, CMT, Chairman of the Board, was appointed as a Director of the Company on February 12, 2019 and elected as Chairman on April 24, 2019. Mr. Bondarenko provides strategic capital markets & corporate development advice to early-stage life sciences companies through his merchant capital company, JGRNT Capital Corp., a company he founded in November 2016. From December 2016 through October 2017, He served as Principal and Managing Director of the Equity Capital Markets group of Eight Capital. He also held several positions in the Capital Markets division of Dundee Securities Ltd., including Managing Director from July 2016 through December 2016, Director from October 2015 through July 2016, Vice President from December 2012 through October 2015 and Associate from February 2010 through December 2012.

Vaughn C. Embro-Pantalony, MBA, FCPA, FCMA, CDIR, ACC, Director, has been a Director of the Company since his appointment on March 18, 2019. In February 2018, he joined the Board of Directors of Soricimed Biopharma Inc., a private clinical-stage biopharma company developing targeted cancer therapies, and in August 2018 he was appointed Chairman of the Board of Soricimed and he continues to serve in this capacity. He is also a Director of Microbix Biosystems Inc., a public company and leading manufacturer of viral and bacterial antigens and reagents for the global diagnostics industry. He originally joined the Microbix Board in February 2007, and he also served as its President and Chief Executive Officer from November 2012 to July 2017. He is President of Stratpath Management Inc., consulting on strategy and governance to the life sciences sector. He has held other executive positions in life sciences with responsibility for finance, business development, strategic planning and information technology including Vice President, Finance, and Chief Financial Officer of Novopharm Limited from May 2003 through April 2006; Vice President, Information Technology, and Chief Information Officer of Bayer Inc. from July 1999 through April 2003; Vice President, Finance and Administration of Bayer Healthcare from October 1996 through June 1999; and Director, Finance and Administration and Chief Financial Officer of Zeneca Pharma Inc. from March 1995 through August 1996. He received his bachelor’s degree from Wilfrid Laurier University and his master of business administration degree from University of Windsor. He is a Fellow Chartered Professional Accountant and a Chartered Director (C. Dir.) and is Audit Committee Certified (A.C.C.) through the Directors College, McMaster University. We believe that Mr. Embro-Pantalony is qualified to serve as a member of our Board due to his extensive experience as a pharmaceutical and life sciences executive.

Rebecca Taub, MD, Director, has been a Director of the Company since her appointment on March 18, 2019. Dr. Taub currently serves as the President of Research and Development for Madrigal Pharmaceuticals, a clinical-stage biopharmaceutical company. She previously served as Vice President of Research and Development from July 2016 through her recent promotion to President of Research and Development on June 27, 2019. She has also served as Madrigal’s Chief Medical Officer since July 2016. Dr. Taub served as the CEO and a Director of Madrigal from September 2011 through Madrigal’s merger with Synta Pharmaceuticals Corp. in July 2016. Prior to joining Madrigal, Dr. Taub served as Senior Vice President, Research and Development of VIA Pharmaceuticals from 2008 to 2011 and as Vice President, Research, Metabolic Diseases at Hoffmann-LaRoche from 2004 to 2008. In those positions, Dr. Taub oversaw clinical development and drug discovery programs in cardiovascular and metabolic diseases including the conduct of a series of Phase I and II proof of conduct clinical trials. Dr. Taub led drug discovery including target identification, lead optimization and advancement of preclinical candidates into clinical development. From 2000 through 2003, Dr. Taub worked at Bristol-Myers Squibb Co. and DuPont Pharmaceutical Company, in a variety of positions, including Executive Director of CNS and metabolic diseases research. Before becoming a pharmaceutical executive, Dr. Taub was a tenured Professor of Genetics and Medicine at the University of Pennsylvania, and remains an adjunct professor. Dr. Taub is the author of more than 120 research articles. Before joining the faculty of the University of Pennsylvania, Dr. Taub served as an Assistant Professor at the Joslin Diabetes Center of Harvard Medical School, Harvard University and an associate investigator with the Howard Hughes Medical Institute. Dr. Taub received her M.D. from Yale University School of Medicine and B.A. from Yale College. We believe that Dr. Taub is qualified to serve as a member of our Board due to her extensive experience as a pharmaceutical executive heading up major development programs in non-alcoholic steatohepatitis, or NASH.

75

Martin Schmieg, Director, rejoined the Company’s Board on November 24, 2020. Having served as a member of BriaCell’s Board from 2016 to March 2019, Mr. Schmieg is a “C” level executive with a diversified background in the global biotech, med-tech and pharmaceutical industries with 40 years of business experience. He currently serves as Co-Founder and CEO of ClearIt, LLC, a private company based in Massachusetts. As a hands-on leader, Mr. Schmieg’s early career focused on accounting and financial management responsibilities serving as Chief Financial Officer to privately held Cytometrics, Inc., Advanced Bionics Corporation and publicly traded Sirna Therapeutics, Inc. and Isolagen, Inc.

In 2006, Mr. Schmieg assumed the position of Chief Executive Office of Freedom-2, Inc., a venture start-up in novel dermatology applications, which was reverse merged into Nuvilex, Inc., now PharmaCyte, Inc.

Since 2010, Mr. Schmieg has been providing strategic advisory services to the life sciences industry including engagements with the following companies: NeoStem, Inc. (now Caladrius Biosciences, Inc.), Beckman Coulter Genomics, Calimmune, Inc., Cryoport, Inc., Sapientia Pharmaceuticals, Inc. and Rokk3r Labs, LLC. Martin holds a BS from LaSalle University, Philadelphia, PA and is a certified public accountant.

Since leaving 2019, Mr. Schmieg has been employed as General Manager and CEO of ClearIt, LLC, an emerging technology company which is developing the ERASER System for aesthetic and medical skin treatments.

Marc Lustig, Director, was appointed to the Company’s Board on September 1, 2021. Mr. Lustig is a highly regarded investor, entrepreneur, and corporate finance veteran with a deep understanding of the life sciences industry, including biotechnology and pharmaceuticals, as well as the legal cannabis industry. He holds MSc and MBA degrees from McGill University and his professional experience includes working at Merck & Co., and his capital markets career includes roles in biotech equity research, corporate finance and as Head of Capital Markets. Mr. Lustig was the founder and CEO of Origin House which was sold to Cresco Labs Inc. (CSE: CL; OTCQX: CRLBF) in 2020 where he currently serves as a director. In addition to being a director of a number of public companies, he founded the Lustig Family Medical Cannabis Research & Care Fund of the Cedars Cancer Foundation that provides cannabis to palliative cancer patients.

Jane Gross, Director, was appointed to the Company’s Board in November 2021. Dr. Gross is a highly experienced biotech executive with over 30 years in leading research and development teams from discovery through preclinical evaluation and clinical development of therapeutics for the treatment of cancer and autoimmune and inflammatory diseases. Dr. Gross currently serves as an Independent Director for aTyr Pharmaceuticals (Nasdaq: LIFE), a biotechnology company developing novel therapeutics for respiratory diseases and multiple cancer indications. Dr. Gross’s experience includes roles as Chief Scientific Officer and SVP, Research and Non-Clinical Development at Aptevo Therapeutics (Nasdaq: APVO), during which she led the discovery of novel antibody-based, bispecific protein therapeutics as immunotherapies to treat diseases like cancer. Previously, Dr. Gross served as VP, Applied Research and Non-Clinical Development at Emergent BioSolutions (NYSE: EBS), during which she successfully introduced a drug to patients from design stage into clinic. Formerly, as VP, Immunology Research at ZymoGenetics, Dr. Gross discovered and developed 30+ new product candidates, completed partnerships and out-licensing of assets, and helped position ZymoGenetics for a successful acquisition by Bristol Myers Squibb (NYSE: BMY) in 2010. Dr. Gross earned her Ph.D. in Immunology from the University of California, Berkeley and her Post-Doctoral Fellowship from the University of Washington in Immunology.

No Family Relationships

There is no family relationship between any director, executive officer and significant employee.

76

Foreign Private Issuer Status

The Nasdaq Rules include certain accommodations in the corporate governance requirements that allow foreign private issuers, such as us, to follow “home country” corporate governance practices in lieu of the otherwise applicable corporate governance standards of the Nasdaq. The application of such exceptions requires that we disclose any significant ways in which our corporate governance practices differ from the Nasdaq Rules that we do not follow. When our shares are listed on the Nasdaq, we intend to continue to follow Canadian corporate governance practices in lieu of the requirement under Rule 5620(c) of the Nasdaq Rules that a company’s articles of incorporation provide for a quorum for any meeting of the holders of the company’s common shares that is not less than 33 1/3% of the outstanding common shares of the company. Our articles of incorporation provide that a quorum of shareholders is constituted by the holders of at least 5% of the shares entitled to vote at the meeting, present in person or represented by proxy, and at least two persons entitled to vote at the meeting, present in person or represented by proxy. In addition, we do not intend to follow Rule 5635 of the Nasdaq Rules that requires that shareholder approval be required for the Company to issue securities in connection with certain events, such as the acquisition of shares or assets of another company, the establishment of or amendments to equity-based compensation plans for employees, rights issues at or below market price, certain private placements, directed issues at or above market price and issuance of convertible notes. Neither Canadian securities laws nor British Columbia corporate law require shareholder approval for such transactions, except where such transactions constitute a “related party transaction” or “business combination” under Canadian securities laws or where such transaction is structured in a way that requires shareholder approval under the BCBCA, or where the TSX Venture Exchange requires the shareholder approval for the establishment of or amendments to equity-based compensation plans, in which case, we intend to follow our home country requirements.

Corporate Governance

Except as stated above, we intend to comply with the rules generally applicable to U.S. domestic companies listed on the Nasdaq. We may in the future decide to use other foreign private issuer exemptions with respect to some of the other Nasdaq listing requirements. Following our home country governance practices, as opposed to the requirements that would otherwise apply to a company listed on the Nasdaq, may provide less protection than is accorded to investors under the Nasdaq Rules applicable to U.S. domestic issuers.

The Canadian securities regulatory authorities have issued corporate governance guidelines pursuant to National Policy 58-201—Corporate Governance Guidelines, or the Corporate Governance Guidelines, together with certain related disclosure requirements pursuant to NI 58-101. The Corporate Governance Guidelines are recommended as “best practices” for issuers to follow. We recognize that good corporate governance plays an important role in our overall success and in enhancing shareholder value and, accordingly, we have adopted, or in connection with the closing of this offering will adopt, certain corporate governance policies and practices which reflect our consideration of the recommended Corporate Governance Guidelines.

The disclosure set out below includes disclosure required by NI 58-101 describing our approach to corporate governance in relation to the Corporate Governance Guidelines.

Composition of our Board

Under our amended articles of incorporation that will be in place at the closing of this offering, our Board is to consist of three directors and up to that number which was last set by ordinary resolution of the shareholders. As of the closing of this offering, our Board will be comprised of six directors, and under the BCBCA, as a reporting issuer, we must have no fewer than three directors. Under the BCBCA, a director may be removed with or without cause by a resolution passed by at least two-thirds of the votes cast by shareholders present in person or by proxy at a meeting and who are entitled to vote. The directors are appointed at the annual general meeting of shareholders and the term of office for each of the directors will expire at the time of our next annual shareholders meeting. Our amended articles of incorporation will provide that, between annual general meetings of our shareholders, the directors may appoint one or more additional directors, but the number of additional directors may not at any time exceed one-third of the number of directors who held office at the expiration of the last meeting of our shareholders. Under the BCBCA, there is no minimum number of directors required to be resident Canadians as defined in the BCBCA.

77

Director Term Limits and Other Mechanisms of Board Renewal

Our Board has not adopted director term limits or other automatic mechanisms of Board renewal. Rather than adopting formal term limits, mandatory age-related retirement policies and other mechanisms of Board renewal, the nominating and corporate governance committee of our Board will develop a skills and competencies matrix for our Board as a whole and for individual directors. The nominating and corporate governance committee will also conduct a process for the assessment of our board of directors, each committee and each director regarding his or her effectiveness and contribution, and will report evaluation results to our Board on a regular basis.

Director Independence

Under the Nasdaq Rules, independent directors must comprise a majority of a listed company’s board of directors within a specified period after the closing of this offering. For purposes of the Nasdaq Rules, an independent director means a person other than an executive officer or employee of the company who, in the opinion of the board of directors, has no relationship with the company that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Under NI 58-101, a director is considered to be independent if he or she is independent within the meaning of Section 1.4 of National Instrument 52-110—Audit Committees. Section 1.4 of NI 52-110 generally provides that a director is independent if he or she has no direct or indirect relationship with the issuer which could, in the view of the issuer’s board of directors, be reasonably expected to interfere with the exercise of the director’s independent judgment.

Our Board has undertaken a review of the independence of each director. Based on information provided by each director concerning his or her background, employment and affiliations, our Board has determined that Mr. Embro-Pantalony, Dr. Taub and Mr. Schmieg representing three of the six members of our Board, are “independent” as that term is defined under the Nasdaq Rules and NI 58-101. In making this determination, our Board considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our shares by each non-employee director. Dr. Williams is not independent by reason of the fact that he is our Chief Executive Officer.

Certain members of our Board are also members of the boards of other public companies. See “—Directors, Executive Officers and Significant Employees”. Our Board has not adopted a director interlock policy, but is keeping informed of other public directorships held by its members.

Mandate of the Board of Directors

Our Board is responsible for supervising the management of our business and affairs, including providing guidance and strategic oversight to management. Our Board will adopt a formal mandate that will include the following:

●	appointing our Chief Executive Officer;

78

●	developing the corporate goals and objectives that our Chief Executive Officer is responsible for meeting and reviewing the performance of our Chief Executive Officer against such corporate goals and objectives;

●	taking steps to satisfy itself as to the integrity of our Chief Executive Officer and other executive officers and that our Chief Executive Officer and other executive officers create a culture of integrity throughout the organization;

●	reviewing and approving our code of conduct and reviewing and monitoring compliance with the code of conduct and our enterprise risk management processes;

●	reviewing and approving management’s strategic and business plans and our financial objectives, plans and actions, including significant capital allocations and expenditures; and

●	reviewing and approving material transactions not in the ordinary course of business.

Meetings of Independent Directors

Our Board will hold regularly-scheduled quarterly meetings as well as ad hoc meetings from time to time. The independent members of our Board will also meet, as required, without the non-independent directors and members of management before or after each regularly scheduled board meeting.

A director who has a material interest in a matter before our Board or any committee on which he or she serves is required to disclose such interest as soon as the director becomes aware of it. In situations where a director has a material interest in a matter to be considered by our Board or any committee on which he or she serves, such director may be required to absent himself or herself from the meeting while discussions and voting with respect to the matter are taking place. Directors will also be required to comply with the relevant provisions of the BCBCA regarding conflicts of interest.

Position Descriptions

Prior to the closing of this offering, our Board will adopt written terms of reference for the chairman which will set out his or her key responsibilities, including duties relating to determining the frequency, dates and locations of meetings and setting Board meeting agendas, chairing Board and shareholder meetings and carrying out any other or special assignments or any functions as may be requested by our Board or management, as appropriate.

Prior to the closing of this offering, our Board will also adopt written terms of reference for each of the committee chairs which will set out each of the committee chair’s key responsibilities, including duties relating to determining the frequency, dates and locations of meetings and setting committee meeting agendas, chairing committee meetings, reporting to our Board and carrying out any other special assignments or any functions as may be requested by our Board.

In addition, prior to the closing of this offering, our Board, in conjunction with our Chief Executive Officer, will develop and implement a written position description for the role of our Chief Executive Officer.

Orientation and Continuing Education

Following the closing of this offering, we will implement an orientation program for new directors under which a new director will meet separately with the chairman of our Board, members of the senior executive team and the secretary.

The nominating and corporate governance committee will be responsible for coordinating orientation and continuing director development programs relating to the committee’s mandate. The chairman of our Board will be responsible for overseeing director continuing education designed to maintain or enhance the skills and abilities of our directors and to ensure that their knowledge and understanding of our business remains current.

79

Code of Conduct

The Board has not adopted a formal written Code of Business Conduct and Ethics. However, the small size of the Board and number of officers and employees allows the Board to monitor on an ongoing basis the activities of management and to ensure that the highest standard of ethical conduct is maintained. The Board views good corporate governance as an integral component to its success and to meet its responsibilities to shareholders. As the Company grows in size and scope, the Board anticipates that it will formulate and implement a formal Code of Business Conduct and Ethics.

Monitoring Compliance with the Code of Conduct

Our nominating and corporate governance committee will be responsible for reviewing and evaluating the code of conduct at least annually and will recommend any necessary or appropriate changes to our Board for consideration. The nominating and corporate governance committee will assist our Board with the monitoring of compliance with the code of conduct, and will be responsible for considering any waivers therefrom (other than waivers applicable to members of the nominating and corporate governance committee, which shall be considered by the audit committee, or waivers applicable to our directors or executive officers, which shall be subject to review by our Board as a whole).

Requirement for Directors and Officers to Disclose Interest in a Contract or Transaction

In accordance with the BCBCA, each director and officer must disclose the nature and extent of any interest that he or she has in a material contract or material transaction whether made or proposed with us, if the director or officer is a party to the contract or transaction, is a director or an officer or an individual acting in a similar capacity of a party to the contract or transaction, or has a material interest in a party to the contract or transaction. Subject to certain limited exceptions under the BCBCA, no director may vote on a resolution to approve a material contract or material transaction which is subject to such disclosure requirement.

As of the date hereof, except as otherwise disclosed in this prospectus, to the knowledge of the Board or the management of the Company, there are no material interests, whether direct or indirect, of any informed person of the Company, any proposed director of the Company, or any associate or affiliate of any informed person or proposed director, in any transaction since the commencement of the Company’s most recently completed financial year or in any proposed transaction which has materially affected or would materially affect the Company of any of its subsidiaries.

Benefits upon Termination of Employment

The service contracts with our directors do not provide for any benefits upon termination of employment, other than a “tail” directors and officers insurance policy.

Complaint Reporting

In order to foster a climate of openness and honesty in which any concern or complaint pertaining to a suspected violation of the law, our code of conduct or any of our policies, or any unethical or questionable act or behavior, our code of conduct will require that our employees promptly report the violation or suspected violation. In order to ensure that violations or suspected violations can be reported without fear of retaliation, harassment or an adverse employment consequence, we will adopt a whistleblowing policy which will contain procedures that are aimed to facilitate confidential, anonymous submissions of complaints by our directors, officers, employees and others.

Committees of the Board

We currently have an audit committee, a compensation committee and a nominating and corporate governance committee, with each committee having a written charter.

80

Audit Committee

Our Audit Committee is currently comprised of Vaughn C. Embro-Pantalony, Martin Schmieg and Dr. Rebecca Taub, and chaired by Mr. Embro-Pantalony. Our Board has determined that each of Mr. Schmieg and Mr. Embro-Pantalony is financially literate and meets the independence requirements for directors, including the heightened independence standards for members of the audit committee under Rule 10A-3 under the Exchange Act and NI 52-110. Our Board has determined that Mr. Embro-Pantalony is “financially sophisticated” within the meaning of the Nasdaq Rules, “financially literate” within the meaning of NI 52-110, and a “financial expert” as defined by Rule 10A-3 under the Exchange Act. For a description of the education and experience of each member of the audit committee, see “—Directors, Executive Officers and Significant Employees”.

We have adopted an Audit Committee Charter setting forth the purpose, composition, authority and responsibility of the audit committee. The primary function of the audit committee is to assist the Board in fulfilling its financial oversight responsibilities by reviewing the financial reports and other financial information provided by the company to regulatory authorities and the Company’s shareholders, the Company’s systems of internal controls regarding finance and accounting and the Company auditing, accounting and financial reporting processes. Consistent with this function, the Committee will encourage continuous improvement of, and should foster adherence to, Company’s policies, procedures and practices at all levels. The Committee’s primary duties and responsibilities are to:

●	Serve as an independent and objective party to monitor the Company’s financial reporting and internal control system and review Company’s financial statements;
●	Review and appraise the performance of the Company’s external auditors; and
●	Provide an open avenue of communication among the Company’s auditors, financial and senior management and the Board.

The Audit Committee shall meet at least annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Audit Committee will meet at least annually with the external auditors.

To fulfill its responsibilities and duties, the Audit Committee shall:

●	Review and update the Audit Committee’s charter annually;
●	Review the Company’s financial statements, Management Discussion & Analysis and any annual and interim earnings, press releases before the Company publicly discloses this information and any reports or other financial information (including quarterly financial statements), which are submitted to any governmental body, or to the public, including any certification, report, opinion, or review rendered by the external auditors;
●	Review annually, the performance of the external auditors who shall be ultimately accountable to the Board and the Committee as representatives of the shareholders of the Company;
●	Obtain annually, a formal written statement of external auditors setting forth all relationships between the extern auditors and the Company, consistent with Independence Standards Board Standard I;
●	Review and discuss with the external auditors any disclosed relationships or services that may impact the objectivity and independence of the external auditors;
●	Take, or recommend that the full Board take, appropriate action to oversee the independence of the external auditors;
●	Recommend to the Board the selection and, where applicable, the replacement of the external auditors nominated annually for shareholder approval;
●	Review and approve the Company’s hiring policies regarding partners, employees and former partners and employees of the present and former external auditors of the Company;
●	Review and pre-approve all audit and audit-related services and the fees and other compensation related thereto;
●	In consultation with the external auditors, review with management the integrity of the Company’s financial reporting process, both internal and external;
●	Consider the external auditors’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting;
●	Consider and approve, if appropriate, changes to the Company’s auditing and accounting principles and practices as suggested by the external auditors and management;

81

●	Review significant judgments made by management in the preparation of the financial statements and the view of the external auditors as to appropriateness of such judgments;
●	Following completion of the annual audit, review separately with management and the external auditors any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information;
●	Review any significant disagreement among management and the external auditors in connection with the preparation of the financial statements;
●	Review with the external auditors and management the extent to which changes and improvements in financial or accounting practices have been implemented;
●	Review any complaints or concerns about any questionable accounting, internal accounting controls or auditing matters;
●	Review certification process; and
●	Review any related-party transactions.

Principal Accountant’s Fees

External Audit Service Fees

The following table sets forth the aggregate fees paid to the Company’s external auditors, MNP LLP, by the Company during the financial years ended July 31, 2021, 2020 and 2019:

	Year ended July 31, 2021	Year ended July 31, 2020	Year ended July 31, 2019
Audit Fees(1)	$54,954	$47,212	$57,794
Audit-Related Fees(2)	$74,109	$43,897	$6,715
Tax Fees(3)	$3,279	$4,138	$4,070
All Other Fees(4)	$30,656	$40,936	$5,079
Total:	$162,998	$136,183	$73,658

Notes:
(1)	Aggregate fees billed by the auditor (or accrued) for assurance and related services that are reasonably related to the performance of the audit of the Company’s financial statements.
(2)	Aggregate fees billed by the auditor (or accrued) for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements.
(3)	Aggregate fees billed by the auditor (or accrued) for professional services rendered for tax compliance, tax advice and tax planning.
(4)	Aggregate fees billed by the auditor (or accrued) for assurance and related services that are reasonably related to the performance of the review of the Company’s registration statement on Form F-1 (in connection with the Public Offering).

Compensation Committee

Compensation committees are not mandatory in Canada. However, National Policy 58-201 - Corporate Governance Guidelines recommends that a Board appoint a compensation committee composed entirely of independent directors with responsibilities for oversight of the compensation payable to senior executives. The members of the compensation committee are not required to be independent or to have any particular expertise.

Our compensation committee is comprised of Mr. Embro-Pantalony and Mr. Schmieg and will be chaired by Mr. Schmieg. The Compensation Committee is appointed by the Board to assist in promoting a culture of integrity throughout the Company, to assist the Board in setting director and senior executive compensation, and to develop and submit to the Board recommendations with respect to other employee benefits as the Compensation Committee sees fit. In the performance of its duties, the Compensation Committee is guided by the following principles:

●	offering competitive compensation to attract, retain and motivate highly qualified executives in order for the Company to meet its goals; and

●	acting in the interests of the Company and the shareholders by being fiscally responsible.

82

The Board relies on the knowledge and experience of the members of the Compensation Committee to set appropriate levels of compensation for senior officers. Neither the Company nor the Compensation Committee currently has, or has had at any time since incorporation, any contractual arrangement with any executive compensation consultant who has a role in determining or recommending the amount or form of senior officer compensation.

When determining compensation payable, the Compensation Committee considers both external and internal data. External data includes general markets conditions and well as information regarding compensation paid to directors, CEOs and CFOs of companies of similar size and at a similar stage of development in the industry. Internal data includes annual reviews of the performance of the directors, CEO and CFO in light of the Company’s corporate objectives and considers other factors that may have impacted the Company’s success in achieving its objectives.

Nominating and Corporate Governance Committee

Nominating and Corporate Governance Committees are not mandatory in Canada. However, NP 58-201 recommends that a board appoint a corporate governance committee composed entirely of independent directors with responsibility for overseeing the process for nominating directors for election by shareholders. The members of the corporate governance committee are not required to be independent or to have any particular expertise.

The Nominating and Corporate Governance Committee is appointed by the Board to assist in fulfilling its corporate governance responsibilities under applicable laws. The Nominating and Corporate Governance Committee is responsible for, among other things, developing the Company’s approach to governance issues and establishing sound corporate governance practices that are in the interests of shareholders and that contribute to effective and efficient decision-making.

Our Nominating and Corporate Governance Committee is currently comprised of Mr. Embro-Pantalony and Dr. Taub and is chaired by Mr. Embro-Pantalony.

Exculpation, Insurance and Indemnification of Directors and Officers

Under the BCBCA, a company may indemnify: (i) a current or former director or officer of that company; (ii) a current or former director or officer of another corporation if, at the time such individual held such office, the corporation was an affiliate of the company, or if such individual held such office at the company’s request; or (iii) an individual who, at the request of the company, held, or holds, an equivalent position in another entity (an “indemnifiable person”) against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal, administrative or other legal proceeding or investigative action (whether current, threatened, pending or completed) in which he or she is involved because of that person’s position as an indemnifiable person, unless: (i) the individual did not act honestly and in good faith with a view to the best interests of such company or the other entity, as the case may be; or (ii) in the case of a proceeding other than a civil proceeding, the individual did not have reasonable grounds for believing that the individual’s conduct was lawful. A company cannot indemnify an indemnifiable person if it is prohibited from doing so under its articles or by applicable law. A company may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an indemnifiable person in respect of that proceeding only if the indemnifiable person has provided an undertaking that, if it is ultimately determined that the payment of expenses was prohibited, the indemnifiable person will repay any amounts advanced. Subject to the aforementioned prohibitions on indemnification, a company must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by an indemnifiable person in respect of such eligible proceeding if such indemnifiable person has not been reimbursed for such expenses, and was wholly successful, on the merits or otherwise, in the outcome of such eligible proceeding or was substantially successful on the merits in the outcome of such eligible proceeding. On application from an indemnifiable person, a court may make any order the court considers appropriate in respect of an eligible proceeding, including the indemnification of penalties imposed or expenses incurred in any such proceedings and the enforcement of an indemnification agreement. As permitted by the BCBCA, under Article 21.1, we are required to indemnify our directors and former directors (and such individual’s respective heirs and legal representatives) and permit us to indemnify any person to the extent permitted by the BCBCA.

The BCBCA provides certain protections under Part 5 – Management, Division 5 - Indemnification of Directors and Officers and Payment of Expenses, to our current and former directors and officers, as well as other eligible parties defined in Section 159 of the BCBCA (the “Eligible Parties”, each an “Eligible Party”). The Company will indemnify the Eligible Parties, to the fullest extent permitted by law and subject to certain limitations listed in Section 163 of the BCBCA, against any proceeding in which an Eligible Party or any of the heirs and personal or other legal representatives of the Eligible Party, by reason of the Eligible Party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the Company or an associated corporation (a) is or may be joined as a party, or (b) is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related tom, the proceeding.

We maintain insurance policies relating to certain liabilities that our directors and officers may incur in such capacity.

83

EXECUTIVE COMPENSATION

The following table provides a summary of compensation paid, directly or indirectly, for the year ended July 31, 2021 to the directors, officers and senior management:

Table of Compensation Excluding Compensation Securities
Name and position	Year	Salary, consulting fee, retainer or commission ($)	Value of all other compensation ($)(1)	Total compensation ($)
William V. Williams(2) President, Chief Executive Officer, Director	2021	217,995	-	217,995
Gadi Levin(3) Chief Financial Officer and Secretary	2021	114,278	-	114,278
Rahoul Sharan(4) Former Director	2021	-	-	-
Martin Schmieg(6) Director	2021	28,000	-	28,000
Charles Wiseman(7) Former Director	2021	241,138	-	241,138
Jamieson Bondarenko Chairman of the Board	2021	87,568	-	87,568
Rebecca Taub Director	2021	36,500	-	36,500
Vaughn C. Embro-Pantalony Director	2021	34,632	-	34,632

(1) Options based awards calculated using the Black-Scholes Option Pricing Model.

(2) On November 1, 2016, Dr. William V. Williams was appointed as President and Chief Executive Officer of the Company.

(3) On February 11, 2016, Gadi Levin was appointed as Chief Financial Officer and Corporate Secretary of the Company.

(4) Mr. Sharan resigned from the Board effective March 18, 2019.

(5) Mr. Babaei resigned from the Board effective March 18, 2019.

(6) Mr. Schmieg resigned from the Board effective March 14, 2019 and rejoined the Board on November 24, 2020.

(7) Dr. Wiseman resigned from the Board effective May 31, 2021.

84

Stock Options and Other Compensation Securities

The Company’s Stock Option Plan was previously approved by the shareholders at the Company’s annual and special meeting on November 25, 2014.

The following table provides a summary of all compensation securities granted or issued to each director, officer and senior management as of July 31, 2021.

Compensation Securities
Name and position	Type of compensation security	Number of compensation securities, number of underlying securities, and percentage of class	Expiry date	exercise price ($)
William V. Williams President & Chief Executive	Stock Options	200,000	March 29, 2026	$4.24
Officer, Director
Gadi Levin, Chief Financial Officer and Secretary	Stock Options	75,000	March 29, 2026	$4.24
Charles Wiseman Former Director	Stock Options	75,000	March 29, 2026	$4.24
Jamieson Bondarenko Chairman of the Board of Directors	Stock Options	150,000	March 29, 2026	$4.24
Rebecca Taub Director	-	-	March 29, 2026	4.24
Vaughn C. Embro-Pantalony Director	-	10,000	March 29, 2026	4.24
Martin Schmieg Director		25,000	March 29, 2026	4.24

85

Oversight and Description of Compensation

Compensation of Directors

The Company provides a modest cash retainer to its non-executive directors. Executive directors do not receive any cash compensation in their capacity as directors.   Long term incentives (stock options) are granted from time to time, based on an existing complement of long-term incentives, corporate performance and to be competitive with other companies of similar size and scope.

Compensation of Executive Officers

The Company’s Compensation Committee is responsible for, among other things, evaluating the performance of the Company’s executive officers, determining or making recommendations to the Board with respect to the compensation of the Company’s executive officers, making recommendations to the Board with respect to director compensation, incentive compensation plans and equity-based plans, making recommendations to the Board with respect to the compensation policy for the employees of the Company and ensuring that the Company is in compliance with all legal requirements with respect to compensation disclosure. In performing its duties, the Compensation Committee has the authority to engage such advisors, including executive compensation consultants, as it considers necessary.

Philosophy and Objectives

The compensation program for senior management of the Company is designed to ensure that the level and form of compensation achieves certain objectives, including:

a)	attracting and retaining talented and highly-qualified executives;

b)	motivating the short and long term performances of executives; and

c)	creating a corporate environment which aligns their interests with those of the shareholders.

The compensation program is designed to provide competitive levels of compensation. The Company recognizes the need to provide a total compensation package that will attract and retain qualified and experienced executives as well as align the compensation level of each executive to that executive’s level of responsibility. In general, the Company’s executive officers may receive compensation that is comprised of three components: (a) a base salary; (b) bonus compensation; and (c) equity participation through the Company’s Stock Option Plan or all such forms of compensation.

86

Base Salary

In the view of Company, paying base salaries which are competitive in the markets in which the Company operates is a first step to attracting and retaining talented, qualified and effective executives. Competitive salary information on companies earning comparative revenues in a similar industry is compiled from a variety of sources, including surveys conducted by independent consultants and national and international publications.

Bonus Compensation

The Company’s primary objective is to achieve certain strategic objectives and milestones. The Company may approve executive bonus compensation dependent upon the Company meeting those strategic objectives and milestones and sufficient cash resources being available for the granting of bonuses. Bonuses paid to the executive officers are allocated on an individual basis. Bonuses are paid to reward work done above the base level of expectations set by the base salary, wages or contractor payments. There were no bonuses paid to any of NEOs during the most recently completed financial year.

Equity Participation through Stock Option Plan

The Company has, as a part of its long-term incentive, adopted a Stock Option Plan. The Stock Option Plan is designed to encourage share ownership and entrepreneurship on the part of the senior management and other employees. The Compensation Committee believes that the Stock Option Plan aligns the interests of the NEOs with shareholders by linking a component of executive compensation to the longer-term performance of the Company’s common shares.

In monitoring or adjusting the option allotments, the Compensation Committee takes into account the level of options granted for similar levels of responsibility and considers each executive officer or employee based on reports received from management, its own observations on individual performance (where possible) and its assessment of individual contribution to shareholder value, previous options grants and the objectives set for the executive officers. The scale of options will generally be commensurate to the appropriate level of base compensation for each level of responsibility.

In addition to determining the number of options to be granted pursuant to the methodology outlined above, the Compensation Committee also makes the following determinations:

●	The executive officers and others who are entitled to participate in the Company’s Stock Option Plan;

●	The exercise price for each stock option granted, subject to the provision that the exercise price cannot be lower than the market price on the date of grant;

●	The date on which each option is granted;

●	The vesting period, if any, for each stock option; and

●	The other material terms and conditions of each stock option grant

Stock option grants are designed to reward the executive officers for success on a similar basis as the shareholders of the Company, although the level of reward provided by a particular stock option grant is dependent upon the volatility of the stock market. The Company believes that encouraging its executives and employees to become shareholders is the best way of aligning their interests with those of its shareholders. Equity participation is accomplished through our Stock Option Plan. Stock options are granted to senior executives taking into account a number of factors, including the amount and term of options previously granted, base salary and bonuses and competitive factors. Options are generally granted to senior executives which vest immediately.

All of the executive officers are entitled to participate in our Stock Option Plan.

87

Pension Plan Benefits

The Company does not have a pension plan in place and therefore there were no pension plan benefit awards made to a director or Executive Officer.

Employment Agreements with Executive Officers and Significant Employees

On  October 12, 2016, the Company entered into an employment agreement with Dr. William V. Williams, effective October 31, 2016, to serve as Chief Executive Officer and President. Dr. William V. Williams is also a member of our board of directors. His agreement automatically renews for one (1) year terms every October 31st unless cancelled by either Dr. Williams or the Company. Pursuant to the agreement, Dr. William V. Williams is paid a base fee of USD $175,000 and received 2,107 stock options on the date of his appointment and exercisable at $60.00 per share. The agreement also provides for milestone incentive bonuses which may increase the remuneration by an additional $50,000 USD. If the agreement is terminated by the Company, all amounts accrued under the agreement shall become due and a lump sum termination fee equal to the pro rata monthly salary times the number of months employed divided by 2 (subject to a maximum of 12) shall become payable. The agreement may be terminated by Dr. William V. Williams upon delivery of 30 days written notice.

The amounts payable pursuant to the employment agreement with Dr. William V. Williams is incurred in US dollars. The Company converts the US dollar amounts in Canadian equivalents using an exchange rate for the date on which Dr. William V. Williams is paid pursuant to Dr. Williams’ employment agreement.

Effective November 1, 2016, the Company entered into a consulting agreement with Gadi Levin (the “Levin Agreement”). Under the Levin Agreement, Mr. Gadi Levin agreed to serve as Chief Financial Officer of the Company for a one (1) year term, renewable upon written agreement. Pursuant to the Levin Agreement, Mr. Gadi Levin receives a fee of CAD$8,000 per month. Either party may terminate the Levin Agreement for reason of default on fifteen (15) days’ written notice (unless the default is cured within that period), or without cause on thirty (30) days’ notice. Upon termination, Mr. Gadi Levin is entitled to payment for work performed and accepted.

88

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our common shares as of November 12, 2021 by:

●	each person, or group of affiliated persons, known to us to be the beneficial owner of more than 5% of our outstanding common shares;

●	each of our directors and executive officers; and

●	all of our directors and executive officers as a group.

The beneficial ownership of our common shares is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power, or the right to receive the economic benefit of ownership. For purposes of the table below, we deem common shares issuable pursuant to options and warrants that are currently exercisable or exercisable within 60 days of February 17, 2021 to be outstanding and to be beneficially owned by the person holding the options for the purposes of computing the percentage ownership of that person, but we do not treat them as outstanding for the purpose of computing the percentage ownership of any other person.

The percentage of shares beneficially owned has been computed on the basis of 15,167,987 common shares outstanding as of November 12, 2021.

Unless otherwise noted below, the address of each shareholder, director and executive officer is c/o BriaCell Therapeutics Corp. Suite 300 – Bellevue Centre, 235- 15th Street, West Vancouver, BC V7T 2X1.

Except as indicated in footnotes to this table, we believe that the shareholders named in this table have sole voting and investment power with respect to all shares shown to be beneficially owned by them, based on information provided to us by such shareholders. The shareholders listed below do not have any different voting rights from any of our other shareholders .

	No. of Shares Beneficially Owned	Percentage Owned(5)
Directors and executive officers:
William V. Williams (1)	349,636	2.31%
Gadi Levin(2)	77,810	0.51%
Jamieson Bondarenko (3)	369,856	2.44%
Vaughn C. Embro-Pantalony(4)	34,524	0.23%
Rebecca Taub(5)	10,000	0.07%
Martin Schmieg(6)	25,000	0.16%
Marc Lustig	1,530,000	10.09%
Jane Gross	10,000	0.07%
All directors and executive officers as a group (8 persons)	2,406,826	15.88%

*	Indicates beneficial ownership of less than 1% of the total common shares outstanding

Notes:

1.	Includes 200,000 options to purchase common shares with an exercise price of $4.24, expiring on May 29, 2026.
2.	Includes 75,000 options to purchase common shares with an exercise price of $4.24, expiring on May 29, 2026.
3.	Includes 150,000 options to purchase common shares with an exercise price of $4.24, expiring on May 29, 2026.
4.	Includes 25,000 options to purchase common shares with an exercise price of $4.24, expiring on May 29, 2026.
5.	Includes 10,000 options to purchase common shares with an exercise price of $4.24, expiring on May 29, 2026.
6.	Includes 25,000 options to purchase common shares with an exercise price of $4.24, expiring on May 29, 2026.
7.	The percentages are calculated based on 15,167,987 common shares outstanding as at November 12, 2021.

Record Holders

Based upon a review of the information provided to us by our transfer agent, as of November 12, 2021 there were a total of 44 holders of record of our shares.

89

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a description of material transactions, or series of related material transactions since November 1, 2018, to which we are a party and in which the other parties include our directors, executive officers, holders of more than 5% of our voting securities, or any member of the immediate family of any of the foregoing persons.

On March 25, 2019 and April 1, 2019, the Company completed a non-brokered private placement (the “March 2019 Private Placement”) on of 99,117 shares of the Company at a price of $24.42 per share for aggregate gross proceeds of $2,420,449 (net proceeds: $2,324,771). As part of the March 2019 Private Placement, Mr. Bondarenko invested $407,000 and received 16,667 common shares.

On February 26, 2019, BriaCell sold $407,000 of common shares to Mr. Bondarenko.

On September 9, 2019 the Company completed non brokered private placement of 40,300 common shares at a price of $17.09 per common share for gross proceeds of $688,889.

The following directors and officers participated in the September 2019 Private Placement.

Name	Amount invested	Number of shares
William V. Williams	$368,957	21,584
Jamieson Bondarenko	$179,726	10,514
Mr. Vaughn C. Embro-Pantalony	$81,402	4,762
Gadi Levin	$8,137	476

On October 15, 2019, the Company completed non brokered private placement of 27,069 common shares at a price of $17.09 per common share for gross proceeds of $462,714.

The following directors and officers participated in the October 2019 Private Placement.

Name	Amount invested	Number of shares
William V. Williams	$122,102	7,143
Jamieson Bondarenko	$122,102	7,143
Mr. Vaughn C. Embro-Pantalony	$81,402	4,762

90

On December 3, 2019, the Company received an unsecured US$100,000 loan from ClearIt, LLC, which bears interest at 2.5% annually. The repayment of the loan was due on or before March 26, 2020, after which the interest rate on any remaining due but unpaid balance would increase to 15% annually. On October 15, 2020, the creditor deferred the increased interest start date from March 26, 2020 to November 21, 2020. Martin Schmieg, a Company director, is the General Manager and Chief Executive Officer of ClearIt, LLC. Mr. Schmeig was not a director of the Company at the time this transaction occurred.

On January 27, 2020, the Company received an unsecured US$50,000 loan from ClearIt, LLC which bears interest at 2.5% annually. The repayment of the loan was due on or before March 26, 2020, after which the interest rate on any remaining due but unpaid balance would increase to 15% annually. On October 15, 2020, the creditor deferred the increased interest start date from March 26, 2020 to November 21, 2020. Mr. Schmeig was not a director of the Company at the time this transaction occurred.

On February 20, 2020, the Company received an unsecured US$50,000 loan from ClearIt, LLC which bears interest at 2.5% annually. The repayment of the loan was due on or before March 26, 2020, after which the interest rate on any remaining due but unpaid balance would increase to 15% annually. On October 15, 2020, the creditor deferred the increased interest start date from March 26, 2020 to November 21, 2020. Mr. Schmeig was not a director of the Company at the time this transaction occurred.

As at July 31, 2021, included in accounts payable and accrued liabilities are amounts owing to a company controlled by an officer in the amount of $52,500 for consulting fees and an amount owing to a director of $615,749 charged by directors and key management personnel or companies controlled by these individuals:

Issuance date	Year Ended July 31, 2021		Year Ended July 31, 2020
Paid or accrued professional fees to a company controlled by an on officer of the Company	$114,278	(1)	$34,188	(1)
Paid or accrued consulting fees to companies controlled by individual directors	$34,632	(2)	$46,238	(2)
Paid or accrued wages and consulting fees to directors	$617,733	(3)	$440,627	(3)
Share based compensation to directors and officers	$1,714,508	(4)	$-

1.	Paid or accrued consulting fees to a company, controlled by Mr. Levin, the Company’s Chief Financial Officer.
2.	Paid or accrued consulting to Ameretat Investment Ltd, a company controlled by Saeid Babaei, a director and KJN Management Ltd, a company controlled by Rahoul Sharan and JGRNT Capital Corp., a Company controlled by Mr. Jamieson Bondarenko or to Mr. Jamieson Bondarenko.
3.	Paid or accrued wages to directors: Dr. Charles Wiseman, Dr. Willam V. Williams, Mr. Martin Schmieg and Mr. Vaughn C. Embro-Pantalony.
4.	Share-based compensation in respect of stock options issued during the period to direcors and officers.

These  transactions were in the normal course of operations and were measured at the exchange value which represented the amount of consideration established and agreed to by the related parties.

91

DESCRIPTION OF SECURITIES

The following description of our common shares and Warrants and provisions of our Articles of Incorporation is a summary and does not purport to be complete.

Common Shares

As of November 12, 2021, our authorized share capital, as provided for by our articles, consists of an unlimited number of common shares, without par value, of which approximately 15,167,987 shares are issued and outstanding. All of our outstanding common shares are validly issued, fully paid and non-assessable.

Our common shares are the only securities with respect to which a voting right may be exercised at a meeting of shareholders.

Dividends. Our Shareholders are entitled to receive dividends, as may be declared from time to time and in the sole discretion of the Board. Dividends shall be paid according to the number of Common Shares owned. Dividends may take the form of specific assets or of fully paid shares or of bonds, debentures or other securities of the Company, or in any one or more of those ways. Shareholders are not entitled to notice of any dividend. We have never paid cash dividends on our capital stock and we do not anticipate paying any dividends in the foreseeable future.

Voting Rights. Each common share is entitled to one vote at a meeting of shareholders.

IPO Warrants

The IPO Warrants are exercisable immediately, have an exercise price of $ 5.3125 per share, and expire five years from the date of issuance.

No fractional shares or scrip representing fractional shares shall be issued upon the exercise of the Warrants. As to any fraction of a share which the holder would otherwise be entitled to purchase upon such exercise, we shall, at our election, either pay a cash adjustment in respect of such fraction (in an amount equal to such fraction multiplied by the exercise price) or round the number of shares to be received by the holder up to the next whole number.

Representative Warrants

The Representative Warrants are exercisable six months after issuance, have an exercise price of $ 6.64 per share, and expire five years from the date of issuance.

No fractional shares or scrip representing fractional shares shall be issued upon the exercise of the Representative Warrants. As to any fraction of a share which the holder would otherwise be entitled to purchase upon such exercise, we shall, at our election, either pay a cash adjustment in respect of such fraction (in an amount equal to such fraction multiplied by the exercise price) or round the number of shares to be received by the holder up to the next whole number.

Registration Number

Our registration number under the BCBCA is BC0764547.

Certain Important Provisions of our Articles and the BCBCA

The following is a summary of certain important provisions of our articles and certain related sections of the BCBCA. Please note that this is only a summary and is not intended to be exhaustive. This summary is subject to, and is qualified in its entirety by reference to, the provisions of our articles and the BCBCA.

Directors

Power to vote on matters in which a director is materially interested. Under the BCBCA a director who has a material interest in a contract or transaction, whether made or proposed, that is material to us, must disclose such interest to us, subject to certain exceptions such as if the contract or transaction: (i) is an arrangement by way of security granted by us for money loaned to, or obligations undertaken by, the director for our benefit or for one of our affiliates’ benefit; (ii) relates to an indemnity or insurance permitted under the BCBCA; (iii) relates to the remuneration of the director in his or her capacity as director, officer, employee or agent of our company or of one of our affiliates; (iv) relates to a loan to our company while the director is the guarantor of some or all of the loan; or (v) is with a corporation that is affiliated to us while the director is also a director or senior officer of that corporation or an affiliate of that corporation.

A director who holds such disclosable interest in respect of any material contract or transaction into which we have entered or propose to enter may be required to absent himself or herself from the meeting while discussions and voting with respect to the matter are taking place. Directors are also required to comply with certain other relevant provisions of the BCBCA regarding conflicts of interest.

92

Directors’ power to determine the remuneration of directors. The remuneration of our directors is determined by our directors subject to our Articles. If the directors so decide, the remuneration of the directors, if any, will be determined by the shareholders. The remuneration may be in addition to any salary or other remuneration paid to any of our employees (including executive officers) who are also directors.

Director’s power to vote on a proposal, arrangement or contract in which the director is materially interested. A director or senior officer who holds any office or possesses any property, right or interest that could result, directly or indirectly, in the creation of a duty or interest that materially conflicts with that individual’s duty or interest as a director or senior officer, must disclose the nature and extent of the conflict as required by the BCBA. A director who holds a disclosable interest in a contract or transaction into which the Company has entered or proposes to enter is not entitled to vote on any directors’ resolution to approve that contract or transaction, unless all the directors have a disclosable interest in that contract or transaction, in which case any or all of those directors may vote on such resolution. A director who holds a disclosable interest in a contract or transaction into which the Company has entered or proposes to enter and who is present at the meeting of directors at which the contract or transaction is considered for approval may be counted in the quorum at the meeting whether or not the director votes on any or all of the resolutions considered at the meeting.

Number of shares required for director’s qualification. Directors do not need to own stock of the Company to qualify to be a Director.

Shareholder Meetings

Subject to applicable stock exchange requirements, we must hold a general meeting of our shareholders at least once every year at a time and place determined by our board of directors, provided that the meeting must not be held later than 15 months after the preceding annual general meeting. A meeting of our shareholders may be held anywhere in or outside British Columbia.

A notice to convene a meeting, specifying the date, time and location of the meeting, and, where a meeting is to consider special business, the general nature of the special business must be sent to each shareholder entitled to attend the meeting and to each director not less than 21 days and no more than two months prior to the meeting, although, as a result of applicable securities laws, the minimum time for notice is effectively longer in most circumstances. Under the BCBCA, shareholders entitled to notice of a meeting may waive or reduce the period of notice for that meeting, provided applicable securities laws are met. The accidental omission to send notice of any meeting of shareholders to, or the non-receipt of any notice by, any person entitled to notice does not invalidate any proceedings at that meeting.

Our Articles provide that a quorum for the transaction of business at a meeting of our shareholders is met where there are two persons who are, or who represent by proxy, shareholders who, in the aggregate, hold at least 5% of the issued shares entitled to vote. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

Pursuant to our articles, a quorum for meetings of shareholders is present if two shareholders who, in the aggregate, hold at least 5% of the issued shares entitled to be voted at the meeting are present in person or represented by proxy. If a quorum is not present at the opening of any meeting of shareholders, the meeting stands adjourned to the same day in the next week at the same time and place, unless the meeting is requisitioned by shareholders, in which case the meeting is dissolved. When a quorum is present or represented at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall be sufficient to elect directors or to decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Articles, a different vote is required in which case such express provision shall govern and control the decision of such question.

93

Each shareholder of record of the corporation shall be entitled at each meeting of shareholders to one vote for each share of stock standing in his name on the books of the corporation. Upon the demand of any shareholder, the vote for directors and the vote upon any question before the meeting shall be by ballot.

At any meeting of the shareholders any shareholder may be represented and vote by a proxy or proxies appointed by an instrument in writing. In the event that any such instrument in writing shall designate two or more persons to act as proxies, a majority of such persons present at the meeting, or, if only one shall be present, then that one shall have and may exercise all of the powers conferred by such written instrument upon all of the persons so designated unless the instrument shall otherwise provide. No proxy or power of attorney to vote shall be used to vote at a meeting of the shareholders unless it shall have been filed with the secretary of the meeting when required by the inspectors of election. All questions regarding the qualification of voters, the validity of proxies and the acceptance or rejection of votes shall be decided by the inspectors of election who shall be appointed by the Board of Directors, or if not so appointed, then by the presiding officer of the meeting.

Any action which may be taken by the vote of the shareholders at a meeting may be taken without a meeting if authorized by the written consent of shareholders holding at least a majority of the voting power, unless the provisions of the statutes or of the Articles of Incorporation require a greater proportion of voting power to authorize such action in which case such greater proportion of written consents shall be required.

Shareholder Proposals

Under the BCBCA, qualified shareholders holding at least one percent (1%) of our issued voting shares may make proposals for matters to be considered at the annual general meeting of shareholders. Such proposals must be sent to us in advance of any proposed meeting by delivering a timely written notice in proper form to our registered office in accordance with the requirements of the BCBCA and be accompanied by one written statement in support of the proposal. The notice must include information on the business the shareholder intends to bring before the meeting.

Forum Selection

We have not included a forum selection provision in our articles.

Ownership Limitation and Transfer of Shares

Our fully paid common shares in registered form and may be freely transferred under our articles of incorporation, unless the transfer is restricted or prohibited by another instrument, applicable law or the rules of a stock exchange on which the shares are listed for trade. The ownership or voting of our common shares by non-residents of Canada is not restricted in any way by our articles of incorporation or the laws of Canada.

Share Transfers

Pursuant to our Articles, a transfer of a share must not be registered unless:

(a)	Except as exempted by the BCBCA, a duly signed proper instrument of transfer in respect of the share has been received by the Company;
(b)	If a share certificate has been issued by the Company in respect of the share to be transferred, that share certificate has been surrendered to the Company; and
(c)	if a non-transferable written acknowledgment of the shareholder’s right to obtain a share certificate has been issued by the Company in respect of the share to be transferred, that acknowledgment has been surrendered to the Company.

Change in Control

Our articles of incorporation do not contain restrictions on change in control.

94

Election of Directors

Our common shares do not have cumulative voting rights for the election of directors. As a result, the holders of a majority of the voting power represented at a shareholders meeting have the power to elect all of our directors.

The directors shall be elected at the annual meeting of the shareholders by a simple majority vote of holders of our voting shares, participating and voting at such meeting, and each director elected shall hold office until his successor is elected and qualified. However, in the event of any vacancy in the Board, including those caused by an increase in the number of Directors, such vacancy may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, and each director so elected shall hold office until his successor is elected at an annual or a special meeting of the shareholders. The holders of a two-thirds of the outstanding shares of stock entitled to vote may at any time peremptorily terminate the term of office of all or any of the directors by vote at a meeting called for such purpose or by a written statement filed with the secretary or, in his absence, with any other officer. Such removal shall be effective immediately, even if successors are not elected simultaneously and the vacancies on the Board of Directors resulting therefrom shall be filled only by the shareholders.

A vacancy or vacancies in the Board of Directors shall be deemed to exist in case of the death, resignation or removal of any directors, or if the authorized number of directors be increased, or if the shareholders fail at any annual or special meeting of shareholders at which any director or directors are elected to elect the full authorized number of directors to be voted for at that meeting.

The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors. If the Board of Directors accepts the resignation of a director tendered to take effect at a future time, the Board or the shareholders shall have power to elect a successor to take office when the resignation is to become effective.

No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his term of office.

Anti-Takeover Measures

Our articles of incorporation do not provide for any anti-takeover measures.

Changes in Capital

Our articles of incorporation enable us to increase or reduce our share capital. Any such changes are subject to the provisions of the BCBCA.

We have had no change in share capital in the prior three years other than increasing the number of issued and outstanding common shares as described elsewhere in this prospectus.

Exchange Controls

The BCBCA and our articles of incorporation do not provide for any restriction in connection with the following:

(1)	the import or export of capital, including the availability of cash and cash equivalents for use by the company’s group; and

(2)	the remittance of dividends, interest or other payments to nonresident holders of the company’s securities.

Transfer Agent and Registrar

Our transfer agent is Computershare Investor Services Inc., 3rd Floor, 510 Burrard Street, Vancouver, British Columbia V6C 3B9, telephone: (604) 661-9474, facsimile: (604) 661-9401.

Listing

Our common shares and Warrants are listed on The Nasdaq Capital Market under the symbols “BCTX” and “BCTXW”, respectively. Our common shares are also currently listed on the TSX Venture Exchange under the symbol “BCT”.

95

Derivative Securities

Options and Incentive Plans and Awards

The Company’s Stock Option Plan (the “Plan”) was previously approved by the shareholders at the Company’s annual and special meeting on November 25, 2014. Pursuant to the Plan, the Company is authorized to grant options to officers, directors, employees and consultants enabling them to acquire up to 10% of the issued and outstanding Common Shares of the Company. The options can be granted for a maximum of 5 years and vest as determined by the Board. The exercise price of each option granted may not be less than the fair market value of the Common Shares at the time of grant.

Pursuant to the policies of the TSX Venture Exchange (the “TSXV”), the Company is required to obtain.

shareholder approval of the Stock Option Plan each year because the Stock Option Plan is a rolling maximum option plan whereby the maximum number of Common Shares that may be reserved for issuance and which can be purchased upon the exercise of all options granted under the Stock Option Plan is fixed at 10% of the outstanding Common Shares from time to time.

Summary of the Plan

●	The term of any options granted under the Plan will be fixed by the Board at the time such options are granted, provided that options will not be permitted to exceed a term of five years (or ten years if the Company is reclassified by the TSXV as a Tier 1 Issuer).
●	The exercise price of any options granted under the Plan will be determined by the Board, in its sole discretion, but shall not be less than the closing price of the Company’s Common Shares on the day preceding the day on which the directors grant such options, less any discount permitted by the TSXV.
●	No vesting requirements will apply to options granted hereunder, however a four month hold period will apply to all Common Shares issued under each option, commencing from the date of grant.
●	All options are non-transferable.
●	Options will be adjusted and/or reclassified (as applicable) in the event of any consolidation, subdivision, conversion or exchange of the Company’s Common Shares.
●	No more than 5% of the issued Common Shares may be granted to any one individual in any 12 month period.
●	No more than 2% of the issued Common Shares may be granted to a consultant, or any employee performing investor relations activities, in any 12 month period
●	Disinterested shareholder approval must obtain if:

i.	A stock option plan, together with all of the Company’s previously established and outstanding stock option plans or grants, could result at any time in:

	a)	The number of shares reserved for issuance under stock options granted to Insiders (as such term is defined in the policies of the TSXV) exceeding 10% of the issued Common Shares;
	b)	the grant to Insiders, within a 12 month period, of a number of options exceeding 10% of the issued Common Shares; or
	c)	the issuance to any one optionee, within a 12 month period, of a number of shares
	d)	exceeding 5% of the issued Common Shares; or

ii.	the Company is decreasing the exercise price of stock options previously granted to Insiders.

The following table sets forth certain information pertaining to the Company’s equity compensation plan as at the end of the Company’s financial year on July 31, 2021.

Plan Category	Number of securities issuable upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities to be issued upon exercise of outstanding options, warrants and rights)(1)
Equity compensation plans approved by security holders	10,740,461	$5.83	852,292
Equity compensation plans not approved by security holders	-	-	-

1.	Based on a total of 1,526,958 options issuable pursuant to our Stock Option Plan, representing 10% of the Company’s issued and outstanding share capital of 15,269,583 common shares as at July 31, 2021, less the total number of options already issued.

96

Warrants

As of July 31, 2021, warrants outstanding were as follows:

Number of Warrants Outstanding	Exercise Price	Exercisable At July 31, 2021	Expiry Date
22,489	$29.30	22,489	August 2021 to June 2022
51,698	$4.41	51,698	November 16, 2025
3,337,270	$5.313	3,337,270	February 26, 2026
882,352	$5.31	882,352	April 21, 2026
5,170,343	$6.19	5,170,343	December 7, 2026
9,464,152		9,464,152

Compensation Warrants

As at July 31, 2021, compensation warrants outstanding were as follows:

Number Of
Compensation		Exercisable at
Warrants Outstanding	Exercise Price	July 31, 2021	Expiry Date
4,890	$4.41	4,890	November 16, 2025
294,118	$5.31	294,118	February 26, 2026
44,118	$5.31	44,118	February 26, 2026
258,517	$6.19	258,517	June 7, 2026
601,643		601,643

97

TAXATION

The following description is not intended to constitute a complete analysis of all tax consequences relating to the acquisition, ownership and disposition of our common shares and Warrants. You should consult your own tax advisor concerning the tax consequences in your particular situation, as well as any tax consequences that may arise under the laws of any taxing jurisdiction.

Certain Canadian Federal Income Tax Considerations For United States Residents

The following is, at the date of this prospectus, a summary of certain Canadian federal income tax considerations generally applicable to a holder who acquires, as beneficial owner common shares and Warrants, and common shares upon exercise of such Warrant:

who, at all relevant times, (A) for the purposes of the Income Tax Act (Canada) (the “Tax Act”) (i) is not resident, or deemed to be resident, in Canada, (ii) deals at “arm’s length” with the Company and the underwriters, and is not “affiliated” with either the Company or the underwriters, (iii) holds all Securities as capital property, (iv) does not use or hold any of the Securities in the course of carrying on, or otherwise in connection with, a business carried on or deemed to be carried on in Canada and (v) is not a “registered non-resident insurer” or “authorized foreign bank” (each as defined in the Tax Act), or other holder of special status, and (B) for the purposes of the Canada-U.S. Tax Convention (1980) (the “Tax Treaty”), is a resident of the United States, has never been a resident of Canada, does not have and has not had, at any time, a permanent establishment or fixed base in Canada, and who otherwise qualifies for the full benefits of the Tax Treaty. Holders who meet all of the above criteria are referred to herein as “U.S. Holders”, and this summary only addresses such U.S. Holders.

This summary does not apply to a U.S. Holder: (i) that is a “financial institution” for purposes of the “mark-to-market” rules in the Tax Act; (ii) that is a “specified financial institution” (as defined in the Tax Act); (iii) that is a partnership; (iv) where an interest in such U.S. Holder would be a “tax shelter investment” (as defined in the Tax Act); (v) that has elected to determine its Canadian tax results in a foreign currency pursuant to the functional currency reporting rules in the Tax Act; (vi) that is exempt from tax under Part I of the Tax Act; (vii) that has entered or will enter into, in respect of any of the Securities, a “synthetic disposition arrangement” or a “derivative forward agreement” (as those terms are defined in the Tax Act); or (viii) that will receive dividends on any common shares of the Company under or as part of a “dividend rental arrangement” (as defined in the Tax Act). Such U.S. Holders should consult with their own tax advisors to determine the particular Canadian federal income tax consequences to them of acquiring the Securities.

This summary is based on the current provisions of the Tax Act in force as of the date of this prospectus, the regulations thereunder in force at the date hereof (the “Regulations”), the current provisions of the Tax Treaty, in force as of the date of this prospectus, and the Company’s understanding of the administrative policies and assessing practices of the Canada Revenue Agency published in writing prior to the date hereof. This summary takes into account all specific proposals to amend the Tax Act and Regulations publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Proposed Amendments”) and assumes that such Proposed Amendments will be enacted in the form proposed. However, such Proposed Amendments might not be enacted in the form proposed, or at all. This summary does not otherwise take into account or anticipate any changes in law or administrative or assessing practices, whether by legislative, governmental or judicial decision or action, nor does it take into account tax laws of any province or territory of Canada or of any other jurisdiction outside Canada, which may differ significantly from those discussed in this summary.

For the purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of the Securities generally must be converted into Canadian dollars, including interest, dividends, adjusted cost base and proceeds of disposition, using the single daily exchange rate as quoted by the Bank of Canada for the relevant day, or such other rate of exchange that is acceptable to the Canada Revenue Agency.

This summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any particular U.S. Holder, and no representation with respect to the Canadian federal income tax consequences to any particular U.S. Holder or prospective U.S. Holder is made. This summary is not exhaustive of all Canadian federal income tax considerations. Accordingly, all prospective purchasers (including U.S. Holders as defined above) should consult with their own tax advisors for advice with respect to their own particular circumstances.

Exercise of Warrants

No gain or loss will be realized by a U.S. Holder on the exercise of a Warrant to acquire a common share of the Company (referred to in this summary as a “Warrant Share”). When a Warrant is exercised, the U.S. Holder’s cost of the Warrant Share acquired thereby will be equal to the aggregate of the U.S. Holder’s adjusted cost base of such Warrant and the exercise price paid for the Warrant Share. The U.S. Holder’s adjusted cost base of the Warrant Share so acquired will be determined by averaging the cost of such Warrant Share with the adjusted cost base to the U.S. Holder of all common shares of the Company held as capital property immediately before the acquisition of the Warrant Share.

98

Expiry of Warrants

The expiry of an unexercised Warrant generally will result in a capital loss to the U.S. Holder equal to the adjusted cost base of the Warrant to the U.S. Holder immediately before its expiry. Such capital loss will not be recognized under the Tax Act unless the Warrant constitutes “taxable Canadian property” (see discussion below under the heading “Dispositions of Securities”).

Withholding Tax on Dividends

Amounts paid or credited or deemed to be paid or credited as, on account or in lieu of payment of, or in satisfaction of, dividends on common shares to a U.S. Holder will be subject to Canadian withholding tax. Under the Tax Act, the rate of withholding is 25% of the gross amount of the dividend. Under the Tax Treaty, the withholding rate on any such dividend beneficially owned by a U.S. Holder that is a resident of the United States for purposes of the Tax Treaty are fully entitled to the benefits of the Tax Treaty in respect of the receipt of such dividend is generally reduced to 15%.

Dispositions of Securities

A U.S. Holder generally will not be subject to tax under the Tax Act in respect of a capital gain realized on the disposition or deemed disposition of any Securities, nor will capital losses arising therefrom be recognized under the Tax Act, unless such Security constitutes “taxable Canadian property” (as defined in the Tax Act) of the U.S. Holder and the gain is not exempt from tax pursuant to the terms of the Tax Treaty.

Provided the common shares of the Company are listed on a “designated stock exchange” (which currently includes the NASDAQ and Tiers 1 and 2 of the TSXV) as defined in the Tax Act and are so listed at the time of disposition, a Security generally will not constitute “taxable Canadian property” of a U.S. Holder at that time unless, at any time during the 60 month period immediately preceding the disposition, the following two conditions are met concurrently: (i) 25% or more of the issued shares of any class or series of shares of the Company were owned by or belonged to one or any combination of: (a) the U.S. Holder, (b) persons with whom the U.S. Holder did not deal at “arm’s length” (within the meaning of the Tax Act), and (c) partnerships in which the U.S. Holder or a person described in (b) holds a membership interest directly or indirectly through one or more partnerships; and (ii) more than 50% of the fair market value of the Security was derived directly or indirectly from one or any combination of; (a) real or immovable property situated in Canada, (b) Canadian resource properties (as defined in the Tax Act), (c) timber resource properties (as defined in the Tax Act) or (d) options in respect of, interests in, or, for civil purposes, a right in, the foregoing property, whether or not such property exists. Notwithstanding the foregoing, a Security may be deemed to be “taxable Canadian property” in certain other circumstances. U.S. Holders should consult their own tax advisors as to whether any of their Securities will constitute “taxable Canadian property”.

U.S. Holders who may hold Securities as “taxable Canadian property” should consult their own tax advisors with respect to the application of Canadian capital gains taxation, any potential relief under the Tax Treaty, and special compliance procedures under the Tax Act, none of which is described in this summary.

U.S. Federal Income Taxation

The following are the material U.S. federal income tax consequences of the acquisition, ownership and disposition of our Common Shares and Warrants (hereinafter sometimes referred to as “our securities”).

The discussion below of the U.S. federal income tax consequences to “U.S. Holders” will apply to a beneficial owner of our securities that is for U.S. federal income tax purposes:

●	an individual citizen or resident of the United States;

●	a corporation (or other entity treated as a corporation) that is created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or

●	a trust if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust; or (ii) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

A beneficial owner of our securities that is described above is referred to herein as a “U.S. Holder.” If a beneficial owner of our securities is not described as a U.S. Holder and is not an entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes, such owner will be considered a “Non-U.S. Holder.” The material U.S. federal income tax consequences of the acquisition, ownership and disposition of our securities applicable specifically to Non-U.S. Holders are described below under the heading “Non-U.S. Holders.”

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, Treasury regulations promulgated thereunder, published rulings and administrative guidance from the Internal Revenue Service (IRS), court decisions and the United States-Canada Income Tax Treaty, all as currently in effect. These authorities are subject to change or differing interpretations, possibly on a retroactive basis.

99

This discussion does not address all aspects of U.S. federal income taxation that may be relevant to any particular holder based on such holder’s individual circumstances. In particular, this discussion considers only holders that own and hold our securities as capital assets within the meaning of Section 1221 of the Code, and does not address the potential application of the alternative minimum tax or the U.S. federal income tax consequences to holders that are subject to special rules, including:

●	financial institutions, financial services entities, or underwriters;

●	broker-dealers, dealers or traders in securities;

●	persons that are subject to the mark-to-market accounting rules under Section 475 of the Code;

●	tax-exempt entities;

●	qualified retirement plans, individual retirement accounts and other tax-deferred accounts;

●	governments or agencies or instrumentalities thereof;

●	insurance companies;

●	regulated investment companies;

●	real estate investment trusts;

●	certain expatriates or former long-term residents of the United States;

●	persons that actually or constructively own (including by treating U.S. Holders of Warrants, Pre-Funded Warrants or other options to acquire our Common Shares as owning such Common Shares) 10% or more of the voting power or value of our Common Shares;

●	persons that acquired our securities pursuant to an exercise of employee options, in connection with employee incentive plans or otherwise as compensation;

●	persons that hold our securities as part of a straddle, constructive sale, hedging, conversion or other integrated transaction;

●	persons whose functional currency is not the U.S. dollar;

●	passive foreign investment companies; or

●	controlled foreign corporations.

This discussion does not address any aspect of U.S. federal non-income tax laws, such as gift or estate tax laws, or state, local or non-U.S. tax laws or, except as discussed herein, any tax reporting obligations applicable to a holder of our securities. Additionally, this discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our securities through such entities. If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our securities, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. This discussion also assumes that any distribution made (or deemed made) to a holder in respect of our securities and any consideration received (or deemed received) by a holder in connection with the sale or other disposition of our securities will be in U.S. dollars. In addition, this discussion also assumes that we will be and have been treated as a foreign corporation for U.S. federal income tax purposes. Moreover, this discussion assumes that a holder will receive only Common Shares and will not be entitled to a fractional share upon the exercise of a Warrant or a Pre-Funded Warrant.

100

We have not sought, and will not seek, a ruling from the Internal Revenue Service (the “IRS”) or an opinion of counsel as to any U.S. federal income tax consequence described herein. The IRS may disagree with the description of the tax consequences that is provided herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion.

EACH HOLDER OF OUR SECURITIES IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH HOLDER OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, AND NON-U.S. TAX LAWS, AS WELL AS U.S. FEDERAL TAX LAWS AND ANY APPLICABLE TAX TREATIES.

U.S. Holders

PFIC Status and Significant Tax Consequences

Special U.S. federal income tax rules apply to a U.S. Holder that holds stock in a foreign corporation classified as a Passive Foreign Investment Company (“PFIC”) for U.S. federal income tax purposes. In general, a foreign corporation is treated as a PFIC with respect to a U.S. Holder if, for any taxable year in which such U.S. Holder held stock, either:

●	at least 75% of its gross income for such taxable year consists of passive income (e.g., dividends, interest, capital gains and rents derived other than in the active conduct of a business); or

●	at least 50% of the average value of its assets during such taxable year produce, or are held for the production of, passive income.

Based upon the value of our assets, including any goodwill, and the nature and composition of our income and assets, we believe we will be classified as a PFIC for the taxable year ending July 31, 2020 and possibly for succeeding years. However, under an exception to the PFIC classification rules, a corporation is not treated as a PFIC for the first taxable year that it has gross income (the “start-up” year) if (i) no predecessor of the corporation was a PFIC, (ii) it is established to the satisfaction of the IRS that the corporation will not be a PFIC for either of the first two taxable years following the start-up year, and (iii) the corporation is in fact not a PFIC for either of the first two taxable years following the start-up year. It is uncertain whether the year ending July 31, 2020 will be considered our start-up year or whether we can meet the other requirements of this rule. Our ability to do so depends on a number of factors: our historic income, the amount of income we generate in the future from investments and from sales, the years in which we generate both types of income, and the ratio of our investment assets to our total assets at the time that we start to generate sales income. If we do meet these requirements we should be able to avoid PFIC status altogether, but there is no assurance that we can do so.

If we are classified as a PFIC, a U.S. Holder of our securities will be subject to different taxation rules depending on whether the U.S. Holder (i) takes no action, (ii) makes an election, if permitted, to treat us as a “Qualified Electing Fund” (a “QEF election”) or (iii) if permitted, makes a “mark-to-market” election with respect to our Common Shares. A U.S. Holder of our securities will also be required, under applicable Treasury Regulations, to file an annual information return (Form 8621) containing information regarding our company. Additional explanations of the PFIC rules are set forth below: this material is complex and may affect different U.S. Holders differently. Accordingly, U.S. Holders should consult their own tax advisors about the consequences of our company being classified as a PFIC and about what steps they should take to lessen the tax impact of such PFIC status on them.

101

Taxation of U.S. Holders Who Do Not Make a Timely QEF or Mark to Market Election (Take No Action)

A U.S. Holder of our Common Shares who does not make a timely QEF election or mark-to-market election (a “Non-Electing Holder”), as discussed below, will be subject to the following rules. Any (1) “excess distribution” received from us by the Non-Electing U.S. Holder (an “excess distribution” is the portion of any distributions received by the Non-Electing Holder in a taxable year in excess of 125% of the average annual distributions received by the Non-Electing Holder during the three preceding taxable years or, if shorter, during the Non-Electing Holder’s holding period for our Common Shares), and (2) gain realized on the sale, exchange or other disposition of our Common Shares by the Non-Electing Holder, would be taxed as follows:

●	the excess distribution, or the gain, would be allocated ratably to each day of the Non-Electing Holders’ aggregate holding period for the our common shares;

●	the amount allocated to the current taxable year and any prior taxable year before we became a PFIC would be taxed as ordinary income; and

●	the amount so allocated to each of the prior taxable years would be subject to tax at the highest rate of tax applicable to the taxpayer for such prior year; also interest would be charged on the amount of tax so calculated for such prior year from the due date of the tax for such prior year to the date of payment of the prior year’s tax that arises as a result of the allocation.

Assuming that our Pre-Funded Warrants are treated as Common Shares, a U.S. Holder of our Pre-Funded Warrants should be taxed in the same manner as a U.S. Holder of our Common Shares - - both on distributions, if any, with respect to the Pre-Funded Warrants and on a sale of the Pre-Funded Warrants by the U.S. Holder.

Holders of Warrants who receive distributions on those Warrants would presumably also be subject to the PFIC rules described above, but (as described below) are apparently not able to make a QEF election (but could make a mark-to-market election). Moreover, under proposed Treasury Regulations which, if finalized, would have a retroactive effect, upon the sale of a Warrant a U.S. Holder would be taxed in the same manner as a U.S. Holder of our Common Shares. Also, under these proposed Treasury Regulations, if a U.S. Holder of Warrants exercises the Warrants to purchase Common Shares, any income realized following the exercise is allocated over a holding period which includes the holding period of the Warrants. Because of the complexity and uncertainty of the treatment of Warrants under the PFIC rules, each U.S. Holder should consult his own tax advisor regarding the application of the PFIC rules to the common shares acquired upon an exercise of Warrants and the availability of, and procedure for making, a qualifying election with respect to Warrants.

Taxation of U.S. Holders Making a Timely QEF Election

If a U.S. Holder of our Common Shares makes a timely QEF election (an “Electing Holder”) the Electing Holder must report each year for U.S. federal income tax purposes his pro rata share of our ordinary earnings and our net capital gain, if any, for our taxable year that ends with or within the taxable year of the Electing Holder, regardless of whether or not the Electing Holder actually received distributions from us. (If we did not have any ordinary earnings or net capital gain for a taxable year, then the Electing Holder would have no income or gain to report for that year.) When an Electing Holder makes a QEF election, his adjusted tax basis in our Common Shares is increased to reflect taxed but undistributed earnings and profits. Distributions of earnings and profits that had been previously taxed will result in a corresponding reduction in the adjusted tax basis in our Common Shares and will not be taxed again once distributed. An Electing Holder would generally recognize capital gain or loss on the sale, exchange or other disposition of our Common Shares (including the Pre-Funded Warrants and the Warrants).

As noted above, U.S. Holders of our Pre-Funded Warrants should be able to make a QEF election with respect to those Pre-Funded Warrants (assuming that the Pre-Funded Warrants are treated as Common Shares). However, nothing in the Code or Treasury Regulations (including Proposed Regulations) permits U.S. Holders of our Warrants to make a QEF election and, while the issue is not free from doubt, such U.S. Holders should not expect to be able to do so

A U.S. Holder eligible to make a QEF election with respect to any year that we are a PFIC does so by filing IRS Form 8621 with his U.S. federal income tax return. This election must be made by the deadline (including extensions) for filing the U.S. Holder’s federal tax return for the year in question. A U.S. Holder who fails to make a timely election can request relief from the IRS to make a late election (but such requests are normally granted only under unusual circumstances). A U.S. Holder who does not make a timely QEF for the first year for which we are a PFIC can make a QEF election for a later year, but if he does so then he will also need to make a “purging election”. In a purging election, the U.S. Holder agrees to treat his PFIC stock as having been sold on the day that he makes the QEF election, and he recognizes the gain, if any, that arises on the deemed sale. U.S. Holders should discuss their election alternatives with their own tax advisors. Once an election is made, the Electing Holder is subject to the QEF rules for as long as we are a PFIC.

In order to make a QEF election a U.S. Holder needs information from us concerning our financial results for the year. After the end of each taxable year, we will endeavor to determine whether we were a PFIC for such taxable year, but we are under no obligation to do so. If we determine or otherwise become aware that we are a PFIC for any taxable year, we will endeavor to provide each U.S. Holder with all necessary information (including a PFIC annual information statement) in order to allow such holder to make a QEF election for such taxable year, but, again, we are under no obligation to do so.

Taxation of U.S. Holders Making a “Mark-to-Market” Election

As an alternative to making a QEF election, a U.S. Holder of our Common Shares may make a “mark-to-market” election with respect to our Common Shares, provided that our Common Shares are treated as “marketable stock” under IRS regulations. Stock is treated as “marketable stock” if it is traded on one or more “qualified” exchanges or other markets on at least 15 days during each calendar quarter (other than in de minimus amounts). A “qualified exchange” includes “a national securities exchange that is registered with the Securities and Exchange Commission or the national market system established pursuant to section 11A of the Securities Exchange Act of 1934.” We believe that our Common Shares (but not our Warrants) will be marketable stock during 2020 and beyond and so a U.S. Holder should be able to make a mark-to-market election with respect to our Common Shares for 2020 and beyond if he so desires. However, we cannot be certain that our Common Shares will be marketable stock during 2020 or subsequent years and so the mark-to-market election may not be available to U.S. Holders for some or all of such years.

102

A U.S. Holder desiring to make a mark-to-market election must filed Form 8621 in accordance with the relevant instructions and related Treasury regulations.

If the mark-to-market election is made, the U.S. Holder generally would include as ordinary income in each taxable year the excess, if any, of the fair market value of the Common Shares at the end of the taxable year over such holder’s adjusted tax basis in our Common Shares. The U.S. Holder would also be permitted an ordinary loss in respect of the excess, if any, of the U.S. Holder’s adjusted tax basis in the our Common Shares over their fair market value at the end of the taxable year, but only to the extent of the net amount of mark-to-market income previously included in income as a result of the mark-to-market election. A U.S. Holder’s tax basis in his Common Shares would be adjusted to reflect any such income or loss amount. Gain realized on the sale, exchange or other disposition of our Common Shares would be treated as ordinary income, and any loss realized on the sale, exchange or other disposition of the Common Shares would be treated as ordinary loss to the extent that such loss does not exceed the net mark-to-market gains previously included by the U.S. Holder.

U.S. Holders should be aware that, if our Common Shares do not qualify as marketable stock in future years, they will not be able to make the mark-to-market election in future years and will be taxed in those years under the rules that apply to Non-Electing Holders, as described above, unless they make a QEF election with respect to such years. Accordingly, the options available to U.S. Holders may change over the years and U.S. Holders should continue to consult their tax advisors about their alternatives.

While the Code and Treasury Regulations are not free from doubt, the foregoing rules on mark-to-market elections should apply to Pre-Funded Warrants and to Warrants (assuming that the Common Shares qualify as marketable stock).

U.S. Holders should also be aware that a foreign company that becomes a PFIC while a U.S. shareholder owns stock in the company remains a PFIC with respect to that shareholder for as long as the shareholder holds the stock (even if the company is at some point no longer classified as a PFIC), unless the shareholder had made an appropriate election or makes a purging election. Accordingly, even though our PFIC status may have no immediate impact on a U.S. Holder’s U.S. tax liability (because we do not plan to make any distributions during 2020 and because we do not expect to have any net earnings or capital gains), the U.S. Holder’s future tax liability as a shareholder in our company may be affected by elections that the U.S. Holder makes today. For this reason, it is important for U.S. Holders to consult their own tax advisors.

Non-PFIC status.

If we are not classified as a PFIC or, with respect to U.S. Holders who have made an election, we cease to be classified as a PFIC, then the tax consequences of being a U.S. Holder in the company are or will be as follow. The following tax consequences will also apply to a U.S. Holder who did not make a qualifying election but who makes a purging election after we are no longer classified as a PFIC.

Taxation of Cash Distributions

Subject to the passive foreign investment company, or PFIC, rules discussed above, a U.S. Holder generally will be required to include in gross income as ordinary income the amount of any cash dividend paid in respect of our securities. A cash distribution on our securities generally will be treated as a dividend for U.S. federal income tax purposes to the extent the distribution is paid out of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes). The portion of such cash distribution, if any, in excess of such earnings and profits will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in the securities. Any remaining excess generally will be treated as gain from the sale or other taxable disposition of such securities.

The amount of any distribution, and thus potentially of any dividend, will include any amounts withheld by us in respect of Canadian taxes. The U.S. dollar amount of any dividend will not be eligible for the dividends-received deduction generally available to U.S. corporations under the Code. Dividends will be included in a U.S. Holder’s income on the date of the U.S. Holder’s receipt of the dividend. The amount of any dividend income paid in Canadian dollars will be the U.S. dollar amount calculated by reference to the exchange rate in effect on the date of receipt, regardless of whether the payment is in fact converted into U.S. dollars. If the dividend is converted into U.S. dollars on the date of receipt, a U.S. Holder should not be required to recognize foreign currency gain or loss in respect of the dividend income. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of receipt.

103

Dividends paid to a U.S. Holder with respect to our securities generally will be foreign source income, which may be relevant in calculating such U.S. Holder’s foreign tax credit limitations. Subject to applicable limitations, some of which vary depending upon the U.S. Holder’s circumstances, Canadian income taxes withheld from dividends on securities at a rate not exceeding the rate provided by the United States-Canada Income Tax Treaty may be creditable against the U.S. Holder’s U.S. federal income tax liability. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends that we distribute generally should constitute “passive category income,” or, in the case of certain U.S. Holders, “general category income.” A foreign tax credit for foreign taxes imposed on distributions may be denied if a U.S. Holder does not satisfy certain minimum holding period requirements. The rules governing foreign tax credits are complex, and U.S. Holders should consult their tax advisers regarding the creditability of foreign taxes in their particular circumstances. In lieu of claiming a foreign tax credit, U.S. Holders may, at their election, deduct foreign taxes, including any Canadian withholding tax imposed on distributions, in computing their taxable income, subject to generally applicable limitations under U.S. law. An election to deduct foreign taxes instead of claiming foreign tax credits applies to all foreign taxes paid or accrued in the taxable year.

With respect to non-corporate U.S. Holders, any such cash dividends may be subject to U.S. federal income tax at the lower applicable regular long term capital gains tax rate (see “- Taxation on the Disposition of Common Shares, Warrants or Pre-Funded Warrants” below) provided that (a) our Common Shares are readily tradable on an established securities market in the United States or we are otherwise eligible for the benefits of the United States-Canada Income Tax Treaty, (b) we are not a PFIC, as discussed above, for either the taxable year in which the dividend was paid or the preceding taxable year, and (c) certain holding period requirements are met. On the other hand, if our Common Shares are not readily tradable on an established securities market, and we are not otherwise eligible for the benefits of the United States-Canada Income Tax Treaty, then cash dividends paid by us to non-corporate U.S. Holders with respect to our securities will be subject to U.S. federal income tax at ordinary income tax rates, and not the lower regular long term capital gains tax rate. Under published IRS authority, shares are considered for purposes of clause (a) above to be readily tradable on an established securities market in the United States only if they are listed on certain exchanges, which presently include Nasdaq. U.S. Holders should consult their own tax advisors regarding the availability of the lower rate for any cash dividends paid with respect to our securities.

Adjustments with Respect to Warrants

The terms of the Warrants provide for an adjustment to the number of Common Shares for which the warrant may be exercised or to the exercise price of the warrant in certain events. An adjustment that has the effect of preventing dilution generally is not taxable. However, the U.S. Holders of the Warrants would be treated as receiving a constructive distribution from us if the adjustment increased the warrant holders’ proportionate interest in our assets or earnings and profits (e.g., through a decrease in the exercise price of the Warrants). Such constructive distribution would be subject to tax as described under “Taxation of Cash Distributions”, above in the same manner as if the U.S. Holders of the Warrants received a cash distribution from us equal to the fair market value of such increased interest.

Taxation on the Disposition of Common Shares or Warrants

Upon a sale or other taxable disposition of our securities, and subject to the PFIC rules discussed above, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in the securities.

The regular U.S. federal income tax rate on capital gains recognized by U.S. Holders generally is the same as the regular U.S. federal income tax rate on ordinary income, except that long term capital gains recognized by non-corporate U.S. Holders generally are subject to U.S. federal income tax at a maximum regular rate of 20%. Capital gain or loss will constitute long term capital gain or loss if the U.S. Holder’s holding period for the securities exceeds one year. The deductibility of capital losses is subject to various limitations. Any such gain or loss that a U.S. Holder recognizes generally will be treated as U.S. source income or loss for foreign tax credit limitation purposes.

104

Additional Taxes

U.S. Holders that are individuals, estates or trusts and whose income exceeds certain thresholds generally may be subject to a 3.8% Medicare contribution tax on unearned income, including, without limitation, dividends on, and gains from the sale or other taxable disposition of, our securities, subject to certain limitations and exceptions. U.S. Holders should consult their own tax advisors regarding the effect, if any, of such tax on their ownership and disposition of our securities.

Exercise or Lapse of a Warrant

Subject to the PFIC rules discussed above, a U.S. Holder generally will not recognize gain or loss upon the exercise of a Warrant for cash. A Common Share acquired pursuant to the exercise of a Warrant for cash generally will have a tax basis equal to the U.S. Holder’s tax basis in the Warrant, increased by the amount paid to exercise the Warrant. The holding period of such Common Share generally would begin on the day after the date of exercise of the Warrant. If a Warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s tax basis in the Warrant.

The tax consequences of a cashless exercise of warrants are unclear and could differ from the consequences described above. It is possible that a cashless exercise could be a taxable event. U.S. Holders should consult their own tax advisors regarding the U.S. federal income tax consequences of the cashless exercise of warrants, including with respect to whether the exercise is a taxable event, and their holding period and tax basis in the Common Shares received.

Information Reporting and Backup Withholding

In general, information reporting for U.S. federal income tax purposes should apply to distributions made on our securities within the United States to a U.S. Holder (other than an exempt recipient) and to the proceeds from sales and other dispositions of our securities by a U.S. Holder (other than an exempt recipient) to or through a U.S. office of a broker. Payments made (and sales and other dispositions effected at an office) outside the United States will be subject to information reporting in limited circumstances. In addition, certain information concerning a U.S. Holder’s adjusted tax basis in securities it owns and adjustments to that tax basis and whether any gain or loss with respect to such securities is long term or short term also may be required to be reported to the IRS.

105

In addition, U.S. federal income tax information reporting rules generally require certain individuals who are U.S. Holders to file Form 8938 to report the ownership of specified foreign financial assets if the total value of those assets exceeds an applicable threshold amount (subject to certain exceptions). For these purposes, a specified foreign financial asset includes not only a financial account (as defined for these purposes) maintained by a foreign financial institution, but also any stock or security issued by a non-U.S. person, any financial instrument or contract held for investment that has an issuer or counterparty other than a U.S. person and any interest in a foreign entity, provided that the asset is not held in an account maintained by a financial institution. The minimum applicable threshold amount is generally U.S. $50,000 in the aggregate, but this threshold amount varies depending on whether the individual lives in the U.S., is married, files a joint income tax return with his or her spouse, and on certain other factors. Certain domestic entities that are U.S. Holders may also be required to file Form 8938 if both (i) such entities are owned at least 80% by an individual who is a U.S. citizen or U.S. tax resident (or in some cases, by a nonresident alien who meets certain criteria) or are trusts with beneficiaries that are such individuals and (ii) more than 50% of their income consists of certain passive income or more than 50% of their assets is held for the production of such income. U.S. Holders are urged to consult with their tax advisors regarding their reporting obligations, including the requirement to file IRS Form 8938.

U.S. Holders who transfer more than $100,000 to us in a 12-month period (and/or who become owners of 10% or more of our securities) will be required to file IRS Form 926, Return by U.S. Transferor of Property to a Foreign Corporation, and U.S. Holders who become holder of more than 10% of our securities may also have to file IRS Form 5471, Information Return of U.S. Persons With Respect to Certain Foreign Corporations, in each case reporting transfers of cash or other property to us and information relating to the U.S. Holder and us. Substantial penalties may be imposed upon a U.S. Holder that fails to comply with these filing requirements. U.S. Holders should consult their own tax advisors about the need to file either of these forms. See also the discussion, above, regarding Form 8621, Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund.

Backup withholding of U.S. federal income tax, currently at a rate of 24%, generally will apply to dividends paid on our securities to a U.S. Holder (other than an exempt recipient) and the proceeds from sales and other dispositions of our securities by a U.S. Holder (other than an exempt recipient), in each case who:

●	fails to provide an accurate taxpayer identification number;

●	is notified by the IRS that backup withholding is required; or

●	in certain circumstances, fails to comply with applicable certification requirements.

Backup withholding is not an additional tax. Rather, the amount of any backup withholding will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that certain required information is timely furnished to the IRS.

Holders are urged to consult their own tax advisors regarding the application of backup withholding and the availability of and procedures for obtaining an exemption from backup withholding in their particular circumstances.

Non-U.S. Holders

Tax Consequences for Non-U.S. Holders of our securities are as follows:

Except as provided below, an individual, corporation, estate or trust that is not a U.S. Holder, referred to below as a non-U.S. Holder, generally will not be subject to U.S. federal income or withholding tax on the payment of dividends on, and the proceeds from the disposition of, our securities.

A non-U.S. Holder may be subject to U.S. federal income tax on a dividend paid on our securities or gain from the disposition of our securities if: (1) such item is effectively connected with the conduct by the non-U.S. Holder of a trade or business in the United States and, if required by an applicable income tax treaty is attributable to a permanent establishment or fixed place of business in the United States; or (2) in the case of a disposition of our securities, the individual non-U.S. Holder is present in the United States for 183 days or more in the taxable year of the disposition and other specified conditions are met.

In general, non-U.S. Holders will not be subject to backup withholding with respect to the payment of dividends on our securities if payment is made through a paying agent, or office of a foreign broker, outside the United States. However, if payment is made in the United States or by a U.S. related person, non-U.S. Holders may be subject to backup withholding, unless the non-U.S. Holder provides an applicable IRS Form W-8 (or a substantially similar form) certifying its foreign status, or otherwise establishes an exemption.

The amount of any backup withholding from a payment to a non-U.S. Holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

The foregoing description is not intended to constitute a complete analysis of all tax consequences relating to our securities. You should consult your own tax advisor concerning the tax consequences of your particular situation, as well as any tax consequences that may arise under the laws of any state, local, foreign or other taxing jurisdiction.

106

MATERIAL AGREEMENTS

We have not entered into any material agreements other than in the ordinary course of business and other than those described below or in this prospectus.

On September 29, 2017, the Company entered into a certain Clinical Study Agreement with Cancer Insight, LLC (the “CRO”), a cancer vaccine-focused contract/clinical research organization, pursuant to which the CRO conducted a phase I/IIA study of BriaVaxTM (a.k.a. Bria-IMT™) and provided regulatory affairs management services. As consideration, the Company paid the CRO eight equal quarterly payments of $112,848.14. On October 19, 2018 the parties amended the Clinical Study Agreement to increase the budget by a total of $332,817.66.

On October 16, 2017, the Company entered into a certain Service Agreement with Colorado State University (“CSU”), pursuant to which CSU provided certain clinical research services to the Company concerning its PKCδ inhibitors. As consideration, the Company paid CSU a fixed price amount of $191,719. On April 2, 2019, the parties amended the Service Agreement to extend the termination date to March 1, 2020 and increase CSU’s compensation from $191,719 to $219,056.

On January 26, 2018, the CRO, Jarrod Holmes, M.D., and St. Joseph Heritage Healthcare (“SJ”), a California nonprofit public benefit corporation, entered into a Clinical Trial Agreement, amended as of May 7, 2019, pursuant to which SJ agreed to participate in conducting the Company’s phase I/IIA study of BriaVaxTM (a.k.a. Bria-IMT™).

On April 23, 2018, the CRO and the Cancer Center of Kansas, P.A. (“CCK”) entered into a Clinical Trial Agreement, amended as of October 22, 2018, pursuant to which CCK agreed to participate in conducting the Company’s phase I/IIA study of BriaVaxTM (a.k.a. Bria-IMT™).

On August 27, 2018, the Company entered into an Amendment No. 2 to the University Agreement with the University of California, Davis Health, pursuant to which the termination date of the original University Agreement, dated June 11, 2015, was extended July 1, 2020.

On September 4, 2018, the CRO and the University of Miami (“UM”) entered into a Clinical Trial Agreement, pursuant to which UM agreed to participate in conducting the Company’s phase I/IIA study of BriaVaxTM (a.k.a. Bria-IMT™).

On October 2, 2018, the CRO, Providence Health & Services - Washington, dba Providence Regional Medical Center Everett (“PHS”), the Everett Clinic, PLLC (the “Clinic”) and Jason Lukas, M.D., an employee of the Clinic, entered into a Clinical Trial Agreement, pursuant to which PHS and the Clinic agreed to participate in conducting the Company’s phase I/IIA study of BriaVaxTM (a.k.a. Bria-IMT™).

On May 3, 2019, the Company entered into that certain UC Davis Stem Cell Program Services Agreement (the “UCD Agreement”) with the University of California, Davis Health (“UCD”), pursuant to which UCD shall provide the Company with certain services related to stem cells and the Company shall pay UCD a total of $35,855. The UCD agreement terminates on May 1, 2021.

On June 3, 2019, the Company entered into that certain HLA Typing Services Agreement with HistoGenetics, LLC, a New York limited liability company, effective June 1, 2019, pursuant to which HLA shall provide the Company with certain HLA typing by DNA sequencing services.

On June 13, 2019, the Company entered into a certain procurement agreement with Catalent Pharma Solutions, LLC (“Catalent”), pursuant to which Catalent shall procure certain biopharmaceutical products for the Company. As consideration, the Company paid Catalent a total of $442,982.

107

On June 3, 2019, the Company entered into an agreement with Catalent, pursuant to which Catalent shall provide certain clinical supply services to the Company (the “Catalent Supply Agreement”). As consideration, and upon achievement of certain milestones as set forth in the Catalent Supply Agreement, the Company shall pay Catalent up to $149,167. In connection with the Catalent Supply Agreement, on June 25, 2019, the parties entered into that certain Quality Agreement to outline the certain drug delivery and clinical supply services to be provided by Catalent.

On September 9, 2019 the Company completed non brokered private placement of 40,300 common shares at a price of $21 per common share for gross proceeds of $846,300.

On October 15, 2019, the Company completed non brokered private placement of 27,069 common shares at a price of $21 per common share for gross proceeds of $568,444.

On March 25, 2019 and April 1, 2019, the Company completed a non-brokered private placement on of 99,117 shares of the Company at a price of $30 per share for aggregate gross proceeds of $2,973,524 (net proceeds: $2,845,784). Included in the Private Placement were $500,000 from Jamieson Bondarenko, an insider of the Company

On February 26, 2019, BriaCell announced a non-brokered private placement financing of 16,667 common shares of the Company to Mr. Bondarenko at a price of $30 per common share for gross proceeds of $500,000. Upon closing of the Offering, Mr. Bondarenko had a beneficial ownership of an aggregate of 76,902 common shares, representing approximately 13.7% of the Company’s issued and outstanding common shares.

On March 27, 2018, the Company completed a non-brokered private placement (the “Non-Brokered Unit Offering”) of 144,408 units of the Company (the “Units”) at a price of $30 per Unit for aggregate gross proceeds of $4,332,232. Under the Non-Brokered Unit Offering, each Unit consists of one common share (each, a “March Common Share”) and one common share purchase warrant (each, a “March Warrant”). The March Warrants are valid for 36 months following the closing of the Non-Brokered Unit Offering and each March Warrant is exercisable for one March Common Share at an exercise price of $42.

Concurrent with the Non-Brokered Unit Offering, the Company also completed a brokered private placement for the purchase of 5.0% unsecured convertible notes (each, a “March Note”) in the principal amount of US$885,000 (the “March Note Offering”). Under the terms of securities purchase agreements dated March 8, 2018 between the Company and the purchasers of March Notes, each March Note is convertible at the option of the holder into (i) common shares of BriaCell for so long as the March Note is outstanding, at a fixed conversion price of $30 per March Common Share, for a period of nine months from the date of issuance, which may be extended by the applicable holder for up to six additional months at the holder’s sole option, and (ii) for each March Common Share resulting from the conversion, one March Warrant. The March Warrants are valid for 36 months from their issuance date and each March Warrant is exercisable for one March Common Share at an exercise price of $42.

In connection with the Non-Brokered Unit Offering and the Note Offering (together, the “March Offerings”), the Company paid commissions to certain participating dealers on a portion of funds raised. In respect of the March Note Offering, an aggregate cash commissions of $235,215 and an aggregate 8,711 broker warrants (the “Broker Warrants”) were paid. The compensation warrants issued in connection with the March Offerings are exercisable for one March Common Share at an exercise price of $42 for a period of 36 months from the issue date.

Officers and members of the Company’s board of directors, including BriaCell’s Chief Executive Officer, Chief Financial Officer and the board’s Chairman, participated in the NonBrokered Unit Offering.

During July 2018, certain noteholders converted $106,843 of the Notes into 3,561 shares and 3,561 warrants and during August 2018, an additional $117,437 of Notes were converted and as such, the Company issued 3,915 shares and 3,915 warrants. On September 17, 2018, the Company and the Noteholders agreement to extend the repayment date of the Convertible notes for an additional six month, to March 2019.

108

On February 27, 2020, the Company and the CRO entered into a Master Services Agreement, effective February 26, 2020, pursuant to which the CRO shall conduct a phase I/IIA study of BriaVaxTM (a.k.a. Bria-IMT™) with the Incyte drugs INCMGA00012 (an anti-PD-1 antibody) and epacadostat, an orally bioavailable small-molecule inhibitor of indoleamine 2,3-dioxygenase 1 (IDO1). As consideration, the Company shall pay CRO twenty-eight equal monthly installment payments of $86,691.78.

On April 24, 2020, the Company received a $40,000 loan from the Canada Emergency Business Account (“CEBA Loan”). The CEBA Loan bears 0% interest until December 31, 2022. If the balance is not paid by December 31, 2022, the remaining balance will be converted to a 3-year term loan at 5% annual interest, paid monthly, effective January 1, 2023. The full balance must be repaid by no later than December 31, 2025. No principal payments are required until December 31, 2022. Principal repayments can be voluntarily made at any time without fees or penalties. $10,000 loan forgiveness is available, provided the outstanding balance is $40,000 at December 31, 2020, and $30,000 is paid back between January 1, 2021 and December 31, 2022.

On May 1, 2020 the Company received US$127,030 as a loan from the Paycheck Protection Program in the United States (the “Program”). The terms of the Program provide that a portion of the loan may be forgiven, to the extent that the amounts spent during the eight week period following the first disbursement of the loan are incurred as follows: (i) payroll costs, (ii) interest payments on mortgages incurred before February 15, 2020, (iii) rent payments on leases in effect before February 15, 2020, and (iv) utility payments for which service began before February 15, 2020. The unforgiven part of the loan must be repaid within two years and bears interest at 1% per annum.

In November 17, 2020, BriaCell announced the completion of a brokered private placement of an unsecured convertible debenture unit of BriaCell (the “Unit”) to a single subscriber, purchased at a price of $305,250, less an original discount of approximately 29.33%, for aggregate gross proceeds of $215,710. The Unit is comprised of (A) a 5.0% convertible unsecured debenture (the “Debenture”) with a principal amount of $305,250 (“Principal Amount”), due on the earlier of (i) November 16, 2025; (ii) BriaCell receiving at least $1,628,000, in the aggregate, in one or multiple closings, by way of private placement or public offering of any equity or voting securities, or securities convertible into or exchangeable for equity or voting securities, of the Company; or (iii) such earlier date as the principal amount hereof may become due, subject to extension upon mutual agreement of BriaCell and the holder of the Debenture; and (B) 69,188 common share purchase warrants of BriaCell (“Unit Warrants”).

The Debenture is convertible, at the option of the holder thereof, from the period beginning on May 16, 2021 until the repayment of the Debenture in full, into that number of Common Shares computed on the basis of the Principal Amount divided by the conversion price of $4.41 per Common Share, subject to adjustment. Each Unit Warrant has a five year term and entitles the holder to purchase one Common Share (“Unit Warrant Share”) at an exercise price of $4.41 per Unit Warrant Share, subject to adjustment.

The Debenture will bear interest at a rate of 5.0% per annum and the Debenture may be prepaid in full or in part by BriaCell during the initial 120 day period after issuance of the Debenture without penalty. After 120 days, and only if BriaCell elects to prepay the Debenture prior to November 16, 2021, BriaCell will be required to pay a cash prepayment penalty equal to 35% of the Principal Amount (the “Prepayment Penalty”). In the event of default on the Debenture, the interest rate will increase to 12% per annum and a cash penalty payment equal to 40% of the Principal Amount will be added to the Principal Amount (the “Default Penalty”); and the Principal Amount, any accrued and unpaid interest and any other amount owing pursuant the Debenture, including any Prepayment Penalty and/or Default Penalty outstanding at that time shall be accelerated, and shall become immediately due and payable at the option of the holder.

As consideration for the services rendered by ThinkEquity, a division of Fordham Financial Management, Inc. (the “Unit Broker”), the Unit Broker received a cash commission of $21,571 from BriaCell and also received 4,890 non-transferable compensation warrants (the “Compensation Warrants”). Each Compensation Warrant is exercisable to acquire one Common Share at an exercise price of $4.41 at any time in whole or in part for a period of five years from the date of issue.

On March 1, 2021, the Debenture was repaid in full.

On February 26, 2021, the Company announced the pricing of an underwritten public offering (the “Public Offering”) in the U.S. of 5,882,353 units (the “Public Offering Units”), each Public Offering Unit consisting of one Common Share and one warrant to purchase one Common Share (or Public Offering Units consisting of one pre-funded Common Share purchase warrant (“Pre-Funded Warrant”) and one Warrant to purchase one Common Share, in lieu thereof). Each Public Offering Unit was sold to the public at a price of $4.25 (inclusive of the exercise price of the Pre-Funded Warrant, in the case of the Public Offering Units containing Pre-Funded Warrants). The gross proceeds to the Company from the Public Offering were approximately $25 million before deducting underwriting discounts, commissions and other offering expenses. The Warrants have a per share exercise price of $5.3125, are exercisable immediately, and expire five years from the date of issuance. The Pre-Funded Warrants are be exercisable at any time after the date of issuance upon payment of the exercise price of $0.01 per Common Share. The Common Shares (or Pre-Funded Warrant) and Warrants that are part of the Public Offering Units were purchased together in the Public Offering but were issued separately.

In addition, the Company issued the underwriter 294,118 warrants (“Public Offering Broker Warrant”). Each Public Offering Broker Warrant entitles the holder to purchase one common share of the Company at an exercise price per Public Offering Broker Warrant that is equal to $5.3125 and have a term of 5 years from the closing of the Public Offering.

The Company granted the underwriter a 45-day option to purchase up to 882,352 additional Common Shares and/or Pre-Funded Warrants and/or 882,352 additional warrants to cover over-allotments, if any, on the same terms as the Offering (“Over-allotment Option”). The underwriter exercised the Over-allotment Option on April 12, 2021 and the company issued 882,352 Common Shares and 882,352 warrants (“Over-allotment Warrants”).

The Common Shares and the Warrants issued under the Public Offering were approved to list on the Nasdaq under the symbols “BCTX” and “BCTXW” respectively, and began trading on February 24, 2021.

On June 7, 2021, the Company announced the closing of the brokered private placement of (i) 4,370,343 Common Shares at a purchase price of $5.26, (ii) 800,000 pre-funded common share purchase warrants at a purchase price of $5.25 (exercisable at any time after the date of issuance at an exercise price of US$0.01 per common share) (“Private Offering Pre-Funded Warrants”) and (iii) 5,170,343 warrants to purchase up to 5,170,343 Common Shares, which resulted in gross proceeds to BriaCell of $27.2 million, before deducting offering expenses (the “U.S. Private Offering”). The Company expects to use the net proceeds of the U.S. Private Offering to further advance its research and development pipeline and for general corporate purposes. ThinkEquity, a division of Fordham Financial Management, Inc. (the “Placement Agent”), acted as sole placement agent for the U.S. Private Offering. In connection with the U.S. Private Offering, the Company has agreed to: 1) pay the Placement Agent a cash commission equal to 8.0% of the gross proceeds of the U.S. Private Offering; 2) reimburse the Placement Agent for all reasonable and out-of-pocket expenses of the Placement Agent; and 3) issue to the Placement Agent compensation warrants (the “2021 Compensation Warrants”) equal to 5.0% of the Common Shares (or common share equivalents in lieu thereof) sold in the U.S. Private Offering, subject to compliance with all required regulatory approvals. Each 2021 Compensation Warrants will entitle the Placement Agent to purchase one Common Share of the Company at an exercise price per 2021 Compensation Warrant that is equal to $6.19 and have a term of 5 years from the closing of the U.S. Private Offering.

109

EXPERTS AND LEGAL MATTERS

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the securities was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the Company or its subsidiaries. Nor was any such person connected with the Company or any of its subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

The financial statements included in this prospectus and elsewhere in the registration statement have been so included in reliance upon the report of MNP LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

Certain legal matters in connection with this offering will be passed upon for us by Sichenzia Ross Ference LLP, New York, New York. The validity of the issuance of our common shares offered in this prospectus and certain other legal matters as to Canadian law will be passed upon for us by Bennett Jones LLP, Toronto, Canada. The underwriters are being represented by Clark Wilson LLP, Vancouver, BC, Canada.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

MNP LLP are our independent auditors. There have not been any disagreements with our auditors on accounting and financial disclosure or any other matter.

EXPENSES OF THIS OFFERING

The estimated expenses payable by us in connection with the offering described in this prospectus (other than the underwriting discounts and commissions) will be as set forth in the table below. With the exception of the U.S. Securities and Exchange Commission registration fee, the FINRA filing fee, and the Nasdaq Capital Market listing fee, all amounts are estimates. All such expenses will be borne by the Registrant.

Item	Amount to be Paid (USD)
SEC registration fee	US$	8,563.30
Legal fees and expenses	US$	75,000.00
Accounting fees and expenses	US$
Total	US$

110

FINANCIAL STATEMENTS

Consolidated Financial Statements

For the Years Ended July 31, 2021 and 2020

Expressed in United States Dollars

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of BriaCell Therapeutics Corp.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated statements of financial position of BriaCell Therapeutics Corp. (the Company) as of July 31, 2021 and 2020, and the related consolidated statements of operations and comprehensive profit loss, cash flows, and changes in shareholders’ equity for each of the three years ended July 31, 2021, and the related notes (collectively referred to as the consolidated financial statements).

In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of July 31, 2021 and 2020, and the results of its consolidated operations and its consolidated cash flows for each of the three years ended July 31, 2021 in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Change in Accounting Policy

As discussed in Note 2 to the consolidated financial statements, the Company has changed its presentation currency from Canadian dollars to U.S. dollars. The change in presentation currency is as of May 1, 2021, and this change has been retrospectively applied in the consolidated financial statements.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Chartered Professional Accountants

Licensed Public Accountants

We have served as the Company’s auditor since 2015.

Mississauga, Canada

October 28, 2021

F-2

BriaCell Therapeutics Corp

Consolidated Statements of Financial Position
As at July 31, 2021 and 2020

(Expressed in US Dollars)

	July 31, 2021	July 31, 2020 Restated (Note 2)	August 1, 2019 Restated (Note 2)
ASSETS

Current assets
Cash	$57,268,685	$21,249	157,034
Amounts receivable	12,574	22,515	2,816
Prepaid expenses	516,891	217,699	8,683
Total current assets	57,798,150	261,463	168,533

Investments	2	2	2
Intellectual property (Note 4)	245,610	260,866	276,121

Total Assets	$58,043,762	$522,331	444,656

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)

Current liabilities
Accounts payable and accrued liabilities (Note 10)	$556,795	$3,714,012	810,795
Short term loans (Note 5(a))	-	249,799	322,526
Total current liabilities	556,795	3,963,811	1,133,321

Long term liabilities
Warrant liability (Note 6)	199,458	-	-
Government loans (Note 5(b))	25,986	155,940	-
Total long term liabilities	225,444	155,940	-

Shareholders’ equity (deficit)
Share capital (Note 7)	54,782,633	12,263,858	11,112,255
Share-based payment reserve (Note 8)	2,178,130	597,551	709,798
Warrant reserve (Note 7)	16,193,475	1,849,335	2,336,540
Accumulated other comprehensive loss	(138,684)	(138,684)	(101,176)
Deficit	(15,754,031)	(18,169,480)	(14,746,082)
Total shareholders’ equity (deficit)	57,261,523	(3,597,420)	(688,665)

Total liabilities and shareholders’ equity (deficit)	58,043,762	522,331	444,656

Nature of Operations (Note 1)

Commitments (Note 15)

Events After the Reporting Period (Note 16)

These consolidated financial statements were approved and authorized for issue on behalf of the Board of Directors on October 28, 2021 by:

On behalf of the Board:

“Jamieson Bondarenko”	“William Williams”
Director	Director

The accompanying notes are an integral part of these consolidated financial statements.

F-3

BriaCell Therapeutics Corp

Consolidated Statements of Operations and Comprehensive Loss

For the Years Ended July 31, 2021, 2020 and 2019
(Expressed in US Dollars)

	Year Ended
	July 31, 2021	July 31, 2020 Restated (Note 2)	August 1, 2019 Restated (Note 2)
Expenses:
Research and development costs (Note 13)	$1,315,496	$2,425,838	$4,002,676
General and administration costs (Note 14)	3,689,776	1,511,915	1,013,000
Share-based compensation (Note 8)	1,968,226	1,686	49,317
Total Expenses	6,973,498	3,939,439	5,064,993

Operating Loss	(6,973,498)	(3,939,439)	(5,064,993)
Interest income	3,149	-	9,771
Interest expense (Note 5)	(46,095)	(29,480)	(25,492)
Change in fair value of warrant liability (Note 6)	8,963,348	-	-
Change in fair value of convertible loan (Note 6)	-	(64,385)	342,357
Gain on government grant	3,691	23,284	-
Loss on extinguishment of debt (Note 7(b)(vi)), Note 5(c))	(201,138)	-	-
Foreign exchange loss	(2,177,791)	(14,516)	25,568
	6,545,164	(85,097)	352,204
Loss for the Year	(428,334)	(4,024,536)	(4,712,789)
Foreign currency translation adjustment	-	(37,508)	(15,288)
Comprehensive Loss for the Year	$(428,334)	$(4,062,044)	$(4,728,077)
Basic and Diluted Profit (Loss) Per Share	$(0.09)	$(5.64)	$(8.13)
Weighted Average Number Of Shares Outstanding	4,519,579	713,889	579,664

The accompanying notes are an integral part of these consolidated financial statements.

F-4

BriaCell Therapeutics Corp

Consolidated Statements of Cash Flows

For the Years Ended July 31, 2021, 2020 and 2019

(Expressed in US Dollars)

	Year Ended
	July 31, 2021	July 31, 2020 Restated (Note 2)	August, 1 2019 Restated (Note 2)
Cash flow from operating activities
Net loss for the year	$(428,334)	$(4,024,536)	$(4,712,789)
Items not affecting cash:
Depreciation and amortization	15,256	15,255	15,257
Share-based compensation	1,968,226	1,686	49,317
Interest expense	46,095	29,480	-
	-		-
Gain from government grant	3,691	(23,284)	-
Expensed share issue costs in public offering	1,793,527	-	-
Loan forgiveness	(127,030)	-	-
Loss on extinguishment of settlement of debt	201,138	-	-
Change in fair value of convertible debt	-	64,385	(342,357)
Change in fair value of warrants	(8,963,348)	-	-
Changes in non-cash working capital:
Amounts receivable	9,941	(22,515)	12,630
Prepaid expenses	(100,984)	(217,760)	111,573
Security deposits	-	-	140,806
Accounts payable and accrued liabilities	(2,165,829)	2,911,388	578,319
	(7,747,651)	(1,265,901)	(4,147,244)

Cash flow from investing activities
Change in short-term investments	-	-	1,091,609
	-	-	1,091,609

Cash flow from financing activities
Proceeds from private placement, net	24,695,195	1,151,601	2,420,286
Proceeds from public offering, net	26,927,142	-	-
Proceeds from exercise of warrants	13,705,685	-	113,960
Repayment of unsecured convertible loan	(309,645)	(388,733)	-
Proceeds from issuance of unsecured convertible loan	215,710
Proceeds from receipt of short-term loans	-	411,199	(95,678)
Repayment of short-term loans	(239,000)	-	-
	64,995,087	1,174,067	2,438,568

Increase in cash	57,247,436	(91,834)	(617,067)
Effects of changes in foreign exchange	-	(43,951)	10,204
Cash, beginning of the year	21,249	157,034	763,897
Cash, end of the year	$57,268,685	$21,249	$157,034

Supplementary information:
Significant non-cash transactions
Shares issued for settlement of debt	$329,670	$-	$-
Forgiveness of government grant	$144,542	$-	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-5

BriaCell Therapeutics Corp

Consolidated Statements of Changes in Shareholders’ Equity

For the Years Ended July 31, 2020, 2019 and 2018

(Expressed in US Dollars)

	SHARE CAPITAL		SHARE-BASED		ACCUMULATED OTHER		TOTAL SHAREHOLDERS’
	SHARES	AMOUNT	PAYMENT RESERVE	WARRANT RESERVE	COMPREHENSIVE PROFIT (LOSS)	ACCUMULATED DEFICIT	EQUITY (DEFICIT)
Balance, July 31, 2018	529,655	$8,313,524	$736,877	$2,366,573	$(85,888)	$(10,328,884)	$1,002,202
Issuance of shares and warrants on conversion of Convertible Notes (Note 7(b)(i))	22,488	332,210	-	216,952	-	-	549,162
Exercise of warrants (Note 7(b)(ii))	3,333	141,750	-	(27,790)	-	-	113,960
Private Placement (Note 7(b)(iii))	99,117	2,324,771	-		-	-	2,324,771
Expiration of warrants (Note 7(c)(i) and 7(d)(i))	-		-	(219,195)	-	219,195	-
Expiration of options (Note 8(i))	-	-	(76,396)	-	-	76,396	-
Share-based compensation (Note 8 (vi))	-	-	49,317	-	-	-	52,933
Foreign exchange translation	-	-	-	-	(15,288)	-	(15,288)
Loss for the year	-	-	-	-	-	(4,712,789)	(4,712,789)
Balance, July 31, 2019	654,593	11,112,255	709,798	2,336,540	(101,176)	(14,746,082)	(688,665)
Private Placement (Note 7(b)(iv))	40,300	688,889	-	-	-	-	688,889
Private Placement (Note 7(b)(v))	27,069	462,714	-	-	-	-	462,714
Expiration of warrants (Note 7(c)(ii),(Note 7(d)(ii))	-	-	-	(487,205)	-	487,205	-
Expiration of options (Note 8(iii))	-	-	(113,933)	-	-	113,933	-
Share-based compensation (Note 8(vi))	-	-	1,686	-	-	-	1,686
Foreign exchange translation	-	-	-	-	(37,508)	-	(37,508)
Loss for the year	-	-	-	-	-	(4,024,536)	(4,024,536)
Balance, July 31, 2020	721,962	12,263,858	597,551.00	1,849,335	(138,684)	(18,169,480)	(3,597,420)
Historic foreign currency adjustments						856,668	856,668
Issuance of warrants on convertible debt	-	-	-	43,980	-	-	43,980
Conversion feature (Note 5(c))	-	28,712	-		-	-	28,712
Issuance of shares for debt (Note 7(b)(vi))	50,000	329,670	-		-	-	329,670
Issuance of shares in public offering (Note 7(b)(vii))	6,764,705	12,357,799	-	790,148	-	-	13,147,947
Issuance of shares in private placement (Note7(b)(viii))	5,170,343	13,611,136	-	11,084,060	-	-	24,695,196
Reclassification of warrant liability (Note 6)	-	-	-	6,621,347	-	-	6,621,347
Exercise of warrants (Note7(b)(ix)and (x))	2,562,573	16,191,458	-	(2,595,927)	-	-	13,595,531
Expiration of warrants (Note7(c)(iii))	-	-	-	(1,599,468)	-	1,599,468	-
Expiration and forfeiture of options (Note 8(iv))	-	-	(387,647)	-	-	387,647	-
Issuance of options (Note 8(v))	-	-	1,968,226	-	-	-	1,968,226
Loss for the year	-	-	-	-	-	(428,334)	(428,334)
Balance, July 31, 2021	15,269,583	$54,782,633	$2,178,130	$16,193,475	$(138,684)	$(15,754,031)	$57,261,523

The accompanying notes are an integral part of these consolidated financial statements.

F-6

BriaCell Therapeutics Corp

Notes to the Consolidated Financial Statements

For the Years Ended July 31, 2021 and 2020

(Expressed in US Dollars)

1. Nature of Operations

BriaCell Therapeutics Corp. (“BriaCell” or the “Company”) was incorporated under the Business Corporations Act (British Columbia) on July 26, 2006 and is listed on the TSX Venture Exchange (“TSX Venture”). The Company trades on the TSX Venture under the symbol “BCT.V”. On February 24, 2021, the Company also trades on the Nasdaq Capital Market (“NASDAQ”) under the symbols “BCTX” and “BCTXW”.[NY office]

The Company’s head office in Canada is located at Suite 300 – 235 West 15th Street, West Vancouver, British Columbia, V7T 2X1 and in the United States, the Company has an office located at 180 Varick Street, 6th Floor New York, NY 10014.

BriaCell is an immuno-oncology biotechnology company. BriaCell owns the US patent to Bria-IMT™, a whole-cell cancer vaccine (US Patent No.7674456) (the “Patent”). The Company is currently advancing its immunotherapy program, Bria-IMT™, to complete a 24-subject Phase I/IIa clinical trial and by research activities in the context of BriaDx™, a companion diagnostic test to identify patients likely benefitting from Bria-IMT™.

These consolidated financial statements were authorized for issue by the Board of Directors on October 28, 2021.

2. Basis of Presentation

Statement of Compliance

These consolidated financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”), as issued by the international Accounting Standards Board (“IASB”) and interpretations of the IFRS Interpretations Committee (“IFRIC”).

The policies applied in these consolidated financial statements are based on IFRS effective as of July 31, 2021.

Basis of Presentation

The consolidated financial statements are prepared on a going concern basis and have been presented in United States dollars which is the Company’s reporting currency. A summary of the significant accounting policies is provided in Note 3.

Retroactive Adjustment for Reverse Stock Split

In December 2019, the Board and TSX Venture approved a 1-for-300 reverse stock split, or the Reverse Split, which was implemented effective January 2, 2020. Consequently, all share numbers, share prices, and exercise prices have been retroactively adjusted in these consolidated financial statements for all periods presented.

F-7

BriaCell Therapeutics Corp

Notes to the Consolidated Financial Statements

For the Years Ended July 31, 2021 and 2020

(Expressed in US Dollars)

2 Basis of Presentation (continued)

Basis of Measurement

These consolidated financial statements have been prepared on a going concern basis, under the historical cost basis, except for financial instruments which have been measured at fair value.

Basis of Consolidation

These consolidated financial statements include the accounts of BriaCell and its wholly-owned US subsidiary BriaCell Therapeutics Corp. (“BTC”) and BTC’s wholly owned subsidiary – Sapientia Pharmaceuticals, Inc. (“Sapientia”). The financial statements of the subsidiaries are included in the consolidated financial statements from the date that control commenced until the date control ceases. Control exists when the Company has the power directly or indirectly, to govern the financial and operating policies of an entity so as to obtain benefits from its activities. The Company applies the acquisition method to account for business combinations in accordance with IFRS 3.

All inter–company balances, and transactions, have been eliminated upon consolidation.

Functional Currency and Presentation Currency

The financial statements of each company within the consolidated group are measured using their functional currency which is the currency of the primary economic environment in which an entity operates. The Company changed its functional currency from the Canadian dollar (C$) to the United States dollar (US$) as of May 1, 2021. The change in presentation currency is a voluntary change which is accounted for retrospectively. For comparative reporting purposes, historical financial information has been translated to United States dollars which is disclosed in the tables below using the exchange rate as of May 1, 2021, which is the date of the change in the functional and presentation currency.

F-8

BriaCell Therapeutics Corp

Notes to the Consolidated Financial Statements

For the Years Ended July 31, 2021 and 2020

(Expressed in US Dollars)

2 Basis of Presentation (continued)

Functional Currency and Presentation Currency (continued)

The following shows the restatement of prior period information:

	July, 31 2020 reported,CAD	Foreign Currency Translation	July, 31 2020 restated,USD	August, 1 2019 reported,CAD	Foreign Currency Translation	August, 1 2019 restated,USD
ASSETS

Current assets
Cash	$26,104	$(4,855)	$21,249	$192,916	$(35,882)	$157,034
Amounts receivable	27,660	(5,145)	22,515	3,459	(643)	2,816
Prepaid expenses	267,444	(49,745)	217,699	10,667	(1,984)	8,683
Total current assets	321,208	(59,745)	261,463	207,042	(38,509)	168,533

Investments	2	-	2	2	-	2
Intellectual property	320,474	(59,608)	260,866	339,215	(63,094)	276,121

Total Assets	$641,684	$(119,353)	$522,331	$546,259	$(101,603)	$444,656

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)

Current liabilities
Accounts payable and accrued liabilities	$4,562,856	$(848,844)	$3,714,012	$996,172	$(185,377)	$810,795
Short term loans	306,878	(57,079)	249,799	396,224	(73,698)	322,526
Total current liabilities	4,869,734	(905,923)	3,963,811	1,392,396	(259,075)	1,133,321

Long term liabilities
Government Loans	191,572	(35,632)	155,940	-	-	-
Total long term liabilities	191,572	(35,632)	155,940	-	-	-

Shareholders’ equity
Share capital	15,065,961	(2,802,103)	12,263,858	13,651,217	(2,538,962)	11,112,255
Share-based payment reserve	739,193	(141,642)	597,551	877,089	(167,291)	709,798
Warrant reserve	2,271,910	(422,575)	1,849,335	2,870,442	(533,902)	2,336,540
Accumulated other comprehensive loss	(170,374)	31,690	(138,684)	(124,295)	23,119	(101,176)
Deficit	(22,326,312)	4,156,832	(18,169,480)	(18,120,590)	3,374,509	(14,746,082)
Total shareholders’ equity (deficit)	(4,419,622)	822,202	(3,597,420)	(846,137)	157,472	(688,665)

Total liabilities and shareholders’ equity (deficit)	$641,684	$(119,353)	$522,331	$546,259	$(101,603)	$444,656

F-9

BriaCell Therapeutics Corp

Notes to the Consolidated Financial Statements

For the Years Ended July 31, 2021 and 2020

(Expressed in US Dollars)

2 Basis of Presentation (continued)

Functional Currency and Presentation Currency (continued)

The following shows the restatement of prior period information (continued):

	July, 31 2020 reported,CAD	Foreign Currency Translation	July, 31 2020 restated,USD	August, 1 2019 reported,CAD	Foreign Currency Translation	August, 1 2019 restated,USD

Expenses:
Research and development costs	$2,980,144	$(554,306)	$2,425,838	$4,917,287	$(914,611)	$4,002,676
General and administration costs	1,857,465	(345,550)	1,511,915	1,244,471	(231,471)	1,013,000
Share-based compensation	2,071	(385)	1,686	60,586	(11,269)	49,317
Total Expenses	4,839,680	(900,241)	3,939,439	6,222,344	(1,157,351)	5,064,993

Operating Loss	(4,839,680)	900,241	(3,939,439)	(6,222,344)	1,157,351	(5,064,993)
Interest income				12,004	(2,233)	9,771
Interest expense	(36,216)	6,736	(29,480)	(31,317)	5,825	(25,492)
Change in fair value of convertible debt	(79,119)	14,734	(64,385)	420,585	(78,228)	342,357
Gain from government grant	28,604	(5,320)	23,284	-	-	-
Foreign exchange income (loss)	(17,810)	3,294	(14,516)	31,410	(5,842)	25,568
	(104,541)	19,444	(85,097)	432,682	(80,478)	352,204

Loss For The Year	(4,944,221)	919,685	(4,024,536)	(5,789,662)	1,076,873	(4,712,789)

Foreign currency translation adjustment	(46,079)	8,571	(37,508)	(18,781)	3,493	(15,288)

Comprehensive Loss for the Year	$(4,990,300)	$928,256	$(4,062,044)	$(5,808,443)	$1,080,366	$(4,728,077)

Basic and Diluted Profit (Loss) Per Share	$(6.99)	$1.35	$(5.64)	$(10.02)	$1.89	$(8.13)

Weighted Average Number Of Shares Outstanding	713,889	-	713,889	579,664	-	579,664

F-10

BriaCell Therapeutics Corp

Notes to the Consolidated Financial Statements

For the Years Ended July 31, 2021 and 2020

(Expressed in US Dollars)

2 Basis of Presentation (continued)

Functional Currency and Presentation Currency (continued)

The following shows the restatement of prior period information (continued):

	July, 31 2020 reported,CAD	Foreign Currency Translation	July, 31 2020 restated,USD	August, 1 2019 reported,CAD	Foreign Currency Translation	August, 1 2019 restated,USD

Cash flow from operating activities
Net loss for the year	$(4,944,221)	$919,685	$(4,024,536)	$(5,789,662)	$1,076,873	$(4,712,789)
Items not affecting cash:
Depreciation and amortization	18,741	(3,486)	15,255	18,743	(3,486)	15,257
Share-based compensation	2,071	(385)	1,686	60,586	(11,269)	49,317
Accrued interest expense	36,216	(6,736)	29,480	-	-	-
Gain from government grant	(28,604)	5,320	(23,284)	-	-	-
Change in fair value of convertible debt	79,119	(14,734)	64,385	(420,585)	78,228	(342,357)
Changes in non-cash working capital:
Amounts receivable	(24,201)	1,686	(22,515)	15,516	(2,886)	12,630
Prepaid expenses	(256,777)	39,017	(217,760)	137,067	(25,494)	111,573
Security deposits				172,980	(32,174)	140,806
Accounts payable and accrued liabilities	3,562,494	(651,106)	2,911,388	710,460	(132,141)	578,319
	(1,555,162)	289,261	(1,265,901)	(5,094,895)	947,651	(4,147,244)

Cash flow from investing activities
Change in short-term investments	-	-	-	1,341,043	(249,434)	1,091,609
	-	-	-	1,341,043	(249,434)	1,091,609

Cash flow from financing activities
Proceeds for private placements	1,414,744	(263,142)	1,151,601	2,973,324	(553,038)	2,420,286
Proceeds from exercise of warrants	-	-	-	140,000	(26,040)	113,960
Repayment of unsecured convertible loan	(477,559)	88,826	(388,733)	-	-	-
Short-term loan	505,159	(93,960)	411,199	(117,540)	21,862	(95,678)
	1,442,344	(268,276)	1,174,067	2,995,784	(557,216)	2,438,568

Increase (Decrease) in cash and cash equivalents	(112,818)	20,984	(91,834)	(758,068)	141,001	(617,067)
Effect of changes in foreign exchange	(53,994)	10,043	(43,951)	12,536	(2,332)	10,204
Cash and cash equivalents, beginning of year	192,916	(35,882)	157,034	938,448	(174,551)	763,897

Cash and cash equivalents, end of year	$26,104	$(4,855)	$21,249	$192,916	$(35,882)	$157,034

F-11

BriaCell Therapeutics Corp

Notes to the Consolidated Financial Statements

For the Years Ended July 31, 2021 and 2020

(Expressed in US Dollars)

3. Significant Accounting Policies

The following is a summary of the significant accounting policies:

Cash and cash equivalents

Cash and cash equivalents include cash on hand, deposits held with banks and other short-term highly liquid investments with original maturities of three months or less.

Translation of Foreign Currencies

These consolidated financial statements are presented in United States dollars. As of May 1, 2021, the functional currency of BriaCell is the US dollar (as described above). The functional currency of BTC and Sapientia is the United States dollar.

Within each entity, transactions in currencies other than the functional currency (“foreign currencies”) are translated to the functional currency at the rate of exchange prevailing at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are retranslated to the functional currency at the end of each reporting period at the period-end exchange rate. Exchange gains and losses on the settlement of transactions and the translation of monetary assets and liabilities to the functional currency are recorded in profit or loss.

Intangible assets

Separately acquired intangible assets are measured on initial recognition at cost including directly attributable costs. Intangible assets acquired in a business combination are measured at fair value at the acquisition date. Expenditures relating to internally generated intangible assets, excluding capitalized development costs, are recognized in profit or loss when incurred.

Intangible assets with finite useful lives are amortized over their useful lives and reviewed for impairment whenever there is an indication that the asset may be impaired. The amortization period and the amortization method for an intangible asset are reviewed at least at each year end.

Intangible assets with indefinite useful lives are not systematically amortized and are tested for impairment annually, or whenever there is an indication that the intangible asset may be impaired. The useful life of these assets is reviewed annually to determine whether their indefinite life assessment continues to be supportable. If the events and circumstances do not continue to support the assessment, the change in the useful life assessment from indefinite to finite life is accounted for prospectively as a change in accounting estimate and on that date the asset is tested for impairment. Commencing from that date, the asset is amortized systematically over its useful life.

The useful lives of intangible assets are as follows:

Patents
Useful life	20 years
Amortization method	Straight-line
In-house development or purchase	Purchase

F-12

BriaCell Therapeutics Corp

Notes to the Consolidated Financial Statements

For the Years Ended July 31, 2021 and 2020

(Expressed in US Dollars)

3. Significant Accounting Policies (continued)

Impairment of non-financial assets

The Company evaluates the need to record an impairment of non-financial assets whenever events or changes in circumstances indicate that the carrying amount is not recoverable.

If the carrying amount of non-financial assets exceeds their recoverable amount, the assets are reduced to their recoverable amount. The recoverable amount is the higher of fair value less costs of sale and value in use. In measuring value in use, the expected future cash flows are discounted using a pre-tax discount rate that reflects the risks specific to the asset. The recoverable amount of an asset that does not generate independent cash flows is determined for the cash generating unit (“CGU”) to which the asset belongs. Impairment losses are recognized in profit or loss.

An impairment loss of an asset, other than goodwill, is reversed only if there have been changes in the estimates used to determine the asset’s recoverable amount since the last impairment loss was recognized. Reversal of an impairment loss, as above, shall not be increased above the lower of the carrying amount that would have been determined (net of depreciation or amortization) had no impairment loss been recognized for the asset in prior years and its recoverable amount. The reversal of impairment loss of an asset presented at cost is recognized in profit or loss.

Research and Development

The Company expenses amounts paid for intellectual property, development and production expenditures as they are incurred. However, such costs are deferred and recorded in intangible assets when they meet generally accepted criteria, to the extent that their recovery can reasonably be regarded as assured.

The costs must meet the following criteria to be deferred: the technical feasibility of completing the intangible asset so that it will be available for use or sale; the intention to complete the intangible asset and use or sell it; the ability to use or sell the intangible asset; the probability of future economic benefits; the availability of adequate technical, financial and other resources to complete the development and to use or sell the intangible asset; and the ability to reliably measure the expenditure attributable to the intangible asset during its development. Once those criteria are met, the future costs, such as costs to obtain patent or trademark protection over the developed technologies, will be capitalized. These costs are then amortized over their expected useful lives. To date it has not been demonstrated that these expenditures will generate or be able to be used to generate probable future economic benefits.

F-13

BriaCell Therapeutics Corp

Notes to the Consolidated Financial Statements

For the Years Ended July 31, 2021 and 2020

(Expressed in US Dollars)

3. Significant Accounting Policies (continued)

Financial Instruments

a) Classification

The following table shows the classification of financial instruments under IFRS 9:

Financial asset/liability	Classification
Cash and cash equivalents	Amortized cost
Amounts receivable, excluding HST	Amortized cost
Accounts payable and Accrued liabilities	Amortized cost
Short term loans	Amortized cost
Convertible debt	Amortized cost
Warrant Liability	FVTPL
Government Grants	Amortized cost

The Company determines the classification of financial assets at initial recognition. The classification of its instruments is driven by the Company’s business model for managing the financial assets and their contractual cash flow characteristics. Equity instruments that are held for trading (including all equity derivative instruments) are classified as fair value through profit and loss (“FVTPL”). For other equity instruments, on the day of acquisition the Company can make an irrevocable election (on an instrument-by-instrument basis) to designate them at fair value through other comprehensive income (“FVTOCI”). Financial liabilities are measured at amortized cost, unless they are required to be measured at FVTPL (such as instruments held for trading or derivatives) or the Company has opted to measure them at FVTPL.

b) Measurement

Financial assets and liabilities at amortized cost

Financial assets and liabilities at amortized cost are initially recognized at fair value plus or minus transaction costs, respectively, and subsequently carried at amortized cost less any impairment.

Financial assets and liabilities at FVTPL

Financial assets and liabilities carried at FVTPL are initially recorded at fair value and transaction costs are expensed in the consolidated statements of loss and comprehensive loss. Realized and unrealized gains and losses arising from changes in the fair value of the financial assets and liabilities held at FVTPL are included in the statements of net income (loss) in the period in which they arise. Where Company has opted to recognize a financial liability at FVTPL, any changes associated with the Company’s own credit risk will be recognized in other comprehensive income (loss).

F-14

BriaCell Therapeutics Corp

Notes to the Consolidated Financial Statements

For the Years Ended July 31, 2021 and 2020

(Expressed in US Dollars)

3. Significant Accounting Policies (continued)

Financial Instruments (continued)

c) Impairment of financial assets at amortized cost

The Company recognizes a loss allowance for expected credit losses on financial assets that are measured at amortized cost. At each reporting date, the Company measures the loss allowance for the financial asset at an amount equal to the lifetime expected credit losses if the credit risk on the financial asset has increased significantly since initial recognition. If at the reporting date, the financial asset has not increased significantly since initial recognition, the Company measures the loss allowance for the financial asset at an amount equal to twelve month expected credit losses. The Company recognizes an impairment gain or loss, the amount of expected credit losses (or reversal) that is required to adjust the loss allowance at the reporting date to the amount that is required to be recognized.

Following are the carrying values and estimated values of the financial instruments:

	Fair	July 31, 2021		July 31, 2020		August 1, 2019
	Value Input Level	Carry Amount	Estimated Fair Value	Carry Amount	Estimated Fair Value	Carry Amount	Estimated Fair Value

Cash	1	$57,268,685	$57,268,685	$21,249	$21,249	$157,034	$157,034
Amounts receivable	1	$12,574	$12,574	$22,515	$22,515	$2,816	$2,816
Investments	2	$2	$2	$2	$2	$2	$2
Accounts payable and accrued liabilities	1	$556,795	$556,795	$3,714,012	$3,714,012	$810,795	$810,795
Short term loans	1	$-	$-	$249,799	$249,799	$322,526	$322,526
Government grants	2	$25,986	$25,986	$155,940	$155,940	$-	$-
Warrant liability	3	$199,458	$199,458	$-	$-	$-	$-

Fair value measurement

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value measurement is based on the assumption that the transaction will take place in the asset’s or the liability’s principal market, or in the absence of a principal market, in the most advantageous market.

The fair value of an asset or a liability is measured using the assumptions that market participants would use when pricing the asset or liability, assuming that market participants act in their economic best interest.

Fair value measurement of a non-financial asset takes into account a market participant’s ability to generate economic benefits by using the asset in its highest and best use or by selling it to another market participant that would use the asset in its highest and best use.

The Group uses valuation techniques that are appropriate in the circumstances and for which sufficient data are available to measure fair value, maximizing the use of relevant observable inputs and minimizing the use of unobservable inputs.

F-15

BriaCell Therapeutics Corp

Notes to the Consolidated Financial Statements

For the Years Ended July 31, 2021 and 2020

(Expressed in US Dollars)

3. Significant Accounting Policies (continued)

Fair value measurement (continued)

All assets and liabilities measured at fair value or for which fair value is disclosed are categorized into levels within the fair value hierarchy based on the lowest level input that is significant to the entire fair value measurement:

Level 1	—	quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2	—	inputs other than quoted prices included within Level 1 that are observable either directly or indirectly.

Level 3	—	inputs that are not based on observable market data (valuation techniques which use inputs that are not based on observable market data).

Share-based Payments

Equity-settled share-based payments for directors, officers and employees are measured at fair value at the date of grant and recorded as compensation expense over the vesting period with a corresponding increase to share-based payment reserve in the consolidated financial statements.

The fair value determined at the grant date of equity-settled share-based payments is expensed using the graded vesting method over the vesting period based on the Company’s estimate of payments that will eventually vest. Upon exercise of the stock options, consideration paid by the option holder together with the amount previously recognized in share-based payment reserve is recorded as an increase to share capital. Upon expiry, the amounts recorded for share-based compensation are transferred to the deficit from the share-based payment reserve. Shares are issued from treasury upon the exercise of equity-settled share-based instruments.

Compensation expense on stock options granted to non-employees is measured at the earlier of the completion of performance and the date the options are vested using the fair value method and is recorded as an expense in the same period as if the Company had paid cash for the goods or services received.

When the value of goods or services received in exchange for the share-based payment cannot be reliably estimated, the fair value is measured by use of a Black-Scholes valuation model. The expected life used in the model is adjusted, based on management’s best estimate, for the effects of non-transferability, exercise restrictions, and behavioral considerations.

Share Capital

Common shares are classified as equity. Proceeds from unit placements are allocated between shares and warrants issued using the relative fair value method. Costs directly identifiable with share capital financing are charged against share capital. Share issuance costs incurred in advance of share subscriptions are recorded as prepaid assets. Share issuance costs related to uncompleted share subscriptions are charged to operations in the period they are incurred.

F-16

BriaCell Therapeutics Corp

Notes to the Consolidated Financial Statements

For the Years Ended July 31, 2021 and 2020

(Expressed in US Dollars)

3. Significant Accounting Policies (continued)

Warrant Reserve

The fair value of warrants is determined upon their issuance either as part of unit private placements or in settlement of share issuance costs and finders’ fees, using the Black-Scholes model. All such warrants are classified in a warrant reserve within equity. If the warrants are converted, the value attributable to the warrants is transferred to common share capital. Upon expiry, the amounts recorded for expired warrants is transferred to the deficit from the warrant reserve. Shares are issued from treasury upon the exercise of share purchase warrants.

Income Taxes

Income tax expense consists of current and deferred tax expense. Current and deferred taxes are recognized in profit or loss except to the extent they relate to items recognized directly in equity or other comprehensive income.

Current tax is recognized and measured at the amount expected to be recovered from or payable to the taxation authorities based on the income tax rates enacted or substantively enacted at the end of the reporting period and includes any adjustment to taxes payable in respect of previous years.

Deferred tax is recognized on any temporary differences between the carrying amounts of assets and liabilities in the consolidated financial statements and the corresponding tax bases used in the computation of taxable earnings. Deferred tax assets and liabilities are measured at the tax rates that are expected to apply in the period when the asset is realized and the liability is settled. The effect of a change in the enacted or substantively enacted tax rates is recognized in loss and comprehensive loss or equity depending on the item to which the adjustment relates.

Deferred tax assets are recognized to the extent future recovery is probable. At the end of each reporting period, deferred tax assets are reduced to the extent that it is no longer probable that sufficient taxable earnings will be available to allow all of part of the asset to be recovered.

F-17

BriaCell Therapeutics Corp

Notes to the Consolidated Financial Statements

For the Years Ended July 31, 2021 and 2020

(Expressed in US Dollars)

3. Significant Accounting Policies (continued)

Basic and Diluted Loss per Share

Basic loss per share is computed by dividing the loss for the year by the weighted average number of common shares outstanding during the year. Diluted earnings per share reflect the potential dilution that could occur if potentially dilutive securities were exercised or converted to common stock.

The dilutive effect of options and warrants and their equivalent is computed by application of the treasury stock method. Diluted amounts are not presented when the effect of the computations is anti-dilutive. Accordingly, at present, there is no difference in the amounts presented for basic and diluted loss per share.

Government Grants

Government grants are recognized when there is reasonable assurance that the grant will be received, and all conditions associated with the grant are met. Grants related to assets are recorded as a reduction to the asset’s carrying value and are depreciated over the useful life of the asset. Claim under the government grant related to income are recorded as other income or netted against related expenses in the period in which eligible expenses are incurred or when the services have been performed.

Accounting Standards Implemented as at August 1, 2019

IFRS 16 - Leases (“IFRS 16”)

IFRS 16 supersedes IAS 17 Leases, IFRIC 4 Determining whether an arrangement contains a lease, SIC-15 Operating Leases - Incentives and SIC-27 Evaluating the Substance of Transactions Involving the Legal Form of a Lease. It eliminates the distinction between operating and finance leases from the perspective of the lessee. All contracts that meet the definition of a lease will be recorded in the consolidated statements of financial position with a “right of use” asset and a corresponding liability. The asset is subsequently accounted for as property, plant and equipment or investment property and the liability is unwound using the interest rate inherent in the lease. The Company has adopted IFRS 16 as of August 1, 2019, and has assessed no changes to the opening consolidated statements of financial position as a result of the adoption of this new standard.

On transition to IFRS 16, the Company has elected to apply the practical expedient to grandfather the assessment of which transactions are leases and apply IFRS 16 only to contracts that were previously identified as leases. Contracts that were not identified as leases under IAS 17 Leases have not been reassessed for whether a lease exists. The Company has elected to not recognize right-of-use assets and lease liabilities for leases that have a lease term of 12 months or less and for leases of low-value assets.

F-18

BriaCell Therapeutics Corp

Notes to the Consolidated Financial Statements

For the Years Ended July 31, 2021 and 2020

(Expressed in US Dollars)

3. Significant Accounting Policies (continued)

Accounting Standards Implemented as at August 1, 2019 (continued)

IFRIC 23 - Uncertainty over Income Tax Treatments (“IFRIC 23”)

The Company adopted IFRIC 23 on July 1, 2019 on a modified retrospective basis without restatement of comparative information. The interpretation requires an entity to assess whether it is probable that a tax authority will accept an uncertain tax treatment used, or proposed to be used, by an entity in its income tax filings and to exercise judgment in determining whether each tax treatment should be considered independently or whether some tax treatments should be considered together. The decision should be based on which approach provides better predictions of the resolution of the uncertainty. An entity also has to consider whether it is probable that the relevant authority will accept each tax treatment, or group of tax treatments, assuming that the taxation authority with the right to examine any amounts reported to it will examine those amounts and will have full knowledge of all relevant information when doing so. The adoption of the new standard had no impact on the consolidated financial statements.

IFRS 3 - Business Combinations (“IFRS 3”)

In October 2018, the IASB issued an amendment to IFRS 3, effective for annual periods beginning on or after January 1, 2020 with early adoption permitted. The amendment clarifies that a business must include, at minimum, an input and a substantive process that together contribute to the ability to create outputs, and assists companies in determining whether an acquisition is a business combination or an acquisition of a group of assets by providing supplemental guidance for assessing whether an acquired process is substantive. The Company has decided to early adopt the amendments to IFRS 3 effective August 1, 2019 and shall apply the amended standard in assessing business combinations on a prospective basis. For acquisitions that are determined to be acquisitions of assets as opposed to business combinations, the Company allocates the transaction price to the individual identifiable assets acquired and liabilities assumed on the basis of their relative fair values, and no goodwill is recognized. Acquisitions that continue to meet the definition of a business combination are accounted for under the acquisition method, without any changes to the Company’s accounting policy. There was no impact on the Company’s consolidated financial statements.

F-19

BriaCell Therapeutics Corp

Notes to the Consolidated Financial Statements

For the Years Ended July 31, 2021 and 2020

(Expressed in US Dollars)

3. Significant Accounting Policies (continued)

New interpretations and amendments not yet adopted

A number of interpretations are not yet effective for the year ended July 31, 2021 and have not been applied in preparing these financial statements. The following new interpretations and amendments have been issued, but are not yet effective until financial years beginning on or after January 1, 2022, and may impact the Company in the future:

IAS 12– Income Taxes IAS 12 currently provides guidance on current and deferred tax assets and liabilities however uncertainty may exist on how tax law applies to certain transactions.

IAS 1 – Presentation of Financial Statements IAS 1 has amended the definition of material to “information is material if omitting, misstating or obscuring it could reasonably be expected to influence decisions that the primary users of general-purpose financial statements make on the basis of those financial statements, which provide financial information about a specific reporting entity.” The previous definition of material from IAS 1 was “omissions or misstatements of items are material if they could, individually or collectively, influence the economic decisions that users make on the basis of the financial statements. Materiality depends on the size and nature of the omission or misstatement judged in the surrounding circumstances. The size or nature of the item, or a combination of both, could be the determining factor.”

IAS 8 – Accounting Policies, Changes in Accounting Estimates and Errors IAS 8 amended the definition of material to reflect the changes outlined above under IAS 1.

Significant Accounting Judgments and Estimates

The preparation of these consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the consolidated financial statements and reported amounts of expenses during the reporting period. Actual outcomes could differ from these estimates. The consolidated financial statements include estimates which, by their nature, are uncertain. The impacts of such estimates are pervasive throughout the consolidated financial statements, and may require accounting adjustments based on future occurrences. Revisions to accounting estimates are recognized in the period in which the estimate is revised and also in future periods when the revision affects both current and future periods.

F-20

BriaCell Therapeutics Corp

Notes to the Consolidated Financial Statements

For the Years Ended July 31, 2021 and 2020

(Expressed in US Dollars)

3. Significant Accounting Policies (continued)

Significant Accounting Judgments and Estimates (continued)

The critical judgments and significant estimates in applying accounting policies that have the most significant effect on the amounts recognized in the consolidated financial statements are:

●	Intangible assets with an infinite life are tested for impairment annually or more frequently if there is an indication of impairment. The carrying value of intangibles with definite lives is reviewed each reporting period to determine whether there is any indication of impairment. If there are indications of impairment the impairment analysis is completed and if the carrying amount of an asset exceeds its recoverable amount, the asset is impaired and impairment loss is recognized.

●	The Company uses the Black-Scholes option-pricing model to estimate fair value of options and the warrant liability at each reporting date. The key assumptions used in the model are the expected future volatility in the price of the Company’s shares and the expected life of the warrants.

●	The Company and its subsidiaries are required to determine their functional currencies based on the primary economic environment in which each entity operates. In order to do that, management has to analyze several factors, including which currency mainly influences the cost of undertaking the business activities, in which currency the entity has received financing, and in which currency it keeps its receipts from operating activities. Management uses its judgment to determine which factors are most important when the above indicators are mixed and the functional currency is not obvious.

4. Intellectual Property

The attributable intellectual property relates to Sapientia’s various patents, which the Company is amortizing over 20 years, consistent with its accounting policy. During the year ended July 31, 2021, the Company recorded $15,256 in amortization on intellectual property (2020 - $15,255).

Costs			Accumulated Amortization			Net Book Value
July 31, 2020:
July 31, 2019	Additions	July 31, 2020	July 31, 2019	Amortization during the year	July 31, 2020	July 31, 2020
$305,130	$0	$305,130	$29,008	$15,255	$44,263	$260,866

July 31, 2021:
July 31, 2020	Additions	July 31, 2021	July 31, 2020	Amortization during the period	July 31, 2021	July 31, 2021
$305,130	$0	$305,130	$44,263	$15,256	$59,520	$245,610

F-21

BriaCell Therapeutics Corp

Notes to the Consolidated Financial Statements

For the Years Ended July 31, 2021 and 2020

(Expressed in US Dollars)

5. Loans

(a) Short-terms loans

On December 3, 2019, January 27, 2020 and February 20, 2020 and the Company received three unsecured loans from a third party in the amounts of US$100,000, US$50,000 and US$50,000,. The loans all bore interest at 2.5% annually and were all repayable on or before March 26, 2020, after which the interest rate increased to 15% annually, however, the loan holder had deferred the increased interest to November 20, 2020.

On April 30, 2020 and May 20, 2020, the Company received two loans from other third parties in the total amount of US$20,000. These loans all bore interest at 10% annually were repayable on or before December 31, 2020.

During the year ended July 31, 2021, the Company received seven unsecured loans from directors and an officer in the total amount of $27,469 .. The loans all bore interest at 2.5% annually and were repayable on or before July 31, 2021.

During March 2021, all the above mentioned short-term loans and accrued interest were repaid.

Total interest expense in respect to all short-term loans for year ended July 31, 2021 is $5,429 (for the year ended July 31, 2020 and 2019: $27,650 and nil, respectively).

(b) Government grants

On April 24, 2020, the Company received a $32,560 (CAD$40,000) loan from the Canada Emergency Business Account (“CEBA Loan”). The CEBA Loan bears 0% interest until December 31, 2022. If the balance is not paid by December 31, 2022, the remaining balance will be converted to a 3-year term loan at 5% annual interest, paid monthly, effective January 1, 2023. The full balance must be repaid by no later than December 31, 2025. No principal payments required until December 31, 2022. Principal repayments can be voluntarily made at any time without fees or penalties. $8,140 loan forgiveness is available, provided the carrying value of $25,986 at December 31, 2020, and $24,420 is paid back between January 1, 2021 and December 31, 2022. The loan was recognized at the fair value based on an estimated market interest rate of 15%.

For the year ended July 31, 2021, the Company recorded an interest expense of $3,650, being the interest accretion on the CEBA Loan.

On May 1, 2020 the Company received $127,030 as a loan from the Paycheck Protection Program in the United States (the “Program”) The terms of the Program provide that a portion of the loan may be forgiven, to the extent that the amounts spent during the eight week period following the first disbursement of the loan are incurred as follows: (i) payroll costs, (ii) interest payments on mortgages incurred before February 15, 2020, (iii) rent payments on leases in effect before February 15, 2020, and (iv) utility payments for which service began before February 15, 2020 (“Program Expenses”). The unforgiven part of the loan must be repaid within two years and bears interest at 1% per annum. The Company used the entire proceeds to pay program expenses and subsequent to the year end, in August 2021, the loan was forgiven and amounts were set off against the related general and administrative expenses in the consolidated statements of operations and comprehensive loss.

For the year ended July 31, 2021, the Company recorded an interest expense of $3,300, being the interest accretion on the program.

F-22

BriaCell Therapeutics Corp

Notes to the Consolidated Financial Statements

For the Years Ended July 31, 2021 and 2020

(Expressed in US Dollars)

5. Loans (continued)

(c) 2020 Convertible Loan

On November 16, 2020, the Company closed a brokered private placement of an unsecured convertible debenture unit of the Company (the “Debenture Unit”) to a single subscriber, purchased at a price of $305,250, less an original discount of approximately 29.33%, for aggregate gross proceeds of $215,710.

The Debenture Unit was comprised of (A) $305,250 principal amount (“Principal Amount”) of a 5.0% convertible unsecured debenture of the Company (the “Debenture”), due on the earlier of (i) 5 years from the issue date; (ii) the Company receiving $1,628,000 or more by way of private placement or public offering; or (iii) such earlier date as the principal amount hereof may become due, subject to extension upon mutual agreement of the Company and the holder of the Debenture; and (B) 69,188 common share purchase warrants of the Company (“Debenture Warrants”).

The Debenture was convertible, at the option of the holder thereof, from the period beginning on May 16, 2021, until the repayment of the Debenture in full, into that number of Shares of the Company (“Shares”) computed on the basis of the principal amount of the Debenture divided by the conversion price of $4.41 per Common Share (the “Conversion Price”).Each Debenture Warrant entitles the holder thereof to purchase one Common Share of the Company (each a “Warrant Share”) for a period of five (5) years from the Closing Date at a price of $4.41 per Warrant Share, subject to adjustment as set forth in the Warrants. Each Warrant may also be exercised by presentation and surrender of the Warrant to the Company with a written notice of the Subscriber’s intention to effect a cashless exercise.

The Debenture bore interest at a rate of 5.0% per annum and the Debenture may be prepaid in full or in part by the Company during the initial 120-day period after issuance of the Debenture without penalty.

In consideration for the services rendered by ThinkEquity, a division of Fordham Financial Management, Inc. (the “Broker”), the Broker received a cash commission of $21,571. As additional consideration, the Company also issued to the Broker 4,890 non-transferable compensation warrants (the “Compensation Warrants”). Each Compensation Warrant is exercisable to acquire one Common Share at an exercise price of $4.41 at any time in whole or in part for a period of five (5) years from the Closing Date.

The Debentures’ proceeds of $191,461 (net of expenses) received were separated into the liability component of $118,769, equity component of $28,712, and warrants and broker warrants with a value of $28,712 and $15,268, respectively. The liability is carried at amortized cost using the effective interest rate method with an effective interest rate of 19.97% per annum. Transaction costs of $129,057 were paid in relation with the Debentures. The fair value of the warrants and the broker warrants issued with the Debentures was valued using the Black-Scholes option pricing model based on the following assumptions: volatility of 100% using the historical prices of the Company, risk-free interest rate of 0.49%, expected life of 5 years and share price of $4.25. During the year ended July 31, 2021, the Company recorded interest of $2,467 and $5,520, respectively, and accretion expenses of $7,385 and $16,521, respectively, which were recorded as finance expense in the consolidated statements of operations and comprehensive profit (loss).

On March 1, 2021, the Debenture was repaid and the Company a recorded charge in the consolidated statements of operations and comprehensive loss of $175,903 on the extinguishment of the Debenture.

F-23

BriaCell Therapeutics Corp

Notes to the Consolidated Financial Statements

For the Years Ended July 31, 2021 and 2020

(Expressed in US Dollars)

5. Loans (continued)

(d) 2018 Convertible Note

On March 16, 2018, concurrent with the non-brokered unit offering, the Company completed a non-brokered private placement for the purchase of 5.0% unsecured convertible notes (each, a “Convertible Note”) in the principal amount of $885,000. Under the terms of securities purchase agreements between the Company and the purchasers of Convertible Notes (the “Noteholders”), each Convertible Note is convertible, at the option of the holder, into (i) common shares of BriaCell for so long as the Convertible Note is outstanding, at a fixed conversion price of $24.42 per common share, for a period of nine months from the date of issuance, which may be extended by the applicable holder and (ii) for each common share issued as a result of conversion, one warrant. The warrants are valid for 36 months from their issuance date and each warrant is exercisable for one common share at an exercise price of $34.19. On April 23, 2019, the Company revised the exercise price of these warrants from $34.19 to $29.30.

The original repayment date of the Convertible Notes was September 16, 2018. On September 17, 2018, the Company and the Noteholders agreed to extend the repayment date of the Convertible Notes to March 20, 2019 and on March 8, 2019, the Company and the Noteholders agreed to extend the repayment date of the Convertible Notes, to September 7, 2019.

During the year ended July 31, 2018, the Noteholders converted $86,970 of Convertible Notes into 3,561 shares and 3,561 warrants.

During the year ended July 31, 2019, $549,161 of Convertible Notes were converted and as such, the Company issued 22,488 shares and 22,488 warrants on conversion (see note 7(b)(i)).

On September 10, 2019, the Company repaid the balance of the Convertible Notes in the total amount of $362,819.

F-24

BriaCell Therapeutics Corp

Notes to the Consolidated Financial Statements

For the Years Ended July 31, 2021 and 2020

(Expressed in US Dollars)

6. Warrant Liability

On February 26, 2021, the Company issued 5,882,353 Public Offering Warrants (as defined below) in connection with the public offering – see Note 7(b(vii)) and on April 12, 2021, the Company issued 882,352 Over-allotment Warrants (as defined below) in connection with the exercise of the Over-allotment Option – see Note 7(b(vii)) (together “Publicly Traded Warrants”).

Since the warrants had an exercise price denominated in a different currency (US Dollars) than the functional currency of the Company at the time of the grant, these warrants were recorded at their fair value as a derivative liability and were revalued at April 30, 2021.

The fair value of the Public Offering Warrants at the issuance date was $13,615,779 based on the Black-Scholes option pricing model using the following assumptions: share price - $3.4; exercise price - $5.31; expected life – 5 years; annualized volatility – 100%; dividend yield – 0%; risk free rate – 0.88.

The fair value of the Over-allotment Warrants at the issuance date was $1,632,351 and was based on the closing price of the warrants traded on NASDAQ on April 11, 2021

At April 30, 2021 the fair value of the Publicly Traded Warrants was $6,899,999 based on the market trading closing price on that day.

As a result, for the period ended April 30, 2021, the Company recorded a gain on the revaluation of the total warrant liability of $8,879,162 in the consolidated statements of operations and comprehensive loss.

Following the change in the functional currency of the Company on May 1, 2021, the warrant liability as of April 30, 2021 ($6,621,347) was reclassified to warrant reserve in the consolidated Statements of change in Shareholders’ Equity.

In addition, certain warrants with an exercise price denominated in Canadian dollars are now being treated as a warrant liability, since the exercise price is denominated in a currency different than the functional currency of the Company. The fair value of these warrants, based on the Black-Scholes, as of May 1, 2021 and July 31, 2021 was $278,651 and $199,458, respectively, and is included in warrant liabilities. As a result, the Company recorded ad a gain in the fair value of the warrant liability of $8,963,348 for the year.

The following assumptions were used to determine the fair value at May 1, 2021 and at July 31, 2021: share price - $4.51 and $6.42; exercise price - $29.30; expected life – 1 year to 1.25 years; annualized volatility – 100%; dividend yield – 0%; risk free rate – 0.93% and 0.81%.

F-25

BriaCell Therapeutics Corp

Notes to the Consolidated Financial Statements

For the Years Ended July 31, 2021 and 2020

(Expressed in US Dollars)

7. Share Capital and Warrant Reserve

a) Authorized share capital

The authorized share capital consists of an unlimited number of common shares with no par value.

Retroactive Adjustment for Reverse Stock Split

In December 2019, the Board and TSX-V approved a 1-for-300 reverse stock split, or the Reverse Split, which was implemented effective January 2, 2020. Consequently, all share numbers, share prices, and exercise prices have been retroactively adjusted in these consolidated financial statements for all periods presented.

b) Issued share capital

During the years ended July 31, 2019, 2020 and 2021, the Company issued shares as follows:

i)	During the year ended July 31, 2019, 22,488 shares were issued at $24.42 per share in respect of the partial conversion of certain Convertible Notes (see note 5(d)). Upon exercise of these Convertible Notes, the Noteholders received 22,488 warrants with an exercise price of $34.19, expiring within three years. The fair value of the warrants was $216,952. The fair value was estimated using the Black-Scholes option pricing model and the following weighted average assumptions: share price - $25.64-$32.97; exercise price - 34.19; expected life - 36 months; annualized volatility - 100.7%-70.6%; dividend yield - 0%; risk free rate - 1.6%-2.3%.

ii)	On September 28, 2018, 3,333 shares were issued in respect of 3,333 warrants that were exercised at an exercise price of $34.19 for gross proceeds of $113,960. The fair value of the warrants in the amount of $27,790 were released from the Warrant reserve to Share Capital.

iii)	On March 25, 2019 and April 1, 2019, the Company completed a non-brokered private placement (the “April 2019 Private Placement”) of 99,117 shares of the Company at a price of $24.42 per share for aggregate gross proceeds of $2,420,449 (net proceeds: $2,324,771). Included in the April 2019 Private Placement were $407,000 from Mr. Jamieson Bondarenko, an insider of the Company, and his participation in the April 2019 Private Placement is considered a “related party transaction” pursuant to Multilateral Instrument 61-101 – Protection of Minority Security Holders in Special Transactions (“MI 61-101”). The Company is exempt from the requirements to obtain a formal valuation or minority shareholder approval in connection with the insiders’ participation in the Private Placement in reliance of sections 5.5(a) and 5.7(1)(a) of MI 61-101.

iv)	On September 9, 2019, the Company completed a non-brokered private placement of 40,300 common shares at a price of $17.09 per common share for gross proceeds of $688,889.

v)	On October 15, 2019, the Company completed non-brokered private placement of 27,069 common shares at a price of $17.09 per common share for gross proceeds of $462,714.

F-26

BriaCell Therapeutics Corp

Notes to the Consolidated Financial Statements

For the Years Ended July 31, 2021 and 2020

(Expressed in US Dollars)

7. Share Capital and Warrant Reserve (continued)

b) Issued share capital (continued)

vi)	On August 18, 2020, the Company issued 50,000 Shares to Sichenzia Ross Ference LLP or certain members or employees of Sichenzia Ross Ference LLP as compensation for legal services. The shares were valued at $6.59 per share and the Company recorded a loss on the extinguishment of debt of $25,235.

vii)	On February 26, 2021, the Company closed and underwritten public offering in the United States. The aggregate gross proceeds to the Company from the offering were approximately $26 million, before deducting underwriting discounts, commissions and other offering expenses (the “Public Offering”). The Company offered 4,852,353 common units at a public offering price of $4.25 per unit, consisting of one share of common stock and one warrant to purchase one share of common stock (“Public Offering Warrants”), and 1,030,000 pre-funded units at a public offering price of $4.24 per unit, consisting of one pre-funded common stock purchase warrant (“Pre-Funded Warrant”) and one Public Offering Warrant. The Pre-Funded Warrants are exercisable at any time after the date of issuance at an exercise price of $0.01 per common share. The Public Offering Warrants have a per warrant exercise price of $5.3125, can be exercised immediately, and expire five years from the date of issuance. All the Pre-Funded Warrants were exercised between March 16, and April 9, 2021.

In addition, the Company issued the underwriter 294,118 warrants (“Public Offering Broker Warrant”). Each Public Offering Broker Warrant entitles the holder to purchase one common share of the Company at an exercise price per Public Offering Broker Warrant that is equal to $5.3125 and have a term of 5 years from the closing of the Public Offering.

The Company granted the underwriter a 45-day option to purchase up to 882,352 additional shares of common stock and/or Pre-Funded Warrants and/or 882,352 additional warrants to cover over-allotments, if any, on the same terms as the Offering (“Over-allotment Option”). The underwriter exercised the Over-allotment Option on April 12, 2021 and the Company issued 882,352 shares and 882,352 Public Offering Warrants for gross proceeds of $3.9 million.

In addition, the Company issued the underwriter 44,118 Public Offering Broker Warrants.

The fair value of the Public Offering Warrants was $15,248,130 at the issuance date and were recorded as a liability. On May 1, 2021 the warrant liability was reclassified to the warrant reserve in the Consolidated Statement of Changes in Shareholders’ Equity (see note 6). $3,433,158 of costs incurred for the Company’s registration on NASDAQ and the relative portion of costs incurred in the Public Offering that relate to the warrants ($1,820,114) were expensed in the consolidated statement of operations and comprehensive loss. The balance of the costs ($1,613,043) incurred in the Public Offering were off-set against equity.

F-27

BriaCell Therapeutics Corp

Notes to the Consolidated Financial Statements

For the Years Ended July 31, 2021 and 2020

(Expressed in US Dollars)

7. Share Capital and Warrant Reserve (continued)

b) Issued share capital (continued)

viii)	On June 3, 2021, the Company entered into securities purchase agreements (each a “Purchase Agreement”) with certain institutional and accredited investors (the “Investors”) pursuant to which the Company will sell to the Investors in a private placement an aggregate of (i) 4,370,343 Shares, (ii) pre-funded warrants to purchase up to an aggregate of 800,000 Shares (the “Private Placement Pre-funded Warrants”) and (iii) warrants to purchase up to an aggregate of 5,170,343 Shares (the “Private Placement Warrants”) for gross proceeds to the Company of approximately $27.2 million (“Private Placement”). The combined purchase price for one Share and one Warrant was $5.26 and the combined purchase price for one Private Placement Pre-funded Warrant and one Private Placement Warrant is $5.2599. The transactions contemplated by the Purchase Agreement closed on June 7, 2021.

In connection with the Offering, the Company agreed to: 1) pay the Placement Agent a cash commission equal to 8.0% of the gross proceeds of the Offering; 2) reimburse the Placement Agent for all reasonable and out-of-pocket expenses of the Placement Agent; and 3) issue to the Placement Agent 258,517 compensation warrants (“Private Placement Agent Warrant”). Each Private Placement Agent Warrant entitles the Placement Agent to purchase one common share of the Company at an exercise price per Compensation Warrant that is equal to $6.19 and have a term of 5 years from the closing of the Offering.

The relative fair value of the Private Placement Warrants was $11,084,060 at the issuance date and were recorded in the warrant reserve in the Consolidated Statement of Changes in Shareholders’ Equity. The fair value was estimated using the Black-Scholes option pricing model and the following weighted average assumptions: share price - $5.15; exercise price - $6.19; expected life – 5.5 years; annualized volatility - 100%; dividend yield - 0%; risk free rate – 0.78%.

$3,489,558 of costs incurred in the Private Placement were off-set against equity.

On June 25, 2021, and June 26, 2021, 750,000 and 50,000, respectively, of the Private Placement Pre-funded Warrants were exercised into 800,000 shares.

ix)	During June, 2021, 2,545,083 Warrants with an exercise price of $5.3125 were exercised and the Company issued 2,545,083 Shares. The fair value of these warrants were $2,521,208.

x)	On June 14, 2021, 17,490 warrants with an exercise price of $4.46 were exercised into 17,490 shares. The fair value of these warrants were $74,777.

F-28

BriaCell Therapeutics Corp

Notes to the Consolidated Financial Statements

For the Years Ended July 31, 2021 and 2020

(Expressed in US Dollars)

7. Share Capital and Warrant Reserve (continued)

c) Share Purchase Warrants

A summary of changes in share purchase warrants for the years ending July 31, 2021, 2020, and 2019 is presented below:

	Number of options outstanding	Weighted average exercise price
Balance, July 31, 2018	201,495	$46.40
Granted from conversion of Convertible Notes (note 7(b)(i))	22,488	34.19
Exercised Brokered Unit Offering (note 7(b)(ii))	(3,333)	(34.19)
Expired during the year (i)	(10,384)	(85.47)
Balance, July 31, 2019	210,266	43.96
Expired during the year (ii)	(31,738)	(85.47)
Balance, July 31, 2020	178,528	35.82
Granted in the Public Offering (note 7(b)(vii))	5,882,353	5.31
Granted in the Over Allotment (note 7(b)(vii))	882,352	5.31
Granted in the Private Placement (note 7(b)(viii))	5,170,343	6.19
Granted from the issuance of a convertible note (note 5(c))	69,188	5.42
Expired during the year (iii)	(156,039)	(36.26)
Exercised during the year (note 7(b)(ix) and (x))	(2,562,573)	(5.48)
Balance, July 31, 2021	9,464,152	$5.85

(i)	During the year ended July 31, 2019, 10,384 warrants with a fair value of $219,195 expired and the Company recorded a charge to the warrant reserve with a corresponding credit to accumulated deficit.

(ii)	During the year ended July 31, 2020, 31,738 warrants with a fair value of $487,205 expired and the Company recorded a charge to the warrant reserve with a corresponding credit to accumulated deficit.

(iii)	During the year ended July 31, 2021, 156,039 warrants with a fair value of $1,337,161 expired and the Company recorded a charge to the warrant reserve with a corresponding credit to accumulated deficit.

F-29

BriaCell Therapeutics Corp

Notes to the Consolidated Financial Statements

For the Years Ended July 31, 2021 and 2020

(Expressed in US Dollars)

7. Share Capital and Warrant Reserve (continued)

c) Share Purchase Warrants (continued)

As of July 31, 2021, warrants outstanding were as follows:

Number of Warrants	Exercise Price	Exercisable At July 31, 2021	Expiry Date
22,489	$29.30	22,489	August 2021 to June 2022
51,698	$4.41	51,698	November 16, 2025
3,337,270	$5.313	3,337,270	February 26, 2026
882,352	$5.31	882,352	April 21, 2026
5,170,343	$6.19	5,170,343	December 7, 2026
9,464,152		9,464,152

d) Compensation Warrants

A summary of changes in compensation warrants for the years ended July 31, 2021, 2020 and 2019 is presented below:

	Number of options outstanding	Weighted average exercise price
Balance, July 31, 2018 and 2019	15,773	$36.63
Expired during the year (i)	(1,983)	(48.84)
Balance, July 31, 2020	13,790	35.16
Granted in the Public Offering (note 7(b)(vii))	294,118	5.31
Granted in the Over Allotment (note 7(b)(vii))	44,118	5.31
Granted in the Private Placement (note 7(b)(viii))	258,517	6.19
Granted from the issuance of a convertible note (note 5(c))	4,890	4.41
Expired during the year (ii)	(13,790)	(35.16)
Exercised during the year	-	-
Balance, July 31, 2021	601,643	$5.68

(i)	During the year ended July 31, 2020, 1,983 compensation warrants with a fair value of $53,072 expired and the Company recorded a charge to the warrant reserve with a corresponding credit to accumulated deficit.

(ii)	During the year ended July 31, 2021, 13,790 compensation warrants with a fair value of $262,307 expired and the Company recorded a charge to the warrant reserve with a corresponding credit to accumulated deficit

F-30

BriaCell Therapeutics Corp

Notes to the Consolidated Financial Statements

For the Years Ended July 31, 2021 and 2020

(Expressed in US Dollars)

7. Share Capital and Warrant Reserve (continued)

d) Compensation Warrants (continued)

As at July 31, 2021, compensation warrants outstanding were as follows:

Number of Warrants	Exercise Price	Exercisable At July 31, 2021	Expiry Date
4,890	$4.41	4,890	November 16, 2025
294,118	$5.31	294,118	February 26, 2026
44,118	$5.31	44,118	February 26, 2026
258,517	$6.19	258,517	June 7, 2026
601,643		601,643

8. Share-Based Compensation and Share-Based Payment Reserve

The Company has adopted a stock option plan (the “Plan”) under which it is authorized to grant options to officers, directors, employees and consultants enabling them to acquire up to 10% of the issued and outstanding common stock of the Company. The options can be granted for a maximum of 5 years and vest as determined by the Board of Directors. The exercise price of each option granted may not be less than the fair market value of the common shares at the time of grant.

A summary of changes in stock options for the years ended July 31, 2021, 2020 and 2019 is presented below:

	Number of options outstanding	Weighted average exercise price
Balance, July 31, 2018	31,410	$43.96
Expired (i)	(2,167)	(90.35)
Cancelled	(6,000)	(43.96)
Balance, July 31, 2019	23,243	41.51
Granted (ii)	166	50.47
Expired (iii)	(3,440)	(39.07)
Balance, July 31, 2020	19,969	39.89
Granted (iv)	672,000	4.24
Expired (v)	(16,636)	(38.32)
Forfeited (v)	(667)	(61.83)
Balance, July 31, 2021	674,666	$4.39

F-31

BriaCell Therapeutics Corp

Notes to the Consolidated Financial Statements

For the Years Ended July 31, 2021 and 2020

(Expressed in US Dollars)

8. Share-Based Compensation and Share-Based Payment Reserve (continued)

i.	During the year ended July 31, 2019, 6,000 options were cancelled and 2,167 options expired, with a total fair value of $76,396 and the Company recorded a charge to the share-based payment reserve with a corresponding credit to accumulated deficit.

ii.	On September 9, 2019, the Company issued a total of 166 stock options to a consultant, which vested immediately and expire on September 9, 2024. The fair value of the stock options was $14,484. The fair value was estimated using the Black-Scholes option pricing model and the following weighted average assumptions: share price - $13.43; exercise price - $17.09; expected life - 5 years; annualized volatility - 88%; dividend yield - 0%; risk free rate – 1.4%

iii.	During the year ended July 31, 2020, 3,440 options with a total fair value of $113,933 expired.

iv.	On March 29, 2021, the Company granted 612,000 incentive stock options to directors, officers, employees and consultants under the Plan. 560,000 options were granted to Insiders, as such term is defined in the Securities Act (British Columbia). The options are exercisable at $4.24 per share, vest immediately, and expire in 5 years from the date of issuance. The fair value of the options is $1,834,405 based on the Black-Scholes option pricing model using the following assumptions: share price - $3.55; exercise price - $4.24; expected life – 5 years; annualized volatility – 100%; dividend yield – 0%; risk free rate – 0.969%.

v.	During the year ended July 31, 2021, options expired or were forfeited, with a total fair value of $387,647.

vi.	On April 19, 2021, the Company granted 60,000 incentive stock options to a consultant. The options are exercisable at $4.24 per share, vest immediately, and expire in 5 years from the date of issuance. The fair value of the options is $133,796 based on the Black-Scholes option pricing model using the following assumptions: share price - $3.12; exercise price - $4.24; expected life – 5 years; annualized volatility – 100%; dividend yield – 0%; risk free rate – 0.968%.

vii.	The Company recognized stock-based compensation expense of $1,968,226 for the year ended July 31, 2021, (year ended July 31, 2020 - $1,686, year ended July 31, 2019 - $49,317) in relation to the vesting of options issued in previous years.

F-32

BriaCell Therapeutics Corp

Notes to the Consolidated Financial Statements

For the Years Ended July 31, 2021 and 2020

(Expressed in US Dollars)

8. Share-Based Compensation and Share-Based Payment Reserve (continued)

viii.	As at July 31, 2021, stock options were outstanding for the purchase of common shares as follows:

Number of Options	Exercise Price	Exercisable At July 31, 2021	Expiry Date
1,667	$48.15	1,667	March 10, 2022
833	$33.70	833	July 1, 2023
166	$16.85	166	September 9, 2024
612,000	$4.24	612,000	March 29, 2026
60,000	$4.24	60,000	April 19, 2026
674,666		674,666

As at July 31, 2021, stock options outstanding have a weighted average remaining contractual life of 4.66 years (July 31, 2020 – 0.98 years).

9. Income Taxes

The provision for taxes differs from the amount obtained by applying the combined Canadian Federal and Provincial statutory income tax rate of 27% (2020 - 27%) to the effective tax rate is as follows:

	Year ended
	July 31, 2021	July 31, 2020	July 31, 2019
Net loss before recovery of income taxes	$(428,334)	$(4,024,536)	$(4,712,789)

Expected income tax (recovery) expense	(115,650)	(1,086,642)	(1,272,452)
Differences in foreign tax rates	30,180	(31,225)	(42,930)
Tax rate changes and other adjustments	-	-	5,893
Share-based compensation and non-deductible expenses	497,158	1,058	13,823
Change in fair value warrant liability	(2,486,560)	-	-
Foreign exchange loss	588,574	-	-
Share issuance cost booked directly to equity	(1,360,584)	-	(25,833)
Change in deferred tax assets not recognized	2,846,882	1,116,809	1,321,499

Income tax (recovery) expense	$-	$-	$-

F-33

BriaCell Therapeutics Corp

Notes to the Consolidated Financial Statements

For the Years Ended July 31, 2021 and 2020

(Expressed in US Dollars)

9. Income Taxes (continued)

Deferred Tax

The following table summarizes the components of deferred tax:

	July 31, 2021	July 31, 2020

Deferred Tax Assets
Warrant liability	$7,752	$-
Operating tax losses carried forward- USA	51,580	54,782
	59,332	54,782
Deferred tax liabilities
Intellectual property	(51,580)	-
Convertible debentures	(7,752)	(54,782)
	(59,332)	(54,782)
Net deffered tax liability	$-	$-

Unrecognized Deferred Tax Assets

Deferred taxes are provided as a result of temporary differences that arise due to the differences between the income tax values and the carrying amount of assets and liabilities. Deferred tax assets have not been recognized in respect of the following deductible temporary differences because it is not probable that the future taxable profit will be available against which the Company can utilize the benefits:

The following table summarizes the components of the unrecognized deductible temporary differences:

Deferred Tax Assets
Non-capital losses carried forward - USA	$13,727,000	$11,218,338
Non-capital losses carried forward - Canada	6,791,150	4,107,853
Warrant liability	149,290	-
Short term loans	1,566	7,460
Share issuance costs	5,496,290	287,615
Marketable securities	87,096	87,095
Property, plant and equipment - Canada	2,708	2,711
	$26,255,100	$15,711,072

F-34

BriaCell Therapeutics Corp

Notes to the Consolidated Financial Statements

For the Years Ended July 31, 2021 and 2020

(Expressed in US Dollars)

9. Income Taxes (continued)

The Canadian and U.S. Losses expire as noted in the table below. Share issuance and financing costs will be fully amortized in 2025. The remaining deductible temporary differences may be carried forward indefinitely. Deferred tax assets have not been recognized in respect of these items because it is not probable that future taxable profit will be available against which the group can utilize the benefits therefrom.

The Company has Canadian non-capital income tax losses which expire as noted in the below table.

2035	$599,000
2036	365,270
2037	447,450
2038	981,420
2039	797,990
2040	916,720
2041	2,863,290
$6,971,140

The Company has U.S. tax loss carry forwards which expire as noted in the below table.

2033	$262,170
2034	1,379,290
2035	1,683,870
2036	1,096,020
Indefinite	9,305,670
$13,727,020

F-35

BriaCell Therapeutics Corp

Notes to the Consolidated Financial Statements

For the Years Ended July 31, 2021 and 2020

(Expressed in US Dollars)

10. Related Party Transactions and Balances

Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making operating and financial decisions. This would include the Company’s senior management, who are considered to be key management personnel by the Company. Parties are also related if they are subject to common control or significant influence. Related parties may be individuals or corporate entities. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties.

As at July 31, 2021, included in accounts payable and accrued liabilities are amounts owing to a company controlled by an officer in the amount of $6,283 (July 31, 2020 – $42,735) for consulting fees and amounts owing to directors of $42,247 (July 31, 2020– $501,219) for director’s fees.

During the years ended July 31, 2021 and 2020, the Company incurred the following expenses charged by directors and key management personnel or companies controlled by these individuals:

	Year Ended
	July 31, 2021	July 31, 2020 Restated (Note 2)	August 1, 2019 Restated (Note 2)

a) Paid or accrued professional fees to a company controlled by an officer of the Company	$114,278	$34,188	$34,188
b) Paid or accrued consulting fees to companies controlled by individual directors.	$34,632	$46,238	$98,585
c) Paid or accrued wages and consulting fees to directors	$617,733	$440,627	$228,684
d) Share based compensation to directors and officers	$1,714,508	$-	$-

11. Capital Management

The Company’s capital comprises share capital, share-based payment reserve, warrant reserve, and accumulated other comprehensive loss. The Company manages its capital structure, and makes adjustments to it, based on the funds available to the Company in order to support the Company’s business activities. The Board of Directors does not establish quantitative return on capital criteria for management; it relies on the expertise of the Company’s management to sustain future development of the business.

The intellectual property in which the Company currently has an interest is in the development stage; as such, the Company is dependent on external financing to fund its activities. In order to carry continue to the planned research and development and pay for administrative costs, the Company intends to raise additional amounts as needed.

F-36

BriaCell Therapeutics Corp

Notes to the Consolidated Financial Statements

For the Years Ended July 31, 2021 and 2020

(Expressed in US Dollars)

12. Financial Risk Factors

The Company’s risk exposures and the impact on the Company’s financial instruments are summarized below:

a)	Credit risk

Credit risk from balances with banks and financial institutions is managed by the Company’s management. Investments of surplus funds are made only with approved of management. The Company’s maximum exposure to credit risk for the components of the statement of financial position as of July 31, 2021 and 2020 is the carrying amounts included in the Company’s consolidated statement of financial positions.

b)	Liquidity risk

The Company’s approach to managing liquidity risk is to ensure that it will have sufficient liquidity to meet liabilities as they come due. As of July 31, 2021, the Company has working capital balance of $57,241,335 (July 31, 2020 – negative working capital of $3,808,024). The table below presents the maturity profile of the Company’s financial liabilities based on contractual undiscounted payments:

	Carrying amount	Contractual cash flows	Within 1 year	1-2 years	2-5 years	5+ years
Accounts payable and accrued liabilities	$556,795	$556,795	$556,795	$-	$-	$-
Government grant	25,986	32,098	-	32,098	-	-
	$582,781	$588,893	$556,795	$32,098	$-	$-

c)	Market Risk

i.	Interest rate risk

Interest Rate risk is the risk that the fair value of a financial instrument will fluctuate because of changes in market interest rates. Loans payable include fixed interest rates; however, the Company does not believe it is exposed to material interest rate risk.

ii.	Price risk

As the Company has no revenues, price risk is remote.

iii.	Exchange risk

The Company is exposed to foreign exchange risk as a portion of the Company’s transactions occur in Canadian Dollars (mainly costs relating to being a public company in Canada) and, therefore, the Company is exposed to foreign currency risk at the end of the reporting period through its Canadian denominated accounts payable and cash. As of July 31, 2021, a 5% depreciation or appreciation of the Canadian dollar against the US dollar would not have a material effect on the in total loss and comprehensive loss.

F-37

BriaCell Therapeutics Corp

Notes to the Consolidated Financial Statements

For the Years Ended July 31, 2021 and 2020

(Expressed in US Dollars)

12. Financial Risk Factors

d)	COVID-19

Since January 2020, the Coronavirus outbreak has dramatically expanded into a worldwide pandemic creating macro-economic uncertainty and disruption in the business and financial markets. Many countries around the world, including Canada and the United States have been taking measures designated to limit the continued spread of the Coronavirus, including the closure of workplaces, restricting travel, prohibiting assembling, closing international borders and quarantining populated areas. Such measures present concerns that may dramatically affect the Company’s ability to conduct its business effectively.

The Company may face difficulties recruiting or retaining patients in our ongoing and planned clinical trials if patients are affected by the virus or are fearful of visiting or traveling to our clinical trial sites because of the outbreak of COVID-19. In the event that clinical trial sites are slowed down or closed to enrolment in our trials, this could have a material adverse impact on our clinical trial plans and timelines. The Company is continuing to assess its business plans and the impact COVID-19 is having on the Company’s clinical trial timelines and the Company’s ability to recruit candidates for clinical trials. The extent to which COVID-19 and global efforts to contain its spread will impact our operations will depend on future developments, which are highly uncertain and cannot be predicted at this time, and include the duration, severity and scope of the outbreak and the actions taken to contain or treat the coronavirus outbreak. The Company currently believes that the execution of our clinical trials and research programs are delayed by at least one quarter due to COVID-19.

F-38

BriaCell Therapeutics Corp

Notes to the Consolidated Financial Statements

For the Years Ended July 31, 2021 and 2020

(Expressed in US Dollars)

13. Research and Development Costs

	Year Ended
	July 31, 2021	July 31, 2020 Restated (Note 2)	August 1, 2019 Restated (Note 2)

Wages and Salaries	$605,106	$593,262	$696,674
Clinical Trials and Investigational drug costs	669,943	1,712,954	2,935,074
Office Rent	28,031	27,437	41,771
Licensing	4,084	1,718	196,980
Supplies	-	-	20,932
Insurance product	-	40,036	4,080
Patents	8,332	50,431	107,165
	$1,315,496	$2,425,838	$4,002,676

14. General and Administration Costs

	Year Ended
	July 31, 2021	July 31, 2020 Restated (Note 2)	August 1, 2019 Restated (Note 2)

Consulting (Note 10)	$313,366	$157,688	$279,153
NASDAQ uplisting expenses	1,490,427	-	-
Insurance	318,034	15,476	13,024
Amortization	15,254	15,255	15,257
Professional fees	1,047,395	858,001	235,832
Regulatory, filing and transfer agent fees	57,935	39,981	43,044
Rent	11,939	21,023	12,679
Shareholder communications	196,257	108,013	275,328
Travel	15,799	2,122	39,156
Wages and salaries (Note 10)	179,166	202,751	55,651
Other	44,204	91,605	43,876
	$3,689,776	$1,511,915	$1,013,000

F-39

BriaCell Therapeutics Corp

Notes to the Consolidated Financial Statements

For the Years Ended July 31, 2021 and 2020

(Expressed in US Dollars)

15. Commitments

In July 2021, the Company ended its lease agreement in Berkeley, California. During the same time, the Company started a month-to-month lease arrangement for office and lab space in New York, New York in the amount of approximately $8,600 per month.

In the ordinary course of operating, the Company may from time to time be subject to various claims or possible claims. Management believes there are no claims or possible claims that if resolved would either individually or collectively result in a material adverse impact on the Company’s financial position results of operations, or cash flows. These matters are internally uncertain, and management’s view of these matters may change in the future.

16. Events After the Reporting Period

a)   Option grants

Subsequent to the year end and through the date of this report the Company issued 100,000 options to a consultant with an exercise price of $5.72, which vest immediately and expire on September 1, 2026.

b)   Expiration of warrants.

Subsequent to the year end and through to the date of this report 4,771 warrants with a weighted average exercise price of $29.30 expired.

c)   Exercise of warrants

Subsequent to the year end and through to the date of this report 236,604 warrants with a weighted average exercise price of $5.31 were exercised on a cashless bases and the Company issued 96,813 shares.

F-40

BriaCell Therapeutics Corp

Notes to the Consolidated Financial Statements

For the Years Ended July 31, 2021 and 2020

(Expressed in US Dollars)

16. Events After the Reporting Period

d) Share buyback program

On September 9, 2021 the Company approved a repurchase program whereby the Company may purchase through the facilities of the TSX Venture or NASDAQ (i) up to 1,341,515 common shares (the “Common Shares”) and (ii) up to 411,962 publicly traded BCTXW warrants (the “Listed Warrants”) in total, representing 10% of the 13,415,154 Common Shares and 10% of the 4,119,622 Listed Warrants comprising the “public float” as of September 8, 2021, over the next 12 months (the “Buyback”). Independent Trading Group (ITG) Inc. will act as the Company’s advisor and dealer manager in respect of the Buyback. The Company received final regulatory approval on September 22, 2021. As of the date of this report, no Shares have been purchased by the Company.

Pursuant to the Buyback, the Company may, during the 12-month period commencing on September 28, 2021 and ending September 27, 2022 purchase, through the facilities of the TSXV or Nasdaq or alternative exchanges, (i) up to 1,341,515 common shares and (ii) up to 411,962 publicly traded BCTXW warrants (the “Listed Warrants”) in total, representing 10% of the 13,415,154 common shares and 10% of the 4,119,622 Listed Warrants, respectively, that comprise the “public float” as of September 21, 2021. Independent Trading Group (ITG) Inc. will act as the Company’s advisor and dealer manager in respect of the Buyback.

F-41

4,260,766 Common Shares Issuable Upon Exercise of Outstanding Warrants

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors, Officers, Employees and Agents

Under the BCBCA, a company may indemnify: (i) a current or former director or officer of that company; (ii) a current or former director or officer of another corporation if, at the time such individual held such office, the corporation was an affiliate of the company, or if such individual held such office at the company’s request; or (iii) an individual who, at the request of the company, held, or holds, an equivalent position in another entity (an “indemnifiable person”) against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal, administrative or other legal proceeding or investigative action (whether current, threatened, pending or completed) in which he or she is involved because of that person’s position as an indemnifiable person, unless: (i) the individual did not act honestly and in good faith with a view to the best interests of such company or the other entity, as the case may be; or (ii) in the case of a proceeding other than a civil proceeding, the individual did not have reasonable grounds for believing that the individual’s conduct was lawful. A company cannot indemnify an indemnifiable person if it is prohibited from doing so under its articles or by applicable law. A company may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an indemnifiable person in respect of that proceeding only if the indemnifiable person has provided an undertaking that, if it is ultimately determined that the payment of expenses was prohibited, the indemnifiable person will repay any amounts advanced. Subject to the aforementioned prohibitions on indemnification, a company must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by an indemnifiable person in respect of such eligible proceeding if such indemnifiable person has not been reimbursed for such expenses, and was wholly successful, on the merits or otherwise, in the outcome of such eligible proceeding or was substantially successful on the merits in the outcome of such eligible proceeding. On application from an indemnifiable person, a court may make any order the court considers appropriate in respect of an eligible proceeding, including the indemnification of penalties imposed or expenses incurred in any such proceedings and the enforcement of an indemnification agreement. As permitted by the BCBCA, our articles require us to indemnify our directors and former directors (and such individual’s respective heirs and legal representatives) and permit us to indemnify any person to the extent permitted by the BCBCA.

Recent Sales of Unregistered Securities

In the prior three years, we have issued and sold the securities described below without registering the securities under the Securities Act. None of these transactions involved any underwriters’ underwriting discounts or commissions, or any public offering. We believe that each of the following issuances was exempt from registration under the Securities Act in reliance on Regulation S promulgated under the Securities Act regarding sales by an issuer in offshore transactions, Regulation D under the Securities Act, Rule 701 under the Securities Act or pursuant to Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering.

On June 7, 2021, the Company announced the closing of the brokered private placement of (i) 4,370,343 Common Shares at a purchase price of $5.26, (ii) 800,000 pre-funded common share purchase warrants at a purchase price of $5.25 (exercisable at any time after the date of issuance at an exercise price of US$0.01 per common share) (“Private Offering Pre-Funded Warrants”) and (iii) 5,170,343 warrants to purchase up to 5,170,343 Common Shares, which resulted in gross proceeds to BriaCell of $27.2 million, before deducting offering expenses (the “U.S. Private Offering”). The Company expects to use the net proceeds of the U.S. Private Offering to further advance its research and development pipeline and for general corporate purposes. ThinkEquity, a division of Fordham Financial Management, Inc. (the “Placement Agent”), acted as sole placement agent for the U.S. Private Offering. In connection with the U.S. Private Offering, the Company has agreed to: 1) pay the Placement Agent a cash commission equal to 8.0% of the gross proceeds of the U.S. Private Offering; 2) reimburse the Placement Agent for all reasonable and out-of-pocket expenses of the Placement Agent; and 3) issue to the Placement Agent compensation warrants (the “2021 Compensation Warrants”) equal to 5.0% of the Common Shares (or common share equivalents in lieu thereof) sold in the U.S. Private Offering, subject to compliance with all required regulatory approvals. Each 2021 Compensation Warrants will entitle the Placement Agent to purchase one Common Share of the Company at an exercise price per 2021 Compensation Warrant that is equal to $6.19 and have a term of 5 years from the closing of the U.S. Private Offering.

On September 9, 2019 the Company completed non brokered private placement of 40,300 common shares at a price of $21 per common share for gross proceeds of $846,300.

On October 15, 2019, the Company completed non brokered private placement of 27,069 common shares at a price of $21 per common share for gross proceeds of $568,444.

On March 25, 2019 and April 1, 2019, the Company completed a non-brokered private placement on of 99,117 shares of the Company at a price of $30 per share for aggregate gross proceeds of $2,973,524 (net proceeds: $2,845,784). Included in the Private Placement were $500,000 from Jamieson Bondarenko, an insider of the Company

On February 26, 2019, BriaCell announced a non-brokered private placement financing of 16,667 common shares of the Company to Mr. Bondarenko at a price of $30 per common share for gross proceeds of $500,000. Upon closing of the Offering, Mr. Bondarenko had a beneficial ownership of an aggregate of 76,902 common shares, representing approximately 13.7% of the Company’s issued and outstanding common shares.

II-1

Exhibits and Financial Statement Schedules

(a) Exhibits:

The following exhibits are filed as part of this registration statement:

Exhibit	Description

1.1*	Form of Underwriting Agreement

3.1*	Articles of BriaCell Therapeutics Corp, dated July 26, 2006

3.2*	Articles of BriaCell Therapeutics Corp, dated October 22, 2019

3.3*	Notice of Articles, dated November 25, 2014

3.4*	Notice of Articles, dated August 22, 2019

4.1*	Warrant Agent Agreement by and among the Company, Computershare Inc. and Computershare Trust Company, N.A., and Form of Warrant for Registered Offering

4.2*	Form of Pre-Funded Warrant

4.3*	Form of Underwriter’s Warrant

4.4*	Unsecured Convertible Debenture, dated November 16, 2020

4.5*	Form of Warrant, issued November 16, 2020

4.6*	Form of Broker Warrant, issued November 16, 2020

4.7*	Form of Pre-funded Warrant, issued June 7, 2021

4.8*	Form of Warrant, issued June 7, 2021

5.1*	Legal Opinion of Bennett Jones LLP

5.2*	Legal Opinion of Sichenzia Ross Ference LLP

10.1*	Stock Option Plan, dated November 25, 2014

10.2*	Service Agreement with UC Davis, dated June 11, 2015

10.3*	Employment Agreement with Markus Lacher, dated July 3, 2015

II-2

10.4*	Clinical Study Agreement with Cancer Insight, LLC, dated May 2, 2016

10.5*	Amendment #1 to Service Agreement with UC Davis, dated June 12, 2016

10.6*	Employment Agreement with Dr. William V. Williams, dated October 12, 2016

10.7*	Licensing Agreement between Faller & Williams Technology LLC and Sapientia Pharmaceuticals, Inc., dated March 16, 2017

10.8*	Master Services Agreement with KBI Biopharma, Inc., dated March 17, 2017

10.9*	Share Exchange Agreement, dated July 24, 2017

10.10*	Clinical Study Agreement with Cancer Insight, LLC, dated September 29, 2017

10.11*	Service Agreement with Colorado State University, dated October 16, 2017

10.12*	Accelerated Clinical Trial Agreement (St. Joseph Heritage Healthcare), dated January 26, 2018

10.13*	Accelerated Clinical Trial Agreement (Cancer Center of Kansas, P.A), dated April 23, 2018

10.14*	Amendment #2 to Service Agreement with UC Davis, dated August 27, 2018

10.15*	Amendment #1 to Accelerated Clinical Trial Agreement by and between Cancer Center of Kansas, P.A. and Cancer Insight, LLC, dated August 28, 2018

10.16*	Accelerated Clinical Trial Agreement (University of Miami), dated September 4, 2018

10.17*	Accelerated Clinical Trial Agreement (Providence Regional Medical Center Everett), dated September 27, 2018

10.18*	First Supplement to Clinical Study Agreement with Cancer Insight, LLC, dated October 18, 2018

10.19*	Amendment #1 to Services Agreement with Colorado State University, dated April 2, 2019

10.20*	Stem Cell Program Services Agreement with UC Davis, May 3, 2019

10.21*	Amendment #1 to Accelerated Clinical Trial Agreement (St. Joseph Heritage Healthcare), dated May 7, 2019

10.22*	HLA Typing Services Agreement with Histogenetics, dated October 3, 2019

10.23*	Procurement Agreement with Catalent Pharma Solutions, LLC, dated June 13, 2019

10.24*	Clinical Supply Services Agreement with Catalent Pharma Solutions, LLC, dated June 13, 2019

10.25*	Quality Agreement with Catalent Pharma Solutions, LLC, dated June 25, 2019

10.26*	Consulting Agreement with Gadi Levin, effective as of November 1, 2016

10.27*	Form of Subscription Agreement (Private Placement 2018)

10.28*	Form of Securities Purchase Agreement (February 2018)

10.29*	Form of Canadian Warrant Certificate (March 2018)

10.30*	Form of Common Stock Purchase Warrant (March 2018)

10.31*	Form of Finders Warrant Certificate (March 2018)

10.32*	Form of Note (March 2018)

10.33*	Form of U.S. Warrant Certificate (March 2018)

10.34*	Form of Subscription Agreement (February - March 2019)

10.35*	Form of Subscription Agreement (September 2019)

10.36*	Form of Subscription Agreement (October 2019)

10.37*	Loan Agreement, dated December 3, 2019

10.38*	Loan Agreement, dated January 27, 2020

10.39*	Extension of Loan Agreements, dated February 18, 2020

10.40*	Loan Agreement, dated February 20, 2020

10.41*	Master Services Agreement, dated February 27, 2020

10.42*	Extension of Loan Agreements, dated March 16, 2020

10.43*	Canada Emergency Business Account (CEBA) Credit Agreement

10.44*	Cooperative Research and Development Agreement, dated October 28, 2020

10.45*	Subscription Agreement, dated October 30, 2020

10.46*	Form of Securities Purchase Agreement (June 2021)

10.47*	Form of Placement Agency Agreement (June 2021)

10.48*	Form of Registration Rights Agreement (June 2021)

21.1*	List of Subsidiaries

23.1	Consent of MNP, LLP

23.2*	Consent of Bennett Jones LLP (included in exhibit 5.1)

24.1*	Power of Attorney.

*	Previously filed.

II-3

Undertakings

The undersigned Registrant hereby undertakes to:

(a) file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

(b) that, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) to file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(d) that insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registration of expenses incurred or paid by a director, officer or controlling person to the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

II-4

(e) that, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(f) that, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the Registrant relating to the offering filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and

(iv) any other communication that is an offer in the offering made by the Registrant to the purchaser.

The undersigned Registrant hereby undertakes that:

1. For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

2. For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

II-5

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in West Vancouver, British Columbia on November 18, 2021.

BRIACELL THERAPEUTICS CORP.
(Registrant)

By:	/s/ William V. Williams
Dr. William V. Williams
Chief Executive Officer, President and Director
(Principal Executive Officer)

By:	/s/ Gadi Levin
Gadi Levin
Chief Financial Officer
(Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ William V. Williams	Chief Executive Officer,	November 18, 2021
Dr. William V. Williams	President and Director

/s/ Gadi Levin	Chief Financial Officer (Principal	November 18, 2021
Gadi Levin	Financial and Accounting Officer)

/s/ Jamieson Bondarenko	Chairman of the Board of Directors	November 18, 2021
Jamieson Bondarenko

/s/ *	Director	November 18, 2021
Vaughn C. Embro-Pantalony

	Director	November 18, 2021
Rebecca Taub

/s/ Martin Schmieg	Director	November 18, 2021
Martin Schmieg

/s/ Marc Lustig	Director	November 18, 2021
Marc Lusting

	Director	November 18, 2021
Jane Gross

* By:	/s/ William V. Williams	Attorney in Fact	November 18, 2021
William V. Williams

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of BriaCell Therapeutics Corp., has signed this registration statement on November 18, 2021.

Authorized U.S. Representative

/s/ William V. Williams
Name:	Dr. William V. Williams
Title:	Chief Executive Officer

II-6